File No. 333-46913

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                             GERMAN AMERICAN BANCORP
             (Exact name of Registrant as specified in its charter)

                                     INDIANA
                         (State or other jurisdiction of
                         incorporation or organization)

                                      6711
                          (Primary Standard Industrial
                           Classification Code Number)

                                   35-1547518
                      (I.R.S. Employer Identification No.)

                            711 MAIN STREET, BOX 810
                   JASPER, INDIANA 47546-3042; (812) 482-1314
               (Address, including Zip Code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                           GEORGE W. ASTRIKE, CHAIRMAN
                             GERMAN AMERICAN BANCORP
                            711 MAIN STREET, BOX 810
                   JASPER, INDIANA 47546-3042; (812) 482-1314
                            Telecopier (812) 482-0745
                       (Name, address, including Zip Code,
                         and telephone number, including
                        area code, of agent for service)

Copy to:

Mark B. Barnes, Esq.                                   Nicholas J. Chulos, Esq.
Leagre Chandler & Millard                              Krieg, DeVault, Alexander
9100 Keystone Crossing                                   & Capehart
Suite 800                                              One Indiana Square
Indianapolis, IN 46240-0609                            Suite 2800
Telephone (317) 843-1655                               Indianapolis, IN 46204
Telecopier (317) 846-7900                              Telephone (317) 636-4341
                                                       Telecopier (317) 636-1507

R.J. McConnell, Esq.
Bose McKinney & Evans
2700 First Indiana Plaza
135 North Pennsylvania Street
Indianapolis, IN  46204
Telephone (317) 684-5000
Telecopier (317) 684-5773

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]


         ------------------------------------------------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         ------------------------------------------------------------

                                   CSB BANCORP

                            MAIN AND SEVENTH STREETS
                            PETERSBURG, INDIANA 47567

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ______________, 1998

         Notice is hereby given that a Special Meeting of Shareholders of CSB Bancorp ("CSB") will be held at the Southside branch of The Citizens State Bank of Petersburg located at Highway 61 and Illinois Street, Petersburg, Indiana, on ______________, 1998, at _____ [a.m./p.m.], Petersburg time (the "Special
Meeting"), for the following purposes:

                  1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Reorganization dated December 8, 1997, among CSB; The Citizens State Bank of Petersburg, a wholly owned subsidiary of CSB ("Citizens"); German American Bancorp ("German American"); German American Holdings Corporation, a wholly owned subsidiary of German American ("GAHC"); and Community Trust Bank, a wholly owned subsidiary of GAHC (the "CSB Agreement"), and a Plan of Merger between CSB and GAHC, and joined in by German American in the form attached to the CSB Agreement as Appendix A, and to approve the transactions contemplated thereby, including the merger of CSB with and into GAHC (the CSB "Merger").

                  2. To transact such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

         Holders of CSB Common Stock of record at the close of business on ___________, 1998, are entitled to notice of and to vote at the Special Meeting or any adjournment or adjournments thereof.

         SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS, EVEN IF THEY PLAN TO ATTEND THE MEETING, ARE REQUESTED TO COMPLETE, SIGN, AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                        By Order of the Board of Directors



                                       JERRY A. CHURCH, EXECUTIVE VICE PRESIDENT
___________, 1998
Petersburg, Indiana

                            FSB FINANCIAL CORPORATION

                                 102 MAIN STREET
                            FRANCISCO, INDIANA 47659

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ___________, 1998

         Notice is hereby given that a Special  Meeting of  Shareholders  of FSB
Financial       Corporation       ("FSB")       will       be       held      at
________________________________________,  Indiana _____, on ______, __________,
1998, at _______ [a.m./p.m.], Francisco time (the "Special Meeting"), for the following purposes:

                  1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Reorganization dated January ___, 1998, among FSB; FSB Bank, a wholly owned subsidiary of FSB ("FSB Bank"); German American Bancorp ("German American"); German American Holdings Corporation, a wholly owned subsidiary of German American ("GAHC"); and Community Trust Bank, a wholly owned subsidiary of GAHC (the "FSB Agreement"), and a Plan of Merger between FSB and GAHC, and joined in by German American in the form attached to the FSB Agreement as Appendix A, and to approve the transactions contemplated thereby, including the merger of FSB with and into GAHC (the "Merger").

                  2. To transact such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

         Holders of FSB Common Stock of record at the close of business on ___________, 1998, are entitled to notice of and to vote at the Special Meeting or any adjournment or adjournments thereof.

         SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS, EVEN IF THEY PLAN TO ATTEND THE MEETING, ARE REQUESTED TO COMPLETE, SIGN, AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                             By Order of the Board of Directors



                                            GLENN YOUNG, PRESIDENT
______________, 1998
Francisco, Indiana

                             GERMAN AMERICAN BANCORP
                                   PROSPECTUS
                            ------------------------


                                   CSB BANCORP
                                 PROXY STATEMENT
                            ------------------------



                            FSB FINANCIAL CORPORATION
                                 PROXY STATEMENT

         This Prospectus/Proxy Statement relates to the proposed merger of CSB Bancorp, Petersburg, Indiana ("CSB") into German American Holdings Corporation ("GAHC"), a wholly owned subsidiary of German American Bancorp, Jasper, Indiana ("German American") (the "CSB Merger"), pursuant to and in accordance with an Agreement and Plan of Reorganization, dated December 8, 1997 (the "CSB Agreement"), among CSB, German American, GAHC, The Citizens State Bank of Petersburg ("Citizens") and Community Trust Bank ("Community"). Simultaneously with and as an integral part of the CSB Merger, Community will merge with and into Citizens.


         This Prospectus/Proxy Statement also relates to the proposed merger of FSB Financial Corporation, Francisco, Indiana ("FSB"), into GAHC (the "FSB Merger"), pursuant to and in accordance with an Agreement and Plan of Reorganization, dated January 30, 1998 (the "FSB Agreement") among FSB, FSB Bank ("FSB Bank"), German American, GAHC and Community. Simultaneously with and as an integral part of the FSB Merger, FSB Bank will merge with and into Community or, if the CSB Merger is first effected, Citizens. The CSB Merger and the FSB Merger shall hereinafter be referred to collectively as the "Mergers".


         The CSB Agreement and the FSB Agreement are separate and distinct from each other, and neither the FSB Merger nor the CSB Merger is conditioned or dependent upon the consummation of the other.

         If the proposed CSB Merger is consummated, German American will issue not fewer than 5.8036 nor more than 7.1094 shares of German American Common Stock for each of the 160,000 issued and outstanding shares of CSB Common Stock, subject to adjustment in the event of any future stock dividends and the like. The exact number of shares to be issued by German American in the CSB Merger will be determined by the average closing bid/asked quotations for German American's Common Stock during a thirty day period ending on the second business day preceding the closing date (the "CSB Valuation Period"). On __________, 1998 (the latest date practicable prior to the printing of this Prospectus/Proxy Statement), the average of the closing bid/asked quotations for German American Common Stock was $_____ per share. Assuming that such average value remains not less than $_____ during the CSB Valuation Period (as to which there is no assurance), then the minimum number of shares specified by the CSB Agreement (5.8036 shares of German American for each CSB common share and an aggregate of 928,572 shares of German American Common Stock) will be issued in the CSB Merger. See "THE MERGERS -- The CSB Acquisition Agreements -- Terms of the Merger -- Conversion of CSB Common Stock."

         If the proposed FSB Merger Agreement is consummated, German American will issue that number of shares that have a market value equal to approximately 150% of FSB's shareholders equity plus or minus certain adjustments. See "THE MERGERS -- The FSB Acquisition Agreements -- Terms of the Merger--Conversion of FSB Common Stock" for a discussion of the exact factors that will be considered in determining the value of the German American Common Stock to be issued to FSB shareholders and the adjustments that will be considered to shareholders' equity. German American's best estimate is that it will issue between ___ and ___ shares for each FSB common share and that an aggregate from ___ to ___ shares of German American Common Stock will be issued in the FSB Merger. See "The MERGERS - - The FSB Acquisition Agreements - - Terms of the Merger - - Conversion of FSB Common Stock."

         The Mergers are subject to the approval of the holders of a majority of the shares of the Common Stock of each company eligible to vote thereon and the satisfaction of certain other conditions, including obtaining regulatory approval. For a more complete description of the Mergers, see "THE MERGERS."


     The Special Meeting of the shareholders of CSB will be held at the Southside branch of The Citizens State Bank of Petersburg located at Highway 61 and Illinois Street, Petersburg, Indiana, at ___ [a.m./p.m.], Petersburg time, on __________________, ______________, 1998 to provided to (a) consider the CSB
Merger proposal, and (b) transact such other business as may properly come before the meeting. The Special Meeting of the shareholders of FSB will be held at ____________________________, Indiana, at _____ [a.m./p.m.] on _______,
__________, 1998, to (a) consider the FSB Merger proposal and (b) transact such other business as may properly come before the meeting. This Prospectus/Proxy Statement constitutes both a Prospectus of German American covering the German American Common Stock to be issued by it pursuant to the Mergers and a Proxy Statement in connection with the solicitation by the Boards of Directors of CSB and FSB of proxies to be voted at their respective Special Meetings. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         The date of this Prospectus/Proxy Statement is ____________, 1998.

                              AVAILABLE INFORMATION

         German American is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Accordingly, German American files proxy statements, annual and quarterly reports, and other information with the Securities and Exchange Commission (the "Commission").
Those proxy statements, reports, and other information may be inspected and copied at prescribed rates, at the public reference facilities maintained by the Commission at the addresses set forth below.

         German American has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), covering the shares of German American Common Stock to be issued in connection with the Merger. This Proxy Statement also constitutes the Prospectus of German American filed as part of that Registration Statement. This Proxy Statement does not contain all of the information set forth in the Registration Statement. The Registration Statement and the exhibits thereto can be inspected and copied at prescribed rates at the Commission's public reference room, Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, as well as the Commission's regional offices located at: Seven World Trade Center, Suite 1300, New York, New York 10048; and Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants (including German American) that file electronically with the SEC.

                         -------------------------------

                             SOURCES OF INFORMATION

         The information in the above-described Registration Statement, including this Prospectus/Proxy Statement, concerning German American and its affiliates, CSB and its affiliates, and FSB and its affiliates, has been supplied by management of the respective companies.

                         -------------------------------

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS/PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OR OFFERING MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY GERMAN AMERICAN OR CSB OR FSB. THIS PROSPECTUS/PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS/PROXY STATEMENT NOR ANY DISTRIBUTION OF THE SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY INFERENCE OR IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF GERMAN AMERICAN, CSB OR FSB SINCE THE DATE HEREOF.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference into this Prospectus/Proxy Statement:

     1. German American's Annual Report on Form 10-K for the year ended December 31, 1996, which was filed on March 31, 1997;

     2. German American's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, which was filed on May 14, 1997;

     3. German American's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, which was filed on August 13, 1997;

     4. German American's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, which was filed November 14, 1997;

     5. German American's Current Report on Form 8-K, which was filed on March 6, 1997, and amended on March 19, 1997;

     6. German American's Current Report on Form 8-K, which was filed on November 12, 1997;


     7. German American's Current Report on Form 8-K, which was filed on February 24, 1998; and

     8. The description of the common stock of German American included under the heading "Description of German American Capital Stock" in the
          Prospectus/Proxy    Statement    contained   in   German   American's
          Registration   Statement  on  Form  S-4  (File  No.   333-16331 filed
          January 31, 1997, as amended


Except as set forth in this Prospectus/Proxy Statement, there have been no material changes in the information set forth in such Reports.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus/Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus/Proxy Statement.

         All documents and reports filed by German American pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus/Proxy Statement and prior to the date(s) of the special meetings of shareholders shall be deemed to be incorporated by reference in this Prospectus/Proxy Statement and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus/Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Proxy Statement.

         THIS PROSPECTUS/PROXY STATEMENT INCORPORATES BY REFERENCE DOCUMENTS RELATING TO GERMAN AMERICAN WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (EXCLUDING UNINCORPORATED EXHIBITS) ARE AVAILABLE WITHOUT CHARGE TO EACH PERSON (INCLUDING ANY BENEFICIAL OWNER) TO WHOM THIS PROXY STATEMENT IS DELIVERED UPON WRITTEN OR ORAL REQUEST TO JOHN M. GUTGSELL, GERMAN AMERICAN BANCORP, 711 MAIN STREET, BOX 810, JASPER, INDIANA 47546-3042
(812) 482-1314. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY ______________, 1998.

                                TABLE OF CONTENTS

AVAILABLE INFORMATION......................................................... 7

SOURCES OF INFORMATION........................................................ 7

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................... 7

INTRODUCTION..................................................................13

SUMMARY OF PROSPECTUS/PROXY STATEMENT.........................................14
     THE SPECIAL MEETINGS.....................................................14
         CSB  ................................................................14
         FSB..................................................................14
     PARTIES TO THE MERGERS...................................................14
         GERMAN AMERICAN......................................................14
         GAHC ................................................................14
         CSB  ................................................................15
         FSB..................................................................15
     THE MERGERS..............................................................15
         GENERAL..............................................................15
         THE CSB MERGER.......................................................15
              MERGER CONSIDERATION............................................15
              THE CITIZENS MERGER.............................................16
              OPINION OF FINANCIAL ADVISOR....................................16
         THE FSB MERGER.......................................................16
              GENERAL.........................................................16
              MERGER CONSIDERATION............................................16
              THE FSB BANK MERGER.............................................17
              OPINION OF FINANCIAL ADVISOR....................................17
         PER SHARE MARKET VALUES AND EQUIVALENT PER SHARE MARKET VALUES.......17
         SUMMARY SELECTED FINANCIAL INFORMATION...............................19
         RIGHTS OF DISSENTING SHAREHOLDERS....................................25
         FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS.......................25
         REGULATORY APPROVAL..................................................25
         VOTES REQUIRED FOR APPROVAL..........................................26

RECENT FINANCIAL INFORMATION..................................................27
     GERMAN AMERICAN..........................................................27
     CSB .....................................................................27

INFORMATION CONCERNING THE SPECIAL MEETINGS...................................27
     THE CSB SPECIAL MEETING..................................................27
         GENERAL..............................................................27
         VOTES REQUIRED.......................................................28
     THE FSB SPECIAL MEETING..................................................29
         GENERAL..............................................................29
         VOTES REQUIRED.......................................................29
     PROXIES..................................................................29
     SOLICITATION OF PROXIES..................................................30

THE MERGERS...................................................................30

     BACKGROUND AND REASONS FOR THE MERGERS...................................30
         CSB  ................................................................30
         FSB..................................................................31
         GERMAN AMERICAN......................................................32
     THE CSB ACQUISITION AGREEMENTS...........................................32
         EFFECT OF THE MERGER.................................................32
         TERMS OF THE MERGER..................................................33
              CONVERSION OF CSB COMMON STOCK..................................33
              SURRENDER OF CERTIFICATES.......................................35
              RIGHTS DETERMINED AT EFFECTIVE TIME.............................36
              EXPENSES........................................................36
         CONDITIONS...........................................................36
         TERMINATION OF ACQUISITION AGREEMENTS................................37
     THE FSB ACQUISITION AGREEMENTS...........................................38
         EFFECT OF THE MERGER.................................................38
         TERMS OF THE MERGER..................................................39
              CONVERSION OF FSB COMMON STOCK..................................39
              SURRENDER OF CERTIFICATES.......................................41
              RIGHTS DETERMINED AT EFFECTIVE TIME.............................41
              EXPENSES........................................................42
         CONDITIONS...........................................................42
         TERMINATION OF ACQUISITION AGREEMENTS................................43
     ACCOUNTING TREATMENT.....................................................44
     FEDERAL INCOME TAX CONSEQUENCES..........................................44
     REGISTRATION STATEMENT...................................................45
     TRANSFER RESTRICTIONS....................................................45
     REGULATORY MATTERS.......................................................45
     RIGHTS OF DISSENTING SHAREHOLDERS........................................46
     INTERESTS OF CERTAIN PERSONS IN THE MERGERS..............................47
     OPINION OF FINANCIAL ADVISOR TO CSB......................................49
     OPINION OF FINANCIAL ADVISOR TO FSB......................................53

PRO FORMA FINANCIAL STATEMENTS OF GERMAN AMERICAN.............................57

INFORMATION ABOUT GERMAN AMERICAN.............................................64

INFORMATION ABOUT CSB.........................................................64
     GENERAL..................................................................64
     COMPETITION..............................................................64
     REGULATION AND SUPERVISION...............................................65
     PROPERTIES...............................................................65
     MARKET PRICE AND DIVIDEND INFORMATION....................................65
     STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS.................66

INFORMATION ABOUT FSB.........................................................68
     GENERAL..................................................................68
     EMPLOYEES................................................................68
     COMPETITION..............................................................68
     REGULATION AND SUPERVISION...............................................68
     PROPERTIES...............................................................68
     DESCRIPTION OF FSB CAPITAL STOCK.........................................69
          GENERAL.............................................................69
          MARKET PRICE........................................................69
          DIVIDENDS...........................................................69
     STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS.................70

CSB  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS....................................................................71

FSB  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS....................................................................92

COMPARISON OF CSB COMMON STOCK AND GERMAN AMERICAN COMMON STOCK..............113
     GENERAL.................................................................113
     PREFERRED STOCK.........................................................113
     DIVIDEND RIGHTS.........................................................114
     VOTING RIGHTS...........................................................114
     LIQUIDATION RIGHTS......................................................114
     ABSENCE OF PREEMPTIVE RIGHTS............................................114
     ANTI-TAKEOVER PROVISIONS................................................114
         POSSIBLE ISSUANCE OF COMMON STOCK...................................114
         SUPERMAJORITY VOTE AND MINIMUM PRICE REQUIRED FOR BUSINESS
              COMBINATIONS...................................................114
         CLASSIFIED BOARD....................................................114
         REMOVAL OF DIRECTORS................................................114
         AMENDMENT, CHANGE, OR REPEAL OF CERTAIN ARTICLES....................114
         CONTROL SHARE RESTRICTIONS..........................................114

COMPARISON OF FSB COMMON STOCK AND GERMAN AMERICAN COMMON STOCK..............115
     GENERAL.................................................................115
     NUMBER OF SHARES AUTHORIZED BUT UNISSUED................................115
     PREFERRED STOCK.........................................................115
     DIVIDEND RIGHTS.........................................................116
     VOTING RIGHTS...........................................................116
     LIQUIDATION RIGHTS......................................................116
     ABSENCE OF PREEMPTIVE RIGHTS............................................116
     ANTI-TAKEOVER PROVISIONS................................................116
         POSSIBLE ISSUANCE OF COMMON STOCK...................................116
         SUPERMAJORITY VOTE AND MINIMUM PRICE REQUIRED FOR BUSINESS
              COMBINATIONS...................................................116
         CLASSIFIED BOARD....................................................116
         REMOVAL OF DIRECTORS................................................116
         AMENDMENT, CHANGE, OR REPEAL OF CERTAIN ARTICLES....................116
         CONTROL SHARE RESTRICTIONS..........................................116

LEGAL MATTERS................................................................116

EXPERTS......................................................................116

OTHER MATTERS................................................................117

INDEX TO CSB FINANCIAL STATEMENTS............................................F 1

INDEX TO FSB FINANCIAL STATEMENTS...........................................F 27

APPENDICES:

APPENDIX A -- CSB Agreement and Plan of Reorganization

APPENDIX B -- FSB Agreement and Plan or Reorganization

APPENDIX C -- Provisions of Chapter 44 of the Indiana Business Corporation
              Law Governing Dissenters' Rights

APPENDIX D -- Fairness Opinion of Olive Corporate Finance, LLC for CSB

APPENDIX E -- Fairness Opinion of Olive Corporate Finance, LLC for FSB

                                   MERGERS OF
                    CSB BANCORP AND FSB FINANCIAL CORPORATION
                                      INTO
                      GERMAN AMERICAN HOLDINGS CORPORATION,
                                 A SUBSIDIARY OF
                             GERMAN AMERICAN BANCORP


                               SPECIAL MEETINGS OF
                                 SHAREHOLDERS OF
                                   CSB BANCORP
                        AND OF FSB FINANCIAL CORPORATION


                                  INTRODUCTION

         This Prospectus/Proxy Statement is being furnished to shareholders of CSB Bancorp ("CSB") and FSB Financial Corporation ("FSB") in connection with the separate solicitations of proxies by the Boards of Directors of CSB and of FSB to be voted at Special Meetings of their Shareholders. The purpose of each of the Special Meetings is to consider and vote upon separate proposals to merge CSB and FSB, respectively, into German American Holdings Corporation ("GAHC"), a wholly owned subsidiary of German American Bancorp ("German American") (which transactions are hereafter referred to collectively as the "Mergers" and individually as the "CSB Merger" and the "FSB Merger," respectively).

         The CSB Merger proposal is in accordance with the Agreement and Plan of Reorganization, dated December 8, 1997, among CSB, German American, GAHC, The Citizens State Bank of Petersburg ("Citizens"), and Community Trust Bank ("Community") (the "CSB Agreement"), and the Plan of Merger between CSB and GAHC, joined in by German American, in the form attached to the CSB Agreement as Exhibit A (collectively, the "CSB Acquisition Agreements"). The FSB Merger proposal is in accordance with the Agreement and Plan of Reorganization, dated January 30, 1998, among FSB, FSB Bank ("FSB Bank"), German American, GAHC and Community (the "FSB Agreement"), and the Plan of Merger between FSB and GAHC, joined in by German American, in the form attached to the FSB Agreement as Exhibit A (collectively the "FSB Acquisition Agreements").

         If the enclosed proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. The proxy may be revoked by (a) delivering to the Secretary of the corporation holding the meeting (CSB or FSB, as the case may be), (i) a written instrument revoking the proxy or (ii) a subsequently dated proxy, or (b) attending the Special Meeting and voting in person. Unless revoked, the proxy will be voted at the meeting in accordance with the instructions of the shareholder as indicated on the proxy. If no instructions are given, the shares will be voted FOR the applicable Merger, and on other matters that may come before the meeting as recommended by the Directors.

         Consummation of the CSB Merger is subject to approval by the vote of the holders of a majority of the outstanding shares of the common stock of CSB ("CSB Common Stock"). Consummation of the FSB Merger is subject to approval by the vote of the holders of a majority of the outstanding shares of the common stock of FSB ("FSB Common Stock").

         THE BOARDS OF DIRECTORS OF CSB AND FSB EACH BELIEVE THAT THE TRANSACTIONS TO BE CONSIDERED AT THE RESPECTIVE SPECIAL MEETINGS ARE IN THE BEST INTEREST OF THE PARTIES THERETO AND THEIR RESPECTIVE SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT ITS SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSED TRANSACTIONS. For information concerning the reasons for these recommendations, see "THE MERGERS."

                      SUMMARY OF PROSPECTUS/PROXY STATEMENT

         The following is a brief summary of certain information contained in this Prospectus/Proxy Statement. This summary is not intended to be complete and is qualified in all respects by the more detailed information appearing elsewhere in this Prospectus/Proxy Statement. Shareholders are urged to review carefully the entire Prospectus/Proxy Statement, including the Appendices and other documents referred to herein.

THE SPECIAL MEETINGS

               CSB The Special Meeting is scheduled to be held on __________, 1998, at the Southside branch of Citizens located at Highway 61 and Illinois Street, Petersburg, Indiana, at ____ [a.m./p.m.], to consider and vote upon adoption of the CSB Acquisition Agreements and the CSB Merger contemplated thereby. Only shareholders of record at the close of business on _________, 1998, will be entitled to vote at the Special Meeting. On such date, there were 160,000 shares of CSB Common Stock outstanding. Approval of the CSB Acquisition Agreements requires the affirmative vote of the holders of a majority of the outstanding shares of CSB Common Stock. See "INFORMATION CONCERNING THE SPECIAL MEETINGS -- The CSB Special Meeting."


               FSB The FSB Special Meeting is scheduled to be held on _______ __, 1998 at _________________________ Indiana at _____
                    [a.m./p.m.], to consider and vote upon the adoption of the FSB Acquisition Agreements and the FSB Merger contemplated thereby. Only shareholders of record at the close of business on _________, 1998, will be entitled to vote at the FSB Special Meeting. On such date, there were 48,916 shares of FSB Common Stock outstanding. Approval of the FSB Acquisition Agreements requires the affirmative vote of the holders of a majority of the outstanding shares of FSB Common Stock. See "INFORMATION CONCERNING THE SPECIAL MEETING -- The FSB Special Meeting."

PARTIES TO THE MERGERS


   GERMAN  AMERICAN German American is a multibank holding company  incorporated under Indiana law in 1982 that owns all the outstanding capital stock of The German American Bank, Jasper, Indiana; First State Bank, Southwest Indiana, Tell City, Indiana; and GAHC and GAHC's subsidiaries, Community and The Peoples
                    National Bank and Trust Company, Washington, Indiana ("Peoples"). The mailing address and telephone number of the principal executive offices of German American are 711 Main Street, Jasper, Indiana 47546-3042; 812/482-1314. See
                    "INFORMATION ABOUT GERMAN AMERICAN."


              GAHC GAHC is an Indiana corporation and a wholly owned subsidiary of German American, which owns all of the outstanding capital stock of Community and Peoples.

               CSB CSB is an Indiana corporation that owns all of the issued and outstanding shares of Citizens, an Indiana state banking corporation that was originally chartered in 1873. CSB was incorporated in 1983. CSB's principal executive offices are located at Main and Seventh Streets, Petersburg, Indiana 47567, and its telephone number is 812/354-8471. See "INFORMATION ABOUT CSB".

               FSB FSB is an Indiana corporation that owns all of the issued and outstanding shares of FSB Bank, a state banking corporation that was originally chartered in 1908. FSB was incorporated in 1994. FSB's principal executive offices are located at 102 Main Street, Francisco, Indiana 47659 and its telephone number is 812/782-3201. See "INFORMATION ABOUT FSB".
THE MERGERS

     GENERAL The CSB and FSB Acquisition Agreements, each of which have been approved unanimously by the Boards of Directors of CSB or FSB, respectively, and German American, provide that CSB and FSB will be merged into GAHC, with GAHC being the surviving corporation in each of the Mergers. As a result of the Mergers, the separate corporate existences of CSB and FSB will cease. The CSB Acquisition Agreements also provide that simultaneously with the CSB Merger, Community will be merged into Citizens with Citizens surviving the merger. The FSB Acquisition Agreements also provide that simultaneously with the FSB Merger, FSB Bank will be merged into Community (or Citizens, in the event the CSB Merger is effected prior to the FSB Merger) with Community (or Citizens, as the case may be) surviving the merger. As a consequence of the Mergers, Citizens will become a direct, wholly owned banking subsidiary of GAHC and will in addition own and operate the properties and businesses now owned and operated by Community and FSB Bank. See "THE MERGERS -- The CSB Acquisition Agreements." The CSB Acquisition Agreements and the FSB Acquisition Agreements are hereby incorporated into this Prospectus/Proxy Statement by reference.


        THE CSB MERGER

        MERGER
        CONSIDERATION

                    On the effective date of the CSB Merger (the "CSB Effective Time"), German American will issue not fewer than 5.8036 nor more than 7.1094 shares of German American Common Stock for each of the 160,000 issued and outstanding shares of CSB Common Stock (subject to adjustment in the event of any future stock dividends and the like). The exact number of shares to be issued by German American in the CSB Merger will be determined by the average closing bid/asked quotations for German American Common Stock during the 30 calendar day period ending on the second business day preceding the closing date (the "CSB Valuation Period"). On ________, 1998 (the latest practicable date prior to the printing of this Prospectus/Proxy Statement), the average of the closing bid/asked quotations for German American Common Stock was $_____ per share. Assuming that such average value remains not less than $_____ during the CSB Valuation Period (as to which there is no assurance), then the minimum number of shares specified by the CSB Agreement (5.8036 shares of German

                    American for each CSB common share and an aggregate of 928,572 shares of German American Common Stock) will be issued in the CSB Merger. See "THE MERGERS --The CSB Acquisition Agreements-- Terms of the Merger--Conversion of CSB Common Stock."


        THE CITIZENS MERGER

                    Simultaneously with the CSB Merger, Community, a wholly owned banking subsidiary of German American and GAHC, will be merged into Citizens (the "Citizens Merger"). The bank surviving the Citizens Merger will retain the name "The Citizens State Bank of Petersburg" and will operate as a state chartered bank under the Articles of Incorporation and Bylaws of Citizens that were in effect immediately prior to the Citizens Merger. The main office of Community will become a branch of Citizens. As a consequence of the CSB Merger and the Citizens Merger, Citizens will become a wholly owned subsidiary of GAHC, which in turn is a wholly owned subsidiary of German American.

        OPINION OF FINANCIAL
        ADVISOR
                    CSB has received an opinion of Olive Corporate Finance, LLC, that the exchange ratio in the CSB Merger is fair, from a financial point of view, to the holders of CSB Common Stock. See "THE MERGERS--Opinion of Financial Advisor to CSB" and the opinion of Olive Corporate Finance, LLC attached hereto as Appendix D.

        THE FSB MERGER

        MERGER
        CONSIDERATION
                    On the effective date of the FSB Merger (the "FSB Effective Time"), German American will issue that number of shares of German American Common Stock for all of the 48,916 issued and outstanding shares of FSB Common Stock having a value (as valued at the average of the lowest closing asked prices and highest closing bid prices of German American Common Stock for each trading day within the period of ten trading days that ends on the second business day preceding the Closing Date (the "FSB Valuation Period") equal to 150% of the sum of the shareholders' equity of FSB as of the end of the month immediately preceding the FSB Closing Date, subject to certain adjustments described in greater detail in "THE MERGERS -- The FSB Acquisition Agreements -- Terms of the Merger -- Conversion of FSB Common Stock". German American's best estimate as of the date of this Prospectus is that 150% of FSB's shareholders' equity as of the month end prior to the FSB Closing Date (as adjusted in accordance with the FSB Acquisition Agreements) will be approximately $_____, assuming that the FSB Closing Date is on or before ________________, 1998. Purely for purposes of illustration, if that estimate of FSB's future adjusted shareholders' equity is accurate, and if the German American Common Stock has an average value as determined during the applicable valuation period in accordance with the FSB Acquisition Agreements of $___, $___ or $___, per share (representing the average of the closing bid/asked quotations for German American Common Stock on _____________, 1998 (the most recent practicable date prior to the date of this Prospectus/Proxy Statement) and such average varied by 10 percent), then under those alternative assumptions, German American would issue an aggregate of ___, ___ and ___ shares, respectively, to FSB shareholders, and each of the 48,916 FSB shares
                                      -16-
                    that are expected to be issued and outstanding at the Effective Time will be converted into ___, ___ and ___ shares, respectively. See "THE MERGERS -- The FSB Acquisition Agreements--Terms of the Merger--Conversion of FSB Common Stock."

        THE FSB BANK MERGER
                    Simultaneously with the FSB Merger, FSB Bank, a wholly owned banking subsidiary of FSB, will be merged into Community or, in the even that the Citizens Merger is first effected, Citizens (the "FSB Bank Merger"). Unless the Citizens Merger is effected first, the bank surviving the FSB Bank Merger will retain the name "Community Trust Bank" and will operate as a state chartered bank under the Articles of
                    Incorporation and Bylaws of Community that were in effect immediately prior to the FSB Bank Merger until Community merges with and into Citizens. At that time, the surviving bank will retain the name "The Citizens State Bank of Petersburg" and will operate as a state charted bank under the Articles of Incorporation and Bylaws of Citizens that were in effect immediately prior to the Citizens Merger. The main office of FSB Bank will become a branch of Citizens.

        OPINION OF THE
        FINANCIAL ADVISOR
                    FSB has received an opinion of Olive Corporate Finance, LLC that the exchange ratio in the FSB Merger is fair, from a financial point of view, to the holders of FSB Common Stock. See "THE MERGERS -- Opinion of Financial Advisor to FSB" and the opinion of Olive Corporate Finance, LLC attached hereto as Appendix E.

        PER SHARE MARKET
        VALUES AND EQUIVALENT
        PER SHARE MARKET
        VALUES
                    The first table sets forth the market value of German American Common Stock (as determined by the average of the closing bid and asked quotations as reported by NASDAQ) and of CSB Common Stock (as determined by the price of the most recent trade known to CSB management) as of October 20, 1997, the date preceding the first public announcement of the CSB Merger, and the equivalent per share market value as of that date of the consideration to be received per CSB share in the CSB Merger calculated at the maximum, mid-point and minimum exchange ratios specified by the CSB Agreement. If the CSB Merger had closed on _________, 1998, the latest practicable date prior to the printing of this Prospectus/Proxy Statement, the exchange ratio would have been the minimum (5.8036), and (based on the average of the closing bid and asked prices of the German American Common Stock as of that date, which was $_____) the equivalent value as of that date per CSB Common Share at the minimum exchange ratio (calculated by multiplying $_____ by 5.8036) would have been $_____.

                    The second table sets forth the market value of German American Common Stock (as determined by the average of the closing bid and asked quotations as reported by NASDAQ), and of FSB Common Stock (as determined by the price of the most recent trade known to FSB management) as of October 29, 1997, the date preceding the first public announcement of the FSB Merger, and the equivalent per share market value as of that date of the consideration to be received per FSB share in the Merger at three selected possible exchange ratios, representing the
                                      -17-
                    estimated exchange ratio if the FSB Merger had closed on __________, 1998, and such exchange ratio varied by ten percent. If the FSB Merger had closed on or before January 30, 1998, and if the average of the closing bid/asked quotations for German American Common Stock during the FSB Valuation Period is the same as the average of such quotations on January 30, 1998, German American estimates that the exchange ratio would have been 1.4360, and (based on the average of the closing bid and asked prices of the German American Common Stock as of January 30, 1998 which was $30.75) the equivalent value as of that date per FSB Common Share at the exchange ratio (calculated by multiplying $30.75 by 1.4360) would have been $43.08.



                    The use of these assumed exchange ratios is for illustrative purposes only and is not intended to predict the actual number of shares to be issued in the Mergers.



                                                        Equivalent Values as of
                Actual Market                           October 20, 1997 Per CSB
                Values as of                            Common Share at Selected
                October 20, 1997                             Exchange Ratios

                                                     Min.      Midpoint   Max.

                                                    5.8036    6.4565     7.1094


German American       $27.96                        N/A       N/A        N/A

CSB                   $87.50                        $162.27   $180.52   $198.78


                                                  Equivalent Values as of
                   Actual Market                  October 29, 1997 Per FSB
                   Values as of                   Common Share at Selected
                   October 29, 1997               Exchange Ratios*


                                                    1.3053    1.4360    1.5953


German American      $28.02                         N/A       N/A       N/A


FSB                  $30.00                         $39.16    $43.08    $47.86


                                               *There is no minimum or maximum
                                               exchange ratio in the FSB Merger.

    SUMMARY SELECTED
    FINANCIAL
    INFORMATION
                    The following tables set forth (a) pro forma consolidated selected financial data for CSB, FSB and German American combined as of and for the years ended December 31, 1996, 1995 and 1994, and for the nine months ended September 30, 1997, (b) historical, pro forma and equivalent pro forma net income, cash dividends and book value of CSB and FSB on a per share basis as of such dates and for such periods, and
                    (c) selected consolidated financial data for CSB and FSB as of and for each of the five years ended December 31, 1996 and for the nine months ended September 30, 1997. This information is derived from and should be read in conjunction with the supplemental consolidated financial statements of German American and the historical financial statements of CSB and FSB that appear elsewhere in this
                    Prospectus or in the documents and reports incorporated herein by reference, and with the pro forma condensed consolidated financial statements of German American, which give effect to the Mergers and which appear in this Prospectus under the caption "PRO FORMA FINANCIAL STATEMENTS OF GERMAN AMERICAN." The pro forma condensed consolidated financial information has been prepared based on the "pooling of interest" method of accounting and on the assumption that no CSB or FSB shareholder will exercise dissenters' rights. The supplemental consolidated financial information of German American and historical financial information of CSB and FSB has been combined for each period presented.


                    The equivalent pro forma per share information for CSB has been determined by multiplying the German American pro forma per share information by assumed exchange ratios representing the maximum and minimum exchange ratios specified by the CSB Agreement, as well as a mid-point between the maximum and minimum exchange ratios. The maximum, mid-point and minimum assumed exchange ratios are 7.1094, 6.4565 and 5.8036, respectively. If the Merger had closed on January 30, 1998, the exchange ratio would have been the minimum (5.8036).

                    The equivalent pro forma per share information for FSB has been illustrated at three selected possible exchange ratios, representing the estimated exchange ratio if the FSB Merger had closed on January 30, 1998 (1.4653) and such exchange ratio varied by 10 percent. There is no minimum or maximum exchange ratio specified by the FSB Acquisition Agreements.


                    The use of these assumed exchange ratios is for illustrative purposes only and is not intended to predict the actual number of shares to be issued in either of the Mergers.

                            GERMAN AMERICAN BANCORP,
                   FSB FINANCIAL CORPORATION, AND CSB BANCORP
                 PRO FORMA CONSOLIDATED SELECTED FINANCIAL DATA
         (Dollar amounts in thousands, except share and per share data)

                                               09/30/97         12/31/96         12/31/95         12/31/94

SUMMARY OF OPERATIONS  (A)

  Interest income                               $33,186          $42,091          $39,914          $33,397
  Interest expense                               15,604           19,970           18,847           14,475
  Net interest income                            17,582           22,121           21,067           18,922
  Provision for loan losses                          47              434              109              724
  Net interest income after provision f          17,535           21,687           20,958           18,198
  Non-interest income                             2,179            2,564            2,100            2,300
  Non-interest expense                           12,074           15,808           14,811           13,183
  Income before income tax                        7,640            8,443            8,247            7,315
  Income tax                                      2,570            2,852            2,670            2,304
  Income before change in accounting pr          $5,070           $5,591           $5,577           $5,011

PERIOD END BALANCES  (A)

  Total assets                                 $581,344         $578,803         $538,825         $509,204
  Total  loans, net                             379,682          360,205          332,943          317,964
  Total deposits                                507,202          500,553          465,053          435,195
  Long-term debt                                                   1,000            1,000            1,000
  Total shareholders' equity                     62,882           59,179           55,940           50,524
  Cash dividends declared  (B)                    1,523            1,518            1,392            1,232
  Common shares outstanding                   6,346,269        6,339,287        6,331,394        6,332,525

PER SHARE DATA  (A)

  Income before change in accounting pr           $0.80            $0.88            $0.88            $0.79
  Cash dividends declared  (B)                     0.29             0.28             0.26             0.23
  Shareholders' equity, end of year                9.91             9.34             8.84             7.98
  Weighted average shares outstanding         6,342,399        6,335,566        6,331,995        6,331,413



(A)  Pro forma information includes German American Bancorp, FSB Financial Corporation and CSB Bancorp
        as if combined for all periods presented.  Assumes issuance of 71,678 common shares of German American Bancorp in exchange for all shares of FSB Financial, and 928,572 common shares of German American Bancorp in exchange for all shares of CSB Bancorp (see Pro Forma Financial Statements regarding assumed shares issued).  The actual number of shares to be issued is not yet known.  The assumed number of shares issued is for illustrative purposes only and is not an attempt to predict the actual number of shares to be issued in the Merger.
(B)  Based upon GAB Bancorp cash dividends declared, without restatement for poolings, because management believes acquisitions will have no significant effect on GAB Bancorp dividend policy.
                                      -20-

                    GERMAN AMERICAN BANCORP AND CSB BANCORP
                    HISTORICAL AND PRO FORMA PER SHARE DATA

                                            GERMAN       GERMAN AMERICAN                     CSB BANCORP
                                           AMERICAN          BANCORP                         EQUIVALENT
                                            BANCORP         PRO FORMA       CSB BANCORP       PRO FORMA
                                              (C)              (A)                               (D)
09/30/97
Assuming 7.1094 Exchange Ratio (maximum)
  Net income                                      $0.88            $0.77            $2.49            $5.47
  Cash dividends declared  (B)                     0.29             0.29             1.00             2.06
  Shareholders' equity, end of period              9.78             9.59            56.96            68.18

Assuming 6.4565 Exchange Ratio (mid-point)
  Net income                                       0.88             0.79             2.49             5.10
  Cash dividends declared  (B)                     0.29             0.29             1.00             1.87
  Shareholders' equity, end of period              9.78             9.75            56.96            62.95

Assuming 5.8036 Exchange Ratio (minimum)
  Net income                                       0.88             0.80             2.49             4.64
  Cash dividends declared  (B)                     0.29             0.29             1.00             1.68
  Shareholders' equity, end of period              9.78             9.91            56.96            57.51

12/31/96
Assuming 7.1094 Exchange Ratio (maximum)
  Net income                                       0.92             0.85             4.54             6.04
  Cash dividends declared  (B)                     0.28             0.28             2.75             1.99

Assuming 6.4565 Exchange Ratio (mid-point)
  Net income                                       0.92             0.87             4.54             5.62
  Cash dividends declared  (B)                     0.28             0.28             2.75             1.81

Assuming 5.8036 Exchange Ratio (minimum)
  Net income                                       0.92             0.88             4.54             5.11
  Cash dividends declared  (B)                     0.28             0.28             2.75             1.63

12/31/95
Assuming 7.1094 Exchange Ratio (maximum)
  Net income                                       0.91             0.85             4.49             6.04
  Cash dividends declared  (B)                     0.26             0.26             2.50             1.85

Assuming 6.4565 Exchange Ratio (mid-point)
  Net income                                       0.91             0.87             4.49             5.62
  Cash dividends declared  (B)                     0.26             0.26             2.50             1.68

Assuming 5.8036 Exchange Ratio (minimum)
  Net income                                       0.91             0.88             4.49             5.11
  Cash dividends declared  (B)                     0.26             0.26             2.50             1.51

12/31/94
Assuming 7.1094 Exchange Ratio (maximum)
  Net income                                       0.80             0.77             4.13             5.47
  Cash dividends declared  (B)                     0.23             0.23             2.10             1.64

Assuming 6.4565 Exchange Ratio (mid-point)
  Net income                                       0.80             0.78             4.13             5.04
  Cash dividends declared  (B)                     0.23             0.23             2.10             1.48

Assuming 5.8036 Exchange Ratio (minimum)
  Net income                                       0.80             0.79             4.13             4.58
  Cash dividends declared  (B)                     0.23             0.23             2.10             1.33


(A)  Pro forma information includes German American Bancorp, FSB Financial Corporation and CSB Bancorp
        as if combined for all periods presented.
(B)  Based upon German American Bancorp cash dividends declared, without restatement for poolings, because management believes acquisitions will have no significant effect on German American Bancorp dividend policy.
(C)  Retroactively restated for all stock splits and stock dividends through December 31, 1997.
(D)  Computed by multiplying German American Bancorp pro forma per share information by the indicated Exchange Ratio.


             GERMAN AMERICAN BANCORP AND FSB FINANCIAL CORPORATION
                    HISTORICAL AND PRO FORMA PER SHARE DATA

                                                                                            FSB FINANCIAL
                                            GERMAN       GERMAN AMERICAN                     CORPORATION
                                           AMERICAN          BANCORP       FSB FINANCIAL     EQUIVALENT
                                            BANCORP         PRO FORMA       CORPORATION       PRO FORMA
                                              (C)              (A)                               (D)
09/30/97
Assuming 1.6118 Exchange Ratio (maximum)
  Net income                                      $0.88            $0.80           ($0.47)           $1.29
  Cash dividends declared  (B)                     0.29             0.29             0.25             0.47
  Shareholders' equity, end of period              9.78             9.90            30.28            15.96

Assuming 1.4653 Exchange Ratio (mid-point)
  Net income                                       0.88             0.80            (0.47)            1.17
  Cash dividends declared  (B)                     0.29             0.29             0.25             0.42
  Shareholders' equity, end of period              9.78             9.91            30.28            14.52

Assuming 1.3188 Exchange Ratio (minimum)
  Net income                                       0.88             0.80            (0.47)            1.06
  Cash dividends declared  (B)                     0.29             0.29             0.25             0.38
  Shareholders' equity, end of period              9.78             9.92            30.28            13.08

12/31/96
Assuming 1.6118 Exchange Ratio (maximum)
  Net income                                       0.92             0.88            (0.67)            1.42
  Cash dividends declared  (B)                     0.28             0.28             0.00             0.45

Assuming 1.4653 Exchange Ratio (mid-point)
  Net income                                       0.92             0.88            (0.67)            1.29
  Cash dividends declared  (B)                     0.28             0.28             0.00             0.41

Assuming 1.3188 Exchange Ratio (minimum)
  Net income                                       0.92             0.88            (0.67)            1.16
  Cash dividends declared  (B)                     0.28             0.28             0.00             0.37

12/31/95
Assuming 1.6118 Exchange Ratio (maximum)
  Net income                                       0.91             0.88             0.22             1.42
  Cash dividends declared  (B)                     0.26             0.26             0.25             0.42

Assuming 1.4653 Exchange Ratio (mid-point)
  Net income                                       0.91             0.88             0.22             1.29
  Cash dividends declared  (B)                     0.26             0.26             0.25             0.38

Assuming 1.3188 Exchange Ratio (minimum)
  Net income                                       0.91             0.88             0.22             1.16
  Cash dividends declared  (B)                     0.26             0.26             0.25             0.34

12/31/94
Assuming 1.6118 Exchange Ratio (maximum)
  Net income                                       0.80             0.79             1.76             1.27
  Cash dividends declared  (B)                     0.23             0.23             0.25             0.37

Assuming 1.4653 Exchange Ratio (mid-point)
  Net income                                       0.80             0.79             1.76             1.16
  Cash dividends declared  (B)                     0.23             0.23             0.25             0.34

Assuming 1.3188 Exchange Ratio (minimum)
  Net income                                       0.80             0.79             1.76             1.04
  Cash dividends declared  (B)                     0.23             0.23             0.25             0.30



(A)  Pro forma information includes German American Bancorp, FSB Financial Corporation and CSB Bancorp
        as if combined for all periods presented.
(B)  Based upon German American Bancorp cash dividends declared, without restatement for poolings, because management believes acquisitions will have no significant effect on German American Bancorp dividend policy.
(C)  Retroactively restated for all stock splits and stock dividends through December 31, 1997.
(D)  Computed by multiplying German American Bancorp pro forma per share information by the indicated Exchange Ratio.
        The FSB Acquisition Agreements do not specify a minimum or maximum exchange ratio.  The mid-point exchange ratio is based on FSB September 30, 1997 shareholders' equity and the average bid and asked prices of German
         American stock for the last ten business days of January 1998 ($30.794).  The maximum and minimum exchange ratios are 10% more and 10% less, respectively, than the mid-point exchange ratio.

                                   CSB Bancorp
                      Selected Consolidated Financial Data
                (Dollar amounts in thousands, except share data)

The following table presents selected financial information for CSB Bancorp:

                                                   Nine months ended
                                                     September 30,                Year ended December 31,
                                                       1997      1996      1996     1995      1994      1993      1992
                                                  -------------------------------------- -----------------------------

FOR THE PERIOD
  Interest Income                                    $4,385    $4,205    $5,652   $5,222    $4,628    $4,526    $4,871
  Interest Expense                                    2,189     2,074     2,799    2,499     2,116     2,035     2,282
  Net Interest Income                                 2,196     2,131     2,853    2,723     2,512     2,491     2,589
  Provision for loan losses                             497       108       135       48        25       155       374
  Non-interest income                                   217       169       250      270       302       206       186
  Non-interest expense                                1,335     1,341     1,898    1,889     1,824     1,722     1,673
  Income before income taxes                            581       851     1,070    1,056       965       820       728
  Net Income                                            398       577       727      718       660       611       538
PER COMMON SHARE
  Net Income                                          $2.49     $3.61     $4.54    $4.49     $4.12     $3.82     $3.39
  Cash dividends                                       1.00      1.00      2.75     2.50      2.10      2.03      1.83
  Weighted average shares (000)                         160       160       160      160       160       160       159
AT PERIOD-END
  Total loans                                       $49,054   $46,680   $43,245  $43,814   $42,531   $40,467   $38,865
  Earning assets                                     69,630    67,901    68,221   63,353    52,796    59,421    56,899
  Total assets                                       76,717    74,793    74,346   67,874    63,660    63,549    61,259
  Average total assets                               75,964    71,802    72,437   66,386    65,664    65,230    61,949
  Deposits                                           66,731    65,018    64,347   58,776    55,030    55,251    53,352
  Common shareholders' equity                         9,113     8,996     8,867    8,596     8,210     7,938     7,603
  Total shareholders' equity                          9,113     8,996     8,867    8,596     8,210     7,938     7,603
  Average shareholders' equity                        9,156     8,851     8,848    8,537     8,140     7,852     7,569
PERFORMANCE RATIOS
  Return on average total assets                       0.70      1.07      1.00     1.08      1.01      0.94      0.87
  Return on average common equity                      5.80      8.69      8.22     8.41      8.11      7.78      7.11
  Net overhead expense to average assets               1.96      2.18      2.28     2.44      2.32      2.32      2.40
  Net interest margin                                 4.32%     4.36%     4.36%    4.50%     4.25%     4.27%     3.81%
CAPITAL RATIOS AT PERIOD-END
  Tangible equity to tangible assets                 11.93%    11.83%    11.90%   12.58%    12.79%    12.36%    12.36%
  Tier 1 risk-adjusted capital                        20.11     20.54     21.56    21.22     21.25     20.34     21.20
  Total risk-adjusted capital                         21.80     21.79     22.76    22.50     22.51     21.60     22.45
  Dividend payout ratio                               40.20     27.73     60.52    55.71     51.03     53.16     53.78
ASSET QUALITY DATA
  Nonperforming loans                                  $465      $601      $699     $862      $415      $740    $1,208
  Nonperforming assets                                  709       938     1,025    1,399     1,074     1,450     1,376
  Allowance for loan losses                             987       638       616      659       723       742       671
  Nonperforming loans to period-end loans             0.95%     1.01%     1.62%    1.97%     0.98%     1.83%     3.11%
  Allowance for loan losses to nonperforming loans  212.26%   128.71%    88.13%   76.45%   174.22%   100.27%    55.55%
  Allowance for loan losses to period-end loans       2.01%     1.28%     1.42%    1.50%     1.70%     1.83%     1.73%


                            FSB FINANCIAL CORPORATION
                      SELECTED CONSOLIDATED FINANCIAL DATA
             (Dollar References In Thousands Except Per Share Data)

The following selected data has been derived from the unaudited internal financial statements of FSB Financial Corporation and FSB Bank. The Corporation and Bank do not prepare internal financial statements on a fiscal year basis consistent with the audited September 30, 1997 consolidated financial statements. Accordingly, and to be consistent with the Selected Consolidated Financial Data of German American Bancorp and CSB Bancorp, this selected data has been presented on a calendar year basis. As the Corporation was formed in 1994, data prior to 1994 includes FSB Bank only. In the opinion of management, all normal recurring adjustments which are necessary to present fairly the selected consolidated financial date have been included.


                                     Nine Months
                                        Ended
                                     September 30,                    Year Ended December 31,

                                      1997     1996        1996     1995     1994    1993     1992

SUMMARY OF OPERATIONS
Interest and Fees on Loans            $704     $627        $863     $528     $466    $425     $402
Interest on Investments                159      169         215     348      380      468      603
     Total Interest Income             863      796       1,078     876      846      893    1,005
Interest on Deposits                   413      351         479     400      339      411      575
Interest on Short-term Borrowings        -        8           9       -        -        -        -
Interest on Long-term Debt               -        -           -       -        -        -        -
     Total Interest Expense            413      359         488     400      339      411      575
Net Interest Income                    450      437         590     476      507      482      430
Provision for Loan Losses               26       47          89      12       12       14        9
Net Interest Income after Provision
   for Loan Losses                     424      390         501     464      495      468      421
Service Charges on Deposit Accounts     58       53          74      55       54       50       32
Other Income                            12        7          12      11       10       10       15
     Total Non-Interest Income          70       60          86      66       64       60       47
Salaries and Benefits                  270      231         320     245      216      207      215
Other Expenses                         247      228         302     259      233      246      210
     Total Non-Interest Expense        517      459         622     504      449      453      425
Income Before Income Taxes             (23)      (9)        (35)     26      110       75       43
Income Tax Expense                       -        8          (2)     15       24       16        1
Net Income                             (23)     (17)        (33)     11       86       59       42

PERIOD END BALANCES
Total Assets                        15,699   14,593      15,014  12,364   12,605   13,078   13,637
Total Loans, Net                    10,417   10,289      10,822   7,332    5,175    4,336    3,574
Total Long-term Debt                     -        -         -       -        -        -        -
Total Deposits                      14,104   12,597      13,252  10,706   10,985   11,540   12,140
Total Shareholders' Equity           1,481    1,537       1,519   1,556    1,510    1,479    1,433

PER SHARE DATA
Net Income                           (0.47)   (0.35)      (0.67)   0.22    1.76      1.20     0.86
Cash Dividends                        0.25        -           -    0.25    0.25      0.25     0.25
Shareholders' Equity, End of Period  30.28    31.37       31.00   31.76   30.82     30.18    29.24

        RIGHTS OF DISSENTING
        SHAREHOLDERS

                    Subject to certain conditions, a shareholder of CSB or FSB who (a) before the time the vote is taken on the respective Merger at the Special Meeting, delivers to CSB or FSB, as the case may be, a written demand for payment of his or her shares of CSB or FSB Common Stock, and (b) does not vote in favor of the applicable Merger, will have the right to receive in cash the fair value of his or her shares of CSB or FSB Common Stock, as the case may be, as determined pursuant to Chapter 44 of the Indiana Business Corporation Law ("IBCL"). See "THE MERGERS -- Rights of Dissenting Shareholders" and Appendix C to this Prospectus/Proxy Statement.

        FEDERAL INCOME TAX
        CONSEQUENCES OF
        THE  MERGER

                    The Mergers are each intended to constitute tax-free reorganizations to CSB, FSB, German American, and GAHC. Assuming each Merger qualifies as a tax-free reorganization,
                    (a) shareholders will recognize no gain or loss upon the exchange of their shares for shares of German American Common Stock, (b) shareholders who receive cash in exchange for shares of either CSB or FSB Common Stock, either in lieu of fractional shares or because they have perfected dissenters' rights under the IBCL, will recognize gain or loss upon the receipt of cash for their shares, and (c) cash received by shareholders receiving cash in lieu of fractional share interests and cash received by shareholders perfecting dissenters' rights will be treated as a distribution in full payment of such fractional share interests, or shares surrendered in exercise of dissenters' rights, resulting in capital gain or loss or ordinary income or loss, as the case may be, depending upon each shareholder's particular situation. See "THE MERGERS--Federal Income Tax Consequences." Each CSB and FSB shareholder is urged to consult his or her own tax advisors regarding the specific tax consequences of the Mergers to him or her.

        REGULATORY
        APPROVAL

                    The CSB Merger will not be made effective unless the Citizens Merger occurs simultaneously. Likewise, the FSB Merger will not be made effective unless the FSB Bank Merger occurs simultaneously. The Citizens Merger and the FSB Bank Merger are both subject to the approval of the Federal Insurance Deposit Corporation (the "FDIC") and the Indiana Department of Financial Institutions ("DFI"). Applications seeking approvals of the Citizens Merger and the FSB Bank Merger were filed with the FDIC on March 2, 1998, and the DFI on March ___, 1998 and are now pending.


        VOTES REQUIRED
        FOR APPROVAL


                    The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of each party to the Mergers (CSB, FSB and GAHC) is required to approve each of the Mergers. All of the Directors of CSB and FSB have agreed to vote the shares of Common Stock owned of record by them in favor of approval of the Mergers. At January 31, 1998, the 48,502 shares of CSB Common Stock owned of record by Directors of CSB represented approximately 30.31% of the shares entitled to vote at the CSB Special Meeting. The Directors and executive officers of CSB own beneficially (including not only shares owned of record but also shares owned by spouses, minor children and other close associates) an aggregate of 66,399 shares or approximately 41.5% of the shares entitled to vote at the CSB Special Meeting. At _____________, 1998, the ____ shares of FSB Common Stock owned of record by Directors of FSB represented approximately ___% of the shares entitled to vote at the FSB Special Meeting. The Directors and executive officers of FSB own beneficially (including not only shares owned of record but also shares owned by spouses, minor children and other close associates) an aggregate of 10,372 shares or approximately 20.9% of the shares entitled to vote at the FSB Special Meeting. See "INFORMATION CONCERNING THE SPECIAL MEETINGS." German American, as the sole shareholder of GAHC, intends to vote all of GAHC's shares in favor of the Mergers; no vote of German American's shareholders is required to approve either of the Mergers.

                          RECENT FINANCIAL INFORMATION

         The following recent financial information as of December 31, 1997 has been reported by German American and CSB on an unaudited basis. Unaudited financial statements of FSB as of December 31, 1997 are included in the FSB financial statements included elsewhere herein.

                                 German American

         German American's net income for the fourth quarter of 1997 totaled $1,452,000 ($.27 per share) an increase of $297,000 (26%) as compared to $1,155,000 ($.22 per share) for the fourth quarter in 1996. Net income for 1997 was $6,139,000 ($1.15 per share), an increase of $1,245,000 (25%) as compared to 1996 net income of $4,894,000 ($.92 per share). All earnings per share amounts have been computed to give retroactive effect to all stock dividends and splits and excluding the dilutive effect of stock options. German American's year-end total assets as of December 31, 1997 were $498,831,000 compared to $488,928,000 at September 30, 1997 and $489,443,000 at December 31, 1996. Total shareholders' equity at December 31, 1997, was $53,332,000 compared to $52,288,000 at September 30, 1997 and $48,793,000 at December 31, 1996.

                                       CSB


         CSB reported net income for the fourth quarter of 1997 of $87,000 ($.54 per share), a decrease of $63,000 ($.39 per share) from net income of $145,000 ($.94 per share) for the fourth quarter of 1996. CSB's net income for 1997 was $484,000 ($3.03 per share) compared to $727,000 ($4.54 per share) for 1996.
CSB's fourth quarter decrease in net income was due to the recording of expenses related to the pending merger.


     CSB reported total assets of $77,176,000 at December 31, 1997, compared to $________ at September 30, 1997 and $74,346,000 at December 31, 1996. Total
stockholders'  equity  at  December  31,  1997,  was  $8,900,000,   compared  to
$9,091,000 at September 30, 1997 and $8,845,000 at December 31, 1996.

                   INFORMATION CONCERNING THE SPECIAL MEETINGS

                             THE CSB SPECIAL MEETING

GENERAL


     Each copy of this Prospectus/Proxy Statement mailed to a CSB Shareholder is accompanied by a proxy, which is solicited by the Board of Directors of CSB for use at the Special Meeting that will be held at the Southside branch of The Citizens State Bank of Petersburg located at Highway 61 and Illinois Street, Petersburg, Indiana, at ____ [a.m./p.m.], Petersburg time, on _________, __________, 1998, and at any adjournment or adjournments thereof. Shareholders of CSB who are the owners of CSB Common Stock of record at the close of business on _______ __, 1998, will be entitled to vote at the Special Meeting. On such date, there were 160,000 shares of CSB Common Stock outstanding and entitled to vote, with each such share entitled to one vote.

VOTES REQUIRED

         The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of CSB Common Stock will constitute a quorum. Each share of CSB Common Stock is entitled to one vote on any matter to come before the Special Meeting.

         The affirmative vote of the holders of a majority of the outstanding shares of CSB Common Stock entitled to vote at the Special Meeting (at least 80,001 of the 160,000 shares of CSB Common Stock outstanding) is required for approval and adoption of the CSB Acquisition Agreements. Proxies marked as abstentions and shares held in street name that are designated by brokers on proxy cards as not voted will not be counted as votes cast and, as a result, will have the same effect as a vote against approval of the CSB Acquisition Agreements. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for the purpose of determining whether a quorum is present. All of the members of the Board of Directors of CSB have agreed to vote all shares owned of record by them in favor of approval and adoption of the CSB Acquisition Agreements at the Special Meeting. At January 31, 1998 , the Directors of CSB owned of record shares or approximately 30.31 percent of the outstanding shares thereof, and owned beneficially (including not only shares owned by record but also shares owned by spouses, minor children, and other close associates) an aggregate of 66,399 shares, or approximately 41.5 percent. Accordingly, the vote of an additional 13,602 shares would be required to approve the merger in addition to the 66,399 shares beneficially owned by the Directors of CSB.

                             THE FSB SPECIAL MEETING

GENERAL

         Each copy of this Prospectus/Proxy Statement mailed to a FSB Shareholder is accompanied by a proxy, which is solicited by the Board of Directors of FSB for use at the Special Meeting that will be held at_________________________________________, Indiana, at ____ [a.m./p.m.],
Petersburg time, on _________, __________, 1998, and at any adjournment or adjournments thereof. Shareholders of FSB who are the owners of FSB Common Stock of record at the close of business on _______ __, 1998, will be entitled to vote at the Special Meeting. On such date, there were _______ shares of FSB Common Stock outstanding and entitled to vote, with each such share entitled to one vote.

VOTES REQUIRED

         The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of FSB Common Stock will constitute a quorum. Each share of FSB Common Stock is entitled to one vote on any matter to come before the Special Meeting.


     The affirmative vote of the holders of a majority of the outstanding shares of FSB Common Stock entitled to vote at the Special Meeting (at least 24,459 of the 48,916 shares of FSB Common Stock outstanding) is required for approval and adoption of the FSB Acquisition Agreements. Proxies marked as abstentions and shares held in street name that are designated by brokers on proxy cards as not voted will not be counted as votes cast and, as a result, will have the same effect as a vote against approval of the FSB Acquisition Agreements. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for the purpose of determining whether a quorum is present. All of the members of the Board of Directors of FSB have agreed to vote all shares owned of record by them in favor of approval and adoption of the FSB Acquisition Agreements at the Special Meeting. At January 31, 1998 , the Directors of FSB owned of record _______ shares or approximately ____ percent of the outstanding shares thereof, and owned beneficially (including not only shares owned by record but also shares owned by spouses, minor children, and other close associates) an aggregate of 10,372 shares, or approximately 20.9%. Accordingly, the vote of an additional 14,087 shares would be required to approve the Merger in addition to the 10,372 shares beneficially owned by the Directors of FSB.




                                     PROXIES

         If the enclosed proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. The proxy may be revoked by (a) giving written notice of revocation to the Secretary of CSB or FSB (as the case may be) at the principal executive offices of such corporation set forth in the Summary, which written revocation notice is actually received by the Secretary prior to the proxy being exercised, (b) executing a subsequently dated proxy, or (c) attending the Special Meeting and voting in person. Unless revoked, the proxy will be voted at the meeting in accordance with the instructions of the shareholder as indicated on the proxy. If no instructions are given, the shares will be voted FOR the CSB Merger or the FSB Merger, respectively, and, on other matters that come before the meeting, as recommended by the Directors;

provided, that, in no event will a proxy that has been voted against the CSB Merger or the FSB Merger, respectively, be voted in favor of any motion to adjourn the respective CSB or FSB Special Meeting for the purpose of soliciting additional votes in favor of the CSB Merger or the FSB Merger.


                             SOLICITATION OF PROXIES

     In addition to the use of the mails, Directors, officers, and certain employees of CSB, Citizens, FSB and FSB Bank may, without additional compensation therefor, solicit proxies in person or by telephone. CSB, FSB and German American will bear the cost of soliciting proxies from shareholders of CSB and FSB and the expense of preparing and printing this Prospectus/Proxy Statement. See "THE MERGERS --The CSB Acquisition Agreements--Terms of the Merger--Expenses" and "THE MERGERS -- The FSB Acquisition Agreements -- Terms of the Merger - Expenses." Brokers and other custodians, nominees, and fiduciaries are requested to forward proxies and proxy soliciting materials to the beneficial owners of shares held of record by such persons and will be reimbursed for their reasonable expenses in so doing.


                                   THE MERGERS

                      BACKGROUND AND REASONS FOR THE MERGER

CSB


         Because of various changes to the banking laws, acquisition activity among financial institutions located in Indiana and in other states during the last several years has increased. This acquisition activity has resulted in regional and large financial institutions entering Indiana and other markets in the midwestern United States. In addition, developments and deregulation in the financial services industry generally have led to increases in competition for bank services. Further, recent increases in bank regulatory burdens have resulted in increased costs to most financial institutions. These increased costs and competitive factors have created an environment in which it is increasingly difficult for community banks such as Citizens to compete effectively with other larger financial institutions and financial services providers.


         In light of the competitive and regulatory factors described above and other financial, legal and market considerations, the Board of Directors of CSB discussed from time to time whether to remain independent or whether to pursue an affiliation with another financial institution. To assist it with this decision, CSB engaged Olive to request and evaluate proposals from other financial institutions to acquire CSB. Olive received and analyzed acquisition proposals from several financial institutions, performed other analyses and determined a range of values for a sale of CSB. After reviewing the proposals from several financial institutions and the analyses performed by Olive, the Board of Directors determined that it was in the best interests of CSB and its shareholders to pursue a transaction with German American.

         Following discussions between certain executive officers of German American and the Merger Committee of CSB and after Olive had given its verbal opinion that the proposed consideration to be paid by German American for all of the outstanding shares of CSB was fair from a financial point of view to the shareholders of CSB, German American and CSB executed an offer of merger dated October 6, 1997. Thereafter, CSB and German American negotiated the terms of the CSB Agreement, which was then executed on December 8, 1997.

         Among other items considered by the Board of Directors of CSB in making its decision to approve the CSB Agreement were the price and form of considered proposed to be paid by German American; the prospects of CSB as an independent bank; the prospects of German American; the compatibility of the markets of German American's existing subsidiary banks to the market of Citizens; the anticipated tax-free nature of the Merger to shareholders of CSB receiving solely German American common stock in exchange for their shares of CSB common stock; the possibility of increased liquidity through ownership of German American common stock as compared to CSB common stock because German American common stock traded on the Nasdaq National Market System whereas shares of CSB common stock are not traded on any market or exchange; price information from Olive regarding other comparable bank acquisitions; and the opinion of Olive that the consideration to be received by CSB shareholders under the CSB Agreement was fair from a financial perspective.

         The Board of Directors of CSB also considered, among other things, the impact of the merger on CSB's customers and employees and the community served by CSB. German American's historical practice of retaining employees of the banks that it had previously acquired with competitive salary and benefit programs and with career advancement opportunities was also considered. The Board also examined German American's continuing commitment to the community served by banks previously acquired by German American.

         Further, the Board of Directors of CSB considered German American's proposed commitment to the Petersburg community following the closing. German American has committed to constructing a new bank facility comprising approximately 15,000 to 18,000 square feet with an anticipated budget of $1.5 to $2.0 million. The new building will be located on Main Street in Petersburg, Indiana in the block between Third and Fourth Streets. In addition, German American has committed to permit Citizens to make contributions to meet certain needs of the community.

         Based upon the foregoing factors, the Board of Directors of CSB concluded that it was in the best interests of CSB and its shareholders to affiliate with German American and to enter into the CSB Agreement. The importance of the various factors discussed above relative to one another cannot be precisely determined or stated.


FSB


     In the fall of 1997, representatives of German American approached senior management of FSB suggesting the possibility of having FSB becoming affiliated with a larger financial institution. After preliminary negotiations and discussions with senior management and the Board of Directors of FSB, FSB and German American signed a letter of intent on October 9, 1997. After further negotiations and discussions, the Agreement and Plan of Reorganization was signed, effective as of January 30, 1998. That Agreement provides for the consideration and other terms and conditions of the FSB Merger described herein.


         When considering whether to approve the FSB Merger, the Board of Directors of FSB assessed FSB Bank's future role in the changing banking environment in light of its managerial resources, financial condition and results of operations. It considered such things such as potential increased competition from bank and non-bank sources; prospects for future growth through mergers, acquisitions and branching in Southern Indiana; and its ability to develop new commercial loan products on a cost-effective basis. In addition, it considered (i) information concerning the relative financial condition, results of operations, dividend records and growth potential of FSB and German American,
(ii) the relative strength and compatibility of the management of the two organizations, (iii) the market price data of German American Common Stock and FSB Common Stock, (iv) the anticipated tax-free nature of the FSB Merger to FSB shareholders who receive German American Common Stock in exchange for their FSB Common Stock, (v) financial terms of other recent business combinations in the banking industry, particularly in Indiana, and (vi) offers believed to be obtainable from other financial institutions.

         After reviewing these factors, the Board of Directors of FSB concluded that FSB's and FSB Bank's employees and customers will benefit from the opportunities offered by affiliation with a larger financial institution strategically located in an expanded market in Southern Indiana, and from a financial base which will permit more rapid development of new products and services. Shareholders of FSB receiving German American Common Stock may benefit from ownership of shares of a larger financial institution and from ownership of common stock which is traded in the NASDAQ National Market System. The FSB Merger will also provide FSB Bank with access to the expertise of a larger institution, improving its service capabilities.

         The Board of Directors of FSB believes that the FSB Mergers will better enable FSB and FSB Bank to meet the needs of the community which they serve, and will permit more aggressive competition with other financial institutions located in and around Gibson County, Indiana. For these reasons, the Board of Directors of FSB believes that the proposed FSB Mergers are in FSB's and FSB Bank's best interests and in the best interest of their shareholders, customers, employees and community.

         An Agreement between the parties fixing the general terms of the transaction was entered into on January 30, 1998. German American and FSB, and their respective representatives, negotiated the financial and other terms of the Agreement on an arms-length basis.

         THE BOARD OF DIRECTORS OF FSB HAS UNANIMOUSLY APPROVED THE FSB ACQUISITION AGREEMENT AND UNANIMOUSLY RECOMMENDS TO THE SHAREHOLDERS OF FSB THAT THEY VOTE TO APPROVE SUCH AGREEMENT AND THE FSB MERGER PROPOSAL CONTEMPLATED THEREBY.

         For information regarding the terms of certain severance payments proposed to be made to the President of FSB Bank, see "THE MERGERS -- Interests of Certain Persons in The Mergers."


GERMAN AMERICAN


     German American's Board of Directors considered a number of financial and non-financial factors in connection with its approval of the Mergers, including its respect for the ability and integrity of the Boards of Directors, management, and staff of CSB, FSB and their affiliates and its belief that expanding its operations in the areas served by FSB and through the Mergers offers important long range strategic benefits to German American.


         THE BOARD OF DIRECTORS OF GERMAN AMERICAN HAS UNANIMOUSLY APPROVED THE CSB AND FSB ACQUISITION AGREEMENTS AND UNANIMOUSLY RECOMMENDS TO THE SHAREHOLDERS OF GERMAN AMERICAN THAT THEY VOTE TO APPROVE SUCH AGREEMENTS AND THE ISSUANCE OF ADDITIONAL GERMAN AMERICAN COMMON STOCK CONTEMPLATED THEREBY.


                         THE CSB ACQUISITION AGREEMENTS

         The following summary of the terms of the CSB Acquisition Agreements does not purport to be complete and is qualified in its entirety by reference to the CSB Acquisition Agreements, which are incorporated herein by reference and attached as Appendix A to this Prospectus/Proxy Statement.

         If approved by the shareholders of CSB, and if all other conditions to the consummation of the Merger specified by the CSB Acquisition Agreements are satisfied or waived, and unless the CSB Acquisition Agreements are terminated as provided therein, the CSB Merger will be consummated and become effective upon the filing of the CSB Articles of Merger with the Office of the Indiana Secretary of State (the "CSB Effective Time"). Although no assurances can be given, it is anticipated that the CSB Effective Time will occur on or before _________, 1998. Simultaneously with the CSB Merger, Community will be merged into Citizens. The resulting bank will continue operation under the name "The Citizens State Bank of Petersburg."

EFFECT OF THE MERGER

         At the CSB Effective Time, the separate corporate existence of CSB will cease, and CSB will be merged into and become a part of GAHC, which will survive the CSB Merger.

         Following the CSB Merger, shareholders of CSB who did not perfect their dissenters' rights under Chapter 44 of the IBCL (see "THE MERGERS -- Rights of Dissenting Shareholders") will have the right, upon surrender of the certificates for their shares of CSB-Common Stock or other evidence of ownership of such shares acceptable to German American, to receive the CSB Merger Consideration as further discussed below.

TERMS OF THE MERGER

         CONVERSION OF CSB COMMON STOCK

         Pursuant to the CSB Merger, German American will acquire all 160,000 issued and outstanding shares of CSB Common Stock in exchange for shares of German American's Common Stock, $10 par value, $1 stated value, at an exchange ratio calculated as follows. German American Common Stock will be valued solely for purposes of computing the exchange ratio at the average of the lowest closing asked prices and highest closing bid prices of German American Common Stock as reported by the NASDAQ National Market System for each trading day within the period of the thirty calendar days that ends on the second business day preceding the closing date (the "CSB Valuation Period"). This valuation will be computed by averaging the asked prices separately from the bid prices over the thirty days of the CSB Valuation Period and then averaging the average bid price figure and the average asked price figure. Shareholders can obtain the daily closing bid/asked information as reported by NASDAQ for German American Common Stock by calling any member firm of the National Association of Securities Dealers ("NASD") or by accessing NASDAQ's home page on the Internet (http://www.nasdaq.com) and entering the NASDAQ quotation symbol for German American Common Stock ("GABC"). Shareholders can also obtain this information by calling the German American Investor Relations office at (812) 482-1314.

         The value of the German American Common Stock during the CSB Valuation Period (computed as indicated above) shall then be divided into the sum of $22,750,000 to establish (to the nearest whole share) the aggregate number of shares of German American Common Stock into which all of the then issued and outstanding shares of CSB Common Stock (which shall be not more than 160,000 shares) shall be converted at the Effective Time. This number of shares of German American Common Stock shall then be divided by 160,000, with the quotient therefrom (carried to the fourth figure past the decimal point) being the number of shares of German American Common Stock into which each share of CSB Common Stock, except for shares as to which dissenters rights under the IBCL have been perfected, shall be converted at the CSB Effective Time.

         Notwithstanding the above, in no event shall the total number of shares of German American Common Stock into which the 160,000 shares of CSB Common Stock shall be converted be more than 1,137,500 shares or fewer than 928,572 shares; and provided further, that in no event will the exchange ratio be more than 7.1094 or less than 5.8036 shares of German American Common Stock for each of the 160,000 shares of CSB Common Stock. The maximum and minimum exchange ratios, and the maximum and minimum numbers of shares, will be further adjusted in accordance with the anti-dilution provisions of the CSB Agreement in connection with any future stock dividends, stock splits and the like that German American might declare. Therefore, CSB's shareholders are assured that their interests under the CSB Agreement will not be diluted on account of any such future stock dividends, stock splits and the like. German American does not, however, anticipate that it will declare or effect any such future stock splits or dividends or the like prior to the Effective Time. At times herein the shares of German American Common Stock to be received in exchange for the shares of CSB Common Stock will be referred to as the "CSB Merger Consideration".

         On _________, 1998 (the latest practicable date prior to the printing of the Prospectus/Proxy Statement), the average of the closing bid/asked quotations ("Bid/Asked Value") for German American Common Stock was $_____ per share. Assuming that the Bid/Asked Value remains not less than $24.51 per share during the CSB Valuation Period (as to which there is no assurance), then the minimum number of shares specified by the CSB Agreement (5.8036 shares of German American for each CSB common share and an aggregate of 928,572 shares of German American Common Stock) will be issued in the CSB Merger.

         If the Bid/Asked Value falls between $20.00 and $24.50 per share during the CSB Valuation Period, then CSB's shareholders will receive an aggregate number of shares of German American Common Stock that had an aggregate Bid/Asked Value as measured during the CSB Valuation Period of $22,750,000 (but not more than 1,137,500 shares in the aggregate or 7.1094 shares of German American Common Stock for each CSB common share).

         The CSB Acquisition Agreements may be terminated by CSB if the Bid/Asked Value of the German American Common Stock to be issued to the CSB shareholders, as calculated pursuant to the CSB Acquisition Agreements, would be less than $22,750,000. This termination right will become operative only if the average of the closing bid/asked quotations for German American Common Stock during the CSB Valuation Period is less than $20.00 per share, and the product obtained by multiplying the maximum number of shares to be issued in the CSB Merger (1,137,500 shares) by such average value therefore is less than $20.00. Although there can be no such assurance, the CSB Board of Directors presently anticipates that it would not waive any right that CSB may have to terminate the CSB Merger by reason of the Bid/Asked Value of the German American Common Stock dropping below $20.00 during the CSB Valuation Period unless it first submitted the Merger to the CSB's shareholders for reapproval and resolicited proxies. If CSB waives its right to terminate the CSB Merger (with or without shareholder reapproval) on account of the Bid/Asked Value dropping below $20.00 during the CSB Valuation Period, then CSB Shareholders would receive the maximum number of shares specified by the CSB Acquisition Agreements, which maximum number of shares would have a Bid/Asked Value as measured during the CSB Valuation Period of less than $22,750,000.

         The following table illustrates a range of possible values of the German American Common Stock to be received by the CSB shareholders in the CSB
Merger:


              Aggregate                                          Per CSB Share

                                              Aggregate                                         Bid/Asked
Hypothetical                                  Average                                           Value During
Average                                       Bid/Asked                                         The
Bid/Asked                                     Value During                 Shares               CSB Valuation
Value                    Aggregate            The CSB Valuation            To Be                Period of
During the               Shares               Period of                    Issued Per           Shares To Be
CSB Valuation            To Be                Shares To Be                 CSB                  Issued Per
Period                   Issued*              Issued                       Share*               CSB  Share
------                   -------              ------                       ------               ----------


    $35.00                928,572                  $32,500,020                 5.8036            $203.13
     32.50                928,572                   30,178,590                 5.8036             188.62
     30.00                928,572                   27,857,160                 5.8036             174.11
     27.50                928,572                   25,535,730                 5.8036             159.60
     25.00                928,572                   23,214,300                 5.8036             145.09
     24.50                928,572                   22,750,014                 5.8036             142.19
     22.50              1,011,111                   22,750,000                 6.3194             142.19
     20.00              1,137,500                   22,750,000                 7.1094             142.19
*Subject to possible  adjustment  on account of future  stock  dividends,  stock splits, or the like.

         No fractional shares of German American Common Stock will be issued and, in lieu thereof, holders of shares of CSB Common Stock who would otherwise be entitled to a fractional share interest (after taking into account all shares of CSB Common Stock held by such holder) shall be paid an amount in cash equal to the product of such fractional share interest and the average of the highest bid and the lowest asked price of a share of German American Common Stock as quoted on the NASDAQ National Market System on the last day of the CSB Valuation Period.

         Any CSB shareholders who perfect their dissenters' rights under the IBCL would receive cash for their shares of CSB Common Stock rather than shares of German American's Common Stock.

         SURRENDER OF CERTIFICATES

         As soon as reasonably practicable after the CSB Effective Time, German American or its designated exchange agent (the "Exchange Agent") shall mail to each record holder of CSB Common Stock a letter of transmittal (which shall specify that delivery shall be effected, and the risk of loss and title to the certificates of CSB Stock shall pass, only upon proper delivery of the certificates to the Exchange Agent and shall be in such form and have such other provisions as German American shall reasonably specify) (each such letter, the "CSB Merger Letter of Transmittal") and instructions for use in effecting the surrender of each CSB stock certificate (the "CSB Certificate") in exchange for the CSB Merger Consideration. As soon as reasonably practicable after surrender to the Exchange Agent of a CSB Certificate, together with a CSB Merger Letter of Transmittal duly executed and any other required documents, the Exchange Agent shall transmit to the holder of such CSB Certificate the CSB Merger Consideration.

         No dividends that are otherwise payable on shares of German American Common Stock constituting the CSB Merger Consideration shall be paid to persons entitled to receive such shares of German American Common Stock until such persons surrender their CSB Certificates. Upon such surrender, there shall be paid to the person in whose name the shares of German American Common Stock shall be issued any dividends which shall have become payable with respect to such shares of German American Common Stock (without interest and less the amount of taxes, if any, which may have been imposed thereon) between the CSB Effective Time and the time of such surrender.

         If the CSB Merger Consideration is to be issued to a person other than a person in whose name a surrendered CSB Certificate is registered, it shall be a condition of issuance that the surrendered CSB Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to the Exchange Agent any required transfer or other taxes or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. German American reserves the right in all cases to require that a surety bond on terms and in an amount satisfactory to German American be provided to German American at the expense of the CSB Shareholder in the event that such shareholder claims loss of a CSB Certificate for CSB Common Stock and requests that German American waive the requirement for surrender of such Certificate.

         RIGHTS DETERMINED AT EFFECTIVE TIME

         CSB will provide to German American a certified list of the CSB shareholders from CSB stock records at the CSB Effective Time. Persons who are not identified as registered holders of CSB Common Stock on the records of CSB as of the CSB Effective Time but who have acquired beneficial interests in such shares of CSB Common Stock and desire to register the transfer of those rights after the CSB Effective Time will not be entitled to do so on the books of CSB. Instead, such persons must present to German American appropriate instruments of transfer signed by the registered holder of such shares as of the CSB Effective Time satisfactory to German American to obtain registration in their name of the CSB Merger Consideration issuable by German American.

         EXPENSES

         All costs and expenses incurred in connection with the transactions contemplated by the CSB Acquisition Agreements will be paid by the party incurring the expenses. However, if the CSB Acquisition Agreements are terminated because one party has knowingly materially breached any of that party's representations and warranties made in the CSB Acquisition Agreements and the breach is not cured within thirty (30) days of a written notice to cure the breach, then the non-breaching party may recover appropriate damages from the breaching party.

         In the event that the CSB Acquisition Agreements are terminated (i) as a result of the willful failure of CSB or Citizens to perform its obligations in violation of the CSB Acquisition Agreements or (ii) due to the failure of the CSB Merger to be approved by the shareholders of CSB as the result of the making by any other person or entity not a party to the CSB Acquisition Agreements of a proposal to CSB or Citizens contemplating a merger, consolidation, plan of stock exchange, sale of all or substantially all assets, or other business combination with CSB or Citizens and if CSB publicly announces within twelve months after the CSB Acquisition Agreements have been terminated that CSB has accepted a proposal for a business combination with any third party, then, in addition to whatever other legal rights or remedies to which German American may be entitled, CSB is obligated by Section 7.02 of the CSB Agreement, upon German American's demand and not later than 90 days after the making of such demand,
(x) to pay to German American a termination fee of $455,000 and (y) to reimburse German American for all its out-of-pocket costs and expenses in connection with the CSB Merger incurred from and after October 1, 1997 (but not more than $100,000), including its legal, accounting, environmental and other consulting fees and expenses. If German American is entitled to collect the termination fee, CSB shall, in addition thereto, pay to German American all costs, charges, expenses (including without limitation the fees and expenses of counsel) and other amounts expended by German American in connection with or arising out of the obligations of CSB to pay all or a portion of the fee.

         German American is obligated by Section 7.05 of the CSB Agreement to pay CSB a termination fee of $455,000 within 90 days of the termination of the CSB Acquisition Agreements if the termination is solely a result of certain adverse regulatory determinations and to reimburse out-of-pocket costs and expenses.

CONDITIONS

         Consummation of the CSB Merger is subject to the satisfaction, at or prior to the CSB Closing, of each of the following conditions precedent:

         (a) The CSB  Merger  shall  have been  approved  by a  majority  of the
         outstanding   shares  of  CSB  and  by  German  American  as  the  sole
         shareholder of GAHC;

         (b) All required regulatory approvals shall have been obtained for the CSB Merger and the Citizens Merger;

         (c) CSB shall have received from Olive Corporate Finance, LLC an opinion dated the date of the mailing of this Prospectus/Proxy Statement that the terms of the CSB Merger are fair to CSB stockholders from a financial point of view (the opinion is attached as Appendix D hereto);

         (d) German American shall have received a letter, dated as of the Effective Time, from its independent public accountants to the effect that, in their opinion, the CSB Merger qualifies for "pooling of interests" accounting treatment;

         (e) German American and CSB shall have received an opinion from Leagre Chandler & Millard, counsel for German American, concerning the expected federal income tax consequences of the CSB Merger; and

         (f) Other customary conditions and obligations of the parties set forth in the CSB Acquisition Agreements shall have been satisfied.

         Prior to the CSB Effective Time, the conditions to the consummation of the CSB Acquisition Agreements may, to the extent not prohibited by law, be waived in writing by the party entitled to the benefits thereof.

TERMINATION OF ACQUISITION AGREEMENTS

         The CSB Acquisition Agreements may be terminated as follows:

         (a)  By mutual agreement of all parties thereto;

         (b) By German American or CSB in the event of a material breach by the other party of any of its representations and warranties or covenants under the CSB Acquisitions Agreements and such breach is not cured within thirty (30) days after notice to cure such breach is given by the non-breaching party;

         (c) By German American or CSB, if the CSB Merger is not consummated by November 1, 1998;

         (d) By German American or CSB, if the conditions to its obligations set forth in the CSB Acquisition Agreements are not satisfied or waived on or prior to the CSB Closing Date;

         (e) By German American or CSB, if the CSB Acquisition Agreements and consummation of the CSB Merger are not approved by the affirmative vote of the holders of at least a majority of the outstanding shares of CSB Common Stock entitled to vote at the Special Meeting; and

         (f) By CSB if the value of the German American Common Stock to be issued to the CSB Shareholders, as calculated during the CSB Valuation Period solely for purposes of calculating the exchange ratio pursuant to the CSB Acquisition Agreements, would be less than $22,750,000. See "THE MERGERS -- The CSB Acquisition Agreements."

         The CSB Acquisition Agreements also provide that either German American or CSB may terminate the CSB Acquisition Agreements if the environmental inspection reports on all real property owned or leased by CSB provided to German American by CSB pursuant to the CSB Agreement disclose any contamination or presence of hazardous wastes, the estimated remedial and corrective costs of which exceed $1,000,000, as reasonably estimated by an environmental expert retained for such purpose by German American and reasonably acceptable to CSB; provided, however, that German American or CSB must exercise such termination right within ten business days following receipt of such estimate. The environmental inspection reports have been ordered but have not yet been received.

         In addition, if any regulatory application filed in connection with the Merger is finally denied or disapproved by the respective regulatory authority, then either German American or CSB may terminate the CSB Acquisition Agreements. German American may also terminate the Merger in the event that any bank regulatory agency takes action against CSB or Citizens seeking to enforce banking laws or regulations.


                         THE FSB ACQUISITION AGREEMENTS

         The following summary of the terms of the FSB Acquisition Agreements does not purport to be complete and is qualified in its entirety by reference to the FSB Acquisition Agreements, which are incorporated herein by reference and attached as Appendix B to this Prospectus/Proxy Statement.

         If approved by the shareholders of FSB, and if all other conditions to the consummation of the FSB Merger specified by the FSB Acquisition Agreements are satisfied or waived, and unless the FSB Acquisition Agreements are terminated as provided therein, the FSB Merger will be consummated and become effective upon the filing of the FSB Merger Agreement with the Office of the Indiana Secretary of State (the "FSB Effective Time"). Although no assurances can be given, it is anticipated that the FSB Effective Time will occur on or before _________, 1998. Simultaneously with the FSB Merger, FSB Bank will be merged into Community or, if the CSB Merger is completed first, Citizens. The resulting bank will continue operation under the name of the resulting entity, which will be "The Citizens State Bank of Petersburg," from and after the time of the CSB Merger.

EFFECT OF THE MERGER

         At the FSB Effective Time of the Merger, the separate corporate existence of FSB will cease and FSB will be merged into and become a part of GAHC, which will survive the FSB Merger.

         Following the FSB Merger, shareholders of FSB who do not perfect their dissenters' rights under Chapter 44 of the IBCL (see "THE MERGERS--Rights of Dissenting Shareholders") will have the right, upon surrender of the certificates for their shares of FSB Common Stock or other evidence of ownership of such shares acceptable to German American, to receive the FSB Merger Consideration as further discussed below.

TERMS OF THE MERGER

         CONVERSION OF FSB COMMON STOCK

         Pursuant to the FSB Merger, German American will acquire all 48,916 issued and outstanding shares of FSB Common Stock in exchange for shares of German American's Common Stock, $10 par value, $1 stated value, at an exchange ratio calculated as follows. German American Common Stock will be valued at the average of the lowest closing asked prices and highest closing bid prices of German American Common Stock as reported by the NASDAQ National Market System for each trading day within the period of ten trading days that ends on the second business day preceding the closing date (such period being hereafter referred to as the "FSB Valuation Period" and the value being hereafter referred to as the "Closing Value"). Shareholders can obtain the daily closing bid/asked information as reported by NASDAQ for German American Common Stock by calling any member firm of the National Association of Securities Dealers (NASD) or by accessing NASDAQ's home page on the Internet (http://www.nasdaq.com) and entering the NASDAQ quotation symbol for German American Common Stock (GABC). Shareholders can also obtain this information by calling the German American Investor Relations office at (812)482-1314.

         The value of the German American Common Stock during the FSB Valuation Period (computed as indicated above) shall then be divided into the aggregate FSB Merger Consideration (as determined below) to establish (to the nearest whole share) the Exchange Ratio. FSB's shareholders of record at the time the FSB Merger shall become effective, for the shares of FSB Common then held by them, respectively, shall be allocated and entitled to receive (upon surrender of certificates representing said shares for cancellation) shares of German American Common Stock, which total number of shares of German American Common Stock shall have a value (as hereinafter determined) equal to 150% of the sum of
(a) the shareholders' equity of FSB determined in accordance with generally accepted accounting principles consistently applied at June 30, 1997 plus (or minus) (b) the amount of net income (loss) retained after payment of dividends, if any, but before securities transactions gains of FSB (as determined in accordance with generally accepted accounting principles consistently applied to the satisfaction of German American) from June 30, 1997, to the end of the month immediately preceding the closing date, plus (c) if the Board of Directors of FSB or its subsidiary FSB Bank shall establish the executive bonus pool described in Section 4.01(a)(vi)(B) of the FSB Agreement (the "Bonus Pool"), and if FSB and FSB Bank shall thereby obtain a release from the Chief Executive Officer of all employment-related claims, the after-tax amount of any bonus payment (not exceeding $75,000, plus an allowance in lieu of vacation time not to exceed $4,060 pre-tax) that may be paid or payable to FSB Bank's present Chief Executive Officer thereunder. Fees and expenses incurred by FSB in connection with the transactions contemplated by this Agreement, regardless of whether such fees and expenses have been paid or accrued as of the end of the month preceding the Closing Date (but only to the extent that such fees and expenses exceed $15,000), and any amounts paid or payable before or after the FSB Effective Time pursuant to the Bonus Pool, shall be considered in determining the net income (loss) of FSB for purposes of computing the consideration payable to FSB shareholders hereunder ("FSB Merger Consideration").

         This number of shares of German American Common Stock shall then be divided by 48,916, with the quotient therefrom (carried to the fourth figure past the decimal point) being the number of shares of German American Common Stock into which each share of FSB Common Stock, except for shares as to which dissenters rights under the IBCL have been perfected, shall be converted at the Effective Time.

         If the Closing Date of the FSB Merger had been the date of this Prospectus/Proxy Statement, and assuming that a release had been obtained as of the date hereof from FSB Bank's Chief Executive Officer in exchange for a cash payment and the shareholders' equity of FSB would have therefore been appropriately adjusted on account of such payment in accordance with the terms of the FSB Acquisition Agreements, then German American estimates that FSB's adjusted shareholders' equity (as determined as of ____, 1998, the end of the month immediately preceding the hypothetical closing date) would have been approximately $_____ and that the market value of the consideration payable to FSB shareholders under the FSB Acquisition Agreements (calculated at 150 percent of such base amount) would have been approximately $___________. On _________, 1998 (the latest practicable date prior to the printing of the Prospectus/Proxy Statement), the average of the closing bid/asked quotations ("Bid/Asked Value") for German American Common Stock was $_____ per share. At that value, and under the preceding assumptions, German American estimates that it would have issued an aggregate of ___ shares of German American Common Stock to FSB shareholders (or ___ shares of German American Common Stock for each of the 48,916 shares outstanding of FSB Common) had the FSB Merger closed as of the date of this Prospectus/Proxy Statement.

         The following table illustrates a range of possible values of the German American Common Stock to be received by the FSB shareholders in the FSB Merger assuming that the aggregate value of the German American Common Stock to be issued in the FSB Merger is approximately
$2,160,000:



                                          Aggregate                                    Per FSB Share

                                              Aggregate                                         Bid/Asked
Hypothetical                                  Average                                           Value During
Average                                       Bid/Asked                                         The
Bid/Asked                                     Value During                 Shares               FSB Valuation
Value                    Aggregate            The FSB Valuation            To Be                Period of
During the               Shares               Period of                    Issued Per           Shares To Be
FSB Valuation            To Be                Shares To Be                 FSB                  Issued Per
Period                   Issued*              Issued                       Share*               FSB  Share
------                   -------              ------                       ------               ----------


    $35.00               61,714            $2,160,000                      1.2616                $44.16
     32.50               66,461             2,160,000                      1.3587                $44.16
     30.00               72,000             2,160,000                      1.4719                $44.16
     27.50               78,545             2,160,000                      1.6057                $44.16
     25.00               86,400             2,160,000                      1.7663                $44.16
     22.50               96,000             2,160,000                      1.9625                $44.16
     20.00              108,000             2,160,000                      2.2079                $44.16

*Subject to possible adjustment on account of future stock dividends, stock splits, or the like.



         No fractional shares of German American Common Stock will be issued and, in lieu thereof, holders of shares of FSB Common Stock who would otherwise be entitled to a fractional share interest (after taking into account all shares of FSB Common Stock held by such holder) shall be paid an amount in cash equal to the product of such fractional share interest and the Closing Values.

         Any FSB shareholders who perfect their dissenters' rights under the IBCL would receive cash for their shares of FSB Common Stock rather than shares of German American's Common Stock.


         SURRENDER OF CERTIFICATES

         As soon as reasonably practicable after the FSB Effective Time, German American or its designated exchange agent (the "Exchange Agent") shall mail to each record holder of FSB Common Stock a letter of transmittal (which shall specify that delivery shall be effected, and the risk of loss and title to the certificates of FSB Stock shall pass, only upon proper delivery of the certificates to the Exchange Agent and shall be in such form and have such other provisions as German American shall reasonably specify) (each such letter, the "FSB Merger Letter of Transmittal") and instructions for use in effecting the surrender of each FSB stock certificate (the "FSB Certificate") in exchange for the FSB Merger Consideration. As soon as reasonably practicable after surrender to the Exchange Agent of a FSB Certificate, together with a FSB Merger Letter of Transmittal duly executed and any other required documents, the Exchange Agent shall transmit to the holder of such FSB Certificate the FSB Merger Consideration.

         No dividends that are otherwise payable on shares of German American Common Stock constituting the FSB Merger Consideration shall be paid to persons entitled to receive such shares of German American Common Stock until such persons surrender their FSB Certificates. Upon such surrender, there shall be paid to the person in whose name the shares of German American Common Stock shall be issued any dividends which shall have become payable with respect to such shares of German American Common Stock (without interest and less the amount of taxes, if any, which may have been imposed thereon) between the Effective Time and the time of such surrender.

         If the FSB Merger Consideration is to be issued to a person other than a person in whose name a surrendered FSB Certificate is registered, it shall be a condition of issuance that the surrendered FSB Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to the Exchange Agent any required transfer or other taxes or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. German American reserves the right in all cases to require that a surety bond on terms and in an amount satisfactory to German American be provided to German American at the expense of the FSB Shareholder in the event that such shareholder claims loss of a FSB Certificate for FSB Common Stock and requests that German American waive the requirement for surrender of such Certificate.

         RIGHTS DETERMINED AT EFFECTIVE TIME

         FSB will provide to German American a certified list of the FSB shareholders from FSB stock records at the FSB Effective Time. Persons who are not identified as registered holders of FSB Common Stock on the records of FSB as of the FSB Effective Time but who have acquired beneficial interests in such shares of FSB Common Stock and desire to register the transfer of those rights after the FSB Effective Time will not be entitled to do so on the books of FSB. Instead, such persons must present to German American appropriate instruments of transfer signed by the registered holder of such shares as of the FSB Effective Time satisfactory to German American to obtain registration in their name of the FSB Merger Consideration issuable by German American.

         EXPENSES

         All costs and expenses incurred in connection with the transactions contemplated by the FSB Acquisition Agreements will be paid by the party incurring the expenses, although the first $15,000 of expenses incurred by FSB will not be charged against FSB solely for purposes of determining the amount of the FSB Merger consideration. However, if the FSB Acquisition Agreements are terminated because one party has knowingly materially breached any of that party's representations and warranties made in the FSB Acquisition Agreements and the breach is not cured within thirty (30) days of a written notice to cure the breach, then the non-breaching party may recover appropriate damages from the breaching party.

         In the event that the FSB Acquisition Agreements are terminated due to failure of the FSB shareholders to approve the FSB Acquisition Agreements following the making by any other person or entity not a party to the FSB Acquisition Agreements of a proposal to FSB or FSB Bank contemplating a merger, consolidation, plan of stock exchange, sale of all or substantially all assets, or other business combination with FSB or FSB Bank, then, in addition to whatever other legal rights or remedies to which German American may be entitled, FSB is obligated by Section 7.02 of the FSB Agreement, upon German American's demand and within 90 days of such demand, (x) pay to German American a termination fee of $40,000 and (y) reimburse German American for all its out-of-pocket costs and expenses in connection with the FSB Merger incurred from and after October 1, 1997 (but not more than $100,000), including its legal, accounting, environmental and other consulting fees and expenses. If German American is entitled to collect the termination fee, FSB shall, in addition thereto, pay to German American all costs, charges, expense (including without limitation the fees and expenses of counsel) and other amounts expended by German American in connection with or arising out of the obligations of FSB to pay all or a portion of the fee.

CONDITIONS

         Consummation of the FSB Merger is subject to the satisfaction, at or prior to the FSB Closing, of each of the following conditions precedent:

          (a) The FSB Merger shall have been approved by a majority of the outstanding shares of FSB and by German American as the sole shareholder of GAHC;

          (b) All required regulatory approvals shall have been obtained by the FSB Merger and the FSB Bank Merger;

          (c) German American shall have each received a letter, dated as of the Effective Time, from their independent public accountants to the effect that, in their opinion, the FSB Merger qualifies for "pooling of interests" accounting treatment;

          (d) German American and FSB shall have received an opinion from Leagre Chandler & Millard, counsel for German American, concerning the expected federal income tax consequences of the FSB Merger; and

          (e) Other customary conditions and obligations of the parties set forth in the FSB Acquisition Agreements shall have been satisfied.

         Prior to the Effective Time, the conditions to the consummation of the FSB Acquisition Agreements may, to the extent not prohibited by law, be waived in writing by the party entitled to the benefits thereof.

TERMINATION OF ACQUISITION AGREEMENTS

         The FSB Acquisition Agreements may be terminated as follows:

         (a)  By mutual agreement of all parties thereto;

         (b) By German American or FSB in the event of a material breach by the other party of any of its representations and warranties or covenants under the FSB Acquisitions Agreements and such breach is not cured within thirty (30) days after notice to cure such breach is given by the non-breaching party;

         (c) By German American or FSB, if the FSB Merger is not consummated by June 30, 1998;

         (d) By German American or FSB, if the conditions to its obligations set forth in the FSB Acquisition Agreements are not satisfied or waived on or prior to the FSB Closing Date; and

         (e) By German American or FSB, if the FSB Acquisition Agreements and consummation of the FSB Merger are not approved by the affirmative vote of the holders of at least a majority of the outstanding shares of FSB Common Stock entitled to vote at the Special Meeting.


         The FSB Acquisition Agreements also provide that German American may terminate the FSB Acquisition Agreements if the environmental inspection reports on all real property owned or leased by FSB provided to German American by FSB pursuant to the Reorganization Agreement disclose any contamination or presence of hazardous wastes, the estimated remedial and corrective costs of which exceed $100,000, as reasonably estimated by an environmental expert retained for such purpose by German American and reasonably acceptable to FSB, or if the cost of such actions and measures cannot be so reasonably estimated by such expert with any reasonable degree of certainty, or if the costs of undertaking additional environmental investigations or procedures suggested by German American's expert in its first report exceed $10,000 and FSB does not agree to pay such excess; provided, however, that German American must exercise such termination right within 15 business days following receipt of such estimate or indication that the cost of such actions and measures cannot be so reasonably estimated. The environmental inspection reports have not disclosed any basis for terminating the FSB Acquisition Agreements pursuant to this environmental termination provision.

         In addition, if any regulatory application filed in connection with the FSB Merger is finally denied or disapproved by the respective regulatory authority, then either German American or FSB may terminate the FSB Acquisition Agreements. German American may also terminate the FSB Merger in the event that any bank regulatory agency takes action against FSB or FSB Bank seeking to enforce banking laws or regulations.

                              ACCOUNTING TREATMENT

         The Mergers are expected to qualify as a "pooling of interests" for accounting and financial reporting purposes. It is a condition of the Mergers that German American shall have received a letter from its independent accountant to the effect that, in its opinion, the respective Merger will qualify as a pooling of interests transaction under generally accepted accounting principles. Crowe, Chizek and Company, LLP, are the independent accountants for German American.

                         FEDERAL INCOME TAX CONSEQUENCES

         The CSB and FSB Mergers are expected to qualify as a reorganizations under Section 368(a) of the Internal Revenue Code of 1986, as amended ("Code"). Except for cash received by any shareholders perfecting their dissenters' rights and cash received by shareholders in lieu of a fractional share interest in German American Common Stock, the holders of shares of CSB Common Stock and FSB Common Stock will recognize no gain or loss on the receipt of German American Common Stock in the Mergers, their aggregate basis in the shares of German American Common Stock received in the Mergers will be the same as their aggregate basis in their shares of CSB Common Stock or FSB Common Stock, as the case may be, converted in the Mergers, and, provided the shares surrendered are held as a capital asset, the holding period of the German American Common Stock received by them will include the holding period of their shares of CSB Common Stock or FSB Common Stock, as the case may be, converted in the Mergers. Cash received by shareholders in lieu of fractional share interests and cash received by shareholders exercising their dissenters' rights under Chapter 44 of the IBCL will be treated as a distribution in full payment of such fractional share interests, or shares surrendered in exercise of dissenters' rights, resulting in capital gain or loss or ordinary income or loss, as the case may be, depending upon each shareholder's particular situation.

         Leagre Chandler & Millard, attorneys for German American, has delivered opinions dated ________, 1998 to German American upon which German American has relied in preparing the above summary of the anticipated federal income tax consequences of the Mergers. The Leagre Chandler & Millard opinions, and Representation Certificates of German American, CSB and FSB upon which Leagre Chandler & Millard has relied as to certain factual matters in rendering its opinion, are filed as exhibits to the Registration Statement. Although the obligations of German American, CSB and FSB to consummate the Mergers are conditioned upon the receipt of the tax opinions of Leagre Chandler & Millard regarding the intended federal income tax consequences of each of the Mergers, those opinions are not binding upon the Internal Revenue Service and no ruling has been sought from the Internal Revenue Service regarding the tax-free nature of the Mergers. If the Mergers are consummated, and it is later determined that one or both of the Mergers did not qualify as a tax-free reorganization under the Code, CSB and/or FSB shareholders would recognize taxable gain or loss in the Mergers equal to the difference between the fair market value of the German American Common Stock such shareholder received and such shareholder's basis in his or her CSB Common Stock or FSB Common Stock, as the case may be.


THE FOREGOING IS ONLY A GENERAL DESCRIPTION OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS AND DOES NOT CONSIDER THE FACTS AND CIRCUMSTANCES OF ANY PARTICULAR CSB OR FSB SHAREHOLDER'S SITUATION. EACH CSB AND FSB SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC LEGAL AND TAX CONSEQUENCES OF

THE MERGER TO HIM OR HER, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS.


                             REGISTRATION STATEMENT

         German American has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission registering under the 1933 Act the shares of German American Common Stock to be issued pursuant to the Mergers. German American intends to rely upon exemptions from the statutory registration requirements of the several states in which shareholders of CSB and FSB reside and has not taken any steps to register the German American Common Stock under those statutes.


                              TRANSFER RESTRICTIONS

         The German American Common Stock received by CSB and FSB shareholders in the Mergers will be freely transferable, except that "affiliates" of CSB and FSB as of the date of their respective Special Meetings, as that term is defined in the rules and regulations under the Securities Act, may sell any German American Common Stock held by them during the two year period following the respective Merger (one year provided German American remains current in its reporting obligations under the Securities Exchange Act of 1934) only (a) in accordance with the provisions of Rule 145(d) under the Securities Act, (b) pursuant to an effective Registration Statement under the Securities Act, or (c) in transactions otherwise exempt from registration thereunder. In addition, affiliates of CSB and/or shareholders who may become "affiliates" of German American will be subject to similar sale restrictions for so long as they remain affiliates of German American. Affiliates of CSB and/or FSB also will be subject to prohibitions on sales until financial results covering at least 30 days of post-Merger combined operations have been published. Generally, persons who are not officers, Directors, or greater than ten percent shareholders of CSB and/or FSB will not be considered "affiliates" in the absence of other factors indicating a control relationship.



                               REGULATORY MATTERS


     The CSB Merger will not be made effective unless the Citizens Merger occurs simultaneously. The FSB Merger will not be made effective unless the FSB Bank Merger occurs simultaneously. The Citizens Merger and the FSB Bank Merger are subject to the approval of the Federal Deposit Insurance Corporation (the "FDIC") and the Indiana Department of Financial Institutions ("DFI"). Applications for such approvals were filed with the FDIC on March 2, 1998 and the DFI on March ___, 1998.

                        RIGHTS OF DISSENTING SHAREHOLDERS

         Pursuant to Chapter 44 of the IBCL, shareholders of CSB and FSB have dissenters' rights with respect to the Mergers. Chapter 44 of the IBCL provides that shareholders of CSB and FSB have the right to demand payment in cash for the fair value of his or her shares of CSB Common Stock and FSB Common Stock, as the case may be, immediately before the applicable Effective Time, excluding any appreciation or depreciation in value in anticipation of the Mergers unless a court determines that such exclusion would be inequitable. To claim this right the shareholder:

                  (a) must, before the vote is taken, deliver to CSB or FSB, as the case may be, written notice of his intent to demand payment for his or her shares if the respective Merger is effectuated, and

                  (b) must not vote in favor of the respective Merger in person or by proxy at the Special Meeting of the shareholders.

         If the respective Merger is approved by the shareholders, CSB or FSB, as the case may be, will send a notice of dissenters' rights to those shareholders satisfying the above conditions within ten days after the shareholder approval. The notice will state the procedures the dissenting shareholder thereafter must follow to exercise his or her dissenters' rights in accordance with Chapter 44 of the IBCL.

         A SHAREHOLDER WHO DOES NOT DELIVER WRITTEN NOTICE OF INTENT TO DEMAND PAYMENT AND EITHER VOTES AGAINST THE RESPECTIVE MERGER OR REFRAINS FROM VOTING WILL BE CONSIDERED NOT TO BE ENTITLED TO RIGHTS UNDER CHAPTER 44 OF THE IBCL. Shareholders who execute and return the enclosed proxy but do not specify a choice on the Merger proposals will be deemed to have voted in favor of the respective Merger and accordingly to have waived their dissenters' rights, unless they revoke the proxy prior to its being voted.

         Upon consummation of the Mergers, CSB or FSB, as appropriate, will pay each dissenting shareholder who has complied with all requirements of Chapter 44 of the IBCL and of the respective notice CSB's or FSB's, as the case may be, estimate of the fair value of the shares as of the time immediately prior to the respective Merger, EXCLUDING ANY APPRECIATION IN VALUE IN ANTICIPATION OF THE MERGER. The determination of the estimate of "fair value" will be based on the financial condition of CSB or FSB, as the case may be, the trading history of CSB Common Stock or FSB Common Stock, as the case may be, and other factors normally used to determine the value of bank holding company stock, and will likely involve the engagement by CSB or FSB of a professional appraiser to advise it on these matters.

         Dissenters can object to the fair value by stating their estimate of the fair value and demanding payment of the additional amount claimed as fair value within 30 days after CSB or FSB, as the case may be, makes or offers payments for the dissenters' shares. CSB or FSB, as the case may be, can elect to agree to the dissenters' fair value demand or can commence an action in the Circuit or Superior Court of Pike County or of Gibson County, as the case may be, Indiana, within 60 days after receiving the demand for payment for a judicial determination of the fair value. The Court can appoint appraisers to determine the fair value. The costs of the proceeding, including compensation and expenses of the appraisers, counsel for the parties, and experts, will be assessed against all parties to the action in such amounts as the Court finds equitable. Each dissenter made a party to the action will be entitled to receive the amount, if any, by which the Court finds the fair value of the dissenters' shares, plus interest, exceeds the amount paid by CSB or FSB, as the case may be.

See the full text of Chapter 44 set forth in Appendix C to this Prospectus/Proxy Statement.

         TO PERFECT RIGHTS OF DISSENT, A SHAREHOLDER MUST NOT VOTE IN FAVOR OF THE RESPECTIVE MERGER AND MUST DELIVER A WRITTEN DEMAND FOR PAYMENT IN ACCORDANCE WITH THE REQUIREMENTS OF CHAPTER 44 OF THE IBCL.

         THIS SUMMARY OF THE DISSENTERS' RIGHTS OF CSB AND FSB SHAREHOLDERS DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE STATUTORY PROVISIONS ATTACHED TO THIS PROSPECTUS/PROXY STATEMENT AS APPENDIX C. ANY INDIVIDUAL CONSIDERING EXERCISING RIGHTS OF DISSENT SHOULD CAREFULLY READ AND CONSIDER THE INFORMATION DISCLOSED IN APPENDIX C AND CONSULT WITH AN INDEPENDENT INVESTMENT ADVISOR BEFORE EXERCISING RIGHTS OF DISSENT.


                   INTERESTS OF CERTAIN PERSONS IN THE MERGERS

         Certain of the Directors and officers of CSB have interests in the CSB Merger other than their interests as shareholders of CSB, pursuant to certain agreements and understandings that are reflected in the CSB Acquisition Agreements. German American has agreed in the CSB Acquisition Agreements that it will cause a designated member of the present Board of Directors of CSB to be added to the German American Board of Directors as of the Effective Time of the CSB Merger. German American has also agreed that the present Directors of Citizens will have the exclusive right to designate the nominees for half of the seats on the Board of Directors of Citizens for three years following the Merger (thereby in effect giving the present Citizens Directors the right to continue to serve on the Board of Citizens during such period) subject to German
American's reserved right to object to any such nominee in its discretion. Further, German American has agreed not to object to the payment by Citizens to its present Directors, during that three year period following the Merger, of up to $3,000 per year per Director in addition to customary Director fees payable to all Directors for their services, in order to compensate such Directors for the loss of certain health and life insurance benefits currently provided by Citizens to its present directors under programs which will be discontinued if the CSB Merger is consummated. German American has also agreed to certain super-majority voting requirements that will be applicable to removal of officers of Citizens during such three year period. Finally, CSB's Board of Directors in November 1997, in connection with the execution of the definitive CSB Acquisition Agreements, authorized the payment of fees to certain of its Directors who served on the special merger negotiating committee of the Board of Directors of Citizens for their services, aggregating $16,718.30.

    As a result of the FSB Merger, FSB's operations will be conducted at its present locations as branches of Community (or Citizens as the case may be). There was therefore no position available for Glenn Young, current President of FSB Bank, as a chief executive officer. In connection with the FSB Acquisition Agreements, German American agreed that up to $75,000 of payments that FSB may make to Mr. Young in connection with a bonus pool arrangement may be added back to the book value of FSB for purposes of computing the purchase price payable to FSB shareholders, provided that Mr. Young executes and delivers to FSB and FSB Bank a release of any potential employment-related claim. Accordingly, FSB Bank intends to pay to Mr. Young the negotiated payment of $__________ (including $________ relating to accrued vacation pay) in exchange for his services in connection with the Merger and his release of claims.

                       OPINION OF FINANCIAL ADVISOR TO CSB

         Olive Corporate Finance, LLC has provided the following disclosures for inclusion in this Prospectus/Proxy Statement:


     Olive Corporate Finance LLC ("Olive") was engaged by CSB Bancorp, an Indiana corporation ("CSB"), to advise the CSB Board of Directors as to the fairness of the consideration, from a financial perspective, to be paid by German American Bancorp, an Indiana corporation ("German American"), to CSB shareholders as set forth in the Agreement and Plan of Reorganization dated December 8, 1997 ("Master Agreement"), among CSB, The Citizens State Bank of Petersburg, an Indiana banking corporation ("Citizens"), German American, German American Holdings Corporation, an Indiana corporation ("GAHC"), and Community Trust Bank, an Indiana banking corporation ("Community"); and the attached executed forms of the Plan of Merger between CSB and GAHC, and joined in by German American and the Plan of Merger between Citizens and Community (the Agreement and Plan of Reorganization and the Plans of Mergers are referred to collectively herein as the "Agreements").


         As part of its investment banking business, Olive is regularly engaged in reviewing the fairness of financial institution acquisition transactions from a financial perspective and in the valuation of financial institutions and other businesses and their securities in connection with mergers, acquisitions, and other transactions. Neither Olive nor any of its affiliates has a material financial interest in CSB or German American. Olive was selected to advise the CSB Board of Directors based upon its familiarity with financial institutions and its knowledge of the banking industry as a whole.

         Except as described in this section, neither CSB nor German American have had any material or compensable relationship with Olive, its affiliates, and/or unaffiliated representatives during the past two years.

         Olive performed certain analyses described below and discussed the range of values for CSB resulting from such analyses with the Board of Directors of CSB in connection with its advice as to the fairness of the consideration to be paid by German American.


     A Fairness Opinion ("Opinion") rendered by Olive was delivered to the Board of Directors of CSB on ___________, the date of this Prospectus/Proxy Statement. A copy of the Opinion, which includes a summary of the assumptions made and information analyzed in deriving the Opinion, is attached as Appendix D to this Proxy Statement/Prospectus and should be read in its entirety.


         In arriving at its Opinion, Olive reviewed certain publicly available business and financial information relating to CSB and German American. Olive considered certain financial and stock market data of CSB and German American and compared that data with similar data for certain other publicly-held bank holding companies which own Midwest financial institutions, and considered the financial terms of certain other comparable Midwest bank transactions that had recently been effected. Olive also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant. In connection with its review,

Olive did not independently verify the foregoing information and relied on such information as being complete and accurate in all material respects. Financial forecasts prepared by Olive were based on assumptions believed by Olive to be reasonable and to reflect currently available information. Olive did not make an independent evaluation or appraisal of the assets of CSB or German American. Olive reviewed the correspondence and information regarding the financial institutions that had expressed an interest in acquiring CSB. Olive reviewed all offers received by CSB.

         As part of preparing the Opinion, Olive performed a due diligence review of German American. As part of the due diligence review, Olive reviewed minutes of Board of Directors meetings beginning January 1, 1995 through December 31, 1997; Annual Reports on Form 10-K for each of the three years ended December 31, 1994, 1995, 1996; Quarterly Reports on Form 10-Q-for the periods ended March, June and September, 1997; Registration Statement on Form S-4 relating to this transaction; each filing on Form 8-K during the year ended December-31, 1997; report of independent auditors for the years ending December 31, 1994, 1995 and 1996; management letters from independent auditors for 1997 and management's responses thereto; Uniform Bank Performance Reports dated December 31, 1994 through September 30, 1997; investment security holdings; listing of pending litigation provided by independent counsel; analysis and calculation of the Allowance for Loan and Lease Losses as of December 31, 1997; and internally identified special assets and related reports.

         Olive reviewed and analyzed the historical performance of CSB contained in Annual Reports to shareholders of CSB for each of the five years ended December 31, 1992 through December 31, 1996; audited financial statements for the five years ended December 31, 1992 through December 31, 1996, and unaudited financial statements of CSB dated September 30, 1997; Consolidated Reports of Condition and Income filed with the Federal Deposit Insurance Corporation dated December 31, 1996, September 30, 1997 and December 31, 1997; Uniform Bank
Performance Report dated December 31, 1992 through December 31, 1996, and September 30, 1997; and certain other assets. Olive reviewed and tabulated statistical data regarding the loan portfolio, securities portfolio and other performance ratios and statistics. In review of the aforementioned information, Olive took into account its assessment of general market and financial conditions, its experience in other transactions and its knowledge of the banking industry generally.

         In connection with rendering the Opinion and preparing its written and oral presentations to CSB's Board of Directors, Olive performed a variety of financial analyses, including those summarized below. The summary set forth below does not purport to be a complete description of the analyses performed by Olive in this regard. The preparation of an Opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and therefore such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors summarized below, Olive believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its Opinion. In performing its analyses, Olive made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond CSB's or German American's control. The analyses performed by Olive are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the values of businesses do not purport to be appraisals or to reflect the process by which businesses actually may be sold.

         Acquisition Comparison Analysis: In performing this analysis, Olive reviewed 195 Midwest bank acquisition transactions announced since January 1, 1996. The purpose of the analysis was to obtain an evaluation range based on these Midwest acquisition transactions. Multiples of earnings and book values implied by the comparable transactions were utilized in obtaining a range for the acquisition value of CSB. In addition to reviewing recent Midwest bank transactions, Olive performed separate comparable analyses for acquisitions of Midwest banks which, like CSB, had a tangible equity-to-asset ratio between 11.5% and 13.5%; with assets between $70 and $90 million; with return on average equity between 7% and 10%; with return on average assets between .80% and 1.1%, and an efficiency ratio between 55% and 70%.

         Median values for the 195 Midwest bank acquisitions, expressed as multiples of both book value and earnings, were 1.79 and 17.20, respectively. The median multiples of book value and earnings for all stock acquisitions of Midwest banks with tangible equity-to-asset ratios between 11.5% and 13.5% were
1.64 and 18.00, respectively. Acquisitions of Midwest banks with assets between $70 and $90 million had median multiples of 2.15 and 18.27, respectively. Acquisitions of Midwest banks with return on average equity between 7% and 10% had median multiples of 1.64 and 20.15, respectively. Acquisitions of Midwest banks with return on average assets of between .80% and 1.10% had median multiples of 1.83 and 17.96, respectively. Acquisitions of Midwest banks with an efficiency ratio between 55% and 70% had median multiples of 1.82 and 17.26, respectively.

         Adjusted Net Asset Value Analysis: Olive reviewed CSB's balance sheet data to determine the amount of material adjustments required to the stockholder's equity of CSB based on differences between the market value of CSB's assets and their value reflected on CSB's financial statements. Olive determined that one adjustment was warranted. Olive reflected a value of the noninterest bearing deposits of approximately $6,799,000. The adjusted net asset value was determined to be $67.43 per share of CSB's common stock.

         Discounted Earnings Analysis: A dividend discount analysis was performed by Olive pursuant to which a range of stand-alone values of CSB was determined by adding (i) the present value of estimated future dividend streams that CSB could generate over a five-year period beginning in 1998 and ending in 2002, and (ii) the present value of the "terminal value" of CSB's common equity at the end of 2002. The "terminal value" of CSB's common equity at the end of the five-year period was determined by applying a multiple of 1.79 times the projected terminal year's book value. The 1.79 multiple represents the median price paid as a multiple of book value for all Midwest bank transactions since January 1, 1996.

         Dividend streams and terminal values were discounted to present values using a discount rate of 9%. This rate reflects assumptions regarding the required rate of return of holders or buyers of CSB's common stock. The value of CSB, determined by adding the present value of the total cash flows, was $93.01 per CSB's common share. In addition, using the five-year projection as a base, a twenty-year projection was prepared assuming that an annual growth rate of 5%, return on assets of 1.0% for years one through five, 1.1% for years six through ten, and 1.15% for years ten through twenty. Dividends also were assumed to be 50.0% of income for all years. This long-term projection resulted in a value of $83.83 per CSB's common share.

     Specific Acquisition Analysis: Olive valued CSB based on an acquisition analysis assuming a "break-even" earnings scenario to an acquirer as to price, current interest rates, and amortization
                                      -51-
of the premium paid. Based on this analysis, an acquiring institution would pay $60.21 per share of CSB's common stock assuming they were willing to accept no impact to their net income in the initial year. This analysis was based on a funding cost of 8.0% adjusted for taxes, amortization of the acquisition premium over 15 years and earnings for the last twelve months at September 30, 1997 of $537,000.

         Pro Forma Merger Analysis: Olive compared the historical performance of CSB to that of German American and other regional bank holding companies. This included, among other things, a comparison of profitability, asset quality and capital adequacy measures. In addition, the contribution of each of CSB and German American to the income statement and balance sheet of the pro forma combined company was analyzed.

         The effect of the affiliation on the historical and pro forma financial data of CSB, as well as the projected financial data prepared by Olive, was analyzed. CSB's historical financial data was compared to pro forma combined historical and projected earnings and book value per share as well as other measures of profitability, capital adequacy and asset quality.

         The Opinion is directed only to the question of whether the consideration to be received by CSB's shareholders under the Agreements is fair and equitable from a financial perspective and does not constitute a recommendation to any CSB shareholder to vote in favor of the Merger. CSB or any of its affiliates imposed no limitations on Olive regarding the scope of its investigation or otherwise.

         Based on the results of the various analyses described above, Olive concluded that the consideration to be received by CSB shareholders under the Merger Agreement is fair and equitable from a financial perspective to the shareholders of CSB.

         Olive will receive a fee of $26,000 and reimbursement for all reasonable out-of-pocket expenses from CSB for its services. In addition, CSB has agreed to indemnify Olive and its directors, officers and employees from liability in connection with the Merger, and to hold Olive harmless from any losses, actions, claims, damages, expenses or liabilities related to any of Olive's acts or decisions made in good faith and in the best interest of CSB.

                       OPINION OF FINANCIAL ADVISOR TO FSB



     Olive  Corporate  Finance  LLC  ("Olive")  was  engaged  by  FSB  Financial
Corporation, an Indiana corporation ("FSB"), to advise the FSB Board of Directors as to the fairness of the consideration, from a financial perspective, to be paid by German American Bancorp, an Indiana corporation ("German American"), to FSB shareholders as set forth in the Agreement and Plan of Reorganization dated December 8, 1997 ("Master Agreement"), among FSB, FSB Bank an Indiana banking corporation ("FSB Bank"), German American, German American Holdings Corporation, an Indiana corporation ("GAHC"), and Community Trust Bank, an Indiana banking corporation ("Community"); and the attached unexecuted forms of the Plan of Merger between FSB and GAHC, and joined in by German American and the Plan of Merger between Citizens and Community (the Agreement and Plan of Reorganization and the Plans of Mergers are referred to collectively herein as the "Agreements").

     As part of its investment banking business, Olive is regularly engaged in reviewing the fairness of financial institution acquisition transactions from a financial perspective and in the valuation of financial institutions and other businesses and their securities in connection with mergers, acquisitions, and other transactions. Neither Olive nor any of its affiliates has a material financial interest in FSB or German American. Olive was selected to advise the FSB Board of Directors based upon its familiarity with financial institutions and its knowledge of the banking industry as a whole.


         Except as described in this section, neither FSB nor German American have had any material or compensable relationship with Olive, its affiliates, and/or unaffiliated representatives during the past two years.

         Olive performed certain analyses described below and discussed the range of values for FSB resulting from such analyses with the Board of Directors of FSB in connection with its advice as to the fairness of the consideration to be paid by German American.


     A Fairness Opinion ("Opinion") rendered by Olive has been delivered to the Board of Directors of FSB on ________, 1998, the date of this Prospectus/Proxy Statement. A copy of the Opinion, which includes a summary of the assumptions made and information analyzed in deriving the Opinion, is attached as Appendix E to this Proxy Statement/Prospectus and should be read in its entirety.


         In arriving at its Opinion, Olive reviewed certain publicly available business and financial information relating to FSB and German American. Olive considered certain financial and stock market data of FSB and German American and compared that data with similar data for certain other publicly-held bank holding companies which own Midwest financial institutions, and considered the financial terms of certain other comparable Midwest bank transactions that had recently been effected. Olive also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant. In connection with its review, Olive did not independently verify the foregoing information and relied on such information as being complete and accurate in all material respects. Financial forecasts prepared by Olive were based on assumptions believed by Olive to be reasonable and to reflect currently available information. Olive did not make an independent evaluation or appraisal of the assets of FSB or German American. Olive reviewed the correspondence and information regarding the financial institutions that had expressed an interest in acquiring FSB. Olive reviewed all offers received by FSB.

         As part of preparing the Opinion, Olive performed a due diligence review of German American. As part of the due diligence review, Olive reviewed minutes of Board of Directors meetings beginning January 1, 1995 through December 31, 1997; Annual Reports on Form 10-K for each of the three years ended December 31, 1994, 1995, 1996; Quarterly Reports on Form 10-Q for the periods ended March, June and September, 1997; Registration Statement on Form S-4 relating to this transaction; each filing on Form 8-K during the year ended December 31, 1997; report of independent auditors for the years ending December 31, 1994, 1995 and 1996; management letters from independent auditors for 1997 and management's responses thereto; Uniform Bank Performance Reports dated December 31, 1994 through September 30, 1997; investment security holdings; listing of pending litigation provided by independent counsel; analysis and calculation of the Allowance for Loan and Lease Losses as of December 31, 1997; and internally identified special assets and related reports.

        Olive reviewed and analyzed the historical performance of FSB Bank contained in statements fo condition for the five years ended September 30, 1992 through September 30, 1996, and a draft of audited financial statements of FSB dated September 30, 1997; Consolidated Reports of Condition and Income filed with the Federal Deposit Insurance Corporation dated December 31, 1996, June 30, 1997, September 30, 1997 and December 31, 1997; Uniform Bank Performance Reports dated December 31, 1992 through December 31, 1996, and September 30, 1997; and certain other assets. Olive reviewed and tabulated statistical data regarding the loan portfolio, securities portfolio and other performance ratios and statistics. In review of the aforementioned information, Olive took into account its assessment of general market and financial conditions, its experience in other transactions and its knowledge of the banking industry generally.

         In connection with rendering the Opinion and preparing its written and oral presentations to FSB's Board of Directors, Olive performed a variety of financial analyses, including those summarized below. The summary set forth below does not purport to be a complete description of the analyses performed by Olive in this regard. The preparation of an Opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and therefore such an opinion is not readily susceptible to summary description. Olive applied only certain methods of valuation, which were practical and pertained to the specific financial conditions of FSB. Accordingly, notwithstanding the separate factors summarized below, Olive believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its Opinion. In performing its analyses, Olive made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond FSB's or German American's control. The analyses performed by Olive are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the values of businesses do not purport to be appraisals or to reflect the process by which businesses actually may be sold.

         Acquisition Comparison Analysis: In performing this analysis, Olive reviewed 195 Midwest bank acquisition transactions announced since January 1,
1996. The purpose of the analysis was to obtain an evaluation range based on these Midwest acquisition transactions. Multiples of book values implied by the comparable transactions were utilized in obtaining a range for the acquisition value of FSB. Multiples of earnings would normally be applied to FSB, however, considering FSB had earnings losses in years ended December 31, 1996 and December 31, 1997, multiples of earnings obtained from the 195 Midwest bank acquisition transactions were not included in obtaining a valuation range for FSB. In addition to reviewing recent Midwest bank transactions, Olive performed separate comparable analyses for acquisitions of Midwest banks which, like FSB, had a tangible equity-to-asset ratio between 9.5% and 12.5%; with assets between $10 and $20 million; with return on average equity of less than 6%; with return on average assets of less than .70%, and an efficiency ratio between 75% and 95%.

         Median values for the 195 Midwest bank acquisitions, expressed as a multiple of book value, was 1.79. The median multiple of book value for acquisitions of Midwest banks with tangible equity-to-asset ratios between 9.5% and 12.5% was 1.81. Acquisitions of Midwest banks with assets between $10 and $20 million had a median multiple of 1.52. Acquisitions of Midwest banks with a return on average equity less than 6% had a median multiple of 1.48. Acquisitions of Midwest banks with a return on average assets less than .70% had a median multiple of 1.50. Acquisitions of Midwest banks with an efficiency ratio between 75% and 95% had a median multiple of 1.50.

         Adjusted Net Asset Value Analysis: Olive reviewed FSB's balance sheet data to determine the amount of material adjustments required to the stockholder's equity of FSB based on differences between the market value of FSB's assets and their value reflected on FSB's financial statements. Olive determined that one adjustment was warranted. Olive reflected a value of the noninterest bearing deposits of approximately $1,809,000. The adjusted net asset value was determined to be $36.86 per share of FSB's common stock.

         Discounted Earnings Analysis: A dividend discount analysis was performed by Olive pursuant to which a range of stand-alone values of FSB was determined by adding (i) the present value of estimated future dividend streams that CSB could generate over a five-year period beginning in 1998 and ending in 2002, and (ii) the present value of the "terminal value" of FSB's common equity at the end of 2002. The "terminal value" of FSB's common equity at the end of the five-year period was determined by applying a multiple of 1.79 times the projected terminal year's book value. The 1.79 multiple represents the median price paid as a multiple of book value for all Midwest bank transactions since January 1, 1996.

         Dividend streams and terminal values were discounted to present values using a discount rate of 7.5%. This rate reflects assumptions regarding the required rate of return of holders or buyers of FSB's common stock. The value of FSB, determined by adding the present value of the total cash flows, was $46.47 per FSB's common share. In addition, using the five-year projection as a base, a twenty-year projection was prepared assuming that an annual growth rate of 5%, return on assets of .50% for years one through ten, and .60% for years eleven through twenty. Dividends also were assumed to be 45.0% of income for all years. This long-term projection resulted in a value of $39.27 per FSB's common share.

         Pro Forma Merger Analysis: Olive compared the historical performance of FSB to that of German American and other regional bank holding companies. This included, among other things, a comparison of profitability, asset quality and capital adequacy measures. In addition, the contribution of each of FSB and German American to the income statement and balance sheet of the pro forma combined company was analyzed.

         The effect of the affiliation on the historical financial data of FSB, as well as the projected financial data prepared by Olive, was analyzed. FSB's historical financial data was compared to pro forma combined historical and projected earnings and book value per share as well as other measures of profitability, capital adequacy and asset quality.

         The Opinion is directed only to the question of whether the consideration to be received by FSB's shareholders under the Agreement is fair and equitable from a financial perspective and does not constitute a recommendation to any FSB shareholder to vote in favor of the Merger. FSB or any of its affiliates imposed no limitations on Olive regarding the scope of its investigation or otherwise.

         Based on the results of the various analyses described above, Olive concluded that the consideration to be received by FSB shareholders under the Merger Agreement is fair and equitable from a financial perspective to the shareholders of FSB.

         Olive will receive a fee of $26,000 and reimbursement for all reasonable out-of-pocket expenses from FSB for its services. In addition, FSB has agreed to indemnify Olive and its directors, officers and employees from liability in connection with the Merger, and to hold Olive harmless from any losses, actions, claims, damages, expenses or liabilities related to any of Olive's acts or decisions made in good faith and in the best interest of FSB.

                         PRO FORMA FINANCIAL STATEMENTS
                               OF GERMAN AMERICAN

         The following unaudited pro forma condensed consolidated balance sheet as of September 30, 1997, and the unaudited pro forma condensed consolidated statements of income for the period ended September 30, 1997 and for each of the years in the three-year period ended December 31, 1996, give effect to the Mergers based on the supplemental consolidated financial statements of German American and the historical consolidated financial statements of CSB and FSB under the assumptions and adjustments set forth below and in the accompanying notes to the pro forma financial statements. The Mergers are expected to be accounted for as poolings of interests and, therefore, are included in the pro forma condensed consolidated balance sheet as of September 30, 1997, as if the transaction had become effective on such date. The pro forma condensed consolidated statements of income for the period ended September 30, 1997 and for each of the years in the three-year period ended December 31, 1996 also include the historical statements of income of CSB and FSB as if the transactions had become effective at the beginning of the periods presented.

         If the proposed CSB Merger is consummated, German American will issue not fewer than 5.8036 shares of German American Common Stock for each of the 160,000 CSB Common Shares (an aggregate of 928,572 German American shares) or more than 7.1094 shares of German American Common Stock for each of the 160,000 CSB common shares (an aggregate of 1,137,500 German American shares). (All such numbers are subject to adjustment in the event of any future stock dividends and the like.) The exact number of shares to be issued in the Merger will be determined within the above range by the average of the closing bid/asked quotations for German American Common Stock during a thirty calendar day period ending on the second business day preceding the closing date of the CSB Merger. The pro forma financial statements have been prepared assuming the issuance of 928,572 shares of German American Common Stock, computed using the average bid/asked prices for January, 1998 (the latest practicable date, resulting in a price of $30.715 per share). The use of such number of shares is for illustrative purposes only and does not attempt to predict the actual number of shares to be issued in the CSB Merger.

         If the proposed FSB Merger Agreement is consummated, German American will issue that number of shares that have a market value equal to approximately 150% of FSB's shareholders equity plus or minus certain adjustments. See "THE MERGERS -- the FSB Acquisition Agreements -- Terms of the Merger -- Conversion of FSB Common Stock" for a discussion of the exact factors that will be considered in determining the value of the German American Common Stock to be issued to FSB shareholders and the adjustments that will be considered to shareholders' equity. The pro forma financial statements have been prepared assuming the issuance of 71,678 share of German American Common Stock, which is the number of shares computed using FSB September 30, 1997 shareholders' equity and the average bid/asked prices for German American Common Stock for the last ten business days of January, 1998 (the latest practicable date, resulting in a price of $30.794 per share). The use of such number of shares is for illustrative purposes only and does not attempt to predict the actual number of shares to be issued in the FSB Merger.

         The pro forma financial statements have been prepared by the management of German American based upon the supplemental consolidated financial statements of German American and the historical consolidated financial statements of CSB and FSB. These pro forma statements may not be indicative of the results that actually would have occurred if the Mergers had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the supplemental and historical consolidated financial statements and notes thereto of German American, CSB and FSB presented elsewhere in this Prospectus/Proxy Statement or that accompany this Prospectus/Proxy Statement.

     German American, CSB and FSB expect to incur total legal, accounting, professional and regulatory costs of approximately $315,000 that are directly attributable to the Mergers, and most of these costs can reasonably be expected to be included in the consolidated expenses of German American during the next twelve months. No signficant amount of these costs had been paid and expensed or accrued and expensed by German American, CSB and FSB as of September 30, 1997. Those costs not previously paid or accrued were NOT considered in the preparation of the Pro Forma Financial Statements.

                            GERMAN AMERICAN BANCORP

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               September 30, 1997
                         (Dollar amounts in thousands)
                                  (Unaudited)

                            German American     FSB Financial     Pro Forma      Pro Forma        CSB       Pro Forma    Pro Forma
ASSETS                          Bancorp          Corporation      Adjustments   Consolidated    Bancorp    Adjustments  Consolidated

Cash and cash equivalents      $30,273             $1,943          $                32,216      $10,750                    $42,966
Short-term investments             397                 50                              447        2,598                      3,045

Investment in subsidiary             -                  -          $ 1,472 (A)           -                 $ 9,113 (D)           -
                                                                    (1,472)(B)                              (9,113)(B)
Securities available for sale   93,539                300                           93,839        1,230                     95,069
Securities held to maturity     21,277              2,373                           23,650       11,710                     35,360
Loans                          327,463             10,520                          337,983       49,054                    387,037
Allowance for loan losses       (6,265)              (103)                          (6,368)        (987)                    (7,355)
Premises and equipment          12,306                362                           12,668          752                     13,420
Intangibles                      1,622 (C)              -                            1,622            -                      1,622

Accrued interest receivable
 and other assets                8,316                254                            8,570        1,610                     10,180

      Total assets            $488,928            $15,699          $     -        $504,627      $76,717    $     -        $581,344


LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES

  Deposits                   $426,367             $14,104                         $440,471      $66,731                   $507,202
  Short-term borrowings         5,533                   -                            5,533          319                      5,852
  Long-term debt                    -                   -                                -            -                          -
  Other liabilities             4,740                 114                            4,854          554                      5,408
    Total liabilities         436,640              14,218                          450,858       67,604                    518,462

SHAREHOLDERS' EQUITY

 Common stock                  25,460                   1             717  (A)      26,177        4,000      9,286 (D)      35,463
                                                                       (1) (B)                              (4,000)(B)
 Additional paid-in capital     3,965                 819              101 (A)       4,066            -     (4,066)(D)           -
                                                                      (819)(B)
 Retained earnings             22,144                 663              663 (A)      22,807        5,104      3,884 (D)      26,691
                                                                      (663)(B)                              (5,104)(B)
 Treasury stock                     -                  (2)               2 (B)           -            -                          -

 Net unrealized gain/(loss) on
 securities available for sale    719                   -                              719            9          9 (D)         728
                                                                                                                (9)(B)
    Total shareholders' equity 52,288               1,481                   -       53,769        9,113            -        62,882

     Total liabilities and
     shareholders' equity    $488,928             $15,699          $        -     $504,627      $76,717       $    -      $581,344

ADJUSTMENTS:

(A) Assumed issuance of 71,678 common shares of German American Bancorp in exchange for all 48,916 shares of FSB Financial Corporation. The actual number of shares to be issued is not yet known. Assumed shares issued are based on FSB September 30, 1997 shareholders' equity, resulting in an approximate purchase price of $2,207, and a value of $30.794 per share of German American stock, which is the average of the bid and asked prices for the last ten business days of January 1998. The assumed number of shares issued is for illustrative purposes only and is not an attempt to predict the actual number of shares to be issued in the Merger.
(B)  To eliminate the investments in FSB Financial Corporation and CSB Bancorp.
(C) Includes goodwill of $1,354 being amortized over 15 years and core deposit intangibles of $268 being being amortized over 10 years.
(D) Assumed issuance of 928,572 common shares of German American Bancorp in exchange for all 160,000 shares of CSB Bancorp. The actual number of shares to be issued is not yet known. Assumed shares issued are based on CSB September 30, 1997 shareholders' equity, resulting in an approximate purchase price of $28,521, and a value of $30.715 per share of German American stock, which is the average of the bid and asked prices for January 1998. The assumed number of shares issued is for illustrative purposes only and is not an attempt to predict the actual number of shares to be issued in the Merger.
(E) No adjustments to these pro forma financial statements were necessary to conform accounting methods as contemplated by APB Opinion 16.

                           GERMAN AMERICAN BANCORP

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                 For the nine months ended September 30, 1997
        (Dollar amounts in thousands except share and per share amounts)
                                  (Unaudited)

                                                              1997


                               German American       FSB Financial     Pro Forma        Pro Forma           CSB        Pro Forma
                                   Bancorp            Corporation      Adjustments      Consolidated       Bancorp    Consolidated

INTEREST INCOME
    Interest and fees on loans   $  21,890             $     704                         $  22,594         $  3,316     $  25,910
    Interest on  securities          5,689                   128                             5,817              473         6,290
    Other interest income              359                    31                               390              596           986

     Total interest income          27,938                   863                            28,801            4,385        33,186

INTEREST EXPENSE
    Interest on deposits            12,765                   413                            13,178            2,178        15,356
    Other interest expense             237                     -                               237               11           248

     Total interest expense         13,002                   413                            13,415            2,189        15,604

NET INTEREST INCOME                 14,936                   450                            15,386            2,196        17,582
Provision for loan losses             (476)                   26                              (450)             497            47

NET INTEREST INCOME AFTER PROVISION
 FOR LOAN LOSSES                     15,412                  424                            15,836            1,699        17,535

NON-INTEREST INCOME                   1,892                   70                             1,962              217         2,179

NON-INTEREST EXPENSE                 10,222                  517                            10,739            1,335        12,074

INCOME (LOSS) BEFORE INCOME TAXES     7,082                  (23)                            7,059              581         7,640

Income taxes                          2,395                    -       $ (8) (B)             2,387              183         2,570
                                      -----                  ---        ----                 -----              ---         -----
NET INCOME (LOSS)                    $4,687                 $(23)      $  8                 $4,672             $398       $ 5,070
                                      =====                  ===        ====                 =====              ===         =====

EARNINGS PER SHARE
    Net income per share             $ 0.88 (A)                                             $ 0.86 (C)                    $ 0.80 (D)
    Weighted average number of
     shares outstanding           5,342,149 (A)                                          5,413,827 (C)                 6,342,399 (D)

NOTES:

     (A) Retroactively restated for 2 for 1 stock split in November 1997, and a 5% stock dividend in December 1997.

     (B)  To provide income tax (benefit) at full tax rate.

     (C) Assumes issuance of 71,678 common shares of German American Bancorp in exchange for all shares of FSB Financial Corporation at the beginning of the period. The actual number of shares to be issued is not yet known. The assumed number of shares issued is for illustrative purposes only and is not an attempt to predict the actual number of shares to be issued in the Merger.

     (D) Assumes issuance of 928,572 common shares of German American Bancorp in exchange for all shares of CSB Bancorp at the beginning of the period. The actual number of shares to be issued is not yet known. The assumed number of shares issued is for illustrative purposes only and is not an attempt to predict the actual number of shares to be issued in the Merger.


     (E) No adjustments to these pro forma financial statements were necessary to conform accounting methods as contemplated by APB Opinion 16.

                            GERMAN AMERICAN BANCORP

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                      For the year ended December 31, 1996 (Dollar amounts in thousands except share and per share amounts)
                                  (Unaudited)


                                 --------------------------------1996---------------------------------------------------


                                 German American  FSB Financial   Pro Forma        Pro Forma      CSB       Pro Forma
                                    Bancorp        Corporation   Adjustments     Consolidated   Bancorp    Consolidated


INTEREST INCOME
    Interest and fees on loans      $27,846          $863                         $28,709        $4,434      $33,143
    Interest on  securities           6,737           204                           6,941           714        7,655
    Other interest income               778            11                             789           504        1,293

       Total interest income         35,361         1,078                          36,439         5,652       42,091

INTEREST EXPENSE
    Interest on deposits             16,179           479                          16,658         2,785       19,443
    Other interest expense              504             9                             513            14          527

       Total interest expense        16,683           488                          17,171         2,799       19,970

NET INTEREST INCOME                  18,678           590                          19,268         2,853       22,121
Provision for loan losses               210            89                             299           135          434

NET INTEREST INCOME AFTER PROVISION
 FOR LOAN LOSSES                     18,468           501                          18,969         2,718       21,687

NON-INTEREST INCOME                   2,227            86                           2,313           251        2,564

NON-INTEREST EXPENSE                 13,288           622                          13,910         1,898       15,808

INCOME (LOSS) BEFORE INCOME TAXES     7,407           (35)                          7,372         1,071        8,443
Income taxes                          2,513            (2)       $    (3) (B)       2,508           344        2,852


NET INCOME (LOSS)                    $4,894          $(33)       $     3           $4,864          $727        $5,591



EARNINGS PER SHARE
    Net income per share             $  0.92 (A)                                     $0.90 (C)                 $ 0.88 (D)
    Weighted average number of
     shares outstanding            5,335,316 (A)                                 5,406,994 (C)              6,335,566 (D)


NOTES:

     (A) Retroactively restated for 2 for 1 stock split in November 1997, and a 5% stock dividend in December 1997.

     (B)  To provide income tax (benefit) at full tax rate.

     (C) Assumes issuance of 71,678 common shares of German American Bancorp in exchange for all shares of FSB Financial Corporation at the beginning of the period. The actual number of shares to be issued is not yet known. The assumed number of shares issued is for illustrative purposes only and is not an attempt to predict the actual number of shares to be issued in the Merger.

     (D) Assumes issuance of 928,572 common shares of German American Bancorp in exchange for all shares of CSB Bancorp at the beginning of the period. The actual number of shares to be issued is not yet known. The assumed number of shares issued is for illustrative purposes only and is not an attempt to predict the actual number of shares to be issued in the Merger.

     (E) No adjustments to these pro forma financial statements were necessary to conform accounting methods as contemplated by APB Opinion 16.

                            GERMAN AMERICAN BANCORP

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                      For the year ended December 31, 1995
        (Dollar amounts in thousands except share and per share amounts)
                                  (Unaudited)

                                 --------------------------------1995---------------------------------------------------

                                 German American  FSB Financial   Pro Forma        Pro Forma      CSB       Pro Forma
                                    Bancorp        Corporation   Adjustments     Consolidated   Bancorp    Consolidated


INTEREST INCOME
    Interest and fees on loans      $26,197           $528                         $26,725         $4,203      $30,928
    Interest on  securities           6,102            298                           6,400            623        7,023
    Other interest income             1,517             50                           1,567            396        1,963

       Total interest income         33,816            876                          34,692          5,222       39,914

INTEREST EXPENSE
    Interest on deposits             15,150            400                          15,550           2,499       18,049
    Other interest expense              798              -                             798               -          798

       Total interest expense        15,948            400                          16,348            2,499      18,847

NET INTEREST INCOME                  17,868            476                          18,344            2,723      21,067
Provision for loan losses                49             12                              61               48         109

NET INTEREST INCOME AFTER PROVISION
 FOR LOAN LOSSES                     17,819            464                          18,283            2,675      20,958

NON-INTEREST INCOME                   1,764             66                           1,830              270       2,100

NON-INTEREST EXPENSE                 12,418            504                          12,922            1,889      14,811

INCOME BEFORE INCOME TAXES            7,165             26                           7,191            1,056       8,247

Income taxes                          2,323             15           $ (6) (B)       2,332              338       2,670


NET INCOME                           $4,842            $11           $  6           $4,859             $718      $5,577



EARNINGS PER SHARE
    Net income per share              $0.91  (A)                                     $0.90 (C)                    $0.88  (D)
    Weighted average number of
     shares outstanding           5,331,745  (A)                                 5,403,423 (C)                6,331,995  (D)



NOTES:

     (A) Retroactively restated for 2 for 1 stock split in November 1997, and a 5% stock dividend in December 1997.

     (B)  To provide income tax (benefit) at full tax rate.

     (C) Assumes issuance of 71,678 common shares of German American Bancorp in exchange for all shares of FSB Financial Corporation at the beginning of the period. The actual number of shares to be issued is not yet known. The assumed number of shares issued is for illustrative purposes only and is not an attempt to predict the actual number of shares to be issued in the Merger.

     (D) Assumes issuance of 928,572 common shares of German American Bancorp in exchange for all shares of CSB Bancorp at the beginning of the period. The actual number of shares to be issued is not yet known. The assumed number of shares issued is for illustrative purposes only and is not an attempt to predict the actual number of shares to be issued in the Merger.

     (E) No adjustments to these pro forma financial statements were necessary to conform accounting methods as contemplated by APB Opinion 16.

                            GERMAN AMERICAN BANCORP

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                      For the year ended December 31, 1994 (Dollar amounts in thousands except share and per share amounts)
                                  (Unaudited)



                                 --------------------------------1994---------------------------------------------------


                                 German American  FSB Financial   Pro Forma        Pro Forma      CSB       Pro Forma
                                    Bancorp        Corporation   Adjustments     Consolidated   Bancorp    Consolidated


INTEREST INCOME
    Interest and fees on loans        $    21,545   $       466                   $    22,011    $     3,606   $    25,617
    Interest on  securities                 5,632           352                         5,984            637         6,621
    Other interest income                     746            28                           774            385         1,159

       Total interest income               27,923           846                        28,769          4,628        33,397

INTEREST EXPENSE
    Interest on deposits                   11,599           339                        11,938          2,117        14,055
    Other interest expense                    420          --                             420           --             420

       Total interest expense              12,019           339                        12,358          2,117        14,475

NET INTEREST INCOME                        15,904           507                        16,411          2,511        18,922
Provision for loan losses                     687            12                           699             25           724

NET INTEREST INCOME AFTER PROVISION
 FOR LOAN LOSSES                           15,217           495                        15,712          2,486        18,198

NON-INTEREST INCOME                         1,933            64                         1,997            303         2,300

NON-INTEREST EXPENSE                       10,910           449                        11,359          1,824        13,183

INCOME BEFORE INCOME TAXES                  6,240           110                         6,350            965         7,315
Income taxes                                1,958            24     $    17 (B)         1,999            305         2,304


NET INCOME                            $     4,282   $        86     $   (17)      $     4,351    $       660   $     5,011



EARNINGS PER SHARE
    Net income per share              $     0.80 (A)                              $      0.81 (C)               $      0.79 (D)
    Weighted average number of
     shares outstanding                5,331,163 (A)                                5,402,841 (C)         6,331,413
(D)

NOTES:

(A)  Retroactively restated for 2 for 1 stock split in November 1997, and a 5% stock dividend in December 1997.

(B) To provide income tax (benefit) at full tax rate.

(C) Assumes issuance of 71,678 common shares of German American Bancorp in exchange for all shares of FSB Financial Corporation at the beginning of the period. The actual number of shares to be issued is not yet known.
       The assumed number of shares issued is for illustrative purposes only and is not an attempt to predict the actual number of shares to be issued in the Merger.

(D) Assumes issuance of 928,572 common shares of German American Bancorp in exchange for all shares of CSB Bancorp at the beginning of the period.
       The actual number of shares to be issued is not yet known. The assumed number of shares issued is for illustrative purposes only and is not an attempt to predict the actual number of shares to be issued in the Merger.

(E) No adjustments to these pro forma financial statements were necessary to conform accounting methods as contemplated by APB Opinion 16.


                        INFORMATION ABOUT GERMAN AMERICAN

         German American is a multi-bank holding company organized in Indiana in 1982. German American's principal subsidiaries are The German American Bank, Jasper, Indiana; First State Bank, Southwest Indiana, Tell City, Indiana; and German American Holdings Corporation, ("GAHC"), an Indiana corporation that owns all of the outstanding capital stock of Community Trust Bank, Otwell, Indiana ("Community"), and The Peoples National Bank and Trust Company, Washington, Indiana. German American's principal executive offices are located at 711 Main Street, Jasper, Indiana 47546, and its telephone number is (812) 482-1314.


     Information concerning German American is contained in the following documents, which are incorporated in this Prospectus/Proxy Statement by reference: German American's Annual Report on Form 10-K for the year ended December 31, 1996, as amended; German American's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; German American's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997; German American's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997; German American's Current Report on Form 8-K which was filed on March 6, 1997, and amended March 19, 1997; German American's Current Report on Form 8-K which was filed on November 12, 1997; German American's Current Report on Form 8-K which was filed on February 24, 1998; and the description of German American's capital stock included in German American's Registration Statement on Form S-4 (File No. 333-16331) filed January 31, 1997. These documents are available without charge upon oral or written request to John M. Gutgsell, German American, 711 Main Street, Box 810, Jasper, Indiana 47546-3042 (812) 482-1314. In order to assure timely delivery of these documents, any requests should be made by _________, 1998.


                              INFORMATION ABOUT CSB

                                     GENERAL

         CSB Bancorp, a bank holding company formed in 1983 ("CSB"), owns 100% of the capital stock of The Citizens State Bank of Petersburg ("Citizens"). CSB engages in the business of commercial banking and other permissible activities closely related to banking. CSB relies primarily upon funds from Citizens to pay the expenses of its operations and, to the extent applicable, any dividend on its outstanding shares of stock.

         Citizens has operated as a traditional community bank since its founding in 1873. The primary source of its income is generated by its lending activities. It offers a wide-range of personal and business financial and trust services to individuals, corporations, partnerships, municipalities and other public and governmental entities. Citizens' lending focus has been strongly single family residential and 1-4 family multi-family residential but a significant portion of its loan portfolio is also composed of other consumer, commercial and agricultural loans. Citizens offers a full line of deposit products.

                                   COMPETITION

         Citizens is the largest financial institution domiciled in Pike County, Indiana. The banking business in the area served by Citizens is highly competitive. The bank competes for deposits with other commercial banks, savings associations, savings banks, and credit unions. For loan business, Citizens competes with other commercial banks, savings associations, savings banks, federal farm credit system, consumer finance companies, and credit unions. Competition in both areas is affected by interest rates, convenience of location, availability of lendable funds, and general and local economic conditions.

                           REGULATION AND SUPERVISION

         CSB, as a bank holding company, is subject to supervision and regular examination by the Federal Reserve Board. Citizens has as its primary regulator the Federal Deposit Insurance Corporation. These regulations specify the types of activities in which bank holding companies and banks may engage and include regulations governing the extension of credit, the quality of loans and assets, maintenance of reserves against deposits, minimum capital requirements, and restrictions on dividends.

                                   PROPERTIES

         CSB operations require minimal space and it operates from Citizen's main office. Citizens operates from two locations, located in Pike County, Indiana. Its main office is located in downtown Petersburg, Indiana. An additional branch office is also located in Petersburg, Indiana. The branch is operated from a property owned by Citizens.

                      MARKET PRICE AND DIVIDEND INFORMATION

         CSB Common Stock is not traded on any established market and information regarding transactions is not published. However, shares are traded directly between shareholders from time to time. Management does not have knowledge of the prices paid in all transactions and has not verified the accuracy of those prices that have been reported. The range of reported prices is primarily based upon information provided by the parties to privately-negotiated transactions.

         The following table sets forth, for the periods indicated, the number of shares traded, the number of trades, and the high and low sales price per share of CSB as reported to CSB Management, and the per share dividends declared by CSB on its stock. All numbers are adjusted for splits.




      No. of Shares    No. of                              Dividends Declared
      Traded           Trades            Prices             (cents per share)
                                  High            Low

1995
First Quarter                      N/A            N/A
Second Quarter                     N/A            N/A                      0.90
Third Quarter                      N/A            N/A
Fourth Quarter                     N/A            N/A                      1.60

1996
First Quarter
Second Quarter   320       1       N/A            N/A                      1.00
Third Quarter     0        0       N/A            N/A
Fourth Quarter    0        0       N/A            N/A                      1.75

1997
First Quarter     0        0       N/A            N/A

Second Quarter    0        0       N/A            N/A                      1.00
Third Quarter     0        0       N/A            N/A
Fourth Quarter    0        0       N/A            N/A                      1.75

  N/A means the information is not available to management of CSB.

     The most recent trade on or before October 20, 1997 (the last business day prior to the first public announcement of the CSB Merger on October 21, 1997) known to CSB management occurred during the second quarter of 1996 and involved 320 shares that were purchased and sold at $87.50 per share.


         The CSB Agreement provides that CSB may during 1998 declare a quarterly dividend of $0.6875 per share if the CSB Merger has not become effective as of the declaration date, and further stipulates that the declaration date for any CSB dividend with respect to the first quarter of 1998 shall not be earlier than May 15, 1998. If the CSB Merger becomes effective on ________ __, 1998, as anticipated, CSB's shareholders will not be entitled to any further dividends on their shares of CSB Common Stock but will be entitled to receive dividends from German American on their shares received in the CSB Merger that have a record date on or after __________, 1998. It is anticipated that the first such German American dividend will be considered by the Board of Directors of German American during April, 1998, and will have a record date not earlier than May __, 1998.

         Substantially all of CSB's cash income is derived from Citizens. As a state bank, Citizens is subject to certain restrictions imposed by its primary regulator, the FDIC, with respect to the payment of dividends to CSB. CSB must obtain the prior approval of the FDIC if the total of all dividends declared in any calendar year would exceed net income for the preceding two calendar years.


            STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

         The following table sets forth the number of shares and percentage of CSB Common Stock beneficially owned at January 31, 1998, by each person known to be the beneficial owner of more than five percent of the outstanding CSB Common Stock, each Director and officer of CSB, and all Directors and executive officers as a group.


  NAME                                  NUMBER                  PERCENTAGE
  ----                                  ------                  ----------
Jerry A. Church                         762(1)                          *
Robert D. Harris (2)                  9,850(3)                          6.2%
Marion R. Klipsch (4)                32,000(5)                         20.0%
Robert C. Klipsch                       800(6)                          *
Lester Nixon                          5,066                             3.2%
W. Wyatt Rauch (7)                   15,330(8)                          9.6%
Michael J. Voyles                     1,868(9)                          1.2%
Gregory K. Willis                      723(10)                          *

Directors and Officers               66,399                            41.5%
as a Group (8 Individuals)

(1) Jerry Church beneficially owns 130 shares directly, and 632 shares are beneficially owned by Jerry Church and Alycia Church, the wife of Mr. Church.

(2) The address of this shareholder is 702 Walnut Street, Petersburg, Indiana 47567.

(3) Robert Harris beneficially owns 40 shares directly, and 3,715 shares are beneficially owned by the Robert D. Harris Primary Trust, over which Mr. Harris has sole voting and investment power. An additional 4,855 shares beneficially owned by the Sondra S. Harris Primary Trust, over which Sondra Harris, the spouse of Mr. Harris, has sole voting and investment power, and an additional 1,280 shares are beneficially owned by Gretchen A. Harris, the daughter of Mr. Harris.

(4) The address of this shareholder is P.O. Box 38, Eastwood Drive, Petersburg, Indiana 47567.

(5) Marion Klipsch beneficially owns 13,600 directly and 4,000 shares are jointly owned by Marion Klipsch and Martha Klipsch, the spouse of Mr. Klipsch. An additional 8,000 shares are beneficially owned by Martha Klipsch. Additionally, 3,200 shares are beneficially owned by Marion R. Klipsch and/or Mr. David Klipsch, the son of Marion Klipsch, and 3,200 shares are beneficially owned by Marion R. Klipsch or Marcia Nordham, the daughter of Mr. Klipsch.

(6) Robert Klipsch beneficially owns 40 shares directly and 760 shares are beneficially owned by Robert Klipsch and Karen J. Klipsch, the wife of Robert Klipsch. Robert Klipsch is the cousin of Marion R. Klipsch, who owns more than 5% of the CSB Common Stock.

(7) The address of this shareholder is 801 Goodlet Street, Petersburg, Indiana 47567.

(8) Wyatt Rauch beneficially owns 11,920 shares directly. Additionally, Betty J. Rauch, the wife of Mr. Rauch, beneficially owns 2,110 shares directly, and Deiadre L. Rauch, the daughter of Mr. Rauch, beneficially owns 1,300 shares directly. Mr. Rauch disclaims any beneficial interest in the 2,110 shares owned by his wife and the 1,300 shares owned by his daughter.

(9) Michael Voyles beneficially owns 1,176 shares directly, and 300 shares are beneficially owned by Mr. Voyles and Margaret A. Voyles, the wife of Mr. Voyles. An additional 196 shares are beneficially owned by Jennifer A. Voyles, the daughter of Mr. Voyles, and 196 shares are beneficially owned by John M. Voyles, the son of Mr. Voyles.

(10) Gregory Willis beneficially owns 270 shares directly, and 60 shares are beneficially owned by Gregory Willis and Carla D. Willis, the wife of Mr. Willis. An additional 393 shares are beneficially owned by Gregory K. Willis and/or Norma L. Willis, the mother of Mr. Willis.

                              INFORMATION ABOUT FSB

                                     General

FSB Financial Corporation is a state-chartered institution organized in 1994, which operates FSB Bank. FSB Bank was organized as an Indiana state banking association on June 20, 1908. The principal executive offices of FSB Bank are located at 102 Main Street, Francisco, Gibson County, Indiana 47659. FSB Bank engages in a range of commercial and personal banking activities, including accepting demand, time and savings account deposits; making loans to corporations, individuals, and others, and offering safekeeping services. FSB Bank's lending services include commercial, real estate, and installment loans.

The primary risk consideration associated with the lending activities conducted by FSB Bank involves its concentration in various types of consumer lending. These risks are mitigated by lending procedures, which include collateralization. 36% of FSB Bank's loan portfolio is secured by 1 - 4 family housing and a significant portion of the installment portion of the portfolio is also collateralized. In addition, the balance of FSB Bank's non-performing loans and historical loss percentage indicates acceptable credit risk in the portfolio.

                                    Employees

At September 30, 1997 FSB Bank employed 13 full-time employees. FSB Bank is not a party to any collective bargaining agreement, and employee relations are considered to be good.

                                   Competition

The banking business is highly competitive. FSB Bank's market area principally consists of eastern Gibson County. At September 30, 1997 FSB Bank was the sole commercial bank headquartered in Gibson County, and had total assets of $15,699,000 and total deposits of $14,104,000.

                           Regulation and Supervision

FSB Bank is supervised and regulated by the FDIC and DFI, and is examined regularly by representatives of those agencies. Regulation and examination by banking regulatory agencies are primarily for the benefit of depositors rather than shareholders.

                                   Properties

FSB Bank conducts its operations from its main office facility located at 102 Main Street in Francisco, Indiana 47659. The building which houses FSB Bank's main office, which was completed in 1926, is owned by FSB Bank and is a two-story brick facility containing approximately 2,700 square feet, all of which is occupied by FSB Bank. The facility also houses a drive-up banking facility, as well as a drive-up ATM.

FSB Bank also conducts  operations from a branch office facility  located at 231
W. Broadway in Princeton, Indiana. The building which houses this branch facility was completed in 1967, was purchased by FSB Bank in 1997, and is a two-story brick facility containing approximately 5,100 square feet, all of which is occupied by FSB Bank. The facility also houses a drive-up banking facility, as well as a drive-up ATM.

                        Description of FSB Capital Stock

General

FSB's authorized capital stock consists of: (a) 2,000,000 shares of no par value FSB Preferred Stock, of which no shares are issued or outstanding; and, (b) 3,000,000 shares of FSB Common Stock ($0.01 stated value), 49,000 shares of which are issued and 48,916 shares outstanding, with 84 shares held by the Company as Treasury Stock, at cost. FSB Common Stock was held by approximately 146 shareholders of record at January 31, 1998.

Market Price

FSB Common Stock is not traded on any established market, and there are no regularly published bid and asked quotations. To the best of the knowledge of FSB management, there were 23 sale transactions in 1996 involving 15,685 shares of FSB Common Stock, 3 sale transactions in 1997 involving 698 shares, and no sales transactions in 1998 prior to the date of this Prospectus/Proxy Statement. Included in the 1997 transactions was a re-purchase of 84 shares by FSB at $30.00 per share, which was designated as Treasury Stock.

Management of FSB has limited knowledge as to the prices at which such sales transactions occurred, but believes that most of such sales transactions occurred at the book value of FSB's Common Stock. The book value of a share of FSB Common Stock was $31.41 at September 30, 1995 (unaudited); $31.37 at September 30, 1996 (unaudited); $30.28 at September 30, 1997.

Dividends

FSB historically has declared dividends on an annual basis in November. In December 1995 and January 1997, FSB paid cash dividends in the amount of $0.25 per share. FSB has agreed in the Reorganization Agreement not to declare or pay any other dividends without the prior written consent of GAB.

                        Stock Ownership of Management and
                          Principal Shareholders of FSB


     The following table sets forth the number of shares and percentage of FSB Common Stock beneficially owned at December 31, 1997 by each person known to be the beneficial owner of more than five percent of the outstanding FSB Common Stock, each Director of FSB, and all Directors and executive officers of FSB as a group.



NAME                                      NUMBER OF SHARES       PERCENTAGE


Michael B. McConnell                          808                 2.0%

Glenn A. Young                                615                 1.2%

Bobby J. Hill                                 331                  *

John W. Wells                               3,331                 7.0%

R.J. McConnell                              5,249                10.7%

Wynn W. Hopkins                                35                  *

Beverly A. Singleton                            3                  *
                                           ------                -----

Directors and Officers
as a Group                                 10,372                20.9%

*Denotes stock ownership of less than 1%.


                       CSB BANCORP MANAGEMENT'S DISCUSSION
                       AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


Introduction

This financial analysis should be read in conjunction with the consolidated financial statements and accompanying notes. The information in this financial analysis explains certain significant financial matters over the past several years. The financial information included frequently compares current amounts to historical amounts. Financial information is presented on a consolidated basis including the subsidiary, Citizens State Bank of Petersburg (the "Bank"), and the parent company, CSB Bancorp ("CSB"). This analysis should be read in conjunction with the separate historical financial statements of CSB and notes thereto included elsewhere in the Prospectus/Proxy Statement. All per share information has been restated to reflect the 2 for 1 stock split in 1993.

Business of CSB

CSB is a one-bank holding company which conducts no direct business activities. All business activities are performed by the Bank.

The Bank provides a full range of banking services to individuals, agricultural businesses, commercial businesses and light industries located in its service area. It maintains a diversified loan portfolio, including loans to individuals for home mortgages, automobiles and personal expenditures, and loans to business enterprises for current operations and expansion. The Bank offers a variety of deposit vehicles, including checking, savings, individual retirement accounts and certificates of deposit.

The principal source of revenue for CSB and the Bank is interest and fees on loans. The Bank's results of operations depend primarily on the level of its net interest income and other operating income and operating expenses. Net interest income depends upon the volume of interest-earning assets and interest-bearing liabilities and the interest rate earned or paid on them, respectively. The Bank's results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, and actions of regulatory authorities. On a consolidated basis, interest and fees on loans accounted for 75.11% of CSB's total income (comprised of interest income and other income) in 1996, 76.52% in 1995, and 73.14% in 1994. The principal markets for the Bank's financial services are the Petersburg community and the surrounding communities of Pike County. CSB and the Bank serve these markets through two offices located in Petersburg.

CSB and the Bank employ approximately 25 persons on a full-time equivalent basis.

FINANCIAL CONDITION

Comparison of September 30, 1997 to December 31, 1996

Total assets increased to $76,717,000 as of September 30, 1997 from $74,346,000 as of December 31, 1996, an increase of $2,371,000, or 3.19%. Shareholders' equity increased approximately $246,000, or 2.77%, from $8,867,000 at December 31, 1996 to $9,113,000 at September 30, 1997. The increase in shareholders' equity was the result of earnings, less the impact of cash dividends paid on common shares.

Loans increased $5,809,000,  or 13.43%, from $43,245,000 at December 31, 1996 to
$49,054,000 at September 30, 1997. Real estate loans for single family houses increased by $1,055,000 and commercial loans increase $2,414,000, primarily due to customer demand. Consumer loans increased $2,340,000 primarily due to increased financing needs relating to vehicle sales.

Total deposits increased $2,384,000, or 3.70%, from $64,347,000 at December 31, 1996 to $66,731,000 at September 30, 1997. The increase in deposits was primarily the result of an increase in time deposits. Management attributes growth in time deposits to customer preferences for higher yielding instruments of deposit as opposed to the liquidity afforded lower yielding transactional accounts. The Bank's pricing of time deposits is consistent with that of its competitors.

RESULTS OF OPERATIONS

Comparison of Nine Months Ended September 30, 1997 to September 30, 1996

General. CSB reported net income of $398,000 for the nine months ended September 30, 1997, a decrease of $179,000, or 31.02%, over the net income for the first nine months of 1996 of $577,000. Return on average shareholders' equity for the nine months ended September 30, 1997 was 5.80% compared to 8.69% for the same period in 1996. For the nine months ended September 30, 1997, return on average assets was 0.70% compared to 1.07% for the same period in 1996.

Net Interest Income. Net interest income is the difference between interest earned on interest-earning assets and interest paid on interest-bearing liabilities. Changes in the mix and volume of assets and liabilities, and the yields and rates earned or paid, have a major impact on earnings. Table 1 shows average balances and rates. The level of net interest income achieved is also influenced by market rates of interest, the financial strength of loan customers and the federal government's monetary policies. Interest income represented 95.28% of total income for the nine months ended September 30, 1997 and 96.14% for the same period in 1996.

For the nine months ended September 30, 1997, total interest income was $4,385,000, an increase of $180,000 from $4,205,000 for the nine months ended September 30, 1996. Total interest expense increased $115,000 from $2,074,000 for the nine months ended September 30, 1996 to $2,189,000 for the same period in 1997. As a result, net interest income increased $65,000 from $2,131,000 for the nine months ended September 30, 1996 to $2,196,000 for the nine months ended September 30, 1997, as shown in Table 1.

Interest Income. On a fully taxable-equivalent basis (whereby tax-exempt income is adjusted to be comparable to income from taxable investments), as shown in Table 1, total interest income increased by $198,000, or 4.65%, for the nine months ended September 30, 1997 compared to the same period for 1996. The increase is primarily due to a $3,200,000, or 4.79%, increase in average outstanding interest-earning assets ( $70,075,000 for the nine months ended September 30, 1997 and $66,875,000 for the nine months ended September 30,
1996). This increase is partially offset by a 0.04% decrease in average interest rates from 8.38% in the first nine months of 1996 to 8.34% in the first nine months of 1997. The average interest rate for loans decreased from 9.83% in the first nine months of 1996 to 9.51% in the first nine months of 1997. The decrease in the average interest rate for loans is a direct result of market rate competition; the majority of the Bank's loan portfolio rates are tied to the prime rate. This rate decrease was offset by average loan growth of $1,521,000, or 3.38%, which primarily consisted of growth in the single family residential, nonfarm nonresidential and multi-family real estate and consumer loan portions of the portfolio. Average interest rates for securities increased from 6.60% in the first nine months of 1996 to 7.00% in the first nine months of 1997, largely due to the purchase of higher-rate securities as lower rate securities matured and were replaced. The effect of this rate increase was supplemented by the effect of increased average outstanding balances resulting in an increase in interest income on securities of 29.57% from the first nine months of 1996 to the first nine months of 1997. The average balance outstanding for federal funds sold decreased by 13.16% from $9,817,000 in the first nine months of 1996 to $8,525,000 in the first nine months of 1997. The average interest rate increased from 4.78% in the first nine months of 1996 to 5.88% in the first nine months of 1997 as a result of the increase in rates paid for federal funds sold in the first nine months of 1997 over the first nine months of 1996.

Interest Expense. As shown in Table 1, increases in total interest expense are primarily attributable to the increases in the average outstanding balances of interest-bearing liabilities and by the marginally higher average interest rates. Interest expense on deposits increased as a result of changes in deposit mix and greater reliance on higher priced time deposits to fund loan growth. The average outstanding balance of time certificates of deposits increased $3,068,000, or 7.27%, from September 30, 1996 to September 30, 1997.
Additionally, the rates paid on these deposits decreased slightly from 5.65% in the first nine months of 1996 to 5.63% in the same period of 1997. Interest rates paid on interest-bearing demand deposits and savings accounts decreased from 2.65% in the first nine months of 1996 to 2.58% in the same period of 1997. Interest expense on securities sold under agreements to repurchase increased slightly. The increase in rates paid, from 3.17% in the first nine months of 1996 to 5.29% for the same period in 1997, was offset by a 25.00% decrease in the average balance from $336,000 for the nine months ended September 30, 1996 to $252,000 for the nine months ended September 30, 1997.

The Bank is unable to predict the impact on future earnings of interest rates changes due to uncertainties regarding economic conditions in 1998 and beyond. The Bank expects rates on deposits to remain stable or fall due to market interest rate changes. As discussed in the Asset/Liability Management section of this financial review, the Bank attempts to manage the structure (i.e., categories and maturities) of the balance sheet to minimize the effects of interest rate fluctuations. The Bank's net interest margin (net interest income divided by total earning assets) decreased from 4.36% in the first nine months of 1996 to 4.32% in the same period for 1997, and the interest spread (average rate earned minus average rate paid) also decreased from 3.61% to 3.57% in the same period. While it is difficult to predict 1998 interest rates, it is anticipated that rates will remain stable through most of the year.

Provision and Allowance or Loan Losses. The provision for loan losses reflects management's judgment of the cost associated with the credit risk inherent in the loan portfolio. The provision is determined through management's assessment of the quality of the loan portfolio, current as well as future economic factors, and the volume of loans outstanding. Provision amounts from year-to-year are also affected by the level of net charge-offs and management's perception of the adequacy of the allowance for loan losses. The activity in the allowance for loan losses is shown in Table 8. The provision for loan losses for the nine months ended September 30, 1997 was $497,000 an increase of $389,000 over the $108,000 provision for same period in 1996. Net charge-offs decreased slightly for the nine months ended September 30, 1997 to $126,000 from $129,000 for the same period in 1996. The lack of a significant change in net charge-offs is a result of the seasoning of the Bank's portfolio. However, due to the substantial loan growth in 1997, future charge-off activity could increase.

At September 30,1997, the allowance for loan losses amounted to $987,000, or 2.01%, of total loans outstanding, compared to $638,000, or 1.28%, of total loans at September 30, 1996. The allowance is maintained in consideration of the perceived credit risk in the loan portfolio. Management's determination of the adequacy of the allowance for loan losses is based upon a continuing review of the loan portfolio which includes past loan loss experience, current economic conditions, loan volume, composition of the loan portfolio and additional factors. The $349,000 increase in the allowance for loan losses from September 30, 1996 to September 30, 1997 is primarily attributable to an additional $350,000 provision made to reflect a more conservative management methodology in determining the amount of the allowance for loan losses.

Non-performing loans decreased by $136,000, or 22.63%, from $601,000 at September 30, 1996 to $465,000 at September 30, 1997, as shown in Table 7. Generally, the accrual of interest income on a loan is suspended when the loan becomes 90 days past due, unless the loan is fully secured and is in the process of collection. A restructured loan is generally one that is accruing interest, but on which concessions in terms have been granted as a result of deterioration in the financial condition of the borrower. Management believes that the allowance for loan losses is adequate at September 30, 1997 based upon its analysis of loss potential. The Bank's policy is to maintain an allowance sufficient to cover expected losses based on its analysis of the loan portfolio and at a reasonable level considering historical net charge-offs for the Bank. However, the Bank does expect the level of net charge-offs to increase in the future as a result of planned loan growth and changes in the loan mix within the portfolio.

At September 30, 1997 the Bank had one concentration greater than 10% of the total loans outstanding. Outstanding loans to agricultural enterprises totaled $8,037,000, or 16.39%, of total loans.

Noninterest Income. Noninterest income primarily consists of fees for services and products. Income related to service charges on deposit accounts consists of fees for demand deposit accounts, overdraft and non-sufficient fund charges, and other transaction fees. Total income from service charges on deposit accounts was $113,000 for the nine months ended

September 30, 1997 compared to $103,000 for the same period in 1996. The increase is primarily due to an increase in the Bank's per item overdraft fee.

The remaining category of noninterest income is derived from services that include fees for safe deposit box rentals, travelers check sales and other miscellaneous categories. Other income was $104,000 for the nine months ended September 30, 1997, a $38,000, or a 57.58%, increase from the same period in 1996 of $66,000. The increase was primarily due to income derived from Internet fees and coop comfort servicing.

Due to the variety of income sources included in noninterest income, fluctuations in the level of income occur from year to year. No other individual component of this category is significant during the nine month periods ended September 30, 1997 or 1996.

Noninterest Expense. Noninterest expense decreased $6,000, or 0.45%, from $1,341,000 in the first nine months of 1996 to $1,335,000 for the same period in 1997. No change in any individual component of this category was significant.

Income Taxes. The effective income tax rate for the first nine months of 1997 was 31.57% which is comparable to the 32.20% effective rate for the same period in 1996. This change is due to increased tax-exempt interest and other factors. The $90,000 decrease in income taxes for the nine months ended September 30, 1996 compared to the nine months ended September 30, 1997 is primarily attributable to decreased pre-tax earnings.

FINANCIAL CONDITION

Comparison of December 31, 1996 to 1995

Total assets increased to $74,346,000 as of December 31, 1996 from $67,874,000 as of December 31, 1995, an increase of $6,472,000, or 9.54%. Shareholders' equity increased approximately $271,000, or 3.15%, to $8,867,000 at December 31, 1996 from $8,596,000 at December 31, 1995. The increase in shareholders' equity was the result of earnings, less the impact of cash dividends paid on common shares.

Loans decreased  $569,000,  or 1.30%,  from  $43,814,000 at December 31, 1995 to
$43,245,000 at December 31, 1996. Real estate loans decreased by $828,000 and commercial loans increased $55,000, primarily due to customer demand. Consumer loans increased $204,000 primarily due to increased financing needs relating to vehicle sales.

Total deposits increased $5,571,000, or 9.48%, from $58,776,000 at December 31, 1995 to $64,347,000 at December 31, 1996. The increase in deposits was primarily the result of an increase in time deposits. Management attributes growth in time deposits to customer preferences for higher yielding instruments of deposit as opposed to the liquidity afforded lower yielding transactional accounts. The Bank's pricing of time deposits is consistent with that of its competitors.

RESULTS OF OPERATIONS

Comparison of 1996 to 1995

General. CSB reported net income of $727,000 in 1996, an increase of $9,000, or 1.25%, from 1995 net income of $718,000. Return on average shareholders' equity for 1996 was 8.22% compared to 8.41% for 1995. The 1996 return on average assets was 1.00% compared to 1.08% for 1995.

Net Interest Income. For the year ended December 31, 1996, total interest income was $5,652,000, an increase of $430,000, or 8.23%, from $5,222,000 for 1995.
Total interest expense increased $300,000 from $2,499,000 in 1995 to $2,799,000 in 1996. As a result, net interest income increased $130,000 from $2,723,000 in 1995 to $2,853,000 in 1996, as shown in Table 1a.

Interest Income. On a fully taxable-equivalent basis, total interest income increased by $432,000 from 1996 to 1995. This increase was due to a $5,059,000 increase in average outstanding earning assets ($67,365,000 for 1996 and $62,306,000 for 1995) and an increase in average interest rates (8.39% for 1996 and 8.38% for 1995), as depicted in Table 1a and Table 2. Average interest rates for securities decreased from 6.68% in 1995 to 6.55% in 1996, largely due to the maturity of higher-rate securities. The effect of this rate change was offset by the effect of reduced average outstanding balances, resulting in a nominal decrease in interest income on securities. The average balance outstanding for short-term investments increased by 97.74% from $5,313,000 in 1995 to $10,506,000 in 1996. The average interest rate for short-term investments decreased from 4.99% in 1995 to 4.66% in 1996 as a result of the decrease in rates paid for federal funds sold in 1996 over 1995.

Interest Expense. Table 1a depicts average balances and rates, and Table 2 shows the dollar effect of volume and rate changes. Interest on deposits increased as a result of changes in deposit mix and greater reliance on higher priced time deposits to fund loan growth. The average outstanding balance of time certificates of deposits increased $3,941,000, or 10.17%. Additionally, the rates paid on these deposits increased as well from 5.50% in 1995 to 5.63% in 1996. Interest rates paid on interest-bearing demand deposits and savings accounts also increased from 2.68% in 1995 to 2.74% in 1996. Consistent with other institutions, the Bank was forced to increase the rates offered on deposit products as increased yields on other investment vehicles drew customer funds away from the Bank.

Provision and Allowance for Loan Losses. The provision for loan losses for 1996 was $135,000, an increase of $87,000 over the 1995 provision of $48,000. As depicted in Table 8, the Bank experienced net charge-offs of $178,000 in 1996 and net charge-offs of $112,000 in 1995, a change of $66,000.

At December 31, 1996, the allowance for loan losses amounted to $616,000, or 1.42%, of total loans outstanding as compared to $659,000, or 1.50%, of total loans at December 31, 1995. Since the level of non-accrual, past due and restructured loans decreased from the prior year, the allowance for loan losses was decreased in 1996 considering historical net charge-offs for the Bank and the industry as a whole.

Noninterest Income. Total income from service charges on deposit accounts was $149,000 for 1996 compared to $146,000 for 1995, changing only slightly. Other income was $102,000 for 1996, a $22,000, or 17.74%, decrease from the 1995 level of $124,000. The decrease was primarily due to a decline in trust fees from 1995. No other individual component of this category was significant during 1996 or 1995.

Noninterest Expense. Salaries and employee benefits, totaling $932,000 for 1996, remained consistent with the 1995 amount of $936,000, changing only slightly due to employee changes at different salary levels. The FDIC assessment decreased $64,000 during 1996 to $2,000 compared to $66,000 in 1995. This is due primarily to the Bank Insurance Fund ("BIF") of the FDIC meeting the legally mandated reserve level.

Income Taxes. The effective income tax rate for 1996 was 32.12% which is compared to 32.05% effective rate for 1995, changing only slightly.

FINANCIAL CONDITION

Comparison of December 31, 1995 to 1994

Total assets increased to $67,874,000 as of December 31, 1995 from $63,660,000 as of December 31, 1994, an increase of $4,214,000, or 6.62%. Shareholders' equity increased approximately $386,000, or 4.70%, to $8,596,000 at December 31, 1995 from $8,210,000 at December 31, 1994. The increase in shareholders' equity was the result of earnings, less the impact of cash dividends paid on common shares.

Loans increased  $1,283,000,  or 3.02%, from $42,531,000 at December 31, 1994 to
$43,814,000 at December 31, 1995. This increase was primarily due to consumer loan customer demand.

Total deposits increased $3,746,000, or 6.81%, from $55,030,000 at December 31, 1994 to $58,776,000 at December 31, 1995. The increase in deposits was primarily the result of an increase in time deposits. Management attributes growth in time deposits to customer preferences for higher yielding instruments of deposit as opposed to the liquidity afforded lower yielding transactional accounts. The Bank's pricing of time deposits is consistent with that of its competitors.

RESULTS OF OPERATIONS

Comparison of 1995 to 1994

General. CSB reported net income of $718,000 in 1995, an increase of $58,000, or 8.79%, over 1994 net income of $660,000. Return on average shareholders' equity for 1995 was 8.41% compared to 8.11% for 1994. The 1995 return on average assets was 1.08% compared to 1.01% for 1994.

Net Interest Income. As shown in Table 1a, for the year ended December 31, 1995 total interest income was $5,222,000 an increase of $594,000, or 12.83%, from $4,628,000 for 1994. Total interest expense increased $383,000 from $2,116,000 in 1994 to $2,499,000. As a result, net interest income increased $211,000 from $2,512,000 in 1994 to $2,723,000 in 1995.

Interest Income. On a fully taxable-equivalent basis, total interest income increased by $589,000 from 1995 to 1994. This increase was due to a $1,172,000 increase in average outstanding earning assets ($62,306,000 for 1995 and $61,134,000 for 1994) and an increase in average interest rates (8.38% for 1995 and 7.57% for 1994), as depicted in Table 1a and Table 2. This rate increase was supplemented by total average loan growth of approximately $2,475,000, or 5.92%, which primarily consisted of growth in the real estate and consumer portions of the portfolio. Average interest rates for securities increased from 6.29% in 1994 to 6.68% in 1995, largely due to the purchase of higher-rate investments as lower rate investments matured and were replaced. The effect of this rate increase was more than offset by the effect of reduced average outstanding balances, resulting in a 7.03% decrease in interest income on securities. The average balance outstanding for short-term investments increased by 8.85% from $4,881,000 in 1994 to $5,313,000 in 1995. The average interest rate for short-term investments also increased from 4.65% in 1994 to 4.99% in 1995 as a result of the increase in rates paid for federal funds sold in 1995 over 1994.

Interest Expense. Table 1a depicts average balances and rates, and Table 2 shows the dollar effect of volume and rate changes. Interest on deposits increased as a result of changes in deposit mix and greater reliance on higher priced time deposits to fund loan growth. The average outstanding balance of time certificates of deposits increased $2,200,000, or 6.02%. Additionally, the rates paid on these deposits increased as well from 4.66% in 1994 to 5.50% in 1995. Interest rates paid on interest-bearing demand deposits and savings accounts decreased slightly from 2.69% in 1994 to 2.68% in 1995. Consistent with other institutions, the Bank was forced to increase certain rates offered on deposit products as increased yields on other investment vehicles drew customer funds away from the Bank.

Provision and Allowance for Loan Losses. The provision for loan losses for 1995 was $48,000, an increase of $23,000 over the 1994 provision of $25,000. The Bank experienced net charge-offs of $112,000 in 1995 and net charge-offs of $44,000 in 1994, as depicted in Table 8, a change of $68,000. The change in net charge-off loans is a result of increased personal bankruptcies.

At December 31, 1995, the allowance for loan losses amounted to $659,000, or 1.50%, of total loans outstanding as compared to $723,000, or 1.70%, of total loans at December 31, 1994. While the level of non-accrual, past due and restructured loans increased from the prior year, the allowance for loan losses was decreased in 1995 to a level considering historical net charge-offs for the Bank and the industry as a whole.

Noninterest Income. Total income from service charges on deposit accounts was $146,000 for 1995 compared to 136,000 for 1994. The increase from 1994 is primarily due to the increase of the Bank's per item overdraft fee. Other income was $124,000 for 1995, a $43,000, or 25.75%, decrease from the 1994 level of
$167,000. The decrease was primarily due to a decrease in trust fees. No other individual component of this category was significant during 1995 or 1994.

Noninterest Expense. Salaries and employee benefits, totaling $936,000 for 1995, remained consistent with the 1994 amount of $921,000, changing only slightly due to employee changes at different salary levels.

The FDIC assessment decreased $61,000 during 1995 to $66,000 compared to $127,000 in 1994. The decrease was due to the BIF of the FDIC meeting the legally mandated reserve level in the second quarter of 1995 and the resultant decrease in deposit premiums from $.23 to $.04 per $100 of deposits effective June 1, 1995.

Income Taxes. The effective income tax rate for 1995 was 32.05% which is comparable to the 31.61% effective 1994. This change is due to decreased tax-exempt interest and other factors. The $33,000 increase in income taxes for 1995 is attributable to increased pre-tax earnings.

ASSET/LIABILITY MANAGEMENT

Asset/Liability management involves developing, implementing and monitoring strategies to maintain sufficient liquidity, maximize net interest income and minimize the impact significant fluctuations in market interest rates have on earnings. The Asset/Liability Committee of the Bank is responsible for managing this process. Much of this committee's efforts are focused on minimizing the Bank's sensitivity to changes in interest rates. One method of gauging sensitivity is by a static gap analysis.

As seen in Table 12, the Bank had a cumulative liability gap position of $10,923,000 within the one-year time frame. This position suggests that if market interest rates decline in the next 12 months, the Bank has the potential to earn more net interest income. A limitation of the traditional static gap analysis, however, is that it does not consider the timing or magnitude of noncontractual repricing. In addition, the static gap analysis treats demand and savings accounts as repriceable within 30 days, while experience suggests that these categories of deposits are actually comparatively resistant to rate sensitivity. Although the static gap sensitivity varies from time frame to time frame, management has the ability to adjust rates on deposit accounts in an effort to achieve a neutral interest sensitivity position within the intermediate term.

LIQUIDITY

Liquidity is generally defined as the ability to meet cash flow requirements. CSB manages liquidity at two levels, the parent company and its subsidiary, the Bank. CSB's primary cash requirement is to pay dividends to CSB's shareholders. Its primary source of funds is dividends received from the Bank.

The Bank's primary liquidity consideration is to meet the cash flow needs of its customers, such as borrowings and deposit withdrawals. To meet cash flow requirements, sufficient sources of liquid funds must be available. These sources include short-term investments; repayments and maturities of loans and securities; sales of assets; growth in deposits and other liabilities; and bank profits. At September 30, 1997, the Bank had approximately $5,675,000 in federal funds sold. In addition, approximately $1,591,000 of securities were scheduled to mature within one year. Principal reductions received on loans also provide a continual stream of cash flows. Another source of liquid funds is net cash provided from operating activities, which provided $905,000 of cash in 1996. Finally, as a member of the Federal Home Loan Bank of Indianapolis, the Bank can access advances under a borrowing agreement. At September 30, 1997, the Bank had no borrowings with the FHLB. Also, as a member of the Federal Reserve Bank of St. Louis, the Bank can borrow from the federal discount window, as provided.

CAPITAL RESOURCES

Management believes a strong capital position is paramount to its continued profitability and continued depositor and investor confidence. It also enables the Bank flexibility to take advantage of expansion opportunities and to accommodate larger commercial loan customers. Regulators have established "risk based" capital guidelines for banks and bank holding companies. Under the guidelines, minimum capital levels are based on the perceived risk in asset categories and certain off-balance-sheet items, such as loan commitments and standby letters of credit. Management monitors its capital levels to comply with regulatory requirements. The Bank's capital ratios were well in excess of regulatory standards for classification as "well capitalized" and approximated the capital ratios of CSB as depicted in Table 11. Being considered "well capitalized" is one condition for assessing the federal deposit insurance premium at the lowest available rate.

IMPACT OF INFLATION

The consolidated financial statements and notes thereto presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of CSB's operations. Nearly all the assets and liabilities of CSB are financial, unlike most industrial companies. As a result, performance is directly impacted by changes in interest rates, which are indirectly influenced by inflationary expectations. CSB's ability to match the interest sensitivity of its financial assets to the interest sensitivity of its financial liabilities in its asset/liability management may tend to minimize the effect of changes in interest rates on it's performance. Changes in interest rates do not necessarily move to the same extent as do changes in the prices of goods and services.

                              CSB Bancorp
                          Rate Volume Analysis
                                Table 1
                         (Dollars in thousands)

                                                       Nine months ended September 30,
                                        -------------------------------------------------------------
                                                   1997                              1996
                                        Average             Average        Average            Average
ASSETS                                  Balance  Interest     Rate         Balance  Interest    Rate
                                        -------------------------------------------------------------
Interest-earning assets:
Interest-earning deposits               $ 1,932   $   79     5.45%         $ 1,332   $   62     6.21%
Federal funds sold                        8,525      376     5.88%           9,817      352     4.78%
Investment securities (taxable)           8,454      468     7.38%           7,217      363     6.71%
Investment securities (tax-exempt)        4,641      145     4.17%           3,507      111     4.22%
Loans (net of unearned income) (1)       46,523    3,317     9.51%          45,002    3,317     9.83%
                                        ----------------                   ----------------
Total interest earning assets           $70,075   $4,385     8.34%         $66,875   $4,205     8.38%
                                                  ================                   ================
Non-earning assets:
Cash and due from banks                 $ 4,286                            $ 3,328
Other non-earning assets                  2,200                              2,230
Allowance for loan losses                  (597)                              (631)
                                        -------                            -------
    Total Assets                        $75,964                            $71,802
                                        =======                            =======
LIABILITIES
Interest-bearing liabilities:
Transaction accounts                    $ 9,677   $  185     2.55%         $ 9,611   $  188     2.61%
Savings deposits                          4,255       85     2.66%           4,500       92     2.73%
Time deposits                            45,245    1,909     5.63%          42,177    1,786     5.65%
Repurchase agreements                       252       10     5.29%             336        8     3.17%
                                        ----------------                   ----------------
Total interest-bearing liabilities      $59,429   $2,189     4.91%         $56,624   $2,074     4.88%
                                                  ================                   ================

Non-interest bearing liabilities:
Demand deposits                         $ 6,824                            $ 5,867
Other liabilities                           555                                460
Stockholders' equity                      9,156                              8,851
                                        -------                            -------
    Total Liabilities and
      Stockholders' equity              $75,964                            $71,802
                                        =======                            =======

Net interest income                               $2,196                             $2,131
                                                  ======                             ======
Net interest spread                                          3.43%                              3.50%
                                                             =====                              =====
Net interest margin                                          4.18%                              4.25%
                                                             =====                              =====
Tax equivalent data: (2)
    Tax equivalent adjustment                         75                                 57
                                                  ======                             ======
Adjusted net interest income                      $2,271                             $2,188
                                                  ======                             ======

Net interest spread                                          3.57%                              3.61%
                                                             =====                              =====
Net interest margin                                          4.32%                              4.36%
                                                             =====                              =====

(1) Average total loans include non-accrual loans and loan income includes loan fee income on loans held in the portfolio.

(2) Tax-equivalent adjustment is computed using 34% statutory tax rate for all periods presented.

                              CSB Bancorp
                    Rate Volume Analysis - Table 1a
                         (Dollars in thousands)

                                                                         Years ended December 31,
                                        ---------------------------------------------------------------------------------------
                                                  1996                            1995                           1994
                                        Average           Average      Average           Average      Average           Average
ASSETS                                  Balance Interest    Rate       Balance Interest    Rate       Balance Interest    Rate
                                        -------------------------      -------------------------      -------------------------
Interest-earning assets:
Interest-earning deposits               $ 1,299  $   80     6.16%      $ 1,399  $   79     5.65%      $ 1,524  $   69     4.53%
Federal funds sold                       10,506     490     4.66%        5,313     265     4.99%        4,881     227     4.65%
Investment securities (taxable)           7,351     481     6.54%        8,127     521     6.41%        9,610     564     5.87%
Investment securities (tax-exempt)        3,646     158     4.33%        3,157     154     4.88%        3,284     163     4.96%
Loans (net of unearned income) (1)       44,563   4,443     9.97%       44,310   4,203     9.49%       41,835   3,605     8.62%
                                        -------------------------      -------------------------      -------------------------
Total interest earning assets           $67,365  $5,652     8.39%      $62,306  $5,222     8.38%      $61,134  $4,628     7.57%
                                                                                ================               ================
Non-earning assets:
Cash and due from banks                 $ 3,457                        $ 2,482                        $ 3,078
Other non-earning assets                  2,243                          2,290                          2,173
Allowance for loan losses                  (628)                          (692)                          (721)
                                        -------                        -------                        -------
    Total Assets                        $72,437                        $66,386                        $65,664
                                        =======                        =======                        =======
LIABILITIES
Interest-bearing liabilities:
Transaction accounts                    $ 9,490  $  260     2.74%      $ 9,361  $  246     2.63%      $10,211  $  268     2.62%
Savings deposits                          4,431     121     2.73%        4,389     123     2.80%        5,119     144     2.81%
Time deposits                            42,695   2,404     5.63%       38,754   2,130     5.50%       36,554   1,704     4.66%
Repurchase agreements                       392      14     3.57%            -       -                      -
                                        -------------------------      -------------------------      -------------------------
Total interest-bearing liabilities      $57,008  $2,799     4.91%      $52,504  $2,499     4.76%      $51,884  $2,116     4.08%
                                                 ================
Non-interest bearing liabilities:
Demand deposits                         $ 6,090                        $ 4,939                        $ 5,296
Other liabilities                           491                            406                            344
Stockholders' equity                      8,848                          8,537                          8,140
                                        -------                        -------                        -------
    Total Liabilities and
      Stockholders' equity              $72,437                        $66,386                        $65,664
                                        =======                        =======                        =======

Net interest income                              $2,853                         $2,723                         $2,512
                                                 ======                         ======                         ======
Net interest spread                                         3.48%                          3.62%                          3.49%
                                                            =====                          =====                          =====
Net interest margin                                         4.24%                          4.37%                          4.11%
                                                            =====                          =====                          =====
Tax equivalent data: (2)
    Tax equivalent adjustment                        81                             79                             84
                                                 ======                         ======                         ======
Adjusted net interest income                     $2,934                         $2,802                         $2,596
                                                 ======                         ======                         ======
Net interest spread                                         3.60%                          3.75%                          3.63%
                                                            =====                          =====                          =====
Net interest margin                                         4.36%                          4.50%                          4.25%
                                                            =====                          =====                          =====

(1) Average total loans include non-accrual loans and loan income includes loan fee income on loans held in the portfolio

(2) Tax-equivalent adjustment is computed using 34% statutory tax rate for all periods presented.

                              CSB Bancorp
                          Rate Volume Analysis
                                Table 2

The effect on CSB Bancorp's interest income (on a fully-taxable equivalent basis) and interest expense due to the changes in volume and average rates for the periods indicated are shown below (in thousands):

                                                      1996-1995
                                               ----------------------
                                                       Change  Change
                                               Total   Due To  Due To
                                               Change  Volume   Rate
                                               ----------------------
ASSETS
Interest-earning assets:
Interest-earning deposits                       $  1     ($6)   $  7
Federal Funds Sold                               225     259     (34)
Investment Securities (taxable)                  (40)    (50)     10
Investment Securities (tax-exempt)                 6      36     (30)
Loans (net of unearned income)                   240      24     216
                                               ----------------------
    Total interest-earning assets               $432    $264    $168
                                               ======================


LIABILITIES
Interest Bearing Liabilities:
Transaction accounts                            $ 14    $  3    $ 11
Savings deposits                                  (2)      1      (3)
Time deposits                                    274     217      57
                                               ----------------------
Repurchase agreements                             14       0      14
                                               ----------------------
    Total interest-bearing liabilities          $300    $221    $ 79
                                               ======================
Net interest income                             $132    $ 43    $ 89
                                               ======================


                                                      1995-1994
                                               ----------------------
                                                       Change  Change
                                               Total   Due To  Due To
                                               Change  Volume   Rate
                                               ----------------------
ASSETS
Interest-earning assets:
Interest-earning deposits                       $ 10     ($6)   $ 16
Federal Funds Sold                                38      20      18
Investment Securities (taxable)                  (43)    (87)     44
Investment Securities (tax-exempt)               (14)    (10)     (4)
Loans (net of unearned income)                   598     213     385
                                               ----------------------
    Total interest-earning assets               $589    $131    $458
                                               ======================

Interest Bearing Liabilities:
Transaction accounts                            ($22)   ($22)   $  0
Savings deposits                                 (21)    (21)     (0)
Time deposits                                    426     103     323
Repurchase agreements                              0       0       0
                                               ----------------------
    Total interest-bearing liabilities          $383    $ 60    $323
                                               ======================
Net interest income                             $206    $ 71    $135
                                               ======================


For purposes of this table, changes in interest due to volume and average rate were determined as follows:

     Volume Variance - change in volume multiplied by previous average rate. Rate Variance - change in average rate multiplied by previous volume.

     Rate/Volume Variance - change in volume multiplied by change in average rate. The rate/volume variances have been allocated to the rate change variance.

                              CSB Bancorp
                          INVESTMENT PORTFOLIO
                         (Dollars in thousands)


Book Value - Table 3

                              September 30,              December 31,
                                          ------------------------------------
                                  1997    1996    1995    1994    1993    1992

U.S. Treasury and agencies      $ 7,695  $7,215  $7,257  $8,213  $6,922  $8,588
State and political subdivisions  4,687   4,064   3,512   3,456   3,018   3,086
Other securities                    558     539     731     831     831     236
                                -----------------------------------------------
  Total Investments             $12,940 $11,818 $11,500 $12,500 $10,771 $11,910
                                ===============================================

Excluding those holdings in the investment security portfolio of U.S. Treasury and U.S. Government agency and corporation securities and various projects notes fully-guaranteed by the U.S. Government, there were no investments in securities of any one issuer which exceeded 10% of shareholders' equity at September 30, 1997.


Maturities - Table 4

Table 4 sets forth the schedule of maturities and weighted average interest rates of securities as of September 30, 1997(in thousands):

                                           September 30, 1997
                               ------------------------------------------
                               1 Year      1-5     5-10   After
                               or less    Years   Years  10 Years  Total
                               ------------------------------------------
U.S. Treasury and agencies      $  499    $3,290  $3,096  $  810  $ 7,695
State and political
 subdivisions(1)                   892     1,190   1,169   1,436    4,687
Other securities                   200         0       0     358      558
                               ------------------------------------------
  Total Investments             $1,591    $4,480  $4,265  $2,604  $12,940
                               ==========================================
Weighted average yield            7.63%     6.74%   7.17%   7.14%
                               ==========================================



(1) The yields on tax-exempt obligations have computed on a fully-taxable equivalent basis using a marginal federal tax rate of 34%.

                              CSB Bancorp
                         Loan Portfolio Summary
                                Table 5
                         (Dollars in thousands)

                                                   December 31,
                         September 30,   --------------------------------
                          1997     %       1996     %       1995     %
                        -------------------------------------------------
Commercial loans        $14,579  29.72%  $12,165  28.13%  $12,110  27.64%
Real estate loans        21,244  43.31%   20,189  46.69%   21,017  47.97%
Installment loans        13,231  26.97%   10,891  25.18%   10,687  24.39%
                        -------------------------------------------------
   Total Loans          $49,054 100.00%  $43,245 100.00%  $43,814 100.00%
                        =================================================



                                           December 31,
                        -------------------------------------------------
                          1994     %       1993     %       1992     %
                        -------------------------------------------------
Commercial loans        $12,277  28.87%  $12,069  29.82%  $12,285  31.61%
Real estate loans        20,802  48.91%   20,079  49.62%   19,355  49.80%
Installment loans         9,452  22.22%    8,319  20.56%    7,225  18.59%
                        -------------------------------------------------
   Total Loans          $42,531 100.00%  $40,467 100.00%  $38,865 100.00%
                        =================================================


As of September 30, 1997, the Bank had one concentration of credit greater than 10% of the total loans outstanding: Agricultural enterprises outstanding loans totaled $8.037 million or 16.39% of total loans.


   Maturities and Sensitivities of Loans to Changes in Interest Rates
                                Table 6
                         (Dollars in thousands)

                                 December 31, 1996
                         ---------------------------------
                         1 Year     1-5    After
                         or less   Years   5 Years  Total
                         ---------------------------------
Fixed rate loans         $ 8,418  $10,071  $2,683  $21,172
Adjustable rate loans     20,934    1,139       0   22,073
                         ---------------------------------
                         $29,352  $11,210  $2,683  $43,245
                         =================================

                              CSB Bancorp
                          Non-Performing Loans
                                Table 7
                         (Dollars in thousands)

Nonperforming loans include loans on which interest is not being accrued and accruing loans contractually past due ninety days or more as to interest or principal payments.

                                                                                 December 31,
                                                 September 30, ----------------------------------------------
                                                      1997      1996      1995      1994      1993      1992
                                                    ---------------------------------------------------------
Non-accrual loans                                   $   418   $   633   $   798   $   390   $   706   $ 1,201
Accruing loans contractually past due 90 or more         47        66        64        25        34         7
                                                    ---------------------------------------------------------
        Total non-performing loans                  $   465   $   699   $   862   $   415   $   740   $ 1,208
                                                    =========================================================

Non-performing loans as a percent of total loans       0.95%     1.62%     1.97%     0.98%     1.83%     3.11%

Non-performing loans as a percent of total assets      0.61%     0.94%     1.27%     0.65%     1.16%     1.97%

Total Loans                                         $49,054   $43,245   $43,814   $42,531   $40,467   $38,865

Total Assets                                        $76,717   $74,346   $67,874   $63,660   $63,549   $61,259


Loans are placed on non-accrual status when, in the opinion of management, the collectibility of principal and interest is considered doubtful or when the payment of interest and principal is 90 days past due, unless the loans are both well secured and in the process of collection. Additional interest that would have been earned in 1997 had the loans classified as non-accrual remained at original terms is immaterial.

As of September 30, 1997, there are no loans which are not included in the above nonperforming loan total for which management had serious doubt as to the ability of the borrowers to comply with the present repayment terms.

                              CSB Bancorp
                       Allowance for Loan Losses
                                Table 8
                         (Dollars in thousands)

A provision is credited monthly to an allowance for loan losses which is maintained at a level considered by management to be adequate to absorb possible future loan losses inherent in the current portfolio. During each quarter, management determines the level of provision necessary for an adequate allowance. Factors considered in assessing the adequacy of the allowance for loan losses include changes in the volume of the loan portfolio, past loan loss experience, existing and anticipated economic conditions, and other factors which may deserve current recognition in estimating possible future loan losses.


                                     Nine Months
                                        ended                      December 31,
                                     ----------- -----------------------------------------------
                                       09/30/97    1996      1995      1994      1993      1992
                                     -----------------------------------------------------------
Beginning Balance                      $   616   $   659   $   723   $   742   $   671   $   552

Loans charged off:
   Commercial loans                         71       108        55        48        31       207
   Real estate loans                         -        26         -        12        35        32
   Installment loans                       130        64       127       110        65        66
                                       ---------------------------------------------------------
      Total Charge Offs                    201       198       182       170       131       305
                                       ---------------------------------------------------------

Recoveries of charged-off loans:
   Commercial loans                         14         7         5       103        22        30
   Real estate loans                        41         -        22         9         1         1
   Installment loans                        20        13        43        14        24        19
                                       -------   -------   -------   -------   -------   -------
      Total Recoveries                      75        20        70       126        47        50
                                       -------   -------   -------   -------   -------   -------
Net Charge offs (recoveries)               126       178       112        44        84       255
Provision charged to operations            497       135        48        25       155       374
                                       -------   -------   -------   -------   -------   -------
      Ending Balance                   $   987   $   616   $   659   $   723   $   742   $   671
                                       =======   =======   =======   =======   =======   =======

Allowance as a percent of total loans     2.01%     1.42%     1.50%     1.70%     1.83%     1.73%

Net charged-off loans to average loans    0.27%     0.40%     0.25%     0.11%     0.21%     0.66%

Allowance as a percent of
   non-performing loans                 212.26%    88.13%    76.45%   174.22%   100.27%    55.55%

Total loans                            $49,054   $43,245   $43,814   $42,531   $40,467   $38,865

Total non-performing loans             $   465   $   699   $   862   $   415    $740     $ 1,208


                              CSB Bancorp
              Allocation of the Allowance for Loan Losses
                                Table 9
                         (Dollars in thousands)

The following schedule sets forth managements's allocation of the allowance for loan losses by loan type. This allowance allocation is neccessarily judgmental and is based upon current economic conditions (in general and with respect to certain customers or industries), past loss experience, the volume of each loan category and its respective past due history and other factors. Since these factors are subject to change, the following allocation is not necessarily indicative of the breakdown of future loan losses. The amounts indicated for each loan type include amounts allocated for specific loans as well as a general allocation.


                    September 30,                                         December 31,
                    -------------   ---------------------------------------------------------------------------------
                    1997     %       1996     %      1995     %       1994     %       1993     %       1992     %
                    -------------   ---------------------------------------------------------------------------------
Commercial loans    $298   30.19%    $178   28.90%   $184   27.92%    $204   28.22%    $212   28.57%    $189   28.17%
Real estate loans    111   11.25%      66   10.71%     83   12.59%      86   11.89%      85   11.46%      87   12.97%
Installment loans    578   58.56%     372   60.39%    392   59.48%     433   59.89%     445   59.97%     395   58.87%
                    -------------   ---------------------------------------------------------------------------------
Total ALL           $987  100.00%    $616  100.00%   $659  100.00%    $723  100.00%    $742  100.00%    $671  100.00%
                    =============   =================================================================================


                              CSB Bancorp
                            Deposit Summary
                                Table 10
                         (Dollars in thousands)

                                            September 30,1997                December 31, 1996
                                       ----------------------------     -----------------------------
                                       Avg bal Avg rate  % Deposits     Avg bal Avg rate   % Deposits
                                       --------------------------------------------------------------
Non-interest bearing demand deposits   $ 6,824              10.34%      $ 6,090                9.71%

Interest bearing demand deposits         9,677    2.55%     14.66%        9,490    2.74%      15.13%

Savings deposits                         4,255    2.66%      6.45%        4,431    2.73%       7.07%

Time deposits                           45,245    5.63%     68.55%       42,695    5.63%      68.09%
                                       -------             ------       -------              ------
Average total deposits                 $66,001             100.00%      $62,706              100.00%
                                       ============================================================

                                             December 31, 1995                 December 31, 1994
                                       ----------------------------     -----------------------------
                                       Avg bal Avg rate  % Deposits     Avg bal Avg rate   % Deposits
                                       --------------------------------------------------------------
Non-interest bearing demand deposits   $ 4,939              8.60%       $ 5,296                9.26%

Interest bearing demand deposits         9,361    2.63%     16.30%       10,211    2.62%      17.86%

Savings deposits                         4,389    2.80%      7.64%        5,119    2.81%       8.95%

Time deposits                           38,754    5.50%     67.47%       36,554    4.66%      63.93%
                                       ------------------------------------------------------------
Average total deposits                 $57,443             100.00%      $57,180              100.00%
                                       ============================================================

                                             December 31, 1993                 December 31,1992
                                       ----------------------------     -----------------------------
                                       Avg bal Avg rate  % Deposits     Avg bal Avg rate   % Deposits
                                       --------------------------------------------------------------
Non-interest bearing demand deposits   $ 6,780              11.88%      $ 4,772                9.04%

Interest bearing demand deposits        10,260    2.89%     17.98%       10,666    3.66%      20.20%

Savings deposits                         5,105    2.94%      8.95%        4,153    3.68%       7.87%

Time deposits                           34,923    4.55%     61.20%       33,203    5.24%      62.89%
                                       ------------------------------------------------------------
Average total deposits                 $57,068             100.00%      $52,794              100.00%
                                       ============================================================



Time Certificates of Deposit of $100,000 or more

                                                       09/30/97
                                                       --------
1.)  Time deposits >= $100,000                          $11,193


2.)  3 months or less maturity                            1,823
     4-6 months maturity                                  3,078
     7-12 months maturity                                 1,726
     over 12 months                                       4,566
                                                       --------
                                                         11,193
                                                       ========

                              CSB Bancorp
                           Regulatory Capital
                                Table 11
                         (Dollars in thousands)

                                   September 30,  December 31,
                                        1997        1996           1995
                                   --------------------------------------
Total Assets                          $76,717     $74,346        $67,874
Risk-based Assets                      45,310      41,125         40,501
Tier I Capital                          9,113       8,867          8,596
Total Capital                           9,876       9,359          9,114

Leverage Ratio                          12.87       12.59          13.43
Tier I Risk-based Capital Ratio         20.11       21.56          21.22
Total Risk-based Capital Ratio          21.80       22.76          22.50

                              CSB Bancorp
                              GAP Position
                                Table 12

The schedule that follows illustrates CSB Bancorp's asset/liability
(gap) position as of September 30, 1997 (in thousands):

                                       Up to 3   4 to 12   1 to 2    After
                               Total   Months    Months    Years     2 Years
                               ---------------------------------------------
ASSETS
------
Loans                         $49,054  $ 8,033   $19,201   $ 1,702   $20,118
Securities                     15,540      676     1,903     3,263     9,698
Federal funds sold              5,675    5,675                             -
Other assets                    6,448                                  6,448
                              ----------------------------------------------
     Total assets             $76,717  $14,384   $21,104   $ 4,965   $36,264
                              ==============================================

LIABILITIES
-----------
Interest-bearing deposits     $59,944  $27,769   $18,323   $11,026   $ 2,826
Securities sold under
 agreements to repurchase         319      319
Other liabilities and
   equity                      16,454        -         -         -    16,454
                              ----------------------------------------------
     Total liabilities
        and equity            $76,717  $28,088   $18,323   $11,026   $19,280
                              ==============================================


Gap                                   ($13,704)  $ 2,781   ($6,061)  $16,984

Cumulative gap                        ($13,704) ($10,923) ($16,984)  $     -

Cumulative rate
   sensitive ratio                        0.51      0.99      0.70      1.00
                              ==============================================

                              CSB Bancorp
                      Return on Equity and Assets
                                Table 13


The following table sets forth, for the periods indicated, return on assets, return on equity, dividend payout and average equity to average asset ratio:


                               September 30,                December 31,
                                    1997       1996    1995    1994    1993    1992
                               -------------  --------------------------------------
Return on assets                    0.70%      1.00%   1.08%   1.01%   0.94%   0.87%

Return on equity                    5.80%      8.22%   8.41%   8.11%   7.78%   7.11%

Dividend payout ratio              40.20%     60.52%  55.71%  50.91%  53.16%  53.94%

Average equity to average assets   12.05%     12.21%  12.86%  12.40%  12.04%  12.22%


                              CSB Bancorp
                  Selected Consolidated Financial Data
            (Dollar amounts in thousands, except share data)

The following table presents selected financial information for CSB Bancorp:

                                          Nine months ended
                                              Sepember 30,                 Year ended December 31,
                                          --------------------------------------------------------------------
                                                   1997     1996     1996     1995     1994     1993     1992
                                          --------------------------------------------------------------------
FOR THE PERIOD
  Interest Income                                 $4,385   $4,205   $5,652   $5,222   $4,628   $4,526   $4,871
  Interest Expense                                 2,189    2,074    2,799    2,499    2,116    2,035    2,282
  Net Interest Income                              2,196    2,131    2,853    2,723    2,512    2,491    2,589
  Provision for loan losses                          497      108      135       48       25      155      374
  Non-interest income                                217      169      250      270      302      206      186
  Non-interest expense                             1,335    1,341    1,898    1,889    1,824    1,722    1,673
  Income before income taxes                         581      851    1,070    1,056      965      820      728
  Net Income                                         398      577      727      718      660      611      538
PER COMMON SHARE
  Net Income                                       $2.49    $3.61    $4.54    $4.49    $4.12    $3.82    $3.39
  Cash dividends                                    1.00     1.00     2.75     2.50     2.10     2.03     1.83
  Weighted average shares (000)                      160      160      160      160      160      160      159
AT PERIOD-END
  Total loans                                    $49,054  $46,680  $43,245  $43,814  $42,531  $40,467  $38,865
  Earning assets                                  69,630   67,901   68,221   63,353   52,796   59,421   56,899
  Total assets                                    76,717   74,793   74,346   67,874   63,660   63,549   61,259
  Average total assets                            75,964   71,802   72,437   66,386   65,664   65,230   61,949
  Deposits                                        66,731   65,018   64,347   58,776   55,030   55,251   53,352
  Common shareholders' equity                      9,113    8,996    8,867    8,596    8,210    7,938    7,603
  Total shareholders' equity                       9,113    8,996    8,867    8,596    8,210    7,938    7,603
  Average shareholders' equity                     9,156    8,851    8,848    8,537    8,140    7,852    7,569
PERFORMANCE RATIOS
  Return on average total assets                    0.70     1.07     1.00     1.08     1.01     0.94     0.87
  Return on average common equity                   5.80     8.69     8.22     8.41     8.11     7.78     7.11
  Net overhead expense to average assets            1.96     2.18     2.28     2.44     2.32     2.32     2.40
  Net interest margin                               4.32%    4.36%    4.36%    4.50%    4.25%    4.27%    3.81%
CAPITAL RATIOS AT PERIOD-END
  Tangible equity to tangible assets               11.93%   11.83%   11.90%   12.58%   12.79%   12.36%   12.36%
  Tier 1 risk-adjusted capital                     20.11    20.54    21.56    21.22    21.25    20.34    21.20
  Total risk-adjusted capital                      21.80    21.79    22.76    22.50    22.51    21.60    22.45
  Dividend payout ratio                            40.20    27.73    60.52    55.71    51.03    53.16    53.78
ASSET QUALITY DATA
  Nonperforming loans                               $465     $601     $699     $862     $415     $740   $1,208
  Nonperforming assets                               709      938    1,025    1,399    1,074    1,450    1,376
  Allowance for loan losses                          987      638      616      659      723      742      671
  Nonperforming loans to period-end loans           0.95%    1.01     1.62%    1.97%    0.98%    1.83%    3.11%
  Allowance for loan losses to nonperforming
    loans                                         212.26%  128.71%   88.13%   76.45%  174.22%  100.27%   55.55%
  Allowance for loan losses to period-end loans     2.01%    1.28%    1.42%    1.50%    1.70%    1.83%    1.73%


                FSB FINANCIAL CORPORATION MANAGEMENT'S DISCUSSION
                       AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


INTRODUCTION

FSB Financial Corporation is a state-chartered institution organized in 1994, which operates the FSB Bank (collectively referred to in this section as "FSB"). FSB operates a main office located in Francisco, Indiana and a branch office located in Princeton, Indiana. FSB offers a range of banking and financial services to individuals and businesses in Gibson County in Southwestern Indiana.

The following management's discussion and analysis is presented to provide information concerning FSB's financial condition and results of operations as of and for the fiscal years ended September 30, 1997 and 1996. This discussion and analysis should be read in conjunction with FSB's financial statements and related footnotes, which are presented in this document. Note that 1996 results are unaudited.

RESULTS OF OPERATIONS
COMPARISON OF 1997 TO 1996

NET LOSS
FSB incurred a $41,000 net loss for 1997, which represented a $25,000 or 60% decline from the $16,000 net loss incurred for 1996. The increased net loss in 1997 as compared to 1996 was primarily attributable to a $100,000 increase in non-interest expenses, which was somewhat offset by an increase of $62,000 in net interest income. $10,000 of the increase in expenses was attributable to merger related costs.

The table below presents the change in net income by major income statement components for 1997, on a taxable equivalent basis (dollars in thousands):

Net Interest Income                 $    62
Provision for Loan Losses               (10)
Non-interest Income                      16
Non-interest Expenses                  (100)
Income Taxes                              7
                                     ------
Change in Net Income                $ (  25)
                                         ==

NET INTEREST INCOME
Net interest income is the difference between interest and fees earned on loans and investments, and interest paid on interest bearing liabilities. It is the bank's principal source of income. In this discussion, net interest income is presented on a taxable equivalent basis -- that is, tax-exempt income earned on securities of state and political subdivisions has been increased to an amount that would have been earned on a taxable basis. This places taxable and non-taxable income on a more comparable basis and makes their comparison more meaningful.

                                             Change from Prior Period
                                             Year Ended September 30,
                                               (dollars in thousands)
                                                                    Change
                                     1997         1996          $            %
                                     ----         ----          -            -
Interest Income
    (taxable equivalent)            $1,163       $1,021         $142      13.9%
Interest Expense                       540          460           80      17.4
                                     -----        -----          ---
    Net Interest Income             $  623       $  561         $ 62      11.0%
                                      =====        =====          ===

In 1997, taxable equivalent net interest income of $623,000 increased by $62,000 or 11.0% from 1996. Net interest income, on a taxable equivalent basis, as a percentage of average earning assets was 4.41% for 1997. Management reviews the bank's Asset/Liability position on a regular basis in order to minimize inherent balance sheet interest rate risk. See management's discussion in the section entitled Liquidity, Interest Rate Risk Management and Inflation.

PROVISION FOR LOAN LOSSES
The provision for loan losses is a charge against income, to provide an allowance against which future losses will be charged as those losses are identified. FSB's management makes a quarterly evaluation of estimated losses and the adequacy of the allowance for loan losses. Management considers the allowance to be adequate to absorb estimated losses in the loan portfolio.

The provision for loan losses was $68,000 in 1997 versus $58,000 in 1996. The increase in the provision was the result of management's determination that a higher allowance for loan losses was prudent. There were no significant write-offs in 1997 or 1996.

NON-INTEREST INCOME
Non-interest income increased by $16,000 to $96,000 in 1997, over the 1996 total of $80,000. Non-interest income as a percentage of taxable equivalent net interest income also increased, to 15.4% in 1997 compared to 14.2% in 1996.

The primary source of non-interest income is service charges on deposit accounts, which increased by $9,000 to $78,000 in 1997, from $69,000 in 1996. The remaining increase in non-interest income of $7,000 was due to increases in commissions, ATM fees and dividends on FHLB stock. Non-interest income also includes exchange fees, safe deposit rental, and other miscellaneous charges. Securities gains were minimal in both years. FSB does not offer fiduciary services.

NON-INTEREST EXPENSES
The principal components of non-interest expense are salaries and employee benefits, occupancy and equipment, and data processing. The remaining components of non-interest expense are classified as other operating expenses and consist of supplies and telephone, directors' and professional fees, and other miscellaneous expenses.

Non-interest expenses were $683,000 in 1997, compared to $583,000 in 1996, an increase of $100,000. Salaries and Employee Benefits accounted for $61,000 of this increase, and professional fees increased $10,000 from 1996. Merger related expenses were $10,000 in 1997.

FSB's efficiency ratio, consisting of non-interest expenses as a percentage of the total of taxable equivalent net interest income and non-interest income (net operating income), was 95% in 1997 and 91% in 1996.

The following tables provide an analysis of the components of non-interest expense for 1997 and 1996:

                                             Non-interest Expenses
                                             (dollars in thousands)

                                    % to                  $ to
                         1997      Total       1996      Total           Change
                         ----      -----       ----      -----          -------
Salaries and
    Employee Benefits    $359        52%       $298        51%     $61       20%
Occupancy
    and Equipment          93        14          87        15        6        6
Data Processing            57         8          58        10       (1)      (2)
Other Operating           174        26         140        24       34       25
                          ---        --         ---        ---      --       --
   Non-Interest Expense  $683       100%       $583       100%    $100       17%
                          ===       ===         ===       ===      ===       ==

                                              Non-interest Expenses
                                             Stated as a % of Taxable
                                         Equivalent Net Operating Income
                                             (dollars in thousands)

                                                    1997           1996
                                                    ----           ----
Salaries and Employee Benefits                       50%           46%
Occupancy and Equipment                              13            14
Data Processing                                       8            9
Other Operating                                      24            22
                                                     --            --
    Non-Interest Expense                             95%           91%
                                                     ==            ==

INCOME TAX
The income tax benefit for 1997 was $10,000 compared to a $3,000 benefit for 1996. Income tax benefit as a percentage of net loss before taxes was 19% in 1997 and 18% in 1996.

FINANCIAL CONDITION

Comparison of September 30, 1997 to 1996

As of September 30, 1997 FSB's total assets increased $1,097,000 to $15,699,000 compared to $14,603,000 at September 30, 1996. The increase was primarily due to an increase in Federal Funds Sold and Premises and Equipment, offset by a decline in the investment portfolio.

Loans totaled $10,520,000 at September 30, 1997. This represents an increase of $126,000 over the September 30, 1996 balance of $10,394,000.

Total deposits at September 30, 1997 of $14,104,000 increased 12%, or $1,506,000 over the total of $12,598,000 at September 30, 1996. $810,000 of this increase occurred in certificates of deposits in denominations of $100,000 or more. At September 30, 1997 FSB had no outstanding balance in Federal Funds Purchased, a decrease of $375,000 from the previous year-end.

Shareholders' Equity totaled $1,481,000 or 9.4% of total assets at September 30, 1997. This represents a decrease of $56,000 from the September 30, 1996 balance of $1,537,000 which was 10.5% of total assets. This decrease is the result of:(a) a net loss for 1997 of $41,000; (b)payment of cash dividends of approximately $12,000; and, (c)repurchase of common stock of approximately $3,000.

USES OF FUNDS

MONEY MARKET INVESTMENTS
FSB's money market investments for the periods presented were comprised of federal funds sold and interest bearing deposits in other banks, and are used by FSB to meet lending requirements and normal liquidity needs. The balance of money market investments was $1,325,000 at September 30, 1997. This increase of $1,200,000 from the balance of $125,000 at September 30, 1996 was funded by a net increase of $1,131,000 in total deposits and federal funds purchased.

INVESTMENT SECURITIES
The investment securities portfolio is used as a means of investing funds over and above those needed for lending and liquidity requirements. Investment securities are primarily purchased with the intent and ability to hold until maturity. Approximately $300,000 in U.S. Treasury securities was held as available-for-sale at September 30, 1997 and 1996.

Investment  securities   held-to-maturity  declined  $643,000  during  1997,  to
$2,325,000 at September 30, 1997. This decline from the September 30, 1996 balance of $2,967,000 was primarily the result of scheduled maturities and calls prior to maturity of U.S. Government Agency and Mortgage-backed securities. $48,000 of these funds were re-invested in Federal Home Loan Bank stock. Approximately $600,000 of FSB's U.S. Government Agency securities are scheduled to mature in the fiscal year ending September 30, 1998.

The following tables present an analysis of investments and their maturity schedule as of September 30, 1997:

                                           Total Investments
                                       As of September 30, 1997
                                         (dollars in thousands)

                                                                 % to                                    % to
                                                       1997      Total                1996               Total
                                                       ----      -----                ----               -----

MONEY MARKET INVESTMENTS
    Federal Funds Sold                               $1,275        32%             $    75                  2%
    Interest Bearing Deposits                            50         2                   50                  2
                                                      -----                         ------              -----
                                                      1,325        34                  125                  4
                                                      -----        --               ------              -----

INVESTMENT SECURITIES
    U.S. Treasuries                                     300         7                  300                  9
    U.S. Government Agencies                            900        23                1,250                 37

                                      -95-




    State and political
       sub-divisions                                    585       15                    581               17
    Mortgage-backed securities                          840       21                  1,136               33
                                                      -----    -----                  -----               --
                                                      2,625       66                  3,267               96
                                                      =====    =====                  =====            =====

TOTAL INVESTMENTS

                                                                    Investment Maturity Schedule
                                                                      As of September 30, 1997
                                                                      (dollars in thousands)

                                                     Within      1 - 5                 > 5
                                                     1 Year      Years               Years             Total
                                                     ------      -----               -----             -----

Money Market Investments                             $1,325    $    --           $      --            $1,325
Investment Securities                                   880        460               1,285             2,625
                                                    -------       ----               -----             -----

TOTAL INVESTMENTS                                    $2,205       $460              $1,285            $3,950
                                                      =====        ===               =====             =====


LOANS
Total loans of $10,520,000 at September 30, 1997 represented an increase of $126,000 compared to September 30, 1996 balances of $10,394,000. This net increase resulted from an increase in real estate loans of $332,000 (8%), a decline in commercial loans of $122,000 (7%), and a decline in consumer loans of $86,000 (2%).

At September 30, 1997 the loan portfolio was comprised of real estate loans (43%), consumer loans (41%), and commercial loans (16%). Deferred loan costs were negligible. These relative percentages did not change significantly from September 30, 1996 balances. The percentage of loans to total assets and loans to deposits at September 30, 1997 declined from the prior year-end, due to an increase in cash equivalents and total deposits.

                                                                        Total Loans
                                                                      As of September 30,
                                                                    (dollars in thousands)
                                                                           % to                         % to
                                                                  1997     Total      1996              Total
                                                                  ----     -----      ----              -----

Commercial                                                $      1,662      16   $   1,784                17
Real Estate                                                      4,554      43       4,222                41
Consumer                                                         4,281      41       4,366                42
                                                                ------      ---      -----                --
                                                                10,497      100     10,372               100
Deferred Loan Costs                                                 23      -           22                 -
                                                               -------      --                            --


    TOTAL LOANS                                           $     10,520      100    $10,394               100
                                                                ======      ===     ======               ===
    LOANS TO TOTAL ASSETS                                          67%                 71%
                                                                   ===                 ===
    LOANS TO TOTAL DEPOSITS                                        75%                 82%
                                                                   ===                 ===

Approximately $3,800,000 of real estate loans were secured by 1-4 family housing at September 30, 1997 and approximately $985,000 of outstanding commercial loans were for agricultural purposes or secured by farmland. The majority of consumer loans were collateralized at year-end. Unfunded lines of credit were not significant.

SOURCES OF FUNDS
Comparison of September 30, 1997 to 1996

DEPOSITS
FSB's core deposits include demand deposits, regular savings accounts and certificates of deposit of less than $100,000. FSB relies on core deposits as the major source of funding for earning assets. Core deposits increased 6%, or $696,000 to $11,616,000 at September 30, 1997 compared to $10,920,000 at
September 30, 1996. Non-interest bearing demand deposits, a component of core deposits, increased 2% or $24,000 for the year ended September 30, 1997.

Certificates of deposits of $100,000 or more totaled $2,487,000 and $1,678,000 at September 30, 1997 and 1996, respectively; an increase of $810,000. Deposits in this category are generally considered more subject to periodic withdrawals than core deposits, and as such are generally not used as a permanent source of funding for loans.

OTHER FUNDING SOURCES
FSB's remaining funding source consists of federal funds purchased from other financial institutions, generally on an overnight basis. These borrowings represent an important source of temporary short-term liquidity for FSB.
FSB had no borrowings at September 30, 1997.

CAPITAL RESOURCES
Shareholders' Equity at September 30, 1997 declined $56,000 from the previous year-end, to $1,481,000. This decline resulted primarily from a net loss in 1997 of $41,000 following a net loss in 1996 of $16,000. Shareholders' Equity as a percentage of total assets declined to 9.4% at September 30, 1997 from 10.5% at September 30, 1996.

FSB paid cash dividends of approximately $12,000 in both 1997 and 1996. Due to FSB's recent net losses and certain Indiana state banking regulations, FSB is required to obtain prior regulatory approval before payment of future dividends.

Federal banking regulations provide guidelines for determining the capital adequacy of bank holding companies and banks. These guidelines provide a definition of core capital (Tier 1 capital) and assign a measure of risk to various categories of assets (risk-weighted assets). These guidelines require minimum levels of capital to be maintained in proportion to total risk-weighted assets and off-balance sheet exposures such as unfunded loan commitments.

The bank's Tier 1 capital consists solely of shareholders' equity. Tier 2 capital is defined as the allowance for loan losses up to 1.25% of gross risk-weighted assets. Total capital is the sum of Tier 1 and Tier 2 capital.

In addition, the Federal Deposit Insurance Corporation Improvement Act of 1991 requires federal regulatory agencies to define capital tiers. These tiers are: well-capitalized, adequately capitalized, under-capitalized, significantly under-capitalized, and critically under-capitalized. To be considered well-capitalized, an institution must achieve a Tier 2 Risk-based capital ratio of at least 6.0%, a total capital ratio of at least 10.0%, a leverage ratio of at least 5.0%, and not be under a capital directive order. Failure to meet various capital requirements can initiate regulatory action that could have a direct material effect on the financial statements.

FSB's Tier 1, Total Capital and leverage ratios at September 30, 1997 were 15.5%, 14.4% and 9.3%, respectively. All ratios exceeded minimum regulatory ratios for the definition of a well-capitalized institution.

At September 30, 1997 management is not aware of any current recommendations by banking regulatory authorities which, if they were to be implemented, would have or are reasonably likely to have, a material impact on the Company's liquidity, capital resources or operations.

RISK MANAGEMENT

LENDING AND LOAN ADMINISTRATION
Primary responsibility and accountability for day-to-day lending activities rests with FSB's CEO and Vice President. These officers have the authority to extend credit based on guidelines approved by FSB's Board of Directors.
In the opinion of the Board, these officers possess the knowledge, judgement and experience necessary to administer lending activities of FSB.

FSB's Board of Directors holds regular meetings and special meetings, as needed, to review and approve lending activities and to review credit applications which, according to FSB's loan policy, require Board approval.
The Board reviews underperforming assets and watch list loans at quarterly intervals in order to monitor credit quality. The Board approves all charge-offs to the allowance for loan losses. Loans are charged-off when, in management's opinion, they are deemed uncollectible.

Underperforming assets consist of: a) non-accrual loans; b) accruing loans past due greater than 90 days; and c) restructured loans, which have been renegotiated to provide a reduction or deferral in interest and/or principal due to the impaired financial condition of the borrower. FSB's underperforming assets totaled $117,000 and $54,000 or 1.11% and 0.51% of total loans, at September 30, 1997 and 1996, respectively.

The Board of Directors formally evaluates the adequacy of the allowance for loan losses on a quarterly basis. This evaluation is based upon reviews of specific loans, loan categories, and historical loss experience, as well as current and projected conditions. FSB's provision to the Allowance for Loan Losses was $68,000 in 1997 and $58,000 in 1996. Net charge-offs reduced the Allowance for Loan Losses by $48,000 in 1997 and $18,000 in 1996. The balance of the Allowance for Loan Losses totaled $103,000 and $83,000 or 0.98% and 0.80% of total loans, at September 30, 1997 and 1996, respectively.

LIQUIDITY, INTEREST RATE RISK MANAGEMENT AND INFLATION
Management monitors the bank's liquidity requirements on a daily basis. Liquidity needs arise from loan demand and deposit withdrawals. The objective of liquidity management is to match available funds with anticipated funding needs. The investment portfolio is managed to help meet FSB's liquidity needs, as well as mitigate interest rate risk in FSB's loan and deposit portfolios.

Interest rate risk management seeks to minimize the risks to net interest income associated with the effect of potential changes in interest rates. These risks are mitigated by the appropriate positioning of interest-earning assets to interest-bearing liabilities, based on the periods in which they mature or reprice. In general, a position wherein interest sensitive assets are greater than interest sensitive liabilities in a given period is appropriate during periods of rising interest rates. In general, the inverse is true during periods of declining interest rates.

Since virtually all of FSB's assets and liabilities are monetary in nature, changes in interest rates may have a significant impact on the bank's performance. However, interest rates do not necessarily move in concert with, or in the same magnitude as, the general inflation rate or prices of other goods and services.

Management and the Board of Directors monitor FSB's interest rate risk position on a quarterly basis. An analysis of the bank's interest rate sensitivity position at September 30, 1997 is provided in the table below:

                                                                      INTEREST RATE SENSITIVITY
                                                                      As of September 30, 1997
                                                                      (dollars in thousands)

                                                            Under          1 - 5          Beyond
                                                            1 Year         Years          5 Yrs       Total
                                                            ------        ------          ------      ------

INTEREST EARNING ASSETS:
Federal Funds Sold                                      $      1,275        --           $    --     $  1,275
Interest Bearing Deposits                                         50        --                --           50
Investment Securities                                          1,489       409               727        2,625
Loans (net of unearned)                                        2,071     5,710             2,739       10,520
                                                               -----     -----             -----       ------

    RATE SENSITIVE ASSETS                  (RSA)        $     4,885$     6,119           $ 3,466     $ 14,470
                                                              -----      -----             -----       ------

INTEREST BEARING LIABILITIES:
Interest Bearing Demand                                 $     1,149         --           $    --     $  1,149
Savings and MMDA                                                200       1,961               --        2,161
Time Deposits                                                 4,732       4,276               --        9,008
                                                              -----       -----             -----      ------

    RATE SENSITIVE LIABILITIES (RSL)                    $     6,081$      6,237          $    --     $ 12,318
                                                                -----      -----              ---      ------

INTEREST SENSITIVITY GAP:
Current                                                       $(1,196)    $(118)            $3,466   $  2,152
                                                                =====      ====              =====      =====
Cumulative                                                    $(1,196)   $(1,314)           $2,152
                                                                =====      =====             =====

                            Cumulative RSA / RSL                   80%           90%          117%
                                                                   ===           ===          ====


INTRODUCTION

The following management's discussion and analysis is presented to provide information concerning FSB's financial condition and results of operations as of December 31, 1997 and September 30, 1997 as well as for the three months ended December 31, 1997 and 1996. The three months ended December 31, 1997 and 1996 represent the first fiscal quarter of the 1998 and 1997 fiscal years, respectively. This discussion and analysis should be read in conjunction with FSB's financial statements and related footnotes, which are presented in this document. Note that all results are unaudited.

RESULTS OF OPERATIONS

COMPARISON OF THREE MONTHS ENDED DECEMBER 31, 1997 TO DECEMBER 31, 1996

NET LOSS
FSB incurred a $5,000 net loss for the three months ended December 31, 1997 which represented an improvement of $12,000 from the $17,000 net loss incurred for the same period in 1996. This improvement was primarily attributable to a $38,000 decrease in the provision for loan loss, which was principally offset by an increase in interest expense of $21,000. In addition, no income tax benefit associated with the pre-tax loss was recorded in the first fiscal quarter of 1998. A tax benefit of $9,000 was recorded in the first fiscal quarter of 1997. There were no merger-related expenses in the first fiscal quarter of 1998.

The table below presents the change in net income by major income statement components for the three months ended December 31, 1997 in comparison to the three months ended December 31, 1996 on a taxable equivalent basis (dollars in thousands):

                       Net Interest Income        $       (13)
                       Provision for Loan Losses           38
                       Non-interest Income                  1
                       Non-interest Expenses               (5)
                       Income Taxes                        (9)
                                                       -------
                       Change in Net Income            $   12
                                                       =======

NET INTEREST INCOME
Net interest income is the difference between interest and fees earned on loans and investments, and interest paid on interest bearing liabilities. It is the bank's principal source of income. In this discussion, net interest income is presented on a taxable equivalent basis -- that is, tax-exempt income earned on securities of state and political subdivisions has been increased to an amount that would have been earned on a taxable basis. This places taxable and non-taxable income on a more comparable basis and makes their comparison more meaningful.

                                                                     Change from Prior Period
                                                                  Three Months Ended December 31,
                                                                     (dollars in thousands)

                                                                                              % of Average
                                                                          Change             Earning Assets
                                            1997          1996             $     %            1997     1996
                                            ----          ----             -     -            ----     ----
Interest Income
    (taxable equivalent)                  $  296          $288            $  8   3            8.21     8.35
Interest Expense                             149           128              21  16            4.13     3.71
                                             ---                          ----                ----     ----
    Net Interest Income                    $ 147          $160            $(13)  8            4.08     4.64
                                            ====           ===             ===                ====     ====

For the first fiscal quarter of 1998, taxable equivalent net interest income of $147,000 decreased by $13,000 or 8% from the first fiscal quarter of 1997. Net interest income, on a taxable equivalent basis, as a percentage of average earning assets (net interest margin) was 4.08% for the three months ended December 31, 1997 compared to 4.64% for the same period in the prior year. The reduction in net interest income and net interest margin was primarily due to an increase in interest expense. This increase was due to higher average deposit outstandings and average rate paid on deposits from period to period.

Management reviews FSB's Asset/Liability position on a regular basis in order to minimize inherent balance sheet interest rate risk. See management's discussion in the section entitled Liquidity, Interest Rate Risk Management and Inflation.

PROVISION FOR LOAN LOSSES
The provision for loan losses is a charge against income, to provide an allowance against which future losses will be charged as those losses are identified. FSB's management makes a quarterly evaluation of estimated losses and the adequacy of the allowance for loan losses. Management considers the allowance to be adequate to absorb estimated losses in the loan portfolio.

The provision for loan losses was $4,000 in the first fiscal quarter of 1998, compared to $42,000 in the same period for 1997. The decrease in the provision from period to period was the result of management's determination that there were no significant loan losses forecast for the first fiscal quarter of 1998, and that $25,000 of the provision in the comparable period for 1997 was made as a direct contribution to cover some year-end 1997 loan losses. There were no significant write-offs in the first fiscal quarter of 1998 or 1997.

NON-INTEREST INCOME
The primary source of non-interest income is service charges on deposit accounts. Non-interest income also includes commissions, ATM fees, dividends on FHLB stock, exchange fees, safe deposit rental, and other miscellaneous charges. Non-interest income increased by $1,000 to $26,000 in the first fiscal quarter of 1998, over the 1997 amount of $25,000.

NON-INTEREST EXPENSES
The principal components of non-interest expense are salaries and employee benefits, occupancy and equipment, and data processing. The remaining components of non-interest expense are classified as other operating expenses and consist of supplies and telephone, directors' and professional fees, and other miscellaneous expenses.

Non-interest expenses were $170,000 in the first fiscal quarter of 1998, compared to $165,000 for the same period in 1997, an increase of $5,000. Occupancy and Equipment expenses increased $13,000 due to the amortized cost of two new ATMs, associated site preparation, and the subsequent purchase of maintenance agreements to cover said machines. Data Processing and Other Operating Expenses decreased $4,000 and $5,000 respectively. There were no merger-related expenses in the first fiscal quarter of 1998.

FSB's efficiency ratio, consisting of non-interest expenses as a percentage of the total of taxable equivalent net interest income and non-interest income (net operating income), was 98% in the first fiscal quarter of 1998 compared to 89% in 1997.

The following tables provide an analysis of the components of non-interest expense for the three months ended December 31, 1997 and 1996:

                                                                                 Non-interest Expenses
                                                                                 (dollars in thousands)

                                          1st Qtr          % to            1st Qtr      % to
                                          1998             Total           1997         Total       Change
                                                           -----           ----         -----       ------
Salaries and
    Employee Benefits                    $   90             53%        $     89           54%      $ 1   1%
Occupancy and Equipment                      28             16               15            9        13  87
Data Processing                              14              8               18           11        (4)(22)
Other Operating                              38             22               43           26        (5) 12
                                             --            ---               --          ---        ---
    Non-Interest Expense                   $170            100%            $165          100%        5   3%
                                            ===            ===              ===          ===



                                                                                 Non-interest Expenses
                                                                                 Stated as a % of Taxable
                                                                                 Equivalent Net Operating Income
                                                                                 (dollars in thousands)

                                                                                1st Qtr                 1st Qtr
                                                                                 1998                   1997
Salaries and Employee Benefits                                                    52%                    48%
Occupancy and Equipment                                                           16                     8
Data Processing                                                                    8                     9
Other Operating                                                                   22                     24
                                                                                  --                     --
    Non-Interest Expense
                                                                                 98%                    89%
                                                                                 ==                     ==

The increase in the efficiency ratio is primarily due to lower net interest income in the first fiscal quarter of 1998 compared to same period in the prior year.

INCOME TAX
No income tax benefit was recorded for the first fiscal quarter of 1998. A $9,000 tax benefit was recorded for the same period in the prior year.

FINANCIAL CONDITION
Comparison of December 31, 1997 to September 30, 1997

As of December 31, 1997 FSB's total assets increased $63,000 to $15,762,000 compared to $15,699,000 at September 30, 1997. This net increase was primarily the result of a $23,000 decrease in the Allowance for Loan Loss and a $35,000 increase in Other Assets. In addition, a $465,000 decline in investment securities and a $441,000 decline in loans were reinvested in Federal Funds Sold, funding the majority of the $967,000 increase in Cash and Cash Equivalents.

Total deposits at December 31, 1997 of $14,172,000 were $68,000 over the total of $14,104,000 at September 30, 1997. Non-interest bearing deposits declined $73,000 while interest-bearing deposits increased by $141,000 during this period.

Shareholders' Equity totaled $1,475,000 or 9.4% of total assets at December 31, 1997. This represents a decrease of $5,000 from the September 30, 1997 and no change in the equity to assets ratio. This decline resulted from the net loss for the three months ended December 31, 1997.

USES OF FUNDS

MONEY MARKET INVESTMENTS
FSB's money market investments for the periods presented were comprised of federal funds sold and interest bearing deposits in other banks, and are used by FSB to meet lending requirements and normal liquidity needs. The balance of money market investments increased $890,000 in the first fiscal quarter of 1998, to a total of $2,215,000. This increase from the total of $1,325,000 at September 30, 1997 was funded by a decline in investment securities and loans. Management's intent is to provide liquidity for seasonal loan growth and expected maturities of time deposits; and, to reinvest excess liquidity in the investment portfolio when sufficient yields can be obtained.

INVESTMENT SECURITIES
The investment securities portfolio is used as a means of investing funds over and above those needed for lending and liquidity requirements. Investment securities are primarily purchased with the intent and ability to hold until maturity.

Investment securities declined $465,000 from September 30, 1997 to $2,160,000 at December 31, 1997. This decline was primarily the result of scheduled maturities of U.S. Treasury, U.S. Government Agency and Mortgage-backed securities. An additional $500,000 of the bank's U.S. Government Agency securities are scheduled to mature in the fiscal year ending September 30, 1998.

The following tables present an analysis of money market investments and investment securities as of December 31, 1997 and September 30, 1996 and their maturity schedules as of December 31, 1997:

                                                                                 Money Market Investments and
                                                                                 Investment Securities As of:
                                                                                 (dollars in thousands)

                                                          Dec 31,          % to             Sep 30,   % to
                                                          1997             Total            1997      Total
                                                          ----             -----            ----      -----
MONEY MARKET INVESTMENTS
    Federal Funds Sold                                    $2,215            51%             $1,275      32%
    Interest Bearing Deposits                             --                --                  50       2
                                                                            --
                                                           2,215             51               1,325     34
                                                          ------            ---               -----     --
INVESTMENT SECURITIES
    U.S. Treasuries                                       --                --                  300      7
    U.S. Government Agencies                                  800           18                  900     23
    State and political
       sub-divisions                                          585           13                  585     15
    Mortgage-backed securities                                775           18                  840     21
                                                          -------           ---                        ---
                                                           2,160             49               2,625     66
                                                          ------            ---               -----    ---

TOTAL INVESTMENTS                                         $ 4,375          100%              $3,950     100%
                                                            =====          ===                =====     ===


                                                                                 Money Market Investments
                                                                                 and Investment Securities
                                                                                 Maturity Schedule
                                                                                  As of December 31, 1997
                                                                                 (dollars in thousands)

                                                                Within            1 - 5         > 5
                                                                1 Year            Years       Years        Total
                                                                ------           ------      ------       ------

Money Market Investments                                        $2,215           $--         $ --         $2,215
Investment Securities                                            1,284               312        564        2,160
                                                                 -----           -------                   -----

TOTAL INVESTMENTS                                               $3,499           $   312        564       $4,375
                                                                 =====             =====                   =====

LOANS
Total loans of $10,079,000 at December 31, 1997 represented a decline of $441,000 compared to the September 30, 1997 balance of $10,520,000. This net decline principally resulted from seasonal repayments of agricultural loans.

At December 31, 1997 the loan portfolio was comprised of real estate loans (45%), consumer loans (42%), and commercial loans (13%). Deferred loan costs were negligible. These relative percentages did not change significantly from September 30, 1997 balances. The decline in commercial loans, percentage of loans to total assets and loans to deposits at December 31, 1997 from the fiscal year-end was due to seasonal repayments in the agricultural loan portfolio.

                                                                      Total Loans as of:
                                                                      (dollars in thousands)

                                                          Dec 31,          % to             Sep 30,     % to
                                                          1997            Total             1997        Total
                                                          ----            -----             ----        -----

Commercial                                                $ 1,296          13%          $    1,662      16%
Real Estate                                                 4,490          45                4,554      43
Consumer                                                    4,271          42                4,281      41
                                                           ------          ---               -----     ---
                                                           10,057          100              10,497     100
Deferred Loan Costs                                            23          -                    23      -
                                                               --          --                   --     --

    TOTAL LOANS                                           $10,080          100%          $   10,520     100%
                                                           ======          ===               ======     ===
    LOANS TO TOTAL ASSETS                                      64%                              67%
                                                               ===                              ===
    LOANS TO TOTAL DEPOSITS                                    71%                              75%
                                                               ===                              ===


Approximately $3,800,000 of real estate loans were secured by 1-4 family housing at December 31, 1997 and approximately $533,000 of outstanding commercial loans were for agricultural purposes or secured by farmland. The majority of consumer loans were collateralized at December 31, 1997. Unfunded lines of credit were not significant.

SOURCES OF FUNDS
Comparison of December 31, 1997 to September 30, 1997

DEPOSITS
FSB's core deposits include demand deposits, regular savings accounts and certificates of deposit of less than $100,000. FSB relies on core deposits as the major source of funding for earning assets. Core deposits increased 3%, or $370,000 to $11,986,000 at December 31, 1997 compared to $11,616,000 at
September 30, 1997. Non-interest bearing demand deposits, a component of core deposits, decreased 4% or $72,000 for the three months ended December 31, 1997.

Certificates of deposits of $100,000 or more at December 31, 1997 and September 30, 1997 totaled $2,187,000 and $2,487,000 respectively; a decrease of $300,000.
Deposits in this category are generally considered more subject to periodic withdrawals than core deposits, and as such are generally not used as a permanent source of funding for loans.

OTHER FUNDING SOURCES
FSB's remaining funding source consists of federal funds purchased from other financial institutions, generally on an overnight basis. These borrowings represent an important source of temporary short-term liquidity for FSB.
FSB had no borrowings at December 31, 1997.

CAPITAL RESOURCES
Shareholders' Equity at December 31, 1997 declined $5,000 from year-end, to $1,475,000. This decline resulted from a net loss in first fiscal quarter of 1998. The percentage of Shareholders' Equity to total assets was 9.4% at December 31, 1997 and September 30, 1997.

Federal banking regulations provide guidelines for determining the capital adequacy of bank holding companies and banks. These guidelines provide a definition of core capital (Tier 1 capital) and assign a measure of risk to various categories of assets (risk-weighted assets). These guidelines require minimum levels of capital to be maintained in proportion to total risk-weighted assets and off-balance sheet exposures such as unfunded loan commitments.

The bank's Tier 1 capital consists solely of shareholders' equity. Tier 2 capital is defined as the allowance for loan losses up to 1.25% of gross risk-weighted assets. Total capital is the sum of Tier 1 and Tier 2 capital.

In addition, the Federal Deposit Insurance Corporation Improvement Act of 1991 requires federal regulatory agencies to define capital tiers. These tiers are: well-capitalized, adequately capitalized, under-capitalized, significantly under-capitalized, and critically under-capitalized. To be considered well-capitalized, an institution must achieve a Tier 2 Risk-based capital ratio of at least 6.0%, a total capital ratio of at least 10.0%, a leverage ratio of at least 5.0%, and not be under a capital directive order. Failure to meet various capital requirements can initiate regulatory action that could have a direct material effect on the financial statements.

FSB's Tier 1, Total Capital and leverage ratios at December 31, 1997 were 15.8%, 15.0% and 9.2%, respectively. All ratios exceeded minimum regulatory ratios for the definition of a well-capitalized institution.

At December 31, 1997 management is not aware of any current recommendations by banking regulatory authorities which, if they were to be implemented, would have or are reasonably likely to have, a material impact on the Company's liquidity, capital resources or operations.

RISK MANAGEMENT

LENDING AND LOAN ADMINISTRATION
Primary responsibility and accountability for day-to-day lending activities rests with FSB's CEO and Vice President. These officers have the authority to extend credit based on guidelines approved by FSB's Board of Directors.
In the opinion of the Board, these officers possess the knowledge, judgement and experience necessary to administer lending activities of FSB.

FSB's Board of Directors holds regular meetings and special meetings, as needed, to review and approve lending activities and to review credit applications which, according to FSB's loan policy, require Board approval.
The Board reviews underperforming assets and watch list loans at quarterly intervals in order to monitor credit quality. The Board approves all charge-offs to the allowance for loan losses. Loans are charged-off when, in management's opinion, they are deemed uncollectible.

Underperforming assets consist of: a) non-accrual loans; b) accruing loans past due greater than 90 days; and c) restructured loans, which have been renegotiated to provide a reduction or deferral in interest and/or principal due to the impaired financial condition of the borrower. FSB's underperforming assets totaled $127,000 and $117,000 or 1.26% and 1.11% of total loans, at December 31, 1997 and September 30, 1997, respectively.

The Board of Directors formally evaluates the adequacy of the allowance for loan losses on a quarterly basis. This evaluation is based upon reviews of specific loans, loan categories, and historical loss experience, as well as current and projected conditions. FSB's provision to the Allowance for Loan Losses was $4,000 in the first fiscal quarter of 1998. During this period, FSB recorded net charge-offs against the Allowance for Loan Losses totaling $32,000. The Allowance for Loan Losses totaled $80,000 and $103,000 or 0.80% and 0.98% of total loans, at December 31, 1997 and September 30, 1997 respectively.

LIQUIDITY, INTEREST RATE RISK MANAGEMENT AND INFLATION
Management monitors the bank's liquidity requirements on a daily basis. Liquidity needs arise from loan demand and deposit withdrawals. The objective of liquidity management is to match available funds with anticipated funding needs. The investment portfolio is managed to help meet FSB's liquidity needs, as well as mitigate interest rate risk in FSB's loan and deposit portfolios.

Interest rate risk management seeks to minimize the risks to net interest income associated with the effect of potential changes in interest rates. These risks are mitigated by the appropriate positioning of interest-earning assets to interest-bearing liabilities, based on the periods in which they mature or reprice. In general, a position wherein interest sensitive assets are greater than interest sensitive liabilities in a given period is appropriate during periods of rising interest rates. In general, the inverse is true during periods of declining interest rates.

Since virtually all of FSB's assets and liabilities are monetary in nature, changes in interest rates may have a significant impact on the bank's performance. However, interest rates do not necessarily move in concert with, or in the same magnitude as, the general inflation rate or prices of other goods and services.

Management and the Board of Directors monitor FSB's interest rate risk position on a quarterly basis. An analysis of the bank's interest rate sensitivity position at December 31, 1997 is provided in the table below:

                                                                  INTEREST RATE SENSITIVITY
                                                                  As of December 31, 1997
                                                                  (dollars in thousands)

                                                           Under          1 - 5             Beyond
                                                          1 Year          Years             5 Yrs      Total
                                                          ------          ------            ------     ------

INTEREST EARNING ASSETS:
Federal Funds Sold                                       $  2,215          $  --          $    --     $ 2,215
Investment Securities                                       1,284             312              564      2,160
Loans (net of unearned)                                     1,898           6,269            1,913      10,080
                                                            -----           -----            -----      ------

    RATE SENSITIVE ASSETS                 (RSA)          $  5,397          $6,581         $  2,477     $14,455
                                                            -----           -----            -----      ------

INTEREST BEARING LIABILITIES:
Interest Bearing Demand                                     1,961          $  --          $     --     $ 1,961
Savings and MMDA                                              253           1,932               --       2,185
Time Deposits                                               4,807           3,505               --       8,312
                                                            -----           -----            -----      -------

    RATE SENSITIVE LIABILITIES (RSL)                     $  7,021          $ 5,437        $     --      $12,458
                                                            -----            -----             ---       ------

INTEREST SENSITIVITY GAP:
Current                                                  $(1,624)          $ 1,144        $   2,477     $ 1,997
                                                           =====             =====            =====      =======
Cumulative                                               $(1,624)          $(  480)       $   1,997
                                                           =====               ===            =====

    Cumulative RSA / RSL                                  77%                   96%            116%
                                                          ===                  ===             ====

At September 30, 1997 the loan portfolio was comprised of real estate loans (43%), consumer loans (41%), and commercial loans (16%). Deferred loan costs were negligible. These relative percentages did not change significantly from September 30, 1996 balances. The percentage of loans to total assets and loans to deposits at September 30, 1997 declined from the prior year-end, due to an increase in cash equivalents and total deposits.

                                   Total Loans
                               As of September 30,
                              (dollars in thousands)
                                        % to                        % to
                         1997           Total            1996      Total
                         ----           -----            ----      -----
Commercia              $1,662            16%           $1,784             17%
Real Estate             4,55             43             4,222              41
Consumer                4,28             41             4,366              42
                      -------            --             -----              --
                       10,497           100            10,372             100
Deferred Loan Costs        23            --                22              --
                           --            --                --            ----

  TOTAL LOANS         $10,520           100%              $10,394        100%
                       ======           ===                ======        ===
  LOANS TO TOTAL ASSETS                  67%                 71%
                                        ===                  ===
  LOANS TO TOTAL DEPOSITS               75%                  82%
                                                             ===


Approximately $3,800,000 of real estate loans were secured by 1-4 family housing at September 30, 1997 and approximately $985,000 of outstanding commercial loans were for agricultural purposes or secured by farmland. The majority of consumer loans were collateralized at year-end. Unfunded lines of credit were not significant.

SOURCES OF FUNDS
Comparison of September 30, 1997 to 1996

DEPOSITS
FSB's core deposits include demand deposits, regular savings accounts and certificates of deposit of less than $100,000. FSB relies on core deposits as the major source of funding for earning assets. Core deposits increased 6%, or $696,000 to $11,616,000 at September 30, 1997 compared to $10,920,000 at
September 30, 1996. Non-interest bearing demand deposits, a component of core deposits, increased 2% or $24,000 for the year ended September 30, 1997.

Certificates of deposits of $100,000 or more totaled $2,487,000 and $1,678,000 at September 30, 1997 and 1996, respectively; an increase of $810,000. Deposits in this category are generally considered more subject to periodic withdrawals than core deposits, and as such are generally not used as a permanent source of funding for loans.

OTHER FUNDING SOURCES
FSB's remaining funding source consists of federal funds purchased from other financial institutions, generally on an overnight basis. These borrowings represent an important source of temporary short-term liquidity for FSB.
FSB had no borrowings at September 30, 1997.

CAPITAL RESOURCES
Shareholders' Equity at September 30, 1997 declined $56,000 from the previous year-end, to $1,481,000. This decline resulted primarily from a net loss in 1997 of $41,000 following a net loss in 1996 of $16,000. Shareholders' Equity as a percentage of total assets declined to 9.4% at September 30, 1997 from 10.5% at September 30, 1996.

FSB paid cash dividends of approximately $12,000 in both 1997 and 1996. Due to FSB's recent net losses and certain Indiana state banking regulations, FSB is required to obtain prior regulatory approval before payment of future dividends.

Federal banking regulations provide guidelines for determining the capital adequacy of bank holding companies and banks. These guidelines provide a definition of core capital (Tier 1 capital) and assign a measure of risk to various categories of assets (risk-weighted assets). These guidelines require minimum levels of capital to be maintained in proportion to total risk-weighted assets and off-balance sheet exposures such as unfunded loan commitments.

The bank's Tier 1 capital consists solely of shareholders' equity. Tier 2 capital is defined as the allowance for loan losses up to 1.25% of gross risk-weighted assets. Total capital is the sum of Tier 1 and Tier 2 capital.

In addition, the Federal Deposit Insurance Corporation Improvement Act of 1991 requires federal regulatory agencies to define capital tiers. These tiers are: well-capitalized, adequately capitalized, under-capitalized, significantly under-capitalized, and critically under-capitalized. To be considered well-capitalized, an institution must achieve a Tier 2 Risk-based capital ratio of at least 6.0%, a total capital ratio of at least 10.0%, a leverage ratio of at least 5.0%, and not be under a capital directive order. Failure to meet various capital requirements can initiate regulatory action that could have a direct material effect on the financial statements.

FSB's Tier 1, Total Capital and leverage ratios at September 30, 1997 were 15.5%, 14.4% and 9.3%, respectively. All ratios exceeded minimum regulatory ratios for the definition of a well-capitalized institution.

At September 30, 1997 management is not aware of any current recommendations by banking regulatory authorities which, if they were to be implemented, would have or are reasonably likely to have, a material impact on the Company's liquidity, capital resources or operations.

RISK MANAGEMENT

LENDING AND LOAN ADMINISTRATION
Primary responsibility and accountability for day-to-day lending activities rests with FSB's CEO and Vice President. These officers have the authority to extend credit based on guidelines approved by FSB's Board of Directors.
In the opinion of the Board, these officers possess the knowledge, judgement and experience necessary to administer lending activities of FSB.

FSB's Board of Directors holds regular meetings and special meetings, as needed, to review and approve lending activities and to review credit applications which, according to the bank's loan policy, require Board approval. The Board reviews underperforming assets and watch list loans at quarterly intervals in order to monitor credit quality. The Board approves all charge-offs to the allowance for loan losses. Loans are charged-off when, in management's opinion, they are deemed uncollectible.

Underperforming assets consist of: a) non-accrual loans; b) accruing loans past due greater than 90 days; and c) restructured loans, which have been renegotiated to provide a reduction or deferral in interest and/or principal due to the impaired financial condition of the borrower. FSB's underperforming assets totaled $117,000 and $54,000 or 1.11% and 0.51% of total loans, at September 30, 1997 and 1996, respectively.

The Board of Directors formally evaluates the adequacy of the allowance for loan losses on a quarterly basis. This evaluation is based upon reviews of specific loans, loan categories, and historical loss experience, as well as current and projected conditions. FSB's provision to the Allowance for Loan Losses was $68,000 in 1997 and $58,000 in 1996. Net charge-offs reduced the Allowance for Loan Losses by $48,000 in 1997 and $18,000 in 1996. The balance of the Allowance for Loan Losses totaled $103,000 and $83,000 or 0.98% and 0.80% of total loans, at September 30, 1997 and 1996, respectively.

LIQUIDITY, INTEREST RATE RISK MANAGEMENT AND INFLATION
Management monitors the bank's liquidity requirements on a daily basis. Liquidity needs arise from loan demand and deposit withdrawals. The objective of liquidity management is to match available funds with anticipated funding needs. The investment portfolio is managed to help meet FSB's liquidity needs, as well as mitigate interest rate risk in FSB's loan and deposit portfolios.

Interest rate risk management seeks to minimize the risks to net interest income associated with the effect of potential changes in interest rates. These risks are mitigated by the appropriate positioning of interest-earning assets to interest-bearing liabilities, based on the periods in which they mature or reprice. In general, a position wherein interest sensitive assets are greater than interest sensitive liabilities in a given period is appropriate during periods of rising interest rates. In general, the inverse is true during periods of declining interest rates.

Since virtually all of FSB's assets and liabilities are monetary in nature, changes in interest rates may have a significant impact on the bank's performance. However, interest rates do not necessarily move in concert with, or in the same magnitude as, the general inflation rate or prices of other goods and services.

Management and the Board of Directors monitor FSB's interest rate risk position on a quarterly basis. An analysis of the bank's interest rate sensitivity position at September 30, 1997 is provided in the table below:


                                                                        INTEREST RATE SENSITIVITY
                                                                        As of September 30, 1997
                                                                        (dollars in thousands)
                                                          Under           1 - 5            Beyond
                                                          1 Year          Years            5 Yrs      Total
                                                          ------          ------           ------     ------
INTEREST EARNING ASSETS:
Federal Funds Sold                                        $1,275        $    --          $    --     $ 1,275
Interest Bearing Deposits                                     50             --               --          50
Investment Securities                                      1,489            409              727       2,625
Loans (net of unearned)                                    2,071          5,710            2,739      10,520
                                                           -----          -----            -----      ------

    RATE SENSITIVE ASSETS                 (RSA)           $4,885        $ 6,119          $ 3,466     $14,470
                                                           -----          -----            -----      ------

INTEREST BEARING LIABILITIES:
Interest Bearing Demand                                   $1,149        $    --          $   --      $ 1,149
Savings and MMDA                                             200          1,961              --        2,161
Time Deposits                                              4,732          4,276              --        9,008
                                                           -----          -----            -----      ------

    RATE SENSITIVE LIABILITIES (RSL)                      $6,081        $ 6,237          $   --      $12,318
                                                           -----          -----                       ------

INTEREST SENSITIVITY GAP:
Current                                                   $(1,196)      $  (118)         $ 3,466     $ 2,152
                                                            =====          ====            =====      ======
Cumulative                                                $(1,196)      $(1,314)         $ 2,152
                                                            =====         =====            =====

    Cumulative RSA / RSL                                     80%           90%              117%
                                                             ===           ===              ====

                         COMPARISON OF CSB COMMON STOCK
                        AND GERMAN AMERICAN COMMON STOCK



                                     GENERAL

     The CSB Common Stock is similar in many respects to the German American Common Stock to be issued pursuant to the Merger. Certain differences exist, however, because the Articles of Incorporation of CSB differ from the Articles of Incorporation of German American. The following is a comparison of CSB Common Stock with German American Common Stock and a description of certain material differences between them.
                                NUMBER OF SHARES
                             AUTHORIZED BUT UNISSUED

     The Articles of Incorporation CSB authorize the issuance of 160,000 shares of CSB Common Stock, no par value per share. As of the date hereof, all shares of which are issued and outstanding. The Articles of Incorporation of German American authorize the issuance of 20,000,000 shares of Common Stock, $10.00 par value, $1 stated value, of which, upon consummation of the CSB Merger, _________ shares of German American Common Stock are expected to be issued and outstanding (assuming no shareholders of CSB exercise dissenters' rights and the minimum number of shares specified by the CSB Agreement is issued in the CSB Merger). The remaining shares of German American Common Stock will remain authorized but unissued and may be issued by the Board of Directors of German American without further shareholder approval for any proper corporate purpose, including possible issuance in connection with future mergers and acquisitions. Such shares could be issued either to existing shareholders of German American or to persons who are not then shareholders of German American. The Board of Directors has no present plans to issue the shares of German American Common Stock that will be authorized but unissued after the CSB Merger, other than pursuant to the Company's established annual stock dividend program.

                                 PREFERRED STOCK

     Unlike the Articles of Incorporation of CSB, which provide only for the issuance of common stock, the Articles of Incorporation of German American authorize the Board of Directors to issue 500,000 shares of Preferred Stock, $10.00 par value. The Articles give the German American Board of Directors the authority to establish the relative rights, preferences, restrictions and limitations of rights of the Preferred Stock. The German American Board of Directors presently has no plans to issue any of the authorized shares of Preferred Stock.

                                 DIVIDEND RIGHTS


     Holders of CSB Common Stock and German American Common Stock each have the right to receive, pro rata, such dividends as are declared by the Board of Directors out of funds legally available. CSB's and German American's ability to pay dividends is dependent upon their receipt of dividends from their respective bank subsidiaries. Legal and regulatory restrictions limit the amount of dividends that may be paid by banks to their shareholders in order to assure that banks maintain adequate capital. CSB's and German American's ability to pay dividends is also restricted by the IBCL, to which CSB and German American are subject. The IBCL prohibits the payment of dividends if, after giving effect to the payment, the corporation would not be able to pay its debts as they come due in the usual course of business or the corporation's total assets would be less than the sum of its liabilities plus preferential rights of shareholders payable upon dissolution.

                                  VOTING RIGHTS

     Each holder of CSB Common Stock and German American Common Stock is entitled to one vote per share on most matters submitted to a vote of shareholders. The shareholders of German American and CSB do not have cumulative voting rights on the election of Directors, which means that the Directors standing for election at a particular meeting can be elected by a simple plurality of the votes cast.

     The affirmative vote of the holders of a majority of the shares entitled to vote is sufficient to approve most matters submitted to a shareholder vote of either corporation. Under the IBCL, a merger, consolidation, or sale of substantially all of a corporation's assets must be approved by the holders of a majority of the outstanding shares of CSB Common Stock.

     The Articles of Incorporation of German American and CSB in addition contain certain anti-takeover provisions which require a supermajority vote of shareholders in certain circumstances.

                               LIQUIDATION RIGHTS

     In the event of liquidation German American, the holders of common stock will be entitled to receive, pro rata, all of the assets remaining for distribution to shareholders.

                          ABSENCE OF PREEMPTIVE RIGHTS

     The holders of German American Common Stock have no preemptive rights to purchase their proportionate share of any future offering of common stock by German American.

                            ANTI-TAKEOVER PROVISIONS

     The Articles of Incorporation of German American contain provisions that might deter the takeover or change-in-control of German American. See "DESCRIPTION OF GERMAN AMERICAN CAPITAL STOCK--Anti-Takeover Provisions" for a description of the anti-takeover provisions in German American's Articles of Incorporation.

                         COMPARISON OF FSB COMMON STOCK
                        AND GERMAN AMERICAN COMMON STOCK

                                     GENERAL

    The FSB Common Stock is similar in many respects to the German American Common Stock to be issued pursuant to the Merger. Certain differences exist, however, because the Articles of Incorporation of FSB differ from the Articles of Incorporation of German American. The following is a comparison of FSB Common Stock with German American Common Stock and a description of certain material differences between them.

                                NUMBER OF SHARES
                             AUTHORIZED BUT UNISSUED

    The Articles of Incorporation of FSB authorize the issuance of 3,000,000 shares of FSB Common Stock, without par value. As of the date hereof, 48,916 of which are issued and outstanding. The Articles of Incorporation of German American authorize the issuance of 20,000,000 shares of Common Stock, $10.00 par value, $1 stated value, of which, upon consummation of the FSB Merger, _________ shares of German American Common Stock are expected to be issued and outstanding (assuming no shareholders of FSB exercise dissenters' rights and the minimum number of shares specified by the FSB Agreement is issued in the FSB Merger). The remaining shares of German American Common Stock will remain authorized but unissued and may be issued by the Board of Directors of German American without further shareholder approval for any proper corporate purpose, including possible issuance in connection with future mergers and acquisitions. Such shares could be issued either to existing shareholders of German American or to persons who are not then shareholders of German American. The Board of Directors has no present plans to issue the shares of German American Common Stock that will be authorized but unissued after the FSB Merger, other than pursuant to the Company's established annual stock dividend program.

                                 PREFERRED STOCK

    The Articles of Incorporation of FSB and the Articles of Incorporation of German American both provide for the issuance of preferred stock. The Articles of Incorporation of FSB authorize the Board of Directors to issue 2,000,000 shares of Preferred Stock, without par value. The Articles of Incorporation of German American authorize the Board of Directors to issue 500,000 shares of Preferred Stock, $10.00 par value. The Articles of Incorporation of FSB and the Articles of Incorporation of German American give the respective Boards of Directors the authority to establish the relative rights, preferences, restrictions and limitations of rights of the Preferred Stock. The German American Board of Directors presently has no plans to issue any of the authorized shares of Preferred Stock.

                                 DIVIDEND RIGHTS


     Holders of FSB Common Stock and German American Common Stock each have the right to receive, pro rata, such dividends as are declared by the Board of Directors out of funds legally available. FSB's and German American's ability to pay dividends is dependent upon their receipt of dividends from their respective bank subsidiaries. Legal and regulatory restrictions limit the amount of dividends that may be paid by banks to their shareholders in order to assure that banks maintain adequate capital. FSB's and German American's ability to pay dividends is also restricted by the IBCL, to which FSB and German American are subject. The IBCL prohibits the payment of dividends if, after giving effect to the payment, the corporation would not be able to pay its debts as they come due in the usual course of business or the corporation's total assets would be less than the sum of its liabilities plus preferential rights of shareholders payable upon dissolution.


                                  VOTING RIGHTS

    Each holder of FSB Common Stock and German American Common Stock is entitled to one vote per share on most matters submitted to a vote of shareholders. The shareholders of German American and FSB do not have cumulative voting rights on the election of Directors, which means that the Directors standing for election at a particular meeting can be elected by a simple plurality of the votes cast.

    The affirmative vote of the holders of a majority of the shares entitled to vote is sufficient to approve most matters submitted to a shareholder vote of either corporation. Under the IBCL, a merger, consolidation, or sale of substantially all of a corporation's assets must be approved by the holders of a majority of the outstanding shares of FSB Common Stock.

    The Articles of Incorporation of German American and FSB in addition contain
certain   anti-takeover   provisions  which  require  a  supermajority  vote  of
shareholders in certain circumstances.

                               LIQUIDATION RIGHTS

    In the event of liquidation German American, the holders of common stock will be entitled to receive, pro rata, all of the assets remaining for distribution to shareholders.

                          ABSENCE OF PREEMPTIVE RIGHTS

    Both the holders of FSB Common Stock and German American Common Stock have no preemptive rights to purchase their proportionate share of any future offering of common stock.

                            ANTI-TAKEOVER PROVISIONS

    The Articles of Incorporation of German American contain provisions that might deter the takeover or change-in-control of German American. See "DESCRIPTION OF GERMAN AMERICAN CAPITAL STOCK--Anti-Takeover Provisions" for a description of the anti-takeover provisions in German American's Articles of Incorporation.


                                  LEGAL MATTERS

    The due authorization and valid issuance of the shares of German American Common Stock pursuant to the Mergers, and the intended federal income tax consequences of the Mergers, will be passed upon by Leagre Chandler & Millard.

                                     EXPERTS

    The consolidated balance sheets of CSB as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years ended December 31, 1996, 1995 and 1994 have been audited by Gaither Rutherford & Co., LLP, independent certified public accountants, and their reports thereon, which appear elsewhere herein, have been included therein and herein in reliance upon their reports given upon their authority as experts in accounting and auditing.

     The consolidated balance sheets of FSB as of September 30, 1997 and the related consolidated statements of income, changes in shareholders equity and cash flows for the year then ended, have been audited by Crowe, Chizek and Company LLP, independent certified public accountants, and their report thereon, which appears elsewhere herein has been included herein in reliance upon their report given upon their authority as experts in accounting and auditing.

    The historical and supplemental consolidated balance sheets of German American as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years ended December 31, 1996, 1995, and 1994 have been audited by Crowe, Chizek and Company LLP, independent certified public accountants, and their reports thereon, which appear in the documents and reports incorporated by reference herein, have been incorporated by reference herein in reliance upon their reports given upon their authority as experts in accounting and auditing.

    The opinions of Olive Corporate Finance, LLC, ("Olive"), and the information provided by Olive under "THE MERGERS -- Opinion of Financial Adviser to CSB," and "THE MERGERS -- Opinion of Financial Advisor to FSB" have been included herein in reliance upon its authority as experts in valuation of financial institutions and their securities in connection with mergers and acquisitions.

                                  OTHER MATTERS

    The Boards of Directors of CSB and FSB do not know of any other matters that may come before the Special Meetings of Shareholders.

                        INDEX TO CSB FINANCIAL STATEMENTS

AUDITED FINANCIAL STATEMENTS:                                           Page No.

    Independent Auditors' Report                                          F 2

    Consolidated Balance Sheets
     as of December 31, 1996 and 1995                                     F 3

    Consolidated Statements of Income for the Years
    Ended December 31, 1996, 1995 and 1994                                F 4

    Consolidated Statements of Stockholders' Equity
    for the Years Ended December 31, 1996, 1995 and 1994                  F 5

    Consolidated Statements of Cash Flows for the
    Years Ended December 31, 1996, 1995 and 1994                          F 6

    Summary of Significant Accounting Policies                            F 7

    Notes to Consolidated Financial Statements                            F 10

UNAUDITED FINANCIAL STATEMENTS:

    Consolidated Balance Sheets
    as of September 30, 1997 and December 31, 1996                        F 22

    Consolidated Statements of Income for the
    Nine Months Ended September 30, 1997 and 1996                         F 23

    Consolidated Statements of Stockholders' Equity for
    the Nine Months Ended September 30, 1997 and 1996                     F 24

    Consolidated Statements of Cash Flows for the
    Nine Months Ended September 30, 1997 and 1996                         F 25

    Notes to Consolidated Financial Statements                            F 26



                                      -F 1-

Independent Auditors' Report


Board of Directors
CSB Bancorp

We have audited the accompanying consolidated balance sheets of CSB Bancorp and Subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CSB Bancorp and Subsidiary as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

As discussed in Note 14 to the financial statements, on January 1, 1995, the Corporation changed its method of accounting for benefits for retired employees to conform to the requirements of Statement of Financial Accounting Standards No. 106, "Employers Accounting for Post-retirement Benefits Other Than Pensions."

/s/ GAITHER RUTHERFORD & CO., LLP

GAITHER RUTHERFORD & CO., LLP
Evansville, Indiana
February 7, 1997

                                      -F 2-

                                                            CSB BANCORP
                                                 CITIZENS STATE BANK OF PETERSBURG

                                                    CONSOLIDATED BALANCE SHEETS




December 31,                                                        1996                         1995
                                                                    -----------------------      ---------------------

Assets
Cash and Cash Equivalents
  Cash and due from banks (Note 1)                                 $            3 842 531               2 027 160

  Federal funds sold                                                           12 575 000               7 200 000
                                                                     ----------------------       ---------------------
Total Cash and Cash Equivalents                                                16 417 531               9 227 160
Interest-Bearing Deposits                                                       1 199 000               1 539 000
Securities Available for Sale (Note 2)                                            603 781               1 143 781
Securities Held to Maturity (Note 2)                                           11 214 277              10 356 338
Net Loans, net of allowance for loan losses of
  $616,081 in 1996 and $659,186 in 1995 (Notes 3 and 4)                        42 629 439              43 154 421
Premises and Equipment - Net (Note 5)                                             735 135                 665 181
Accrued Interest Receivable                                                       917 759                 983 496
Other Assets                                                                      629 424                 804 850
                                                                     -----------------------       ---------------------

                                                                   $           74 346 346              67 874 227

                                                                     =======================       =====================

Liabilities and Stockholders' Equity
Deposits (Note 6)
  Noninterest-bearing                                              $            6 748 637               4 820 142

  Interest-bearing                                                             57 598 502              53 956 158
                                                                     -----------------------       ---------------------
Total Deposits                                                                 64 347 139              58 776 300
Securities Sold under Agreements to Repurchase
  (Note 7)                                                                        560 414                      --
Accrued Interest and Other Liabilities                                            572 041                 502 138
                                                                     -----------------------       ---------------------

Total Liabilities                                                              65 479 594              59 278 438
                                                                     -----------------------       ---------------------

Commitments, Contingencies and Credit Risk (Note 11)
Stockholders' Equity
  Common stock, without par value (stated value $25.00
  per share) authorized 160,000; issued 160,000                                 4 000 000                4 000 000
  Retained earnings (Note 12)                                                   4 866 533                4 579 587
  Securities valuation                                                                219                   16 202
                                                                     -----------------------       ---------------------

Total Stockholders' Equity                                                      8 866 752                8 595 789

                                                                   $           74 346 346               67 874 227

                                                                     =======================       =====================


                                                                    See  accompanying   summary  of  accounting   policies
                                                                    and  notes  to consolidated financial statements.


                                      -F 3-


                                                            CSB BANCORP
                                                 CITIZENS STATE BANK OF PETERSBURG

                                                 CONSOLIDATED STATEMENTS OF INCOME



Years ended December 31,                                         1996                    1995                    1994
                                                          ------------------      ------------------      ------------------
Interest Income
  Interest and fees on loans                             $    4 433 907               4 202 612               3 606 013

  Interest on investment securities:
    U.S. Treasury and agencies                                  522 052                 437 827                 441 532
    State and municipal                                         192 368                 185 284                 195 715
  Interest on federal funds sold
    and interest-bearing deposits                               504 110                 395 865                 384 504
                                                          -----------------      ------------------      ------------------

                                                              5 652 437               5 221 588               4 627 764
                                                          -----------------      ------------------      ------------------

Interest Expense
  Interest on deposits                                        2 785 328               2 498 937               2 116 401
  Interest on borrowings                                         13 814                  --                      --
                                                          ------------------     ------------------      ------------------

                                                              2 799 142               2 498 937               2 116 401
                                                          ------------------      ------------------      ------------------

Net Interest Income                                           2 853 295               2 722 651               2 511 363
Provision for Loan Losses (Note 4)                              135 000                  48 000                  25 000
                                                          ------------------      ------------------      ------------------

Net interest income after provision for loan losses           2 718 295               2 674 651               2 486 363
                                                          ------------------      ------------------      ------------------

Noninterest Income
  Service fees                                                 148 510                 146 237                 136 115
  Other operating income                                       101 985                 124 041                 166 543
                                                          ------------------      ------------------      ------------------

                                                               250 495                 270 278                 302 658
                                                          ------------------      ------------------      ------------------

Noninterest Expenses
  Salaries and employee benefits                               931 681                 935 824                 920 924
  Occupancy expense                                            248 148                 243 281                 250 899
  Other operating expenses                                     718 015                 709 542                 652 597
                                                          ------------------      ------------------      ------------------

                                                             1 897 844               1 888 647               1 824 420
                                                          ------------------      ------------------      ------------------

Income Before Taxes on Income                                1 070 946               1 056 282                 964 601

Taxes on Income (Note 9)                                       344 000                 338 500                 305 000
                                                          ------------------      ------------------      ------------------
Net Income                                               $     726 946            $    717 782           $     659 601

                                                          ------------------      ------------------      ------------------

Earnings Per Common Share (Note 10)                      $        4.54            $       4.49           $        4.12

                                                          ------------------      ------------------      ------------------


                                                          See  accompanying   summary  of  accounting   policies  and  notes  to
                                                          consolidated financial statements.

                                      -F 4-


                                                            CSB BANCORP
                                                 CITIZENS STATE BANK OF PETERSBURG

                                          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY





                                                      Common Stock                         Retained             Securities
                                             Shares                 Amount                 Earnings             Valuation
                                         ---------------      ------------------      ------------------      --------------

Balance, January 1, 1994                    160 000                4 000 000               3 938 204                --


  Net income for the year                      --                      --                    659 601                --
  Dividends - $2.10 per share                  --                      --                   (336 000)               --
                                         ---------------      ------------------      ------------------      --------------

Balance, December 31, 1994                  160 000                 4 000 000               4 261 805               --

  Net income for the year                      --                      --                     717 782               --
  Dividends - $2.50 per share                  --                      --                    (400 000)              --

  Net unrealized gains                         --                      --                      --                  16 202
                                         ---------------      ------------------      ------------------      --------------

Balance, December 31, 1995                  160 000                 4 000 000               4 579 587              16 202

  Net income for the year                     --                      --                      726 946               --
  Dividends - $2.75 per share                 --                      --                     (440 000)              --

  Net unrealized losses                       --                      --                      --                  (15 983)
                                         ---------------      ------------------      ------------------      --------------

Balance, December 31, 1996                  160 000                 4 000 000               4 866 533                 219

                                         ===============      ==================      ==================      ==============

                                                                                     See accompanying summary of accounting policies
                                                                                      and notes to consolidated financial statements

                                      -F 5-

                                                            CSB BANCORP
                                                 CITIZENS STATE BANK OF PETERSBURG

                                               CONSOLIDATED STATEMENTS OF CASH FLOWS


Years ended December 31,                                        1996                    1995                    1994
                                                          -----------------       -----------------       -----------------
Cash Flows From Operating Activities
  Net income                                             $       726 946         $      717 782          $       659 601

  Adjustments  to  reconcile  net  income  to net
  cash  provided  by  operating activities:
      Provision for loan losses                                  135 000                 48 000                   25 000
      Depreciation and amortization                               99 360                 89 500                   97 161
      Deferred income tax                                        (21 109)               (15 900)                  (7 500)
      Amortization and accretion of security
         premiums and discounts                                    2 786                  3 486                    5 419
      Write-down of foreclosed property                              --                      --                      986
      (Gain) loss on sale of assets                                  --                  (2 135)                 (48 494)
      Decrease (increase) in:
        Accrued interest receivable                               65 737                (71 281)                 (94 317)
        Other assets                                            (174 117)                 7 168                   19 615
      Increase (decrease) in accrued interest
       payable and other liabilities                              69 903                132 007                   10 309
                                                          -----------------       -----------------       -----------------
Net Cash Provided by Operating Activities                        904 506                908 627                  667 780
                                                          -----------------       -----------------       -----------------

Cash Flows From Investing Activities
  Proceeds from calls and maturities
    of investment securities                                   7 924 594               3 224 477               6 507 852
  Purchase of investment securities                           (8 025 742)             (2 212 363)             (8 242 141)
  Proceeds from sales and maturities
    of interest-bearing deposits                                 580 000                 999 000                  --
  Purchase of interest-bearing deposits                         (240 000)               (899 000)               (499 000)
  Net decrease (increase) in loans                               524 982              (1 207 080)             (2 221 718)
  Purchases of premises and equipment                           (169 222)                (48 099)               (122 083)
  Other assets                                                    --                       3 975                  51 766
                                                          -----------------       -----------------       -----------------
Net Cash Provided (Absorbed) by Investing
  Activities                                                     594 612                (139 090)             (4 525 324)
                                                          -----------------       -----------------       -----------------

Cash Flows From Financing Activities
  Net increase in deposits                                      5 570 839               3 708 194               (182 914)
  Securities sold under agreements to repurchase                  560 414                  --                      --
  Cash dividends paid                                            (440 000)              (400 000)               (336 000)
                                                          -----------------       -----------------       -----------------
Net Cash Provided(Absorbed) by Financing
  Activities                                                    5 691 253               3 308 194               (518 914)
                                                          -----------------       -----------------       -----------------

Net Increase (Decrease) in Cash and Cash
  Equivalents                                                   7 190 371               4 077 731             (4 376 458)

Cash and Cash Equivalents,
  at beginning of year                                          9 227 160               5 149 429              9 525 887
                                                          -----------------       -----------------       -----------------

Cash and Cash Equivalents, at end of year              $       16 417 531               9 227 160               5 149 429

                                                          =================       =================       =================

                         See accompanying summary of accounting policies and notes to consolidated financial statements.


                                      -F 6-

                                   CSB BANCORP
                        CITIZENS STATE BANK OF PETERSBURG

                         SUMMARY OF ACCOUNTING POLICIES



Nature of Operations and Customer Concentration

The Corporation is a one-bank  holding company which conducts no direct business
activities.   All  business   activities  are  performed  by  its   wholly-owned
subsidiary, Citizens State Bank of Petersburg.

The Bank provides a full range of banking services to individuals, agricultural businesses, commercial businesses and industries located in its service area. It maintains a diversified loan portfolio, including loans to individuals for home mortgages, automobiles and personal expenditures, and loans to business enterprises for current operations and expansion. The Bank offers a variety of deposit vehicles, including checking, savings, individual retirement accounts and certificates of deposit.

The principal markets for the Bank's financial services are the Indiana community in which the Bank is located and the areas immediately surrounding these communities. The Bank serves these markets through two offices located in Petersburg.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of the Corporation and its subsidiary. All significant intercompany accounts and transactions are eliminated.

Cash and Cash Equivalents

Cash and cash equivalents include amounts due from banks and federal funds sold. Generally, federal funds are purchased and sold for one-day periods. Cash payments of interest amounted to $2,819,750, $2,447,875 and $2,106,092 for the years ended December 31, 1996, 1995 and 1994, respectively. Income tax payments of $344,800, $326,212 and $295,433 were made in 1996, 1995 and 1994, respectively.

Securities Held to Maturity

Securities for which management has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

Securities Available for Sale

Available for sale securities consist of securities not classified as held to maturity securities. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

Unrealized holding gains and losses, net of tax, on available for sale securities are reported as a net amount in a separate component of stockholders' equity until realized. Gains and losses on the sale of available for sale securities are determined using the specific identification method.

                                      -F 7-

                                   CSB BANCORP
                        CITIZENS STATE BANK OF PETERSBURG

                         SUMMARY OF ACCOUNTING POLICIES



Premises, Equipment and Depreciation

Premises and equipment are stated at cost less accumulated depreciation. Depreciation is charged to operating expense over the useful lives of the assets, principally by the straight-line method. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized.

Foreclosed Properties

Real estate properties acquired as a result of foreclosure are to be sold and are initially recorded at fair value at the date of the foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less costs to sell. Revenue and expenses from operations and changes in the valuation allowance are included in loss on foreclosed real estate.

Interest Income on Loans

Interest on loans is accrued and credited to income based on the principal amount outstanding. For impaired loans that are on non-accrual status, cash payments received are generally applied to reduce the outstanding principal balance. However, all or a portion of a cash payment received on a non-accrual loan may be recognized as interest income to the extent allowed by the loan contract, assuming management expects to fully collect the remaining principal balance of the loan.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs amounted to $47,610, $45,568 and $44,805, respectively, for the years ended December 31, 1996, 1995 and 1994.

Allowance for Loan Losses

The allowance for loan losses is provided to absorb future loan losses, net of recoveries. The allowance for loan losses is based on estimated losses. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in earnings in the periods in which they become known. Additions to the allowance are based upon past loan loss experience, the character of the loan portfolio, current economic conditions and other factors which, in management's judgment, should be considered in estimating possible loan losses.

Effective January 1, 1995, the Corporation adopted Statement of Financial Accounting Standards (SFAS) No. 114, Accounting by Creditors for Impairment of a Loan, as amended by SFAS No. 118, Accounting for Creditors for Impairment of a Loan - Income Recognition and Disclosures (collectively referred to as "SFAS No. 114").

Under SFAS No. 114, a loan is considered to be impaired when it is probable that the Corporation will be unable to collect all principal and interest amounts according to the contractual terms of the loan agreement. The allowance for loan losses related to loans identified as impaired is primarily based on the excess of the loan's current outstanding principal balance over the estimated fair market value of the related collateral. For impaired loans that are not collateral dependent, the allowance for loan losses is recorded at the amount by which the outstanding recorded principal balance exceeds the current best estimate of the future cash flows on the loan, discounted at the loan's effective interest rate. Prior to 1996, the allowance for loan losses for loans which would have qualified as impaired under SFAS No. 114 was primarily based upon the estimated fair market value of the related collateral. The effect of adopting SFAS No. 114 was immaterial to the 1995 operating results of the Corporation. Prior financial statements have not been restated to apply the provisions of SFAS No. 114.

                                      -F 8-

                                   CSB BANCORP
                        CITIZENS STATE BANK OF PETERSBURG

                         SUMMARY OF ACCOUNTING POLICIES



Income Taxes

Income taxes are calculated using the liability method specified by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

                                      -F 9-

                                   CSB BANCORP
                        CITIZENS STATE BANK OF PETERSBURG

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. Restrictions on Cash and Due From Banks

The Subsidiary Bank is required to maintain an average reserve balance on hand and with the Federal Reserve Bank. The amount of the required reserve balance at December 31, 1996, is approximately $363,000.

2. Debt and Equity Securities

Debt and equity securities have been classified in the consolidated balance sheet according to management's intent. The carrying amount of securities and their approximate fair values at December 31 were as follows:


1996                                        Securities available for sale                  Securities held to maturity
                                     -------------------------------------------      --------------------------------------
                                                                      U.S.               State and
                                               Equity               Treasury             Municipal               Other
                                             Securities            and Agency            Securities            Securities
                                                                   Securities
                                          ----------------      ----------------      ----------------      ----------------

Amortized cost                          $      403 427               200 135              4 064 422             7 149 855

Gross unrealized gains                              --                   521                 52 861                15 232
Gross unrealized losses                             --                   302                    --                  4 451
                                          ----------------      ----------------      ----------------      ----------------

Fair value                              $      403 427               200 354              4 117 283             7 160 636

                                          ================      ================      ================      ================


1995                                        Securities available for sale                  Securities held to maturity
                                     -------------------------------------------      --------------------------------------
                                                                      U.S.               State and
                                               Equity               Treasury             Municipal               Other
                                             Securities            and Agency            Securities            Securities
                                                                   Securities
                                          ----------------      ----------------      ----------------      ----------------

Amortized cost                          $      331 000               796 579             3 512 042             6 844 296

Gross unrealized gains                             --                 16 636                55 551                 9 495
Gross unrealized losses                            --                    434                 2 893                   114
                                          ----------------      ----------------      ----------------      ----------------

Fair value                              $      331 000               812 781             3 564 700             6 853 677

                                          ================      ================      ================      ================


Equity  securities  consist of a  restricted  security,  Federal  Home Loan Bank stock.







                                      -F 10-

                                   CSB BANCORP
                        CITIZENS STATE BANK OF PETERSBURG

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





The scheduled maturities of debt securities held to maturity and debt securities available for sale at December 31, 1996, was as follows:

1996                                        Securities available for sale                  Securities held to maturity
                                     -------------------------------------------      --------------------------------------
                                             Amortized               Fair                Amortized                Fair
                                                Cost                 Value                  Cost                 Value
                                          ----------------      ----------------      ----------------      ----------------

Due in one year or less                   $        --           $         --         $    1 327 148             1 331 595

Due from one year to five years                 200 135               200 354             6 006 799             6 041 383
Due from five to ten years                         --                    --               1 693 518             1 639 984
Due after ten years                                --                    --               2 186 812             2 264 957
                                          ----------------      ----------------      ----------------      ----------------


                                         $      200 135               200 354            11 214 277            11 277 919

                                          ================      ================      ================      ================

Securities, carried at approximately $200,000 at December 31, 1996 and 1995, were pledged to secure public deposits and for other purposes required or permitted by law.


3. Loans

Loans consisted of the following at December 31:


                                                                                       1996                       1995
                                                                                -------------------      --------------------

Real estate                                                                     $     20 189 200               21 016 875

Commercial                                                                            12 131 751                12 109 586
Installment                                                                           11 734 484                11 554 953
Unearned interest income                                                                (809 915)                 (867 807)
                                                                                ---------------------     --------------------
                                                                                      43 245 520                43 813 607
Less allowance for  loan losses                                                         (616 081)                 (659 186)
                                                                                ---------------------     --------------------

Total                                                                           $     42 629$439                43 154 421

                                                                                =====================     ====================

4. Allowance for Loan Losses

The allowance for loan losses is based on estimated losses. In the opinion of management, the allowance for loan losses at December 31, 1996, was adequate to absorb anticipated loan losses that may be incurred in the collection of the present loan portfolio. It is at least reasonably possible that ultimate losses in the near term may vary materially from these estimates.



                                      -F 11-

                                   CSB BANCORP
                        CITIZENS STATE BANK OF PETERSBURG

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS








Activity in the allowance for loan losses account was as follows for the years ended December 31:

                                                                                      1996                   1995
                                                                                -----------------      -----------------

Balance, at January 1                                                           $    659 186                723 407

Addition - provision charged to operations                                           135 000                 48 000
                                                                                -----------------      -----------------
                                                                                     794 186                771 407
                                                                                -----------------      -----------------
Deduction
  Charge-offs charged to allowance                                                   198 546                181 668
  Less recoveries                                                                     20 441                 69 447
                                                                                -----------------      -----------------
Net charge-offs                                                                      178 105                112 221
                                                                                -----------------      -----------------

Balance, at December 31                                                         $    616 081                659 186

                                                                                =================      =================

5. Premises and Equipment

Premises and equipment consisted of the following at December 31:


                                                                                       1996                    1995
                                                                                --------------------      -----------------

Land                                                                            $    137 992                 137 992

Buildings and improvements                                                           888 180                 885 415
Furniture and equipment                                                              961 522                 795 065
                                                                                --------------------      -----------------

                                                                                   1 987 694               1 818 472
Less accumulated depreciation                                                     (1 252 559)             (1 153 291)
                                                                                --------------------      -----------------

Net premises and equipment                                                     $     735 135                665 181

                                                                                ====================      =================

6. Deposits

Deposits consisted of the following at December 31:


                                                                                       1996                    1995
                                                                                --------------------     -------------------



                                      -F 12-



                                   CSB BANCORP
                        CITIZENS STATE BANK OF PETERSBURG

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Demand                                                                         $   6 748 637               4 820 142

NOW accounts                                                                       9 126 112               9 008 456
Savings accounts                                                                   4 261 907               4 307 811
Certificates of deposit - $100,000 and over                                       10 243 477               7 976 043
Other certificates of deposit                                                     33 967 006              32 663 848
                                                                                --------------------     -------------------

Total deposits                                                                 $ 64 347 139               58 776 300

                                                                                ====================     ===================


7. Securities Sold Under Agreements to Repurchase

Securities sold under agreements to repurchase generally mature within one to ten days from the transaction date.

8. Profit-Sharing Plan

The Subsidiary Bank has a trusteed retirement profit-sharing plan that was established in 1995 covering substantially all employees. Contributions are based upon a percentage of salaries. Contributions to the plan for 1996 and 1995 were approximately $21,500 and $17,300, respectively.

9. Taxes on Income

Significant components of the provision for income taxes in the consolidated statements of income are as follows:

                                                                                1996                1995               1994
                                                                           --------------      --------------     --------------

Current
  Federal                                                                  $   264 209          $  255 500         $   224 500

  State                                                                        100 900              98 900               88 000
                                                                           --------------      --------------       --------------

                                                                               365 109             354 400              312 500
Deferred
  Federal                                                                      (21 109)            (15 900)              (7 500)
                                                                           --------------      --------------       --------------

Total taxes on income                                                      $   344 000          $  338 500          $   305 000

                                                                           ==============      ==============       ==============

Significant  components of deferred tax liabilities and assets  consisted of the following at December 31:
                                                                           ==============      ==============       ==============

                                                                                1996                1995                 1994
                                                                           --------------      --------------       --------------

Deferred tax liabilities:
 Depreciation                                                              $   117 500         $   120 600          $  129 250

 Investment security accretion                                                   6 700               7 600               4 000
                                                                           --------------      --------------       --------------


                                      -F 13-



                                   CSB BANCORP
                        CITIZENS STATE BANK OF PETERSBURG

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                          --------------      --------------       --------------

Total deferred tax liabilities                                                 124 200             128 200              133 250
                                                                          --------------      --------------       --------------

Deferred tax assets:
 Allowance for loan losses                                                    (137 100)           (148 350)            (170 500)
 Employee benefit plans                                                        (82 050)            (55 000)             (22 250)
 Other                                                                          (1 309)             --                   --
                                                                          --------------      --------------       --------------

Total deferrtax  assets                                                       (220 459)           (203 350)            (192 750)
                                                                          --------------      --------------       --------------

Net deferred tax asset                                                    $    (96 259)            (75 150)             (59 500)

                                                                          ==============      ==============       ==============


The reconciliation of income tax computed at the federal statutory rate (34 percent) to income tax expense is as follows:

                                                                                 1996
                                                                                Amount               Percent
                                                                          -------------------- --------------------

Income tax at statutory rate                                              $    364 000                34.0

Increase (decrease) resulting from:
  Tax exempt interest income                                                   (94 000)               (8.8)
  State taxes, net of federal income tax benefit                                66 600                 6.2
  Other - net                                                                    7 400                  .7
                                                                          -------------------- --------------------

Total taxes on income                                                     $    344 000                32.1

                                                                          ==================== ====================

                                                                                 1995
                                                                                Amount                Percent
                                                                          -------------------- --------------------

Income tax at statutory rate                                              $    359 000                34.0

Increase (decrease) resulting from:
  Tax exempt interest income                                                   (52 000)               (4.6)
  State taxes, net of federal income tax benefit                                65 000                 5.7
  Other - net                                                                  (33 500)               (3.0)
                                                                          -------------------- --------------------

Total taxes on income                                                     $    338 500                32.1

                                                                          ==================== ====================

                                                                                 1994
                                                                                Amount              Percent
                                                                          -------------------- --------------------

Income tax at statutory rate                                              $    328 000                34.0



                                      -F 14-

                                   CSB BANCORP
                        CITIZENS STATE BANK OF PETERSBURG

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Increase (decrease) resulting from:
  Tax exempt interest income                                                   (55 000)              (5.7)
  State taxes, net of federal income tax benefit                                58 000                6.0
  Other - net                                                                  (26 000)              (2.7)
                                                                           -------------------- --------------------

Total taxes on income                                                      $   305 000               31.6

                                                                           ==================== ====================

10. Earnings per Common Share

Earnings per common share was computed by dividing net income by the weighted average number of common shares outstanding during the year (160,000 in all three years).

11. Commitments, Contingencies and Credit Risk

In the normal course of business, the Subsidiary Bank has outstanding commitments and contingent liabilities, such as pending legal actions and commitments to extend credit, which are not reflected in the financial statements. Management does not expect any material losses to result from these transactions.

Loan commitments and outstanding letters of credit aggregated approximately $2,038,000 at December 31, 1996. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and many require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Subsidiary Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Subsidiary Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, and income producing commercial properties.

12. Restrictions on Transfer From Subsidiary

The Corporation's subsidiary, Citizens State Bank of Petersburg, is subject to the provisions of the Indiana Financial Institutions Act. The Act provides that the Subsidiary Bank, generally, may not pay cash dividends to the Corporation in excess of its undivided profits, as defined.

13. Related Party Transactions

The Subsidiary Bank has had, and expects to have in the future, transactions in the ordinary course of business with directors, officers, employees and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and not involving more than the normal risk of collectibility or presenting other unfavorable features.

At December 31, 1996 and 1995, certain employees, officers, directors and affiliates were indebted to the Subsidiary Bank in the aggregate amount of approximately $1,530,000 and $1,639,000, respectively.

14. Employee Benefit Plans


                                      -F 15-

                                   CSB BANCORP
                        CITIZENS STATE BANK OF PETERSBURG

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The Subsidiary Bank maintains a qualified defined benefit pension plan covering substantially all salaried and hourly employees. Benefits are based on years of service and employee compensation during employment. The Subsidiary Bank's funding policy is to contribute annually the amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future.





The following table sets forth the plan's funded status at December 31, 1996, 1995 and 1994:

                                                                                  1996               1995                1994
                                                                             --------------      ------------       --------------
Actuarial Present Value of Benefit Obligations
  Accumulated benefit obligations
    Vested                                                                   $   84 144           $ 396 750         $   365 468

    Nonvested                                                                     1 079               1 213               3 256
                                                                             --------------      ------------       --------------

Accumulated benefit obligation                                               $  485 223           $ 397 963         $   368 724

                                                                             ==============      ============       ==============

Projected benefit obligation                                                 $  598 185           $ 519 146         $   457 991

Plan assets at fair value (primarily listed
  stock, bonds and U.S. Government obligations)                                 432 656             387 570             422 735
                                                                             --------------      ------------       --------------

Projected benefit obligation over plan assets                                   165 529             131 576              35 256
Unrecognized net asset                                                           31 674              34 166              36 658
Unrecognized service cost                                                        (3 319)             (3 533)             (3 747)
Unrecognized net gain (loss)                                                    (93 665)            (92 925)            (18 126)
                                                                             --------------      ------------       --------------

Accrued pension cost included in other liabilities                           $  100 219          $   69 284          $   50 041

                                                                             ==============      ============       ==============

Net periodic pension cost includes the following components:


                                      -F 16-

                                   CSB BANCORP
                        CITIZENS STATE BANK OF PETERSBURG

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                                  1996                1995                 1994
                                                                             --------------      --------------       --------------

Service costs                                                                $   22 878           $  24 695           $   23 004

Interest cost                                                                    40 627              37 750               33 559
Expected return on plan assets                                                  (34 612)            (31 387)             (34 828)

Net amortization and deferral                                                      (854)             (2 492)              (2 492)
                                                                             --------------      --------------       --------------

Net periodic pension cost                                                    $   28 039          $   28 566           $   19 243

                                                                             ==============      ==============       ==============

The weighted average discount rate of 6.0 percent for 1996, 7.5 percent for 1995 and 8 percent for 1994, and a rate of increase in future compensation levels of
6.0 percent for 1996, 1995 and 1994 were used in determining the actuarial present value of the projected benefit obligation. The expected long-term rate of return on assets was 8.0 percent for 1996, 8.5 percent for 1995 and 8.5 percent for 1994.

The Subsidiary Bank also provides certain medical, dental, life insurance and Medicare Part B reimbursement benefits for retired employees. Substantially all the Subsidiary Bank's employees hired prior to January 1, 1992, may become eligible for those benefits if they reach normal retirement age while working for the Subsidiary Bank.



In 1995, the Corporation adopted Statement of Financial Accounting Standards No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions. The effect of adopting the new rules increased 1995 net periodic post-retirement benefit cost for the above defined benefit plans by $80,700 and decreased 1995 net income by $53,200 ($.33 per share).

The following table shows the plan's combined funded status reconciled with the amounts recognized in the Corporation's consolidated balance sheet:


                                                                                           1996                1995
                                                                                      --------------      --------------
Accumulated post-retirement benefit obligation:

Retirees                                                                             $    449 647         $   429 078

Fully eligible active plan participants                                                   175 829             167 786
Other active plan participants                                                            268 443             256 162
                                                                                      --------------      --------------

                                                                                          893 919             853 026
Plan assets at fair value                                                                     --                  --
                                                                                      --------------      --------------

Accumulated Post-retirement benefit
obligations in excess of plan assets                                                      893 919             853 026
Unrecognized transition obligation                                                        731 677             772 326
                                                                                      --------------      --------------

Accrued Post-retirement benefit cost                                                $    162 242          $    80 700

                                                                                      ==============      ==============


                                      -F 17-

                                   CSB BANCORP
                        CITIZENS STATE BANK OF PETERSBURG

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




Net periodic post-retirement benefit cost included the following components:

                                                                                    1996                1995
                                                                                --------------      --------------

Service cost                                                                    $     17 800        $   17 309

Interest cost                                                                         59 675            60 867
Amortization of transition obligation over 20 years                                   40 649            40 649
                                                                                --------------      --------------

Net periodic Post-retirement benefit cost                                       $    118 124        $  118 825

                                                                                ==============      ==============

The weighted-average annual assumed rate of increase in the per capita cost of covered benefits (i.e., the health care cost trend rate) for the medical plan is
9.0 percent in both years and is assumed to decrease gradually to 4.5 percent in 2006 and remain at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated Post-retirement benefit obligation for the medical plan as of December 31, 1996 by $133,194 and the aggregate of the service and interest cost components of net periodic Post-retirement benefit cost for 1996 by $15,648.

The   weighted-average   discount  rate  used  in  determining  the  accumulated
post-retirement benefit obligation was 7.5 percent at December 31, 1996.



15. Regulatory Matters

The Subsidiary Bank is subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Subsidiary Bank must meet specific capital guidelines that involve quantitative measures of the Subsidiary Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Subsidiary Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Subsidiary Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that the Subsidiary Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 1996, the most recent notification from the Federal Deposit Insurance Corporation categorized the Subsidiary Bank as adequately capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized the Subsidiary Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

The Subsidiary Bank's actual capital amounts and ratios are also presented in the table.

                                      -F 18-

                                   CSB BANCORP
                        CITIZENS STATE BANK OF PETERSBURG

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                                       To Be Well
                                                                           For Capital              Capitalized Under
                                                                            Adequacy                Prompt Corrective
                                             Actual                         Purposes                Action Provisions
                                ----------------------------------------------------------------------------------------
As of December 31, 1996               Amount        %              Amount          %               Amount          %
                                 ------------- -----------    --------------- -----------      --------------  ---------

Total Capital
  (to Risk-Weighted Assets)       $ 9 359 500    22.75         $ 3 290 000        8.0           $ 4 112 500       10.0


Tier I Capital
  (to Risk-Weighted Assets)         8 844 200    21.50           1 645 000        4.0             2 467 500        6.0

Tier I Capital
  (to Average Assets)               8 844 200    12.0            2 957 000        4.0             3 695 800        5.0

As of December 31, 1995

Total Capital
  (to Risk-Weighted Assets)       $ 9 154 000    22.91          $3 196 000        8.0             3 995 000       10.0


Tier I Capital
  (to Risk-Weighted Assets)         8 595 000    21.51           1 598 000        4.0             2 397 000        6.0

Tier I Capital
   (to Average Assets)              8 595 000    12.37           2 778 700        4.0             3 473 400        5.0


                                      -F 19-

                                   CSB BANCORP
                        CITIZENS STATE BANK OF PETERSBURG

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


16. CSB Bancorp (Parent Company Only) Financial Statements


Balance Sheets
December 31,                                                                        1996                  1995
                                                                                ---------------      ----------------

Assets
Cash and equivalents                                                            $     11 551          $    43 170

Investment in Citizens State Bank of Petersburg                                    8 855 201            8 552 619
                                                                                ---------------      ----------------

Total Assets                                                                    $  8 866 752            8 595 789

                                                                                ===============      ================


Stockholders' Equity
Common stock                                                                    $  4 000 000            4 000 000

Retained earnings                                                                  4 866 533             4 579 587
Securities valuation                                                                     219                16 202
                                                                                ---------------      ----------------

Total Stockholders' Equity                                                         8 866 752             8 595 789
                                                                                ---------------      ----------------

Total Liabilities and Stockholders' Equity                                      $  8 866 752             8 595 789

                                                                                ===============      ================


Statements of Income
Years ended December 31,                                                        1996                1995              1994
                                                                            --------------       ------------      -------------

Income
Dividends from Citizens State Bank of Petersburg                            $  440 000           $  400 000         $  336 000

Interest income                                                                    --                 2 237              1 000

Expenses
  Other expenses                                                                31 619               11 286                 --
                                                                            --------------       ------------      -------------

Income before equity in undistributed net income
  of Citizens State Bank of Petersburg                                         408 381              390 951            337 000

Equity in undistributed net income of Citizens State
  Bank of Petersburg                                                           318 565              326 831            322 601
                                                                             --------------      ------------      -------------

Net Income                                                                   $ 726 946            $ 717 782         $  659 601

                                                                            ==============       ============      =============



                                      -F 20-

                                   CSB BANCORP
                        CITIZENS STATE BANK OF PETERSBURG

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Statements of Cash Flows
Years ended December 31,                                                    1996                1995              1994
                                                                       --------------       ------------      -------------

Cash Flows From Operating Activities
  Cash dividends received                                              $  440 000           $  400 000        $   336 000

  Cash paid to suppliers and employees                                    (31 619)             (11 286)                --
  Interest paid                                                                --                2 237              1 000
                                                                       --------------       ------------      -------------

Net Cash Provided by Operating Activities                                 408 381              390 951            337 000
                                                                       --------------       ------------      -------------

Cash Flows From Financing Activities
  Cash dividends paid                                                    (440 000)            (400 000)          (336 000)
                                                                       --------------       ------------      -------------

Net Cash Absorbed by Financing Activities                                (440 000)            (400 000)          (336 000)
                                                                       --------------       ------------      -------------

Net Decrease in Cash and Cash Equivalents                                 (31 619)              (9 049)             1 000

Cash and Cash Equivalents, at beginning of year                            43 170               52 219             11 219
                                                                       --------------       ------------      -------------

Cash and Cash Equivalents, at end of year                              $   11 551           $   43 170        $    12 219

                                                                       ==============       ============      =============

Reconciliation of Net Income to Net Cash Provided by Operating Activities

Net income                                                             $  726 946           $  717 782        $   659 601

                                                                      --------------       ------------      -------------

Decrease (increase) in:
  Investment in Citizens State Bank of Petersburg                        (318 565)          (326 831)          (322 601)
                                                                      --------------       ------------      -------------

Net Cash Provided by Operating Activities                             $   408 381          $ 390 951         $  337 000

                                                                      ==============       ============      =============


                                      -F 21-

                                   CSB BANCORP
                        CITIZENS STATE BANK OF PETERSBURG

                           CONSOLIDATED BALANCE SHEETS




                                                                                    September 30,
                                                                                       1997                    December 31,
                                                                                    (Unaudited)                   1996
                                                                                ---------------------      ---------------------
Assets
Cash and Cash Equivalents
  Cash and due from banks                                                       $    5 074 555              $    3 842 531

  Federal funds sold                                                                 5 675 000                  12 575 000
                                                                                ---------------------      ---------------------
Total Cash and Cash Equivalents                                                     10 749 555                  16 417 531
Interest-Bearing Deposits                                                            2 598 000                   1 199 000
Securities Available for Sale                                                        1 229 653                     603 781
Securities Held to Maturity                                                         11 710 594                  11 214 277
Net Loans, net of allowance for loan losses of
  $987,000 in 1997 and $616,081 in 1996                                             48 067 466                  42 629 439
Premises and Equipment - Net                                                           751 958                     735 135
Accrued Interest Receivable                                                            938 020                     917 759
Other Assets                                                                           671 713                     629 424
                                                                                ------------------------------------------------

                                                                                $   76 716 959             $     74 346 346

                                                                                =====================      =====================

Liabilities and Stockholders' Equity
Deposits
  Noninterest-bearing                                                           $    6 787 121             $    6 748 637

  Interest-bearing                                                                  59 944 036                 57 598 502
                                                                                ---------------------      ---------------------
Total Deposits                                                                      66 731 157                 64 347 139
Securities Sold Under Agreements to Repurchase                                         319 222                    560 414
Accrued Interest and Other Liabilities                                                 553 196                    572 041
                                                                                ---------------------      ---------------------
Total Liabilities                                                                   67 603 575                 65 479 594
                                                                                ---------------------      ---------------------

Commitments, Contingencies and Credit Risk
Stockholders' Equity
  Common stock, without par value (stated value
    $25 per share) authorized 160,000; issued 160,000                                4 000 000                  4 000 000
  Retained earnings                                                                  5 104 453                  4 866 533
  Securities valuation                                                                   8 931                        219
                                                                                ---------------------      ---------------------

Total Stockholders' Equity                                                           9 113 384                  8 866 752
                                                                                ---------------------      ---------------------

                                                                                $   76 716 59                  74 346 346

                                                                                =====================      =====================

                                                                        See accompanying notes to consolidated financial statements.

                                      -F 22-

                                   CSB BANCORP
                        CITIZENS STATE BANK OF PETERSBURG

                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)


Nine months ended September 30,                                                       1997                   1996
                                                                                -----------------      ----------------

Interest Income
  Interest and fees on loans                                                    $    3 316 043             3 316 135

  Interest on investment securities:
    U.S. treasury and agencies                                                         281 233               199 689
    State and municipal                                                                191 468               138 249
  Interest on federal funds sold
    and interest-bearing deposits                                                      595 883               550 762
                                                                                -----------------      ----------------
                                                                                     4 384 627             4 204 835
                                                                                -----------------      ----------------

Interest Expense
  Interest on deposits                                                               2 178 373             2 065 791
  Interest on borrowings                                                                10 459                 7 934
                                                                                -----------------      ----------------
                                                                                     2 188 832             2 073 725
                                                                                -----------------      ----------------
Net Interest Income                                                                  2 195 795             2 131 110

Provision for Loan Losses                                                              497 000               108 000
                                                                                -----------------      ----------------
Net interest income after provision for loan losses                                  1 698 795             2 023 110
                                                                                -----------------      ----------------
Noninterest Income
  Service fees                                                                         113 385               103 108
  Other operating income                                                               104 044                65 866
                                                                                -----------------      ----------------
                                                                                       217 429               168 974
                                                                                -----------------      ----------------

Noninterest Expenses
  Salaries and employee benefits                                                       645 544               671 398
  Occupancy expense                                                                     74 044                66 685
  Other operating expenses                                                             615 179               602 704
                                                                                -----------------      ----------------
                                                                                     1 334 767             1 340 787
                                                                                -----------------      ----------------

Income Before Taxes on Income                                                          581 457               851 297

Taxes on Income                                                                        183 537               274 040
                                                                                ----------------      ----------------

Net Income                                                                      $      397 920         $     577 257

                                                                                =================      ================

                                                                        See accompanying notes to consolidated financial statements.

                                      -F 23-

                                   CSB BANCORP
                        CITIZENS STATE BANK OF PETERSBURG

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (UNAUDITED)

                                                                                   Common           Retained         Securities
                                                                                    Stock           Earnings          Valuation
                                                                                ---------------   --------------    ----------------

Balance, January 1, 1996,                                                       $  4 000 000      $ 4 579 587       $   16 202


  Net income for the period                                                              --           577 257               --
  Dividends - $1.00 per share                                                            --          (160 000)              --

  Net unrealized losses                                                                  --                --          (17 434)
                                                                                ---------------   --------------     ---------------

Balance, September 30, 1996                                                     $  4 000 000      $ 4 996 844           (1 232)

                                                                                ===============   ==============     ===============


Balance, January 1, 1997                                                        $  4 000 000      $ 4 866 533         $    219


  Net income for the period                                                              --           397 920
  Dividends - $1.00 per share                                                            --          (160 000)              --

  Net unrealized gains                                                                   --                --            8 712
                                                                                ---------------   -------------     ----------------

Balance, September 30, 1997                                                     $  4 000 000      $ 5 104 453            8 931

                                                                                ===============   ==============    ================

                                                                        See accompanying notes to consolidated financial statements.

                                      -F 24-

                                   CSB BANCORP
                        CITIZENS STATE BANK OF PETERSBURG

                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)


Nine months ended September 30,                                                       1997                   1996
                                                                                -----------------      -----------------
Cash Flows From Operating Activities
  Net income                                                                    $   397 920            $   577 257
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Provision for loan losses                                                       497 000                108 000
    Depreciation and amortization                                                    79 305                 67 860
    Deferred income tax                                                            (108 438)                (8 335)
    Amortization and accretion of security premiums and discounts                     3 173                  1 292
    (Gain) loss on sale of investment securities                                     (8 065)                --
    Decrease (increase) in:
      Accrued interest receivable                                                   (20 261)                93 498
      Other assets                                                                   66 149                176 916
    Increase (decrease) in accrued interest payable and other liabilities           (18 845)                (4 741)
                                                                                -----------------      -----------------
Net cash provided by operating activities                                           887 938              1 011 747
                                                                                -----------------      -----------------

Cash Flows From Investing Activities
  Proceeds from calls and maturities of investment securities                     3 979 698              4 886 278
  Purchase of investment securities                                              (5 088 283)            (5 415 316)
  Proceeds from sales and maturities of interest-bearing deposits                   300 000                440 000
  Purchase of interest-bearing deposits                                          (1 699 000)              (100 000)
  Excess of loan proceeds disbursed over principal payments received             (5 935 027)            (2 995 973)
  Purchases of premises and equipment                                               (96 128)              (147 640)
                                                                                -----------------      -----------------
Net cash absorbed by investing activities                                        (8 538 740)            (3 332 651)
                                                                                -----------------      -----------------

Cash Flows From Financing Activities
  Net increase in deposits                                                        2 384 018              6 241 753
  Securities sold under agreements to repurchase                                   (241 192)               281 583
  Cash dividends paid                                                              (160 000)              (160 000)
                                                                                -----------------      -----------------

Net cash provided by financing activities                                         1 982 826              6 363 336
                                                                                -----------------      -----------------

Net Increase (Decrease) in Cash and Cash Equivalents                             (5 667 976)             4 042 432

Cash and Cash Equivalents, at January 1                                          16 417 531              9 227 160
                                                                                -----------------      -----------------

Cash and Cash Equivalents, at September 30                                      $10 749 555            $13 269 592
                                                                                =================      =================

                                                                        See accompanying notes to consolidated financial statements.

                                      -F 25-

                                  CSB BANCORP
                        CITIZENS STATE BANK OF PETERSBURG

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Rule 10-01 of Regulation S-X. Accordingly, footnote disclosure, which would substantially duplicate the disclosure contained in the most recent audited financial statements, has been omitted. The accompanying unaudited consolidated financial statements should be read in conjunction with the Summary of Accounting Policies and Notes to Consolidated Financial Statements contained in the December 31, 1996 Consolidated Financial Statements.

In the opinion of management of the Corporation, the unaudited consolidated financial statements include all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the consolidated financial position of the Corporation as of September 30, 1997, and the consolidated results of operations and cash flows for the nine months ended September 30, 1997 and 1996.

The results of operations for the nine months ended September 30, 1997, are not necessarily indicative of the result to be expected for the full year.



                                      -F 26-

                        INDEX TO FSB FINANCIAL STATEMENTS

AUDITED FINANCIAL STATEMENTS:                                           Page No.

    Independent Auditors' Report                                         F 28

    Consolidated Balance Sheets
     as of September 30, 1997 and 1996 (unaudited)                       F 29

    Consolidated Statements of Operations for the Years
    Ended September 30, 1997 and 1996 (unaudited)                        F 30

    Consolidated Statements of Cash Flows for the
    Years Ended September 30, 1997 and 1996 (unaudited)                  F 31

    Consolidated Statements of Changes in Shareholders' Equity
    for the Years Ended September 30, 1997 and 1996 (unaudited)          F 32

    Notes to Consolidated Financial Statements                           F 33

UNAUDITED FINANCIAL STATEMENTS:

    Consolidated Balance Sheets
    as of December 31, 1997 and September 30, 1997                       F 43

    Consolidated Statements of Income for the
    Three Months Ended December 31, 1997 and 1996                        F 44

    Consolidated Statements of Cash Flows for the
    Three Months Ended December 31, 1997 and 1996                        F 45

    Note to Consolidated Financial Statements                            F 46





                                     -F 27-

                                          REPORT OF INDEPENDENT AUDITORS




Board of Directors and Shareholders
FSB Financial Corporation
Francisco, Indiana


We have audited the accompanying consolidated balance sheet of FSB Financial Corporation as of September 30, 1997, and the related consolidated statements of operations, cash flows, and changes in shareholders' equity for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FSB Financial Corporation as of September 30, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                             /s/ Crowe, Chizek and Company LLP

                                             Crowe, Chizek and Company LLP

Indianapolis, Indiana
January 13, 1998, except for Note 12,
as to which the date is January 30, 1998



                                     -F 28-

                            FSB FINANCIAL CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                           September 30, 1997 and 1996

--------------------------------------------------------------------------------


                                                                                 (Unaudited)
                                                                   1997             1996

ASSETS
Cash and due from banks                                       $    667,753    $    519,618
Federal funds sold                                               1,275,000          75,000
                                                              ------------    ------------
    Cash and cash equivalents                                    1,942,753         594,618
Interest bearing balances with financial institutions               50,000          50,000
Securities available for sale, at fair value                       300,179         300,328
Securities held to maturity, at cost (fair value $2,317,744
  and $2,937,661 at September 30, 1997 and 1996)                 2,324,673       2,967,494
Federal Home Loan Bank stock, at cost                               48,000            --
Loans                                                           10,519,754      10,394,275
Allowance for loan losses                                         (102,962)        (83,029)
                                                              ------------    ------------
    Net loans                                                   10,416,792      10,311,246
Premises and equipment, net                                        362,276         157,939
Accrued interest receivable and other assets                       254,766         221,062

                                                              $ 15,699,439    $ 14,602,687
                                                              ============    ============


LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
    Deposits
       Non-interest bearing deposits                          $  1,786,268    $  1,762,532
       Interest bearing deposits                                12,317,711      10,835,300
                                                              ------------    ------------
          Total deposits                                        14,103,979      12,597,832
    Federal funds purchased                                           --           375,000
    Accrued interest payable and other liabilities                 114,356          92,836
                                                              ------------    ------------
          Total liabilities                                     14,218,335      13,065,668
                                                              ------------    ------------

Shareholders' equity
    Preferred stock, no par value; 2,000,000 shares
      authorized, no shares issued and outstanding                    --              --
    Common stock, $.01 stated value:  3,000,000 shares
      authorized, 49,000 shares issued, 48,916 and 49,000
      shares outstanding in 1997 and 1996                              490             490
    Additional paid-in capital                                     819,510         819,510
    Retained earnings                                              663,436         716,644
    Unrealized gain on securities available for sale                   188             375
    Treasury stock, at cost:  84 shares in 1997                     (2,520)           --
                                                              ------------    ------------
       Total shareholders' equity                                1,481,104       1,537,019
                                                              ------------    ------------

                                                              $ 15,699,439    $ 14,602,687
                                                              ============    ============

                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                     -F 29-

                           FSB FINANCIAL COROPRATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     Years ended September 30, 1997 and 1996


                                                                                                    (Unaudited)
                                                                                   1997                1996

Interest income
    Interest and fees on loans                                               $        939,283    $       763,717
    Interest on investment securities
       Taxable                                                                        136,754            189,324
       Non-taxable                                                                     35,821             35,615
    Interest on federal funds sold                                                     30,652             11,677
    Interest on balances with financial institutions                                    2,156              2,601
                                                                             ----------------    ---------------
       Total interest income                                                        1,144,666          1,002,934
Interest expense
    Interest on deposits                                                              539,118            453,075
    Interest on federal funds purchased                                                 1,290              7,529
                                                                             ----------------    ---------------
       Total interest expense                                                         540,408            460,604
                                                                             ----------------    ---------------
Net interest income                                                                   604,258            542,330
Provision for loan losses                                                              67,988             58,130
                                                                             ----------------    ---------------
Net interest income after provision for loan losses                                   536,270            484,200

Non-interest income
    Service charges on deposit accounts                                                78,276             68,807
    Securities gains                                                                      520                125
    Other income                                                                       17,465             10,860
                                                                             ----------------    ---------------
       Total non-interest income                                                       96,261             79,792
Non-interest expenses
    Salaries and employee benefits                                                    359,186            297,838
    Occupancy and equipment expense                                                    92,508             87,259
    Data processing expense                                                            57,170             58,388
    Other operating expenses                                                          174,219            139,630
                                                                             ----------------    ---------------
       Total non-interest expense                                                     683,083            583,115
                                                                             ----------------    ---------------

Loss before income taxes                                                              (50,552)           (19,123)

Provision for income taxes                                                             (9,594)            (3,423)
                                                                             ----------------    ---------------

Net loss                                                                     $       (40,958)    $       (15,700)
                                                                             ===============     ================

Net loss per share                                                           $          (.84)    $          (.32)
                                                                             ===============     ===============

Weighted average common shares outstanding                                             48,984             49,000
                                                                             ================    ===============

                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                     -F 30-

                           FSB FINANCIAL CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years ended September 30, 1997 and 1996

                                                                                                   (Unaudited)
                                                                                   1997                1996

Cash flows from operating activities:
    Net loss                                                                 $        (40,958)   $       (15,700)
    Adjustments to reconcile net loss to net cash
      from operating activities:
       Depreciation                                                                    35,340             21,285
       Provision for loan losses                                                       67,988             58,130
       Securities gains                                                                  (520)              (125)
       Net amortization/(accretion) on securities                                      (3,666)            (6,856)
       Amortization of organization costs                                               6,072              6,070
       Change in accrued interest receivable and other assets                         (39,776)           (17,802)
       Change in accrued interest payable and other liabilities                        21,520               (565)
                                                                             ----------------    ---------------
          Net cash from operating activities                                           46,000             44,437

Cash flows from investing activities:
    Property and equipment expenditures                                              (239,677)           (80,528)
    Loans made to customers and principal collections thereon                        (173,534)        (4,456,206)
    Proceeds from maturities of securities available for sale                               -            500,000
    Proceeds from maturities and principal paydowns
      of securities held to maturity                                                  671,969          1,102,574
    Purchases of securities held to maturity                                          (25,000)           (25,000)
    Purchase of Federal Home Loan Bank stock                                          (48,000)                 -
                                                                             ----------------    ---------------
       Net cash from investing activities                                             185,758         (2,959,160)

Cash flows from financing activities:
    Net change in deposit accounts                                                  1,506,147          2,392,428
    Net change in federal funds purchased                                            (375,000)           375,000
    Dividends paid                                                                    (12,250)           (12,250)
    Purchase treasury stock                                                            (2,520)                 -
                                                                             ----------------    ---------------
       Net cash from financing activities                                           1,116,377          2,755,178
                                                                             ----------------    ---------------

Net change in cash and cash equivalents                                             1,348,135           (159,545)

Cash and cash equivalents at beginning of year                                        594,618            754,163
                                                                             ----------------    ---------------

Cash and cash equivalents at end of year                                     $      1,942,753    $       594,618
                                                                             ================    ===============

Cash paid during the period for:
    Interest                                                                 $        527,995    $       454,985
    Income taxes paid (refunded)                                                            -             (3,423)


                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                     -F 31-

                            FSB FINANCIAL CORPORATION

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                     Years ended September 30, 1997 and 1996

                                                                                                       Unrealized
                                                                                                         Gain
                                                              Additional                             on Securities         Total
                                              Common          Paid-in        Retained      Treasury    Available       Shareholders'
                                              Stock          Capital        Earnings        Stock        for Sale         Equity

Balances at October 1, 1995 (unaudited)     $      490     $    819,510    $   744,594     $     -     $   324          $ 1,564,918

Net loss                                                                       (15,700)                                     (15,700)
Cash dividends ($.25 per share)                                                (12,250)                                     (12,250)
Change in unrealized gain
  on securities                                                                                              51                  51
                                            -----------    -------------    -----------     -------    --------          -----------

Balances at September 30, 1996
  (unaudited)                                      490           819,510        716,644           -         375           1,537,019

Net loss                                                                        (40,958)                                    (40,958)
Cash dividends ($.25 per share)                                                 (12,250)                                    (12,250)
Purchase treasury shares (84 shares)                                                         (2,520)                         (2,520)
Change in unrealized gain
  on securities                                                                                            (187)               (187)
                                            -----------    -------------    -----------     -------    --------          -----------

Balance at September 30, 1997               $       490    $     819,510    $   663,436     $(2,520)         188         $ 1,481,104
                                            ===========     ============    ===========     ========   =========          ==========




                                     -F 32-

                            FSB FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           September 30, 1997 and 1996

                                (Continued)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation: The consolidated financial statements include the accounts of FSB Financial Corporation (Company) and its wholly-owned subsidiary, FSB Bank (Bank). All significant intercompany transactions have been eliminated in consolidation.

Description of Business: FSB Financial Corporation generates consumer, mortgage, and commercial loans and receives deposits from customers located primarily in Gibson county and surrounding Indiana counties. The majority of the Company's loans are secured by specific items of collateral including consumer assets, real property and business assets.

Use of Estimates in the Preparation of Financial Statements: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates. Estimates that are more susceptible to change in the near term include the allowance for loan losses and fair values of certain securities.

Cash and Cash Equivalents: Cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are sold for one-day periods. The Company reports net cash flows for customer loan transactions, deposit transactions, and deposits made with other institutions.

Securities: Securities are classified by management at date of purchase as available for sale or held to maturity. Securities classified as available for sale are securities that might be sold in response to changes in interest rates, changes in prepayment risk, or other similar factors, and which are carried at fair value. The unrealized gain/(loss) on securities available for sale is reflected as a separate component of shareholders= equity, net of tax. Securities classified as held to maturity are securities that the Company has both the ability and positive intent to hold to maturity and are carried at amortized cost (cost adjusted for amortization of premium or accretion of discounts). Interest income on securities is recognized using the level yield basis. Gains and losses on sales of securities are computed on a specific identification basis.

Loans: Loans are reported at the principal balance outstanding, net of deferred loan fees and costs, the allowance for loan losses, and charge-offs. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term.

Interest income is not reported when full loan repayment is in doubt, typically when payments are past due over 90 days. Interest received on such loans is recognized on the cash basis or reported as principal reductions.

                                     -F 33-

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the allowance balance required based on past loan loss experience, known and inherent risks in the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management=s judgment, should be charged-off.

Loan impairment is reported when full payment under the loan terms is not expected. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage and consumer loans, and on an individual loan basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan=s existing rate. Loans are evaluated for impairment when payments are delayed, typically 90 days or more.

Premises and Equipment: Premises and equipment are stated at cost, net of accumulated depreciation. Depreciation is charged to operating expense over the useful lives of assets and is computed primarily on the straight-line method. Maintenance and repairs are charged to operations as incurred. Improvements are capitalized and disposals are recorded in the year sold or abandoned.

Income Taxes: Deferred tax liabilities and assets are determined at each balance sheet date. They are measured by applying enacted tax laws to future amounts that will result from differences in the financial statement and tax basis of assets and liabilities. Recognition of deferred tax assets is limited by the establishment of a valuation reserve unless management concludes that the assets will more likely than not result in future tax benefits to the Company. Income tax expense is the amount paid for the current year income tax liability plus or minus the change in deferred taxes.

Earnings Per Share: Earnings per share is based on the weighted average common shares outstanding.

                                     -F 34-

 NOTE 2 - SECURITIES

The amortized cost and fair values of securities available for sale are as follows:


                                                               Gross               Gross
                                         Amortized          Unrealized          Unrealized            Fair
                                           Cost                Gains              Losses              Value



U.S. Treasury securities:
September 30, 1997                    $       299,991     $           188    $              -    $       300,179
                                      ===============     ===============    ================    ===============

September 30, 1996 (unaudited)        $       299,953     $           375    $              -    $       300,328
                                      ===============     ===============    ================    ===============


The amortized cost and fair values of securities held to maturity are as follows at September 30:


                                                                       1997
                                                               Gross               Gross
                                         Amortized          Unrealized          Unrealized            Fair
                                           Cost                Gains              Losses              Value

U.S. government agency                $       899,962     $             -   $         (11,031)   $       888,931
State and political subdivisions              584,888                   -                   -            584,888
Mortgage-backed securities                    839,822              12,147              (8,045)           843,924
                                      ---------------     ---------------   -----------------    ---------------

    Totals                            $     2,324,673     $        12,147   $         (19,076)   $     2,317,744
                                      ===============     ===============   =================    ===============



                                                                    (Unaudited)
                                                                       1996
                                                               Gross               Gross
                                         Amortized          Unrealized          Unrealized            Fair
                                           Cost                Gains              Losses              Value


U.S. government agency                $     1,249,882     $           125   $         (28,802)   $     1,221,205
State and political subdivisions              581,487                   -                   -            581,487
Mortgage-backed securities                  1,136,125              15,443             (16,599)         1,134,969
                                      ---------------     ---------------   -----------------    ---------------

    Totals                            $     2,967,494     $        15,568   $         (45,401)   $     2,937,661
                                      ===============     ===============   =================    ===============


                                     -F 35-

The amortized cost and fair value of securities at September 30, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties. Mortgage-backed securities are not due at a specific date and are shown separately.



                                              Available for Sale                       Held to Maturity
                                      Amortized               Fair              Amortized             Fair
                                        Cost                  Value               Cost                Value

Due in one year or less          $        299,991      $        300,179    $       580,043     $       575,483
Due after one year through
  five years                                    -                     -            459,800             453,329
Due after five years through
  ten years                                     -                     -            238,966             238,966
Due after ten years                             -                     -            206,042             206,042
                                 ----------------      ----------------    ---------------     ---------------
Total fixed maturity debt
  securities                              299,991               300,179          1,484,851           1,473,820
Mortgage-backed securities                      -                     -            839,822             843,924
                                 ----------------      ----------------    ---------------     ---------------

                                 $        299,991      $        300,179    $     2,324,673     $     2,317,744
                                 ================      ================    ===============     ===============

Securities gains in 1997 and 1996 (unaudited) were entirely attributable to call premiums on called securities.

At September 30, 1997 and 1996 (unaudited), securities carried at $450,000 were pledged to secure public deposits and for other purposes.

U.S. government agency securities include structured notes with a carrying value of $799,962 and $1,149,882 (unaudited) at September 30, 1997 and 1996.
Seventy-five percent of the September 30, 1997 structured notes outstanding mature in the year ended September 30, 1998.

                                     -F 36-

NOTE 3 - LOANS

Loans are comprised of the following classifications:


                                                                                                    (Unaudited)
                                                                                 1997                  1996

Commercial                                                               $       1,662,309     $       1,784,089
Real estate                                                                      4,553,992             4,221,551
Consumer                                                                         4,281,019             4,366,490
Deferred loan costs                                                                 22,434                22,145
                                                                         -----------------     -----------------

                                                                         $      10,519,754     $      10,394,275
                                                                         =================     =================



There were no impaired loans during the years ended September 30, 1997 or 1996 (unaudited).

Nonperforming loans were as follows at September 30:

                                                                                                    (Unaudited)
                                                                                 1997                  1996

Non-accrual loans                                                        $          87,794     $          48,792
Accruing loans past due greater than 90 days                                        29,390                4,731
Restructured loans                                                                       -                     -
                                                                         -----------------     -----------------

                                                                         $         117,184     $          53,523
                                                                         =================     =================


NOTE 4 - ALLOWANCE FOR LOAN LOSSES

An analysis of the allowance for loan losses follows:

                                                                                                   (Unaudited)
                                                                                   1997                1996

Beginning balance                                                            $         83,029    $        43,021
Provision for loan losses                                                              67,988             58,130
Losses charged to the allowance                                                       (59,754)           (19,549)
Recoveries credited to the allowance                                                   11,699              1,427
                                                                             ----------------    ---------------

    Ending balance                                                           $        102,962    $        83,029
                                                                             ================    ===============

                                     -F 37-

 NOTE 5 - PREMISES AND EQUIPMENT

A summary of premises and equipment at September 30 follows:

                                                                                                    (Unaudited)
                                                                                   1997                1996

Bank premises                                                              $          428,647    $          267,504
Equipment and furniture                                                               316,516               237,982
                                                                           ------------------    ------------------
    Total                                                                             745,163               505,486
Less accumulated depreciation                                                        (382,887)             (347,547)
                                                                           ------------------    ------------------

    Total premises and equipment, net                                      $          362,276    $          157,939
                                                                           ==================    ==================


NOTE 6 - DEPOSITS

Certificates of deposit in denominations of $100,000 or more as of September 30, 1997 and 1996 were $2,487,445 and $1,677,688 (unaudited), respectively.

At year-end 1997, interest bearing deposits include time deposits with stated maturities as follows:

                  1998                                $        4,732,022
                  1999                                         1,645,771
                  2000                                           656,717
                  2001                                         1,602,470
                  2002                                           371,267
                                                      ------------------
                                                      $        9,008,247


NOTE 7 - BENEFIT PLANS

The Bank maintains a simplified employee pension plan for all active employees. Employees are eligible for participation in the plan after six months of service. Contributions are made annually by the Bank at a minimum of 8% of annual compensation. Contributions provided for the plan and charged to operations totaled $20,266 and $18,003 (unaudited) in 1997 and 1996.




                                     -F 38-

NOTE 8 - INCOME TAXES

An analysis of the components of income taxes follows:

                                                                                                    (Unaudited)
                                                                                   1997                1996

Current income taxes                                                         $         (9,594)   $        (3,701)
Deferred income taxes                                                                       -                278
                                                                             ----------------    ---------------

    Total income taxes (benefit)                                             $         (9,594)   $        (3,423)
                                                                             ================    ===============


The difference between the financial statement tax provision and amounts computed by applying the federal income tax rate of 34% to pretax income is reconciled as follows:


                                                                                                    (Unaudited)
                                                                                   1997                1996

Computed expected provision                                                  $        (17,188)   $        (6,502)
Tax effect of:
    Tax-exempt interest income                                                        (12,179)           (12,109)
    Non-deductible interest expense                                                     1,395              1,243
    State income tax, net                                                                   -              1,609
    Effect of graduated rates and other items                                          18,378             12,336
                                                                             ----------------    ---------------

       Applicable income tax                                                 $         (9,594)   $        (3,423)
                                                                             ================    ===============


The net deferred tax asset is comprised of the following components:

                                                                                                   (Unaudited)
                                                                                   1997                1996

Deferred tax assets:
    Allowance for loan losses                                                $         14,304    $         9,874
    Accrued expenses                                                                   18,750             13,982
    Other                                                                                 570                483
                                                                             ----------------    ---------------
                                                                                       33,624             24,339

Deferred tax liabilities:
    Accrued income and prepaid expenses                                               (47,460)           (38,733)
    Deferred loan costs                                                                (4,986)            (4,922)
    Other                                                                                (992)              (498)
                                                                             ----------------    ---------------
                                                                                      (53,438)           (44,153)

Valuation allowance                                                                         -                  -
                                                                             ----------------    ---------------

    Net deferred tax liability                                               $        (19,814)   $       (19,814)
                                                                             ================    ===============


The Company files tax returns on a calendar year basis. As a result of tax returns filed through December 31, 1996, the Company had $46,064 of state tax net operating loss carryforwards expiring in the year 2011.

                                     -F 39-

NOTE 9 - COMMITMENTS AND CONTINGENCIES

The Company, in the ordinary course of business, has loans, commitments and contingent liabilities, such as guarantees, commitments to extend credit, etc., which are not reflected in the accompanying consolidated balance sheets. The Company's exposure to credit loss in the event of nonperformance by the other party to the financial guarantees is represented by the contractual amounts of those instruments. The Company uses the same credit policy to make such commitments as it uses for on-balance-sheet items.

The contractual amount of these financial instruments are summarized as follows:

                                                                    (Unaudited)
                                                   1997                1996

Commitments to extend credit              $     410,728        $     238,979

The commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established under the contract. Generally, such commitments are for no more than one year, and most are variable rate contracts. These commitments are primarily overdraft protection, and commercial lines of credit.

Since many commitments expire without being used, the amounts do not necessarily represent future cash commitments. Collateral obtained upon exercise of the commitment is determined using management's credit evaluation of the borrower, and may include accounts receivable, inventory, property, land and other items.


NOTE 10 - RELATED PARTY TRANSACTIONS

Certain directors, officers and principal shareholders of the Company were also customers of the Bank. The aggregate amount of loans to these persons totaled $462,976 and $409,259 (unaudited) at September 30, 1997 and 1996.

Related party deposits totaled $255,427 and $186,734 (unaudited) at year-end 1997 and 1996.

                                     -F 40-

NOTE 11 - REGULATORY MATTERS

The Bank is subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weightings, and other factors, and the regulators can lower classifications in certain cases. Failure to meet various capital requirements can initiate regulatory action that could have a direct material effect on the financial statements.

The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required.

At year end 1997, actual Bank capital levels (in thousands) and minimum required levels were:


                                                                                             Minimum Required
                                                             Minimum Required             To Be Well Capitalized
                                                                For Capital               Under Prompt Corrective
                                 Actual                      Adequacy Purposes              Action Regulations
                           Amount        Ratio              Amount       Ratio               Amount       Ratio

Total Capital (to Risk
  Weighted Assets)       $     1,544     15.5%            $       798    8.0%             $       998     10.0%

Tier I Capital (to Risk
  Weighted Assets)       $     1,441     14.4%            $       399    4.0%             $       599     6.0%

Tier 1 Capital (to
  Average Assets)        $     1,441       9.3%           $       619    4.0%             $       774     5.0%


At year-end 1997 the Bank was categorized as well capitalized.

The Company=s primary source of funds with which to pay dividends is the subsidiary bank. The Bank=s ability to pay dividends is limited by Indiana state banking regulations. Among other restrictions, the Bank may not pay dividends in excess of the retained net income of the current and previous two calendar years without prior regulatory approval. As of September 30, 1997, the Bank was required to obtain prior regulatory approval before payment of dividends.


                                     -F 41-

                            FSB FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           September 30, 1997 and 1996

NOTE 12 -- SUBSEQUENT EVENT

The Board of Directors of the Company signed a definitive agreement with German American Bancorp effective January 30, 1998 under which German American would acquire all of the outstanding stock of the Company. German American Bancorp is a $489 million multi-bank holding company located in Jasper, Indiana. Under terms  of  the  agreement,  all  outstanding  common  shares  of  FSB  Financial
Corporation will be exchanged for German American common shares valued at approximately 1.5 times the book value of the Company plus or minus certain adjustments. The proposed transaction requires approval by regulatory authorities and shareholders of both companies. The proposed transaction is expected to be consummated in early 1998 and is expected to be accounted for as a pooling-of-interests.


                                     -F 42-

                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                    December 31, 1997 and September 30, 1997


                                                                            December 31,          September 30,
                                                                                1997                  1997

ASSETS
Cash and due from banks                                                  $         695,159     $         667,753
Federal funds sold                                                               2,215,000             1,275,000
                                                                         -----------------     -----------------
    Cash and cash equivalents                                                    2,910,159             1,942,753
Interest bearing balances with financial institutions                                    -                50,000
Securities available for sale, at fair value                                             -               300,179
Securities held to maturity, at cost                                             2,160,427             2,324,673
Federal Home Loan Bank stock, at cost                                               48,000                48,000
Loans                                                                           10,079,461            10,519,754
Allowance for loan losses                                                          (79,742)             (102,962)
                                                                         -----------------     -----------------
    Net loans                                                                    9,999,719            10,416,792
Premises and equipment, net                                                        353,807               362,276
Accrued interest receivable and other assets                                       290,149               254,766
                                                                          ----------------     -----------------

                                                                                15,762,261     $      15,699,439
                                                                         =================     =================


LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
    Deposits
       Non-interest bearing deposits                                     $       1,713,973     $       1,786,268
       Interest bearing deposits                                                12,458,561            12,317,711
                                                                         -----------------     -----------------
          Total deposits                                                        14,172,534            14,103,979
    Accrued interest payable and other liabilities                                 114,240               114,356
          Total liabilities                                                     14,286,774            14,218,335
                                                                         -----------------     -----------------

Shareholders' equity
    Preferred stock, no par value; 2,000,000 shares
      authorized, no shares issued and outstanding                                       -                     -
    Common stock, $.01 stated value:  3,000,000 shares
      authorized, 49,000 shares issued, 48,916
      shares outstanding                                                               490                   490
    Additional paid-in capital                                                     819,510               819,510
    Retained earnings                                                              658,007               663,436
    Unrealized gain on securities available for sale                                     -                   188
    Treasury stock, at cost:  84 shares                                             (2,520)               (2,520)
                                                                         -----------------     -----------------
       Total shareholders' equity                                                1,475,487             1,481,104
                                                                         -----------------     -----------------

                                                                                15,762,261     $      15,699,439
                                                                         =================     =================

                                     -F 43-

                           FSB FINANCIAL CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                  Three Months Ended December 31, 1997 and 1996


                                                                                   1997                1996
                                                                                   ----                ----

Interest income
   Interest and fees on loans                                               $        229,608    $       235,503
    Interest on investment securities
       Taxable                                                                         28,217             36,537
       Non-taxable                                                                      8,775              8,794
    Interest on federal funds sold                                                     24,324              1,654
    Interest on balances with financial institutions                                      530                550
                                                                             ----------------    ---------------
       Total interest income                                                          291,454            283,038
Interest expense
    Interest on deposits                                                              148,718            126,586
    Interest on federal funds purchased                                                     -                971
                                                                             ----------------    ---------------
       Total interest expense                                                         148,718            127,557
                                                                             ----------------    ---------------
Net interest income                                                                   142,736            155,481
Provision for loan losses                                                               4,263             42,342
                                                                             ----------------    ---------------
Net interest income after provision for loan losses                                   138,473            113,139

Non-interest income
    Service charges on deposit accounts                                                18,418             20,750
    Securities losses                                                                     (20)                 -
    Other income                                                                        7,506              4,665
                                                                             ----------------    ---------------
       Total non-interest income                                                       25,904             25,415
Non-interest expenses
    Salaries and employee benefits                                                     90,427             89,045
    Occupancy and equipment expense                                                    27,994             15,183
    Data processing expense                                                            13,799             17,413
    Other operating expenses                                                           37,586             43,375
                                                                             ----------------    ---------------
       Total non-interest expense                                                     169,806            165,016
                                                                             ----------------    ---------------

Loss before income taxes                                                               (5,429)           (26,462)

Provision for income taxes                                                                  -             (9,594)
                                                                             ----------------    ---------------

Net income (loss)                                                            $         (5,429)   $       (16,868)
                                                                             ================    ===============

Net income (loss) per share                                                  $          (.11)    $          (.34)
                                                                             ===============     ===============

Weighted average common shares outstanding                                             48,916             49,000
                                                                             ================    ===============

                                     -F 44-

                           FSB FINANCIAL CORPORATION
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                  Three Months Ended December 31, 1997 and 1996


                                                                                   1997                1996
                                                                                   ----                ----


Cash flows from operating activities:
   Net gain/(loss)                                                          $         (5,429)   $       (16,868)
    Adjustments to reconcile net income to net cash
      from operating activities:
       Depreciation                                                                     9,532              9,110
       Provision for loan losses                                                        4,263             42,342
       Securities (gains)/losses                                                           20                  -
       Net amortization/(accretion) on securities                                        (871)            (1,199)
       Amortization of organization costs                                               1,518              1,518
       Change in accrued interest receivable and other assets                         (36,901)           (52,383)
       Change in accrued interest payable and other liabilities                          (116)            10,260
                                                                             ----------------    ---------------
          Net cash from operating activities                                          (27,984)            (7,220)

Cash flows from investing activities:
    Proceeds from maturities of interest bearing balances                              50,000                  -
    Proceeds from maturities of securities available for sale                         299,971                  -
    Proceeds from maturities and principal paydowns
      of securities held to maturity                                                  165,117            315,980
    Loans made to customers and principal collections thereon                         412,810           (579,021)
    Property and equipment expenditures                                                (1,063)          (153,005)
                                                                             ----------------    ---------------
       Net cash from investing activities                                             926,835           (416,046)

Cash flows from financing activities:
    Net change in deposit accounts                                                     68,555            654,372
    Net change in federal funds purchased                                                   -           (225,000)
                                                                             ----------------    ---------------
       Net cash from financing activities                                              68,555            429,372
                                                                             ----------------    ---------------

Net change in cash and cash equivalents                                               967,406              6,106

Cash and cash equivalents at beginning of period                                    1,942,753            594,618
                                                                             ----------------    ---------------

Cash and cash equivalents at end of period                                   $      2,910,159    $       600,724
                                                                             ================    ===============

Cash paid during the period for:
    Interest                                                                 $        146,710    $       134,441
    Income taxes paid (refunded)                                                            -                  -


                                     -F 45-

                            FSB FINANCIAL CORPORATION

               NOTE TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                December 31, 1997

NOTE 1 -- BASIS OF PRESENTATION

Certain information and footnote disclosures normally included in financial statements prepared in accordance with Generally Accepted Accounting Principles have been condensed or omitted. All adjustments made by management to these unaudited statements were of a normal recurring nature. It is suggested that these consolidated financial statements and notes be read in conjunction with the financial statements and notes thereto in the FSB Financial Corporation September 30, 1997 Financial Statements.


                                     -F 46-

                                   APPENDIX A

     ======================================================================


                      AGREEMENT AND PLAN OF REORGANIZATION


                                  by and among


                                   CSB BANCORP
                             an Indiana corporation,



                      THE CITIZENS STATE BANK OF PETERSBURG
                         an Indiana banking corporation,



                            GERMAN AMERICAN BANCORP,
                             an Indiana corporation,



                      GERMAN AMERICAN HOLDINGS CORPORATION,
                             an Indiana corporation,


                                       and


                              COMMUNITY TRUST BANK
                         an Indiana banking corporation.


     ======================================================================

                                                         Dated: December 8, 1997

                                      -A 1-

                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made December 8, 1997, by and among CSB BANCORP, an Indiana corporation ("CSB"), THE CITIZENS STATE BANK OF PETERSBURG an Indiana banking corporation ("Citizens"), GERMAN AMERICAN BANCORP, an Indiana corporation ("German American"), GERMAN AMERICAN HOLDINGS CORPORATION, an Indiana corporation ("GAHC"), and COMMUNITY TRUST BANK, an Indiana banking corporation ("Community").

                                    Recitals

         A. CSB is a corporation duly organized and existing under the Indiana Business Corporation Law ("IBCL") that is duly registered with the Board of Governors of the Federal Reserve System ("FRB") as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHC Act"). CSB owns all of the outstanding capital stock of Citizens. The principal place of business of CSB is Petersburg, Pike County, Indiana.

         B. Citizens is a banking corporation duly organized and existing under the Indiana Financial Institutions Act ("IFIA"), chartered by the Indiana Department of Financial Institutions ("DFI"), and a member of the Federal Reserve System with both of its banking offices located in Petersburg, Pike County, Indiana.

         C. German American is a corporation duly organized and existing under the IBCL and is duly registered as a bank holding company under the BHC Act. German American owns all of the outstanding capital stock of GAHC. The principal place of business of German American is Jasper, Dubois County, Indiana.

         D. GAHC is a corporation duly organized and existing under the IBCL and is duly registered as a bank holding company under the BHC Act with its principal place of business in Jasper, Dubois County, Indiana. GAHC owns all of the outstanding common stock of Community.

         E. Community is a banking corporation duly organized and existing under the IFIA, chartered by the DFI, which is not a member of the Federal Reserve System with its principal banking office in Otwell, Pike County, Indiana.

         F. The parties desire to effect a transaction whereby Community will be merged with and into Citizens and simultaneously CSB will be merged with and into GAHC in consideration of the issuance of German American Common Stock.

                                   Agreements

         In consideration of the premises and the mutual terms and provisions set forth in this Agreement, the parties agree as follows.

                                   ARTICLE ONE
                        TERMS OF THE MERGERS AND CLOSING

         Section 1.01. The Holding Company Merger. Pursuant to the terms and provisions of this Agreement, the IBCL and the Plan of Merger attached hereto as Appendix A and incorporated herein by reference (the "Holding Company Plan of Merger"), CSB shall merge with and into GAHC (the "Holding Company Merger") simultaneously with the Bank Merger (as defined below). CSB shall be the "Merging Holding Company" in the

                                      -A 1-

Holding Company Merger and its corporate identity and existence, separate and apart from GAHC, shall cease on consummation of the Holding Company Merger. GAHC shall be the "Surviving Holding Company" in the Holding Company Merger, and its name shall not be changed pursuant to the Holding Company Merger.

          Section 1.02. Effect of the Holding Company Merger. The Holding Company Merger shall have all the effects provided by the IBCL.


         Section 1.03.  The Holding Company Merger - Conversion of Shares.

         (a) At the time of filing with the Indiana Secretary of State of appropriate Articles of Merger with respect to the Holding Company Merger or at such later time as shall be specified by such Articles of Merger (the "Effective Time"):

                  (i) Each of the not more than 160,000 shares of common stock, no par value, of CSB ("CSB Common") that are issued and outstanding immediately prior to the Effective Time shall thereupon and without further action be converted into shares of common stock, $10 par value, of German American ("German American Common") at the Exchange Ratio which shall be calculated as set forth in this Section 1.03(a)(i). CSB's shareholders of record at the Effective Time, for the shares of CSB Common then held by them, respectively, shall be allocated and entitled to receive (upon surrender of certificates representing said shares for cancellation) shares of German American Common, which total number of shares of German American Common shall have a value (as hereinafter determined) of at least $22,750,000 subject, however, to
         (A) the provisions of this Section 1.03(a) with respect to the minimum and maximum number of shares to be exchanged, (B) the provisions of
         Section  1.03(f)  of this  Agreement,  and (C) the  provisions  of this
         Section 1.03(b) with respect to fractional shares. The consideration payable to CSB shareholders hereunder is sometimes hereafter referred to as the "Merger Consideration."

                  For purposes of establishing the number of shares of German American Common into which each share of CSB Common shall be converted at the Effective Time (the "Exchange Ratio"), each share of German American Common shall be valued at the average of the lowest closing asked prices and highest closing bid prices of German American Common as reported by the NASDAQ National Market System for each trading day within the period of thirty consecutive calendar days that ends on the second business day preceding the Closing Date (as defined by Section
         1.09 hereof) (the "Valuation Period"). Such value shall then be divided into the sum of $22,750,000 to establish (to the nearest whole share) the aggregate number of shares of German American Common into which all of the then issued and outstanding shares of CSB Common shall be converted at the Effective Time; provided, however, that in no event shall the total number of shares of German American Common into which the shares of CSB Common shall be converted be more than 1,137,500 shares or fewer than 928,572 shares. Such number of shares of German American Common shall then be divided by the number of shares of CSB Common that are issued and outstanding as of the Effective Time, with the quotient therefrom (carried to the fourth figure past the decimal point) being the Exchange Ratio. The maximum and minimum number of shares of German American Common for which the shares of CSB Common shall be exchanged shall be subject to adjustment in accordance with the provisions of Section 1.03(f) of this Agreement.

                  (ii) The shares of GAHC issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding shares of GAHC.

         (b) No fractional shares of German American Common shall be issued and, in lieu thereof, holders of shares of CSB Common who would otherwise be entitled to a fractional share interest (after taking into account all

                                      -A 2-
shares of CSB Common held by such holder) shall be paid an amount in cash equal to the product of such fractional share and the average of the highest bid and the lowest asked price of a share of German American Common as quoted on the NASDAQ National Market System on the last day of the Valuation Period.

         (c) At the Effective Time, all of the outstanding shares of CSB Common, by virtue of the Holding Company Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any certificate or certificates which immediately prior to the Effective Time represented outstanding shares of CSB Common (the "Certificates") shall thereafter cease to have any rights with respect to such shares, except the right of such holders to receive, without interest, the Merger Consideration upon the surrender of such Certificate or Certificates in accordance with Section 1.08.

         (d) At the Effective Time, each share of CSB Common, if any, held in the treasury of CSB or by any direct or indirect subsidiary of CSB (other than shares held in trust accounts for the benefit of others or in other fiduciary, nominee or similar capacities) immediately prior to the Effective Time shall be cancelled.

         (e) At the Effective Time, the shares of common stock of Citizens outstanding immediately prior to the Effective Time shall be unchanged by the Holding Company Merger and shall be deemed owned by the Surviving Holding Company.

         (f) If (i) German American shall hereafter declare a stock dividend or other distribution of property or securities (other than a cash dividend and other than the five percent stock dividend declared October 29, 1997, and issuable on December 20, 1997, to shareholders of record on November 28, 1997) upon its shares of common stock or shall subdivide, split up, reclassify or combine its shares of common stock, and (ii) the record date for such transaction is prior to the date on which the Effective Time occurs, appropriate adjustment or adjustments will be made in the maximum and minimum total number of shares of German American Common for which the shares of CSB Common are to be exchanged.

         (g) If any holders of CSB Common dissent from the Holding Company Merger and demand dissenters' rights under the IBCL, any issued and outstanding shares of CSB Common held by such dissenting holders shall not be converted as described in this Section 1.03 but shall from and after the Effective Time represent only the right to receive such consideration as may be determined to be due to such dissenting holders pursuant to the IBCL; provided, however, that each share of CSB Common outstanding immediately prior to the Effective Time and held by a dissenting holder who shall, after the Effective Time, withdraw his demand for dissenters' rights or lose his right to exercise dissenters' rights shall have only such rights as provided under the IBCL.

         Section 1.04. The Bank Merger. Pursuant to the terms and provisions of this Agreement, the IFIA, and the Plan of Merger attached hereto as Appendix B and incorporated herein by reference (the "Bank Plan of Merger"), and simultaneously with the Holding Company Merger, Community shall merge with and into Citizens (the "Bank Merger"). Community shall be the "Merging Bank" in the Bank Merger and its corporate identity and existence, separate and apart from Citizens, shall cease on consummation of the Bank Merger. Citizens shall be the "Surviving Bank" and shall continue its corporate existence under its charter under the provisions of the IFIA and the Bank Merger shall effect no change in the corporate name of Citizens. The Board of Directors of the Surviving Bank immediately after the Effective Time shall consist of the Board of Directors of Citizens (as it is constituted immediately prior to the Effective Time), six representatives of the Board of Directors of Community (as it is constituted immediately prior to the Effective Time but provided that no officers of Community will become members of the Board of Directors of the Surviving Bank), and two representatives of German American (such two representatives are hereinafter referred to as the "German American Representatives").


                                      -A 3-

         Section 1.05. Effect of the Bank Merger. The Bank Merger shall have all of the effects provided by the IFIA. Without limitation of the foregoing, following the Bank Merger, Citizens shall be entitled under the IFIA to all of the rights and benefits, and shall assume under the IFIA all the duties and burdens, of Community under the agreement that is contemplated to be executed between Community and FSB Bank, Francisco, Gibson County, Indiana ("FSB") providing for the merger of FSB with and into Community; provided, however, that the merger consideration to be paid by German American as the ultimate parent of Community in connection with the acquisition of FSB and its parent corporation shall be entirely borne by German American.

         Section 1.06. The Bank Merger - No Conversion of Shares. At the Effective Time, the shares of Citizens that were issued and outstanding immediately prior to the Bank Merger shall continue to be issued and outstanding, and the shares of Community shall be canceled.

     Section 1.07. The Closing. The closing of the Mergers (the "Closing") shall take place at the offices of Leagre Chandler & Millard (or at such other place as the parties may agree) at 9:00 A.M. Eastern Standard Time on the Closing Date described in Section 1.09 of this Agreement.

     Section 1.08.  Exchange Procedures; Surrender of Certificates.

     (a) Fifth Third Bank, Cincinnati, Ohio, shall act as Exchange Agent in the Holding Company Merger (the "Exchange Agent").

     (b) As soon as reasonably practicable but in no event more than five working days after the Effective Time, the Exchange Agent shall mail to each record holder of any Certificate or Certificates whose shares were converted into the right to receive the Merger Consideration, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as German American may reasonably specify) (each such letter the "Merger Letter of Transmittal") and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. As soon as reasonably practical but in no event more than fifteen days after surrender to the Exchange Agent of a Certificate, together with a Merger Letter of Transmittal duly executed and any other required documents, the Exchange Agent shall transmit to the holder of such Certificate the Merger Consideration. No interest on the Merger Consideration issuable upon the surrender of the Certificates shall be paid or accrued for the benefit of holders of Certificates. If the Merger Consideration is to be issued to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to the Exchange Agent any required transfer or other taxes or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. German American reserves the right in all cases to require that a surety bond on terms and in an amount satisfactory to German American be provided to German American at the expense of the CSB shareholder in the event that such shareholder claims loss of a Certificate and requests that German American waive the requirement for surrender of such Certificate.

         (c) No dividends that are otherwise payable on shares of German American Common constituting the Merger Consideration shall be paid to persons entitled to receive such shares of German American Common until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the shares of German American Common shall be issued any dividends which shall have become payable with respect to such shares of German American Common (without interest and less the amount of taxes, if any, which may have been imposed thereon), between the Effective Time and the time of such surrender.


                                      -A 4-

         Section 1.09. The Closing Date. The Closing shall take place on the last business day of the month during which each of the conditions in Sections 6.01(d) and 6.02(d) is satisfied or waived by the appropriate party, or on such later or earlier date as CSB and German American may agree (the "Closing Date"). The parties shall use their best efforts to cause the Effective Time of both Mergers to be as of the first day of the calendar month that follows the month in which the Closing occurs.

         Section 1.10.  Actions At Closing.

         (a)      At the Closing, CSB shall deliver to German American:

                  (i) a certified copy of the Articles of Incorporation and Bylaws of CSB, as amended, and a certified copy of the Articles of Incorporation and Bylaws of Citizens, as amended;

                  (ii) a certificate or certificates signed by the chief executive officer of CSB and Citizens stating, to the best of his knowledge and belief, after due inquiry, that (A) each of the representations and warranties contained in Article Two hereof is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing, and (B) CSB and Citizens have performed and complied in all material respects, unless waived by German American, with all of their obligations and agreements required to be performed hereunder prior to the Closing Date;

                  (iii) certified copies of the resolutions of CSB's Board of Directors and shareholders, approving and authorizing the execution of this Agreement and the Plan of Merger and authorizing the consummation of the Holding Company Merger;

                  (iv) a certified copy of the resolutions of Citizens' Board of Directors and shareholder, as required for valid approval of the execution of this Agreement and the consummation of the Bank Merger;

                  (v) a certificate of the Indiana Secretary of State, dated a recent date, stating that CSB is duly organized and exists under the IBCL;

                  (vi) a certificate of the Indiana Secretary of State, dated a recent date, stating that Citizens is duly organized and exists under the IFIA; and

                  (vii)  the  legal  opinion  of  Krieg  DeVault,   Alexander  &
         Capehart,   counsel  for  CSB  to  the  effect  set  forth  as  Exhibit
         1.10(a)(vii).

         (b) At the Closing, German American shall deliver to CSB:

                  (i) a certificate signed by the Chief Executive Officer of German American stating, to the best of his knowledge and belief, after due inquiry, that (A) each of the representations and warranties contained in Article Three is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing and (B) German American and Community have performed and complied in all material respects, unless waived by CSB with all of its obligations and agreements required to be performed hereunder prior to the Closing Date;

                  (ii) certified copies of the resolutions of German American's and GAHC's Boards of Directors and of German American's (if required by the NASDAQ NMS listing standards) and GAHC's shareholders

                                      -A 5-
          authorizing the execution of this Agreement and the Holding Company Plan of Merger and the consummation of the Holding Company Merger;

                  (iii) a certified copy of the resolutions of Community's Board of Directors and shareholder, as required for valid approval of the execution of this Agreement and the Bank Plan of Merger and the consummation of the Bank Merger;

                  (iv) the legal opinion of Leagre  Chandler & Millard,  counsel
         for  German   American,   in  the  form  attached   hereto  as  Exhibit
         1.10(b)(iv); and

                  (v) certificates of the Indiana Secretary of State, dated a recent date, stating that German American is duly organized and exists under the IBCL and that Community is duly organized and exists under the IFIA.

         (c) At the Closing, the parties shall insert the Exchange Ratio determined in accordance with Section 1.03 of this Agreement into the Holding Company Plan of Merger, and shall execute and/or deliver to one another such Plan of Merger and such other documents and instruments and take such other actions as shall be necessary or appropriate to consummate the Mergers.

                                   ARTICLE TWO
               REPRESENTATIONS AND WARRANTIES OF CSB AND CITIZENS

         CSB and Citizens hereby severally make the following representations and warranties, as applicable to each of them:

         Section 2.01.  Organization and Capital Stock.

         (a) CSB is a corporation duly organized and validly existing under the IBCL and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

         (b) Citizens is a banking corporation duly incorporated and validly existing under the IFIA and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

         (c) CSB has authorized capital stock of 160,000 shares of CSB Common, all of which shares are duly and validly issued and outstanding, fully paid and non-assessable. None of the outstanding shares of CSB Common has been issued in violation of any preemptive rights of the current or past shareholders of CSB or in violation of any applicable federal or state securities laws or regulations.

         (d) Citizens has authorized capital stock of 40,000 shares of common stock, $25 par value, all of which shares are issued and outstanding ("Citizens Common"). All of such shares of Citizens Common are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of Citizens Common has been issued in violation of any preemptive rights of the current or past shareholders of Citizens or in violation of any applicable federal or state securities laws or regulations.

         (e) There are no shares of capital stock or other equity securities of CSB or Citizens authorized, issued or outstanding (except as set forth in this Section 2.01) and no outstanding options, warrants, rights to subscribe for, calls, puts, or commitments of any character whatsoever relating to, or securities or rights convertible into or

                                      -A 6-
exchangeable for, shares of the capital stock of CSB or Citizens, or contracts, commitments, understandings or arrangements by which CSB or Citizens are or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

         Section 2.02. Authorization; No Defaults. The Boards of Directors of CSB and Citizens have each, by all appropriate action, approved this Agreement, the applicable Plan of Merger and the Merger contemplated thereby and have authorized the execution of this Agreement and the applicable Plan of Merger on their behalf by their duly authorized officers and the performance by CSB and Citizens of its obligations hereunder. Nothing in the Articles of Incorporation or Bylaws of CSB, as amended, or the Articles of Incorporation or Bylaws of Citizens, as amended, or in any material agreement or instrument, or any decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which CSB or Citizens is bound or subject, would prohibit CSB or Citizens from consummating, or would be violated or breached by CSB's or Citizens' consummation of, this Agreement and the Mergers and other transactions contemplated herein on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by CSB and Citizens and constitutes a legal, valid and binding obligation of CSB and Citizens, enforceable against CSB and Citizens in accordance with its terms. Neither CSB nor Citizens is, nor will be by reason of the consummation of the transactions contemplated herein, in material default under or in material violation of any provision of, nor will the consummation of the transactions contemplated herein afford any party a right to accelerate any indebtedness under, CSB's or Citizens' articles of incorporation or bylaws, any material promissory note, indenture or other evidence of indebtedness or security therefor, or any material lease, contract, or other commitment or agreement to which either CSB or Citizens is a party or by which it or its property is bound.

         Section 2.03. Subsidiaries. Except as otherwise disclosed in a confidential writing delivered by CSB and Citizens to German American and executed by all the parties concurrently with the execution of this Agreement (the "Disclosure Schedule") and except for the ownership by CSB of all the capital stock of Citizens, neither CSB nor Citizens has (or has had at any time in the last ten years) any direct or indirect ownership interest in any corporation, partnership, limited liability company, joint venture or other business.

         Section 2.04.  Financial Information.

         (a) CSB has furnished to German American the consolidated balance sheets of CSB as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended. Such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be reflected in the notes thereto), and fairly present the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of CSB in all material respects as of the date and for the period indicated.

         (b) Citizens has furnished to German American its Consolidated Reports of Condition and Income as filed with the FFIEC for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 (the "Call Reports"). The Call Reports were prepared in accordance with the applicable regulatory instructions on a consistent basis with previous such reports, and fairly present the financial position and results of operations of Citizens in all material respects as of the dates and for the periods indicated, subject, however, to normal recurring year-end adjustments, none of which will be material.

         (c) Except as set forth in the Disclosure Schedule, neither CSB nor Citizens has any material liability, fixed or contingent, except to the extent set forth in the financial statements and the Call Reports described in subsections (a) and (b) of this Section 2.04 (collectively, the "CSB Financial Statements") or incurred in the ordinary

                                      -A 7-
course of business since the date of the most recent balance sheet of CSB or Citizens included in the CSB Financial Statements.

         (d) CSB does not engage in the lending business (except by and through Citizens) or any other business or activity other than that which is incident to its ownership of all the capital stock of Citizens, and does not own any investment securities (except the capital stock of Citizens).

         Section 2.05. Absence of Changes. Since December 31, 1996, and except to the extent reflected in the Call Reports, and except for CSB's or Citizens' costs and expenses related to the Holding Company Merger and the Bank Merger, any increases in Citizens' allowance for loan losses (up to $350,000) effected pursuant to Section 4.05 or other discretionary changes to any accruals or balance sheet items of CSB or Citizens requested by German American and agreed to by Citizens, there has not been any material adverse change in the financial condition, the results of operations or the business of CSB or Citizens, taken as a whole.

         Section 2.06. Absence of Agreements with Banking Authorities. Neither CSB nor Citizens is subject to any order (other than orders applicable to bank holding companies or banks generally) and neither is a party to any agreement or memorandum of understanding with any federal or state agency charged with the supervision or regulation of banks or bank holding companies, including without limitation, the Federal Deposit Insurance Corporation (the "FDIC"), the FRB, and the DFI.

         Section 2.07. Tax Matters. CSB and Citizens have filed all federal, state and local tax returns due in respect of any of their respective business, income and properties in a timely fashion and has paid or made provision for all amounts shown due on such returns. All such returns fairly reflect the information required to be presented therein in all material respects. All provisions for accrued but unpaid taxes contained in the CSB Financial Statements were made in accordance with generally accepted accounting principles.

         Section 2.08. Absence of Litigation. Except as set forth in the Disclosure Schedule, there is no material litigation, claim or other proceeding pending or, to the knowledge of CSB, threatened, before any judicial, administrative or regulatory agency or tribunal, to which CSB or Citizens is a party or to which any of their properties are subject.

         Section 2.09.  Employment  Matters.

         (a) Except as set forth in the Disclosure Schedule, neither CSB nor Citizens is a party to or bound by any material contract arrangement or understanding (written or otherwise) for the employment, retention or engagement of any past or present officer, employee, agent, consultant or other person or entity which, by its terms, is not terminable by CSB or Citizens, respectively, on thirty (30) days' written notice or less without the payment of any amount by reason of such termination.

         (b) CSB and Citizens are and have been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and (i) neither CSB nor Citizens is engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against CSB or Citizens pending or, to the knowledge of CSB, threatened before the National Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or, to the knowledge of CSB, threatened against or directly affecting CSB or Citizens; and (iv) neither CSB nor Citizens has experienced any material work stoppage or other material labor difficulty during the past five years.


                                      -A 8-

         (c) Except as set forth in the Disclosure Schedule, neither the execution nor the delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, will (i) result in any payment (including without limitation severance, unemployment compensation or golden parachute payment) becoming due to any director or employee of CSB or Citizens from either of such entities, (ii) increase any benefit otherwise payable under any of their employee plans or (iii) result in the acceleration of the time of payment of any such benefit. No amounts paid or payable by CSB or Citizens to or with respect to any employee or former employee of CSB of Citizens will fail to be deductible for federal income tax purposes by reason of Section 280G of the Internal Revenue Code of 1986, as amended ("Code") or otherwise.

         Section 2.10. Reports. Since January 1, 1994 CSB and Citizens have filed all reports, notices and other statements, together with any amendments required to be made with respect thereto, if any, that they were required to file with (i) the Securities and Exchange Commission ("SEC"), (ii) the FRB,
(iii) the FDIC, (iv) the DFI and (v) any other governmental authority with jurisdiction over CSB or Citizens. As of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed.

         Section 2.11. Investment Portfolio. All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States and political subdivisions of the United States and other investment securities held by Citizens, as reflected in the Call Reports, are carried on the books of Citizens in accordance with generally accepted accounting principles, consistently applied. Citizens does not engage in activities that would require that it establish a trading account under applicable regulatory guidelines and interpretations.

         Section 2.12. Loan Portfolio. To the knowledge of CSB, all loans and discounts shown in the Call Reports, or which were entered into after September 30, 1997, but before the Closing Date, were and will be made in all material respects for good, valuable and adequate consideration in the ordinary course of the business of Citizens, in accordance in all material respects with Citizens' lending policies and practices unless otherwise approved by Citizens' Board of Directors, and are not subject to any material defenses, set offs or counterclaims, including without limitation any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity. To the knowledge of CSB, the notes or other evidences of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are and will be, in all material respects, enforceable, valid, true and genuine and what they purport to be. To the knowledge of CSB, Citizens has complied and will through the Closing Date continue to comply with all laws and regulations relating to such loans, or to the extent there has not been such compliance, such failure to comply will not materially interfere with the collection of any such loan. Except as set forth in the Disclosure Schedule, Citizens has not sold, purchased or entered into any loan participation arrangement except where such participation is on a pro rata basis according to the respective contributions of the participants to such loan amount. Except as set forth in the Disclosure Schedule, CSB has no knowledge that any condition of property in which Citizens has an interest as collateral to secure a loan or that is held as an asset of any trust violates the Environmental Laws (defined in Section 2.15) in any material respect or obligates CSB, or Citizens, or the owner or operator of such property to remedy, stabilize, neutralize or otherwise alter the environmental condition of such property.

         Section 2.13.  ERISA.

         (a)  Except  as  disclosed  in  the  Disclosure  Schedule,   no  person
participates in any "employee welfare benefit plan" or "employee pension benefit plan" (as those terms are respectively defined in Sections 3(1) and 3(2)

                                      -A 9-
of the Employee Retirement Income Security Act of 1974 ("ERISA")), nor may any person reasonably expect to participate in any such plan, in either case, on account of his or her past or present employment with CSB or Citizens. CSB and Citizens do not maintain any retirement or deferred compensation plan, savings, incentive, stock option or stock purchase plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements (referred to collectively hereinafter as "fringe benefit arrangements") for any past or present employee, consultant or agent of CSB or Citizens, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an "employee benefit plan" (as defined in Section 3(3) of ERISA), except as listed in the Disclosure Schedule.

         (b) During the past sixty months, CSB has not maintained any employee welfare benefit plans or employee pension benefit plans except for plans listed on the Disclosure Schedule. There have been no amendments to any of the employee pension benefit plans, employee welfare benefit plans or fringe benefit arrangements listed on the Disclosure Schedule since December 31, 1994, except as set forth in the Disclosure Schedule.

         (c) To the knowledge of CSB, all employee pension benefit plans, employee welfare benefit plans and fringe benefit arrangements listed on the Disclosure Schedule comply in form and in operation in all material respects with all applicable requirements of law and regulation. To the knowledge of CSB, all employee pension benefit plans maintained by CSB and Citizens comply in form and in operation with all applicable requirements of Sections 401(a) and 401(k) of the Code. To the knowledge of CSB, except as disclosed in the Disclosure Schedule, neither CSB nor Citizens has (i) incurred any liability for tax under
Section 4971 of the Code on account of any accumulated funding deficiency and no plan or arrangement listed in the Disclosure Schedule has incurred any accumulated funding deficiency within the meaning of Section 412 or 418(B) of the Code; (ii) applied for or obtained a waiver by the IRS of any minimum funding requirement under Section 412 of the Code; (iii) become subject to any disallowance of deductions under Sections 419 or 419(A) of the Code; (iv) incurred any liability for excise tax under Sections 4972, 4975, or 4976 of the Code or any liability under Section 406 of ERISA; (v) incurred any liability to the Pension Benefit Guaranty Corporation; (vi) had a reportable event (within the meaning of Section 4043 of ERISA); or (vii) breached any of the duties or failed to perform any of the obligations imposed upon the fiduciaries or plan administrators under Title I or ERISA.

         (d) A true and correct copy of each of the plans and arrangements listed on the Disclosure Schedule as in effect on the date hereof and each trust agreement relating to each such plan and arrangement, has been supplied to German American. A true and correct copy of the annual report (as described in Section 103 of ERISA) most recently filed for each plan listed in the Disclosure Schedule has been supplied to German American, and there have been no material changes in the financial condition in the respective plans from that stated in the annual reports supplied. In the case of any plan or arrangement which is not in written form, the Disclosure Schedule includes an accurate description of such plan or arrangement. CSB and Citizens have provided to German American a description of any liability or contingent liability which may be incurred by CSB or Citizens if any plan or arrangement listed on the Disclosure Schedule (including without limitation the payment by Citizens of premiums for health care coverage for active employees or retirees) were terminated or if CSB or Citizens was to cease its participation therein. To the best of the knowledge of the present non-employee members of the Board of Directors of CSB and of Citizens (without any independent review of the books and records of CSB and Citizens or the making of any other independent inquiry), and to the best of the knowledge of the President of Citizens (after review of the books and records of Citizens but without the obligation to make any further independent inquiry), neither CSB nor Citizens nor any of their affiliates or persons acting on their behalf have made any written or oral promises or statements to employees or retirees who are now living which might reasonably have been construed by them as promising "lifetime" or other vested rights to benefits under any plan or arrangement (other than any employee pension plan disclosed in the Disclosure Schedule) that cannot be unilaterally terminated or modified by Citizens or CSB at their discretion at any time without further obligation.

                                     -A 10-

         (e) Except as disclosed in the Disclosure Schedule, in the case of each plan or arrangement listed in the Disclosure Schedule which is a defined benefit plan (within the meaning of Section 3(35) of ERISA), the net fair market value of the assets held to fund such plan or arrangement equals or exceeds the present value of all accrued benefits thereunder, both vested and nonvested, on a plan continuation basis and as determined in accordance with an actuarial costs method acceptable under section 3(31) of ERISA.

         (f) On a timely basis, CSB and Citizens have made all contributions or payments to or under each plan or arrangement listed in the Disclosure Schedule as required pursuant to each such plan or arrangement, any collective bargaining agreements or other provision for reserves to meet contributions and payments under such plans or arrangements which have not been made because they are not yet due.

         (g) None of the plans or arrangements listed in the Disclosure Schedule owns (or has owned within the past 60 months) any CSB Common or other securities of CSB, Citizens or a related entity.

         Section 2.14. Title to Properties; Insurance. CSB and Citizens have marketable title, insurable at standard rates, free and clear of all liens, charges and encumbrances (except taxes which are a lien but not yet payable and liens, charges or encumbrances reflected in the CSB Financial Statements and easements, rights-of-way, and other restrictions which are not material and, in the case of Other Real Estate Owned, as such real estate is internally classified on the books of Citizens, rights of redemption under applicable law) to all real properties reflected on the CSB Financial Statements as being owned by CSB or Citizens, respectively. All material leasehold interests used by CSB and Citizens in their respective operations are held pursuant to lease agreements which are valid and enforceable in accordance with their terms. Except as set forth in the Disclosure Schedule, all such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto and there are no condemnation proceedings pending or, to the knowledge of CSB, threatened with respect to such properties. CSB and Citizens have valid title or other ownership or use rights under licenses to all material intangible personal or intellectual property used by CSB and Citizens in their respective business free and clear of any claim, defense or right of any other person or entity which is material to such property, subject only to rights of the licensor pursuant to applicable license agreements, which rights do not materially adversely interfere with the use or enjoyment of such property. All insurable properties owned or held by CSB or Citizens are insured in such amounts, and against fire and other risks insured against by extended coverage and public liability insurance, as is customary with companies of the same size and in the same business.

         Section 2.15.  Environmental Matters.

         (a) As used in this Agreement, "Environmental Laws" means all local, state and federal environmental, health and safety laws and regulations in all jurisdictions in which CSB or Citizens has done business or owned property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act.

         (b) Except as set forth in the Disclosure Schedule, to the knowledge of CSB and Citizens, neither (i) the conduct by CSB and Citizens of operations at any property, nor (ii) any condition of any property owned by CSB or Citizens within the past ten (10) years and used in its business operations, nor (iii) the condition of any property owned by them within the past ten (10) years but not used in their business operations, nor (iv) the condition of any property held by them as a trust asset within the past ten (10) years, violates or violated Environmental Laws in any material respect, and to the knowledge of CSB and Citizens, no condition or event has occurred with respect to any such property that, with notice or the passage of time, or both, would constitute a material violation of Environmental Laws or obligate (or potentially obligate) CSB or Citizens to remedy, stabilize, neutralize or

                                     -A 11-
otherwise alter the environmental condition of any such property. Neither CSB nor Citizens has received any notice from any person or entity that CSB or Citizens or the operation of any facilities or any property owned by either of them, or held as a trust asset, are or were in violation of any Environmental Laws or that either of them is responsible (or potentially responsible) for the cleanup of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

         Section 2.16. Compliance with Law. CSB and Citizens each have all material licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct their respective businesses as presently conducted and to their knowledge, are in compliance in all material respects with all applicable laws and regulations, the violation of which would be material.

         Section 2.17. Brokerage. Except as set forth in the Disclosure Schedule, there are no claims, agreements, arrangements, or understandings (written or otherwise) for brokerage commissions, finders' fees or similar compensation in connection with the Mergers payable by CSB or Citizens.

         Section 2.18. Material Contracts. Except as set forth in the Disclosure Schedule, neither CSB nor Citizens is a party to or bound by any oral or written
(i) material agreement, contract or indenture under which it has borrowed or will borrow money (not including federal funds and money deposited, including without limitation, checking and savings accounts, certificates of deposit, money market accounts and other deposit accounts and borrowings from the FHLB and the FRB); (ii) material guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and guarantees made in the ordinary course of business and letters of credit issued in the ordinary course of business; (iii) contract, arrangement or understanding with any present or former officer, director or shareholder (except for deposit or loan agreements entered into in the ordinary course of business); (iv) material license, whether as licensor or licensee; (v) contract or commitment for the purchase of materials, supplies or other real or personal property in an individual amount in excess of $10,000 or for the performance of services over a period of more than thirty days and involving an individual amount in excess of $25,000; (vi) joint venture or partnership agreement or arrangement; (vii) contract arrangement or understanding with any present or former consultant, advisor, investment banker, broker, attorney or accountant; or (viii) contract, agreement or other commitment not made in the ordinary course of business.

         Section 2.19. Compliance with Americans with Disabilities Act. (a) To the best of CSB's knowledge, CSB and Citizens and their respective properties (including those held by either of them in a fiduciary capacity) are in material compliance with all applicable provisions of the Americans with Disabilities Act (the "ADA"), and (b) no action under the ADA against CSB, Citizens or any of its properties has been initiated nor, to the best of CSB's knowledge, has been threatened or contemplated.

         Section 2.20. Statements True and Correct. None of the information supplied or to be supplied by CSB or Citizens for inclusion in any documents to be filed with the FRB, the SEC, the DFI, the FDIC, or any other regulatory authority in connection with the Mergers will, to the best of the knowledge of CSB or Citizens at the respective times such documents are filed, be false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein not misleading.

         Section 2.21. CSB's Knowledge. With respect to representations and warranties herein that are made or qualified as being made "to the knowledge of CSB" or words of similar import, it is understood and agreed that matters within the knowledge of the directors and the Executive Vice President of CSB and the President of Citizens shall be considered to be within the knowledge of CSB.


                                     -A 12-

                                  ARTICLE THREE
                        REPRESENTATIONS AND WARRANTIES OF
                       GERMAN AMERICAN, GAHC AND COMMUNITY

         German American, GAHC and Community hereby severally make the following representations and warranties:





         Section 3.01.  Organization and Capital Stock.

         (a) German American is a corporation duly incorporated and validly existing under the IBCL and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

         (b) GAHC is a corporation duly incorporated and validly existing under the IBCL and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted. All of the capital stock of GAHC is owned by German American.

         (c) Community is a banking corporation duly incorporated and validly existing under the IFIA and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted. All of the capital stock of Community is owned by GAHC.

         (d) German American has authorized capital stock of (i) 20,000,000 shares of German American Common, of which, as of the date of this Agreement, 5,096,209 shares are issued and outstanding (not including an additional approximately 254,810 shares that will be issued and delivered on December 20, 1997, pursuant to German American's annual five percent stock dividend), and
(ii) 500,000 shares of preferred stock, $10.00 par value per share, of which no shares are issued and outstanding. All of the issued and outstanding shares of German American Common are duly and validly issued and outstanding, fully paid and non-assessable.

         (e) GAHC has authorized capital stock of 200,000 shares of common stock, $1 par value, (the "GAHC Common") and 12,000 shares of preferred stock, $1 par value. As of the date of this Agreement 9,999 of the issued and outstanding shares of GAHC Common are duly and validly issued and outstanding, fully paid and non-assessable, and none of the shares of GAHC preferred stock is issued or outstanding.

         (f) Community has authorized capital stock of 4,000 shares of common stock, $25.00 par value per share (the "Community Common"). As of the date of this Agreement, all of the shares of Community Common are duly and validly issued and outstanding, fully paid, and owned by German American.

         (g) The shares of German American Common that are to be issued to the shareholders of CSB pursuant to the Holding Company Merger have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued and outstanding, fully paid and non-assessable.

         Section 3.02. Authorization. The Boards of Directors of German American, GAHC and Community have each, by all appropriate action, approved this Agreement, the applicable Plan of Merger and the Mergers and authorized the execution hereof on their behalf by their duly authorized officers and the performance by each such

                                     -A 13-
entity of its obligations hereunder. Nothing in the Articles of Incorporation or Bylaws of German American, GAHC or Community, as amended, or any other agreement, instrument, decree, proceeding, law or regulation (except for the possible need for approval of the issuance of additional shares pursuant to the Holding Company Merger by the shareholders of German American under the National Market System listing standards of NASDAQ, and except as specifically referred to in or contemplated by this Agreement) by or to which either of them or any of their subsidiaries is bound or subject would prohibit German American, GAHC or Community from entering into and consummating this Agreement and the Mergers on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by German American, GAHC and Community and constitutes a legal, valid and binding obligation of German American, GAHC and Community enforceable against German American, GAHC and Community in accordance with its terms and no other corporate acts or proceedings are required by law to be taken by German American, GAHC or Community to authorize the execution, delivery and performance of this Agreement. Except for any requisite approvals of the FRB, FDIC and DFI, and the SEC's order declaring effective German American's registration statement under the Securities Act of 1933, as amended ("Securities Act") with respect to the Holding Company Merger, no notice to, filing with, authorization by, or consent or approval of, any federal or state regulatory authority is necessary for the execution and delivery of this Agreement or the consummation of the Mergers by German American, GAHC or Community. German American, GAHC and Community are not, nor will any of them by reason of the consummation of the transactions contemplated herein be, in material default under or material violation of any provision of, nor will the consummation the transactions contemplated herein afford any party a right to accelerate any indebtedness under, any of their respective articles of incorporation or bylaws, any material promissory note, indenture or other evidence of indebtedness of security thereof, or any material lease, contract or other commitment or agreement to which any of them is a party or other commitment or agreement to which any of them is a party or by which any of them or their respective property is bound.

         Section 3.03. Subsidiaries. Each of German American's subsidiaries is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted.

         Section 3.04. Financial Information. The consolidated balance sheet of German American and its subsidiaries as of December 31, 1996 and related consolidated statements of income, changes in shareholders' equity and cash flows for the year then ended together with the notes thereto, included in German American's most recent Annual Report on Form 10-K, as filed with the SEC (the "10-K"), and the unaudited consolidated balance sheets of German American and its subsidiaries as of March 31 and June 30, 1997 and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for the periods then ended included in German American's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1997 as filed with the SEC (the "10-Q Reports") (collectively the financial statements and notes thereto included in the 10-Q Reports and the 10-K are sometimes referred to as the "German American Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as disclosed therein) and fairly present the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of German American and its consolidated subsidiaries as of the dates and for the periods indicated
(subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which will be material).

         Section 3.05. Absence of Changes. Since December 31, 1996 (and except to the extent reflected in the 10-Q Reports), there has not been any material adverse change in the consolidated financial condition or the consolidated results of operations or the business of German American and its subsidiaries, taken as a whole.


                                     -A 14-

         Section 3.06. Reports. Since January 1, 1994 (or, in the case of subsidiaries of German American, the date of acquisition thereof by German American, if later), German American and each of its subsidiaries have filed all reports, notices and other statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC,
(ii) the FRB, (iii) the FDIC, (iv) the DFI, (v) any applicable state securities or banking authorities, and (vi) any other governmental authority with jurisdiction over German American or any of its subsidiaries. As of their respective dates, each of such reports and documents, as amended, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed. None of the information included in such reports or documents was, at their respective dates of filing, false or misleading with respect to any material fact, or omitted to state any material fact necessary in order to make the statements therein not misleading, on a consolidated basis, taking into account the circumstances under which such reports or documents were filed and considering the total mix of information that was at the time publicly available concerning German American and its subsidiaries.

         Section 3.07. Absence of Litigation. There is no material litigation, claim or other proceeding pending or, to the knowledge of German American, threatened, before any judicial, administrative or regulatory agency or tribunal against German American or any of its subsidiaries, or to which the property of German American or any of its subsidiaries is subject, which is required to be disclosed in SEC reports under Item 103 of Regulation S-K, and which has not been so disclosed.

         Section 3.08. Absence of Agreements with Banking Authorities. Neither German American nor any of its subsidiaries is subject to any order (other than orders applicable to bank holding companies or banks generally) or is a party to any agreement or memorandum of understanding with any federal or state agency charged with the supervision or regulation of banks or bank holding companies, including without limitation the FDIC, the DFI and the FRB.

         Section 3.09. Compliance with Law. German American and its subsidiaries have all material licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses as presently conducted and are, and all times while this Agreement is in effect shall be, in compliance in all material respects with all applicable laws and regulations, including, without limitation, all rules, regulations and requirements of the SEC, the violation of which would be material.

                                  ARTICLE FOUR
                          COVENANTS OF CSB AND CITIZENS

         The parties hereto agree that the covenants contained in this Article Four shall be effective from the date hereof through the earlier of the Effective Time or the termination of this Agreement.

         Section 4.01.  Conduct of Business.

         (a) CSB and Citizens shall continue to carry on their respective businesses, and shall discharge or incur obligations and liabilities, only in the ordinary course of business as heretofore conducted and, by way of amplification and not limitation with respect to such obligation, neither CSB nor Citizens will, without the prior written consent of German American:

                  (i) declare or pay any dividend or make any other distribution to shareholders, whether in cash, stock or other property, except as provided in Section 4.09 of this Agreement; or


                                     -A 15-

                  (ii) issue (or agree to issue) any common or other capital stock or any options, warrants or other rights to subscribe for or purchase common or any other capital stock or any securities convertible into or exchangeable for any capital stock; or

                  (iii) directly or indirectly redeem, purchase or otherwise acquire (or agree to redeem, purchase or acquire) (except for shares acquired in satisfaction of a debt previously contracted) any of their own common or any other capital stock; or

                  (iv) effect a split, reverse split, reclassification, or other similar change in, or of, any common or other capital stock or otherwise reorganize or recapitalize; or

               (v) change the Articles of Incorporation or Bylaws of CSB or the Articles of Incorporation or Bylaws of Citizens; or

                 (vi) pay or agree to pay, conditionally or otherwise, any bonus (other than bonuses for calendar year 1997 that, when aggregated with other bonuses paid or payable with respect to 1997, would not exceed the aggregate amount of bonuses paid for calendar year 1996), additional compensation (other than ordinary and normal salary increases consistent with past practices) or severance benefit or otherwise make any changes out of the ordinary course of business with respect to the fees or compensation payable or to become payable to consultants, advisors, investment bankers, brokers, attorneys, accountants, directors, officers or employees or, except as required by law, adopt or make any change in any Employee Plan or other arrangement or payment made to, for or with any of such consultants, advisors, investment bankers, brokers, attorneys, accountants, directors, officers or employees; provided, however, that CSB and Citizens may pay the fees, expenses and other compensation of consultants, advisors, investment bankers, brokers, attorneys and accountants disclosed on the Disclosure Schedule when, if, and as earned by them;

                  (vii) borrow or agree to borrow any material amount of funds except in the ordinary course of business, or directly or indirectly guarantee or agree to guarantee any material obligations of others except in the ordinary course of business or pursuant to outstanding letters of credit; or

                  (viii) make or commit to make (or renew or commit to renew) any new loan, or issue or commit to issue (or renew or commit to renew) any new letter of credit or line of credit, or make (or commit to make) any additional discretionary advance (not including any advance for the purposes and in the amount already committed) under any existing letter of credit or line of credit, or purchase or agree to purchase any interest in a loan participation, in aggregate principal amounts (A) in excess of $250,000 to any one borrower (or group of affiliated borrowers) or (B) that would cause Citizens' credit extensions or commitments to any one borrower (or group of affiliated borrowers) to exceed $500,000 (German American's consent to credit extensions in the ordinary course of business will not be unreasonably withheld); or

                  (ix) other than U.S. Treasury obligations or asset-backed securities issued or guaranteed by United States governmental agencies or financial institution certificates of deposit insured by the FDIC, in either case having an average remaining life of five years or less (except that maturities may extend to seven years on variable-rate securities), purchase or otherwise acquire any investment security for their own accounts, or sell any investment security owned by either of them which is designated as held-to-maturity, or engage in any activity that would require the establishment of a trading account for investment securities; or


                                     -A 16-

                  (x) increase or decrease the rate of interest paid on time deposits, or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices; or

               (xi) enter into or amend any agreement, contract or commitment out of the ordinary course of business; or

                  (xii) except in the ordinary course of business, place on any of their assets or properties any mortgage, pledge, lien, charge, or other encumbrance; or

                  (xiii) except in the ordinary course of business, cancel, release, compromise or accelerate any material indebtedness owing to CSB or Citizens, or any claims which either of them may possess, or voluntarily waive any material rights with respect thereto; or

                  (xiv) sell or otherwise dispose of any real property or any material amount of any personal property other than properties acquired in foreclosure or otherwise in the ordinary course of collection of indebtedness to CSB or Citizens; or

                  (xv) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon, prepared by a reliable and qualified person or firm reasonably acceptable to German American, which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials; provided, however, that neither CSB nor Citizens shall be required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has reason to believe that such property might contain such materials or otherwise might be contaminated; or

                  (xvi) commit any act or fail to do any act which will cause a material breach of any material agreement, contract or commitment; or

                  (xvii) violate any law, statute, rule, governmental regulation or order, which violation might have a material adverse effect on its business, financial condition, or earnings; or

                  (xviii) purchase any real or personal property or make any other capital expenditure where the amount paid or committed therefor is in excess of $50,000 other than purchases of property made in the ordinary course of business or in connection with loan collection activities or foreclosure sales in connection with any of CSB's or Citizens' loans;

                  (xix) issue certificate(s) for shares of CSB Common to any CSB shareholder in replacement of certificate(s) claimed to have been lost or destroyed without first obtaining from such shareholder(s), at the expense of such shareholder(s), a surety bond from a recognized insurance company in an amount that would indemnify CSB (and its successors) against lost certificate(s) but not less than $150 per share of CSB Common, and obtaining a usual and customary affidavit of loss and indemnity agreement from such shareholder(s); provided, however, that CSB may waive the surety bond requirement in connection with the issuance of replacement certificates to any shareholder if the number of shares of CSB Common so reissued (together with the number of shares previously reissued since October 1, 1997 to such shareholder and all other shareholders who are affiliated or associated with such shareholder) does not exceed an aggregate of 100 shares; or


                                     -A 17-

                  (xx) hold a special, regular or annual meeting (or take action by consent in lieu thereof) of the Board of Directors or the sole shareholder of Citizens for the purpose of appointing or electing any new member to the Board of Directors of Citizens (whether to fill a vacancy or otherwise) unless such new member is approved in advance in writing by German American.

         (b) Neither CSB nor Citizens shall, without the prior written consent of German American, engage in any transaction or take any other action that would render untrue in any material respect any of the representations and warranties of CSB or Citizens contained in Article Two hereof if such representations and warranties were given as of the date of such transaction or action.

         (c) CSB shall promptly notify German American in writing of the occurrence of any matter or event known to CSB or Citizens that is, or is likely to become, materially adverse to the business, operations, properties, assets or condition (financial or otherwise) of CSB or Citizens taken as a whole.

         (d) Neither CSB nor Citizens shall (a) directly or indirectly solicit or encourage (nor shall they permit any of their respective officers, directors, employees or agents directly or indirectly to solicit or encourage), including by way of furnishing information other than the terms of this Agreement, any inquiries or proposals from third parties for a merger, consolidation, share exchange or similar transaction involving CSB or Citizens or for the acquisition of the stock or substantially all of the assets or business of CSB or Citizens, or (b) subject to the fiduciary duties of the Directors of CSB as advised by counsel in a written opinion, discuss with or enter into conversations with any person concerning any such merger, consolidation, share exchange, acquisition or other transaction. CSB shall promptly notify German American orally (to be confirmed in writing as soon as practicable thereafter) of all of the relevant details concerning any inquiries or proposals that it may receive relating to any such matters, including actions it intends to take with respect to such matters.

         Section 4.02. Breaches. CSB shall, in the event it has knowledge of the occurrence of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date of this Agreement) of any of its or Citizens' representations or agreements contained or referred to in this Agreement, give prompt notice thereof to German American and use its best efforts to prevent or promptly remedy the same.

         Section 4.03. Submission to Shareholders. CSB shall cause to be duly called and held, on a date mutually selected by German American and CSB, a special meeting of its shareholders (the "CSB Shareholders' Meeting") for submission of this Agreement and the Holding Company Merger for approval of CSB shareholders as required by the IBCL. In connection with the CSB Shareholders' Meeting, (i) CSB shall cooperate with and assist German American in preparing and filing a registration statement containing a Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") with the SEC in accordance with SEC requirements and CSB shall mail it to its shareholders, (ii) CSB shall furnish German American all information concerning itself that German American may reasonably request in connection with such Proxy Statement/Prospectus, and (iii) the Board of Directors of CSB shall (unless in the written opinion of counsel for CSB the fiduciary duties of the Board of Directors advises against such a recommendation, in which event the individual members of the Board of Directors shall nevertheless remain personally obligated to support the Agreement and the Holding Company Merger pursuant to their personal undertakings on the signature page of this Agreement) unanimously recommend to CSB's shareholders the approval of this Agreement and the Holding Company Merger contemplated hereby.

         Section 4.04. Consummation of Agreement. CSB shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the Mergers in accordance with the terms and provisions hereof. CSB shall furnish to German American in a timely manner all

                                     -A 18-
information, data and documents in the possession of CSB or Citizens requested by German American as may be required to obtain any necessary regulatory or other approvals of the Mergers or to file with the SEC a registration statement on Form S-4 (the "Registration Statement") relating to the shares of German American Common to be issued to the shareholders of CSB pursuant to the Holding Company Merger and this Agreement, and shall otherwise cooperate fully with German American to carry out the purpose and intent of this Agreement.

         Section 4.05. Financial Information. CSB will, at its expense, commence preparation of financial statements, Guide 3 statistical data, selected financial data, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" (Items 301, 302, and 303 of SEC Regulation S-K) ("MD&A") in compliance with SEC requirements for inclusion in the Registration Statement, including unaudited financial statements and related Guide 3 and MD&A as of and for the appropriate quarterly and year-to-date periods ending September 30, 1997, and CSB shall use its best efforts to provide such financial statements and data and MD&A to German American in EDGAR format as soon as practicable but in no event later than January 8, 1998. CSB shall allow German American's independent public accountants, Crowe, Chizek and Company LLP, to make a special review of the assets of the Bank prior to December 19, 1997 with a view to determining the consistency of the procedures and standards employed by Citizens in determining its allowance for possible loan losses with the procedures and standards employed by German American's present bank subsidiaries. CSB shall make additional provisions as of September 30, 1997, to its allowance for loan losses in order to increase such allowance as reflected in the consolidated financial statements of CSB as of that date to be included in the Registration Statement by up to $350,000 (or by such greater amount as Citizens and German American may mutually agree based upon the results of such review) compared to the amount of Citizens' allowance for loan losses at September 30, 1997, in the Call Reports, if and to the extent that Crowe, Chizek and Company, LLP recommends that such an increase in the allowance be made in order to make the Citizens allowance equal to the amount that would result from the consistent application of procedures and standards utilized by German American's other bank subsidiaries. Any such additional provision and additional allowance (up to $350,000) that Citizens may make pursuant to this Section 4.05 shall not (a) be construed as evidence that the Call Reports or other CSB Financial Statements were not as represented and warranted pursuant to Section
2.04 hereof or as evidence of a material adverse change in Citizens' financial condition or results of operations under Section 2.05 of this Agreement, (b) be deducted from Citizens' income or otherwise considered when determining the amount of donations that Citizens may make pursuant to Section 5.13 hereof, and
(c) give German American, GAHC or Community any right to refuse to consummate the Mergers pursuant to Section 6.01 hereof or to terminate this Agreement or the Mergers pursuant to Article Seven hereof.

         Section 4.06.  Environmental Reports.

         (a) Except as German American shall otherwise consent with respect to any residential real estate (which consent will not be unreasonably withheld by German American), CSB shall, at German American's expense, cooperate with an environmental consulting firm designated by German American in connection with the conduct by such firm of a phase one environmental investigation on all real property owned or leased by CSB or its subsidiaries as of the date of this Agreement, and any real property acquired or leased by CSB or its subsidiaries after the date of this Agreement, except as otherwise provided in Section 4.01(a)(xv).

         (b) If further investigation procedures are required as to any property by the report of the phase one investigation in German American's reasonable opinion, CSB shall as soon as practicable, at CSB's expense, commission the taking by German American's expert of such further procedures and provide a report of the results of such further procedures ("Phase Two Report") to German American. German American shall have ten (10) business days from German American's receipt of any Phase Two Report to notify CSB in writing of German American's determination (the "Determination Notice") that remedial and corrective actions and measures identified

                                     -A 19-
in such report ("Remedial Actions") are (i) required by applicable law, or (ii) prudent in light of the recommendations or suggestions in the Phase Two Report findings. The Determination Notice shall also contain the German American's expert's reasonable estimated cost, in the aggregate, of taking Remedial Actions (the "German American Estimate").

         (c) If CSB disputes that any Remedial Actions are required by law or prudent in light of the recommendations or suggestions in the Phase Two Report findings, or disputes the amount of the German American Estimate, CSB shall notify German American in writing in reasonable detail of the basis for its dispute (the "Dispute Notice") within ten (10) business days of its receipt of the Determination Notice. The Dispute Notice shall also designate CSB's own environmental expert, which shall be hired by CSB at CSB's expense. German American and CSB shall each use their best efforts to cause their respective experts to consult with one another and select, within five (5) business days of German American's receipt of the Dispute Notice, a third environmental expert (the "Neutral Expert") for the purpose of reviewing the Phase Two report and resolving the dispute. The Neutral Expert shall perform all services pursuant to a contract, subject to the reasonable approval of German American and CSB, that requires the Neutral Expert to meet the deadlines specified in this Agreement. Within a period of ten (10) business days from the date the Neutral Expert is selected, the Neutral Expert, after consultation with CSB's and German American's experts and review of the Phase Two Report findings, shall determine the scope of Remedial Actions that are prudent in light of the findings or required by law, and the estimated costs thereof, which determination shall be final (the "Final Estimate"). CSB and German American shall split the fees and expenses of the Neutral Expert, but the fees and expenses of CSB's expert shall be borne solely by CSB. CSB's expert and the Neutral Expert shall provide consulting services only and shall not perform any additional site tests or examinations without the prior written consent of both German American and CSB.

         (d) If (i) CSB fails to provide German American with the Dispute Notice within the specified time period or (ii) the Neutral Expert fails to make the Final Estimate within the specified time period, and such failure is not caused by German American or its expert, the German American Estimate shall be the Final Estimate for the purposes of this Agreement.

         (e) If the Final  Estimate  exceeds  the sum of  $100,000,  subject  to
Section 4.06(f) hereof, then German American shall have the right to reduce the aggregate number of shares of German American Common to be issued to CSB's shareholders under Section 1.03(a)(i) hereof (even if such reduction causes the number of shares to be issued to be fewer than the minimum number that would otherwise be specified by such provision) by that number of shares of German American Common, the value of which (as determined by the average of the highest closing bid price, and the lowest closing asked price, quoted at the close of trading on the NASDAQ National Market System on the date prior to the effective date of the notice of such reduction contemplated below) is equal to the after-tax effect of the sum of the excess of the Final Estimate over $100,000, multiplied by 2.436. If German American desires to exercise its right under this
Section 4.06(e), German American shall, within ten (10) business days of the date as of which the Final Estimate becomes determinable, provide CSB with written notice of its determination to reduce the number of shares to be issued to CSB's shareholders under Section 1.03(a)(i) hereof, including the manner and basis by which such reduction has been determined.

         (f) If the Final Estimate equals or exceeds the sum of $1,000,000, then either CSB or German American shall have the right pursuant to Section 7.03 hereof, for a period of 10 business days following the date as of which the Final Estimate is determinable, to terminate this Agreement without further obligation to the other party, which shall be the terminating party's sole remedy in such event.


                                     -A 20-

         (g) If the Final Estimate is less than or equal to the sum of $100,000, in the aggregate, then CSB, if requested by German American, shall promptly direct the German American expert to commence the Remedial Actions, and no adjustment to the Merger Consideration and no right to terminate this Agreement shall occur.

         Section 4.07. Restriction on Resales. CSB shall obtain and deliver to German American, at least thirty (30) days prior to the Closing Date, signed representations, in form reasonably acceptable to German American, of each shareholder who may reasonably be deemed an "affiliate" of CSB as of the date of the CSB Shareholders' Meeting within the meaning of such term as used in Rule 145 under the Securities Act regarding their prospective compliance with the provisions of such Rule 145. CSB shall also obtain and deliver to German American at least 30 days prior to the Closing Date, the signed agreements of each shareholder who may reasonably be deemed an "affiliate" (as such term is described in the preceding sentence) of CSB as of the date of the Shareholders' Meeting agreeing not to sell any shares of German American Common or otherwise reduce his or her risk relative to such shares, until such time as financial results covering at least thirty (30) days of post-Merger combined operations have been filed by German American with the SEC in a quarterly report on Form 10-Q or in an annual report on Form 10-K.

         Section 4.08. Access to Information. CSB shall permit German American reasonable access, in a manner which will avoid undue disruption or interference with CSB's normal operations, to its and Citizens' properties and shall disclose and make available to German American all books, documents, papers and records relating to its and Citizens' assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including general ledgers), tax records, minute books of directors' and shareholders' meetings, organizational documents, material contracts and agreements, loan files, filings with any regulatory authority, accountants' workpapers, litigation files, plans affecting employees, and any other business activities or prospects in which German American may have an interest in light of the transactions contemplated by this Agreement. During the period from the date of this Agreement to the Effective Time, CSB will cause one or more of it or Citizens' designated representatives to confer on a regular basis with the President of German American, or any other person designated in a written notice given to CSB by German American pursuant to this Agreement, to report the general status of the ongoing operations of CSB and Citizens. CSB will promptly notify German American of any material change in the normal course of the operation of its business or properties and of any regulatory complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving CSB or Citizens, and will keep German American fully informed of such events. German
American, GAHC and Community hereby understand and agree that all books, documents, papers and records relating to CSB's and Citizens' assets, stock ownership, properties, operations, obligations and liabilities which they obtain, receive, review or have access to pursuant to this Section 4.08 shall be subject to the Confidentiality Agreement between CSB and German American ("Confidentiality Agreement").

         Section 4.09. Dividends. Notwithstanding Section 4.01(a) of this Agreement, but subject to the restrictions of the second paragraph of this
Section 4.09, CSB may (in the absence of any material adverse change in its consolidated financial condition, results of operations, or business other than the increase to Citizens' allowance for loan losses (up to $350,000) contemplated by Section 4.05 hereof and other than the adverse change that is expected to result from the expenses associated with the Mergers), declare and pay in arrears quarterly cash dividends to CSB shareholders, not to exceed the following amounts: $1.75 per share of CSB Common (representing $0.50 per quarter and an additional $0.75 special dividend) for the period of two quarters ended December 31,1997, and $0.6875 per share of CSB Common for each calendar quarterly period in 1998.

         German American typically considers the declaration of cash dividends on German American Common for each quarterly period at meetings of its Board of Directors held the last week of the first month of the next

                                     -A 21-
calendar quarter (January, April, July, and October), and typically declares any such dividends to be payable to holders of record of German American Common as of a subsequent date that is within the calendar month that follows the month of declaration (February, May, August and November). In order to assure that CSB shareholders will be entitled to receive, for each quarterly period commencing January 1, 1998, dividends with respect to his or her CSB Common, or dividends with respect to the German American Common to be exchanged therefor pursuant to the Holding Company Merger, but not both, CSB may (in each case if the Effective Time has for any reason not then occurred and at the maximum quarterly rates specified by this Section 4.09) declare, not earlier than May 15, 1998, a dividend with respect to CSB's first calendar quarter; and, not earlier than August 15, 1998, a dividend with respect to CSB's second quarter; and, not earlier than November 15, 1998, a dividend with respect to CSB's third quarter.

         Section 4.10. Modification or Termination of Retiree Health Care Program. In accordance with the studies of the various alternative proposals for such modification and termination that have been conducted by advisers to CSB and Citizens, CSB and Citizens shall terminate any potential obligations to provide post-retirement health insurance coverage to all active employees, directors, consultants and other persons, and shall terminate or modify any potential obligations to continue to provide health insurance coverage to all present retirees, under the post-retirement health care insurance program of Citizens and CSB in accordance with this Section 4.10. CSB and Citizens shall give written notice of such termination and modification to all employees and retirees potentially affected thereby as soon as practicable but in no event later than December 31, 1997. The manner and amount of such modification and termination shall be within the discretion of the Board of Directors of CSB and Citizens, provided that (i) the aggregate accrued post-retirement benefit cost recorded on CSB's books and previously expensed in the CSB Financial Statements as of September 30, 1997, shall not be less than the projected total post-retirement benefit obligation of CSB and Citizens to all of its retirees and active employees after September 30, 1997 under the terms of the program so modified, amended or terminated, as determined as of September 30, 1997 by the program's actuary and (ii) any partial termination of retiree benefits and any modification of the terms of the post-retirement health care insurance program as applicable to retirees shall be made in such a manner as to clearly communicate to the beneficiary that the right of Citizens and CSB to terminate or make further modifications of such program without further obligation or notice has been reserved by Citizens and CSB.

                                  ARTICLE FIVE
                COVENANTS OF GERMAN AMERICAN, GAHC AND COMMUNITY

         Section 5.01.  Regulatory Approvals and Registration Statement.

         (a) German American shall file (and cause Community to file and cooperate with CSB and Citizens in filing) all regulatory applications required in order to consummate the Mergers, including all necessary applications for the prior approvals of the FRB under the Bank Holding Company Act and the Bank Merger Act (or of the FDIC under the Bank Merger Act if German American shall request Citizens to withdraw its membership in the Federal Reserve System as part of the Bank Merger as contemplated by Section 7.05), and the DFI. German American shall use its best efforts to cause such banking agency regulatory applications to be filed on or before December 22, 1997. German American shall keep CSB reasonably informed as to the status of such applications and promptly send or deliver copies of such applications, and of any supplementally filed materials, to counsel for CSB.

         (b) German American shall file with the SEC the Registration Statement relating to the shares of German American Common to be issued to the shareholders of CSB pursuant to this Agreement, and shall use its best efforts to file such Registration Statement by January 22, 1998 and shall use its best efforts to cause the

                                     -A 22-

Registration Statement to become effective as soon as practicable. At the time the Registration Statement becomes effective, the form of the Registration Statement shall comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading. At the time of the mailing thereof to the shareholders and at the time of any Shareholders' Meeting, the Proxy Statement/Prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement, shall not contain any untrue statement of a material fact or omit to state any material fact regarding German American, GAHC or the Holding Company Merger necessary to make the statements therein not false or misleading. German American shall timely file all documents required to obtain all necessary Blue Sky permits and approvals, if any, required to carry out the Merger, shall pay all expenses incident thereto and shall use its best efforts to obtain such permits and approvals on a timely basis. German American shall promptly and properly prepare and file any other filings required under the Securities Exchange Act of 1934 (the "Exchange Act") relating to the Mergers, or otherwise required of it under the Exchange Act prior to the Effective Time, and shall deliver copies thereof to CSB's counsel promptly upon the filing thereof with the SEC.

         Section 5.02. Breaches. German American shall, in the event it has knowledge of the occurrence of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date of this Agreement) of any of its representations or agreements contained or referred to in this Agreement, give prompt notice thereof to CSB and use its best efforts to prevent or promptly remedy the same.

         Section 5.03. Consummation of Agreement. German American shall use its best efforts to perform and fulfill all conditions and obligations to be performed or fulfilled under this Agreement and to effect the Mergers in accordance with the terms and conditions of this Agreement, and use its best efforts to cause the Closing to occur on March 31, 1998 or as soon thereafter as practicable.

         Section 5.04.  Directors' and Officers' Indemnification.

         (a) Following the Effective Time, German American will provide the directors and officers of CSB and Citizens from time to time with the same directors' and officers' liability insurance coverage that German American provides to directors and officers of its other banking subsidiaries. German American will use its best efforts to cause such coverage with respect to the CSB and Citizens directors and officers to specify an unlimited retroactive date in order that all present and former directors and officers of CSB and Citizens would be entitled to coverage thereunder in accordance with the policy terms with respect to acts or omissions whether before or after the Effective Time. In the event that German American is unsuccessful in obtaining such full retroactive insurance coverage, German American will not object to the purchase by CSB and Citizens of tail coverage with respect to prior acts or omissions of present and prior directors and officers of CSB and Citizens.

         (b) For six (6) years after the Effective Time, German American shall (and shall cause the Surviving Bank to) indemnify, defend and hold harmless the officers and directors of CSB and Citizens who are serving at the Effective Time or who have served prior to the Effective Time (each, an "Indemnified Party") against all losses, expenses, claims, damages and liabilities arising out of actions or omissions (arising from their present or former status as officers or directors) occurring on or prior to the Effective Time to the full extent then permitted under the applicable provisions of the IBCL and the IFIA and under the respective articles of incorporation and bylaws of CSB and Citizens.


                                     -A 23-

         (c) If during the six (6) year period after the Effective Time German American or the Surviving Bank or any of its or their successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provision shall be made so that the successors and assigns of German American and/or the Surviving Bank shall assume the obligations set forth in this Section 5.04.

         Section 5.05.  Board of Directors of German American and Citizens.

         (a) German American shall cause a mutually acceptable representative of the Board of CSB (as it is constituted immediately prior to the Effective Time) to be appointed to the Board of Directors of German American as of the Effective Time. While German American cannot commit to any future course of conduct by its Board of Directors as to the election of directors because nominations of Board nominees are subject to their fiduciary duties and because there can be no assurance that the present members of the Board of Directors of German American will remain members (in whole or in part) of the Board of Directors as of any future time, German American represents that it is the general present practice and intent of its present Board of Directors to nominate incumbent members of the Board for re-election at the expiration of their respective terms, subject to the Board's retirement age and other policies in effect from time to time.

         (b) For a period of three years following the Closing Date (the "Transition Period"), German American or GAHC shall cause the Board of Directors of Citizens to be not larger than 16 members and shall grant the directors of Citizens who were directors of Citizens immediately prior to the Effective Time ("Continuing Directors") the exclusive right to nominate individuals to German American (as future sole shareholder) to fill any vacancies among the group of Continuing Directors that may arise during the Transition Period; provided, however, that German American retains the right to vote against any such nominee should it find such nominee objectionable. During the Transition Period, and subject to standard practices protecting Citizens as it relates to bonding and regulatory issues, German American shall not remove any Continuing Director from his position as a director of Citizens unless such removal is approved by three fourths of the members of the Board of Directors of Citizens then in office. During the Transition Period, German American shall use its best efforts to assure that the Continuing Directors always represent 50 percent of the total number of members of the Board of Directors of Citizens.

         (c) For each year during the Transition Period, German American shall direct the German American Representatives serving on the Board of Citizens not to oppose any advance payment that may be authorized by the Citizens Board of Directors of up to $3000 per year to each Continuing Director then on the Board of Directors in addition to customary director fees, in lieu of certain health and life insurance benefits currently provided by Citizens to its present directors.

         Section 5.06. Officers of Citizens. During the Transition Period, Jerry
A. Church shall not be removed as the President and Chief Executive Officer of Citizens, unless such removal is approved by three fourths of the members of the Board of Directors of Citizens then in office. In addition, neither (a) Jerry A. Church, during the Transition Period, (b) nor any other officers of Citizens, for a period of at least six months from the Effective Time, shall be terminated (other than for willful misconduct) unless such termination is approved by three fourths of the members of the Board of Directors of Citizens then in office.

         Section 5.07. Construction of Banking Facility. Immediately following the date of this Agreement, German American shall initiate detailed design work, and as soon as practicable after the Effective Time shall commence the construction, of a modern banking facility for Citizens incorporating the existing one square block

                                     -A 24-
former Moose property located between Third and Fourth Streets on Main Street in Petersburg, Indiana. The building shall comprise approximately 15,000 to 18,000 square feet and is anticipated to have an approximate budget of $1.5 to 2.0 million. Disposition and interim or permanent utilization of Citizens' existing office facility and of Community's Petersburg branch shall be as determined by the Citizens Board with a view to the best interests of the Petersburg community and of Citizens.

         Section 5.08. Preservation of Business. German American shall: (a) conduct its business substantially in the manner as is presently being conducted and in the ordinary course of business and not amend its articles of incorporation in any manner that requires the approval of shareholders of German American under the IBCL; (b) file, and cause its subsidiaries to file, all required reports with applicable regulatory authorities; (c) comply with all laws, statutes, ordinances, rules or regulations applicable to it and to the conduct of its business, the noncompliance with which results or could result in a material adverse effect on the financial condition, results of operations, business, assets or capitalization of German American on a consolidated basis; and (d) comply in all material respects with each contract, agreement, commitment, obligation, understanding, arrangement, lease or license to which it is a party by which it is or may be subject or bound, the breach of which could result in a material adverse effect on the financial condition, results of operations, business, assets or capitalization of German American on a consolidated basis.

         Section 5.09. Securities and Exchange Commission Filings. German American will provide CSB with copies of all filings made by German American with the SEC under the Exchange Act; and the Securities Act and the respective rules and regulations of the SEC thereunder as soon as practicable after such filings are made at any time prior to the Effective Time.

         Section 5.10. Rule 144(c) Information. Following the Effective Time, German American shall make available adequate current public information about itself as that terminology is used in and as required by Rule 144(c) of the SEC under the Securities Act.

         Section 5.11. Authorization of Common Stock. At the Effective Time and on such subsequent dates when the former shareholders of CSB surrender their CSB share certificates for cancellation, the shares of German American Common to be exchanged with former shareholders of CSB shall have been duly authorized and validly issued by German American and shall be fully paid and non-assessable and subject to no pre-emptive rights and listed for trading on the NASDAQ NMS.

         Section 5.12. Past Service Credit. All employees of Citizens will be eligible to participate in all German American's employee benefit plans (in accordance with the terms of the German American plans) as soon as practicable following the Effective Time. Following the Effective Time and until Citizens employees become eligible to participate in German American's employee benefit plans, German American shall continue the coverage of such employees under the Citizens plans such that no gap in coverage shall occur. As has been its past practice, German American shall give employees of Citizens full vesting, entry eligibility, benefit eligibility and pre-existing condition service credit under all of German American's employee benefit programs for their years and, if applicable, months of service with Citizens, and German American shall use its best efforts to cause these results to occur; provided, however, terms of employee participation in any insured program are subject to the agreement of German American's insurers with respect to pre-existing conditions. Copayments and deductibles paid by a Citizens employee under any Citizens welfare benefit plan shall be treated as if paid under the applicable German American welfare benefit plan, subject to the agreement of German American's insurers.

         Section 5.13.  Charitable Giving; Community Foundation.


                                     -A 25-

         (a) During the Transition Period, German American shall direct its German American Representatives serving on the Board of Citizens not to oppose any donations of Citizens in support of the charitable, fraternal, social, educational, recreational and other needs of the communities served by Citizens in an aggregate annual minimum amount not exceeding two percent of Citizens' net income for the previous year (although German American may, of course, support larger donations in its discretion). Following the Transition Period, the donations by Citizens or its successors in support of such charitable, fraternal, social, educational, recreational and other needs shall be based upon the Citizens Board's annual independent determination of the level of donations required to meet the needs of worthy projects within the communities served by Citizens, after consideration of all relevant factors. In determining the net income of Citizens, the following shall not be deducted or otherwise taken into account: (i) all costs and expenses associated with the Mergers, and (ii) all accounting and financial statement adjustments relating to the Mergers.

         (b) If Citizens determines, in its discretion, following the Effective Time to form a non-profit foundation, managed by its Board of Directors for the benefit of the communities served by Citizens, German American will support the funding by Citizens of such foundation at levels not less than Citizens' past charitable contributions practices prior to the Merger; provided that any donations approved by the Citizens Board of Directors pursuant to Section 5.13(a) shall be credited against the annual funding of the foundation.

                                   ARTICLE SIX
                       CONDITIONS PRECEDENT TO THE MERGERS

         Section 6.01. Conditions of German American's Obligations. The obligations of German American, GAHC and Community to effect the Mergers shall be subject to the satisfaction (or waiver by German American, GAHC and Community) prior to or on the Closing Date of the following conditions:

         (a) The representations and warranties made by CSB and Citizens in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date.

         (b) CSB and Citizens shall have performed and complied in all material respects with all of their respective obligations and agreements required to be performed on or prior to the Closing Date under this Agreement.

         (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers shall be in effect, nor shall any proceeding by any bank regulatory authority or governmental agency seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Mergers which makes the consummation of the Mergers illegal.

         (d) All necessary regulatory approvals, consents, authorizations and other approvals required by law or stock market requirements for consummation of the Mergers, including any approval of the Mergers by the shareholders of German American in order to comply with the NASDAQ NMS listing standards, shall have been obtained and all waiting periods required by law shall have expired.

         (e) German American shall have received the environmental reports required by Sections 4.06 and 4.01(a)(xv) hereof and shall not have elected, pursuant to Section 4.06 hereof, to terminate and cancel this Agreement.


                                     -A 26-

         (f) German American shall have received all documents required to be received from CSB or Citizens on or prior to the Closing Date, all in form and substance reasonably satisfactory to German American.

         (g) German American shall have received a letter, dated as of the Effective Time, from Crowe, Chizek and Company, LLP, its independent public accountants, to the effect that the Holding Company Merger will qualify for pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement.

         (h) The Registration Statement shall be effective under the Securities Act and no stop orders suspending the effectiveness of the Registration Statement shall be in effect or proceedings for such purpose pending before or threatened by the SEC.

         (i) German American shall have received from its counsel, Leagre Chandler & Millard, an opinion to the effect that if the Mergers are consummated in accordance with the terms set forth in this Agreement, (i) the Holding Company Merger will constitute a reorganization within the meaning of Section
368(a) of the Code; (ii) no gain or loss will be recognized by the holders of shares of CSB Common upon receipt of the Merger consideration (except for cash received in lieu of fractional shares); (iii) the basis of shares of German American Common received by the shareholders of CSB will be the same as the basis of shares of CSB Common exchanged therefor; and (iv) the holding period of the shares of German American Common received by the shareholders of CSB will include the holding period of the shares of CSB Common exchanged therefor, provided such shares were held as capital assets as of the Effective Time.

         Section 6.02. Conditions of CSB's and Citizens' Obligations. CSB's and Citizens' obligations to effect the Mergers shall be subject to the satisfaction (or waiver by CSB and Citizens) prior to or on the Closing Date of the following conditions:

         (a) The representations and warranties made by German American, GAHC and Community in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on the Closing Date.

         (b) German American, GAHC and Community shall each have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date under this Agreement.

         (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers shall be in effect, nor shall any proceeding by any bank regulatory authority or other governmental agency seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, enforced or deemed applicable to the Mergers which makes the consummation of the Mergers illegal.

         (d) All necessary regulatory approvals, consents, authorizations and other approvals required by law for consummation of the Mergers, including the requisite approval of the Mergers by the shareholders of CSB, shall have been obtained and all waiting periods required by law shall have expired.

         (e) CSB shall have received all documents required to be received from German American, GAHC and Community on or prior to the Closing Date, all in form and substance reasonably satisfactory to CSB.


                                     -A 27-

         (f) The Registration Statement shall be effective under the Securities Act and no stop orders suspending the effectiveness of the Registration Statement shall be in effect or proceedings for such purpose pending before or threatened by the SEC, and German American shall have received all state securities or "Blue Sky" approvals, authorizations, exemptions or permits required to issue the shares of German American Common as the Merger Consideration to the shareholders of CSB.

         (g) CSB shall have received from counsel for German American, Leagre Chandler & Millard, an opinion reasonably satisfactory to CSB to the effect that if the Mergers are consummated in accordance with the terms set forth in this Agreement, (i) the Holding Company Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) no gain or loss will be recognized by the holders of shares of CSB Common upon receipt of the Merger Consideration (except for cash received in lieu of fractional shares); (iii) the basis of German American Common received by the shareholders of CSB will be the same as the basis of CSB Common exchanged therefor; and (iv) the holding period of the shares of German American Common received by the shareholders of CSB will include the holding period of the shares of CSB Common exchanged therefor, provided such shares were held as capital assets as of the Effective Time.

         (h) The German American Common to be exchanged for the CSB Common pursuant to the Holding Company Merger shall have an aggregate value (as measured by the per share average value of the German American Common during the Valuation Period that is utilized to determine the Exchange Ratio pursuant to
Section 1.03(a)) of at least $22,750,000.

         (i) CSB shall have received from Olive Corporate Finance, LLC or another reputable financial advisor a written fairness opinion stating that the terms of the Holding Company Merger are fair to the shareholders of CSB from a financial point of view. Such written fairness opinion shall (i) be in form and substance reasonably satisfactory to CSB, (ii) be dated as of the date not later than the mailing date of the proxy statement - prospectus relating to the Mergers to be mailed to the shareholders of CSB, and (iii) be included as an exhibit to such proxy statement - prospectus.


                                  ARTICLE SEVEN
                           TERMINATION OR ABANDONMENT

         Section 7.01. Mutual Agreement. This Agreement may be terminated by the mutual written agreement of the parties approved by their respective Boards of Directors at any time prior to the Effective Time, regardless of whether shareholder approval of this Agreement and the Mergers by the shareholders of CSB or German American shall have been previously obtained.

         Section 7.02.  Breach of Representations, Warranties or Covenants.

         (a) In the event that there is a material breach in any of the representations and warranties or covenants of the parties, which breach is not cured within thirty (30) days after notice to cure such breach is given by the non-breaching party, then the Board of Directors of the non-breaching party, regardless of whether approval by the shareholders of this Agreement and the Mergers shall have been previously obtained, and in addition to any other remedies to which the non-breaching party may be entitled, may terminate and cancel this Agreement effective immediately by providing written notice thereof to the other party hereto.

         (b)      In the event that this Agreement is terminated


                                     -A 28-

               (i) as a result of the wilful failure of CSB or Citizens to perform its obligations in violation of this Agreement or

               (ii) due to the  failure  of the  Holding  Company  Merger  to be approved by the requisite vote of shareholders of CSB following the making by any other person or entity not a party to this Agreement of a proposal to CSB or Citizens contemplating a merger, consolidation, plan of stock exchange, sale of all or substantially all assets, or other business combination with CSB or Citizens, and if, but only if, CSB shall publicly announce within twelve months following a termination described by this clause (ii) that CSB has accepted a proposal for a business combination with any third party, then, in lieu of specific performance but in addition to whatever other legal rights or remedies to which German American may be entitled against any third party, CSB shall, upon German American's demand and not later than 90 days after the making of such demand, (x) pay to German American a termination fee of $455,000 and (y) reimburse German American for all its out-of-pocket costs and expenses in connection with the Mergers incurred from and after October 1, 1997 (but not more than $100,000), including its legal, accounting, environmental and other consulting fees and expenses. If CSB should fail or refuse to pay any amount demanded by German American pursuant to the preceding sentence and German American recovers such disputed amount pursuant to a legal proceeding, CSB shall, in addition thereto, pay to German American all reasonable costs, charges, expenses (including without limitation the reasonable fees and expenses of counsel) and other amounts expended by German American in connection with or arising out of such legal proceeding. The parties agree that the actual damages and loss that would be caused to German American by reason of any such termination cannot be determined with certainty due to German American's "opportunity cost" in proceeding with the Mergers compared to proceeding with other opportunities that are available to German American and other factors. The parties therefore agree that the amounts payable pursuant to this Section 7.02 represent a reasonable estimate of German American's opportunity cost and other damages and loss that may be awarded as either a termination fee or as liquidated damages to German American if it chooses not to seek specific performance of this Agreement, and that such amounts represent the sole damages from CSB and Citizens to which German American would be entitled.

     Section 7.03. Adverse Environmental Reports. German American or CSB as specifically provided by Section 4.06(f) may terminate this Agreement by giving written notice thereof to the nonterminating party.

     Section 7.04. Failure of Conditions. In the event any of the conditions to the obligations of either party are not satisfied or waived on or prior to the Closing Date, and if any applicable cure period provided in Section 7.02 (a) hereof has lapsed, then the Board of Directors of such party may, regardless of whether approval by its shareholders of this Agreement and the Mergers shall have been previously obtained, terminate and cancel this Agreement on the Closing Date by delivery of written notice thereof to the other party on such date.


     Section 7.05. Termination Upon Adverse Regulatory Determination. In connection with the filings that the German American, Community, CSB and/or Citizens may be required to make in connection with the Mergers with banking, securities, and antitrust regulatory agencies ("Agencies"), each party shall use their best efforts to obtain all necessary approvals of, or clearances from, the Agencies, and shall cause their respective agents and advisors to cooperate and use their best efforts in connection therewith. CSB consents to the representation by its counsel, Krieg DeVault Alexander & Capehart, of German American as German American's special antitrust counsel with respect to the Mergers in connection with preparing the necessary economic briefs addressing the potential anti-competitive consequences of the Mergers and acting as advocate before the Agencies in connection with such matters (provided that German American shall be solely responsible for all of such firm's fees and expenses in connection with such briefing and such advocacy). Citizens

                                     -A 29-
shall, if requested by German American, withdraw from the Federal Reserve System in time for the required application for approval of the Bank Merger under the Bank Merger Act to be properly submitted for approval of the FDIC rather than the FRB so that the regulatory requirements (if any) that might be imposed upon Citizens in connection with approval of the Bank Merger Act application will be consistent with the FDIC standards that are imposed upon German American's other state bank subsidiaries. German American (or its subsidiaries) shall be responsible for making the required Merger filings (except to the limited extent that the applicable law, regulations, or forms specify that CSB (or Citizens) is the appropriate filing party) with, and for paying all filing fees to, the Agencies, and for discussing such filings with the Agencies and responding to comments thereon. If any required filing is disapproved by any of the Agencies, or any determination is made by any of the Agencies that either of the Mergers cannot be consummated except on terms and conditions that are materially adverse from a financial point of view to German American, or the U.S. Department of Justice shall have sought and obtained an order from a court of appropriate jurisdiction temporarily or permanently restraining or enjoining consummation of the Mergers (an "Adverse Determination"), then German American shall promptly advise CSB of such Adverse Determination and German American's intended course of action with respect thereto. In the event that German American in its sole discretion determines to seek a judicial or regulatory appeal or review (formal or informal) of the Adverse Determination, CSB and Citizens (and their agents and advisors) shall continue to cooperate with such appeal and review procedure and use their best efforts to assist in connection with obtaining reversal or modification of such Adverse Determination. In the event that (a) German American in its sole discretion elects not to seek an appeal or review of the Adverse Determination or elects in its sole discretion at any time after seeking such an appeal or review to discontinue that effort, or (b) German American seeks such an appeal or review but all avenues for such appeal or review are exhausted without the Adverse Determination having been vacated or overruled or modified in such a manner that the Adverse Determination is no longer materially adverse ("Relief Determination"), then either German American or CSB may terminate this Agreement without obligation to the other on account of the Adverse Determination; provided, however, that German American shall (a) pay CSB a termination fee of $455,000 within 90 days of any such termination (which is agreed to be a reasonable estimate of CSB's opportunity cost in proceeding with the Mergers compared to proceeding with other opportunities available to CSB) and (b) reimburse CSB and Citizens for all their out-of-pocket costs and expenses in connection with the Mergers incurred from October 1, 1997, (but not more than $100,000) including its legal, accounting, environmental and other consulting fees and expenses, if (x) the Agreement is terminated in accordance with this sentence solely as a result of an Adverse Determination relating to the potential effect of the Mergers upon competition, and (y) CSB and Citizens and their respective agents and advisors have abided by their obligations of cooperation and best efforts expressed in this Section 7.05. If German American should fail or refuse to pay any amount demanded by CSB pursuant to the preceding sentence and CSB should recover such disputed amount pursuant to a legal proceeding, German American shall, in addition thereto, pay to CSB all reasonable costs, charges, expenses (including without limitation the reasonable fees and expenses of counsel) and other amounts reasonably expended by CSB in connection with or arising out of such legal proceeding.

         Section 7.06. Shareholder Approval Denial. If this Agreement and consummation of the Holding Company Merger is not approved by the shareholders of CSB, or if the issuance of the additional German American Common is required to be approved by the shareholders of German American pursuant to the NASDAQ NMS listing standards and is not so approved at the meeting of German American's shareholders called to consider such issuance, then either party may terminate this Agreement by giving written notice thereof to the other party, subject to
Section 7.02(b).

         Section 7.07. Regulatory Enforcement Matters. In the event that CSB or Citizens shall become a party or subject to any memorandum of understanding, cease and desist order, or civil money penalties imposed by any federal or state agency charged with the supervision or regulation of banks or bank holding companies after the

                                     -A 30-
date of this Agreement, then German American may terminate this Agreement by giving written notice thereof to CSB.

         Section 7.08. Lapse of Time. If the Closing Date does not occur on or prior to November 1, 1998 (regardless of whether an Adverse Determination occurs), then this Agreement may be terminated by the Board of Directors of either CSB or German American by giving written notice thereof to the other party.

                                  ARTICLE EIGHT
                               GENERAL PROVISIONS

         Section 8.01. Liabilities. In the event that this Agreement is terminated or the Mergers are abandoned pursuant to the provisions of Article Seven hereof, no party hereto shall have any liability to any other party for costs, expenses, damages, termination fees, or otherwise except to the extent specifically set forth in Section 7.02(b) and in Section 7.05. Directors, officers and employees of each party hereto shall have no personal liability under this Agreement with respect to the representations and warranties of their respective parties except for fraud or for their personal intentional and knowing participation in the making of false or misleading statements in such representation and warranties.

         Section 8.02. Notices. Any notice or other communication hereunder shall be in writing and shall be deemed to have been given or made (a) on the date of delivery, in the case of hand delivery, or (b) three (3) business days after deposit in the United States Registered or Certified Mail, with mailing receipt postmarked by the Postal Service to show date of mailing, postage prepaid, or (c) upon actual receipt if transmitted during business hours by facsimile (but only if receipt of a legible copy of such transmission is confirmed by the recipient); addressed (in any case) as follows:

(a)      If to German American, GAHC or Community:

                           German American Bancorp
                           711 Main Street
                           Box 810
                           Jasper, Indiana 47546
                           Attn:  George W. Astrike, Chairman of the Board

                  with a copy to:

                           Leagre Chandler & Millard
                           9100 Keystone Crossing
                           Suite 800
                           P. O. Box 40609
                           Indianapolis, Indiana 46240-0609
                           Attn:  Mark B. Barnes
and
(b)      If to CSB or Citizens:

                           CSB Bancorp
                           Main and 7th Streets
                           P.O. Box 98
                           Petersburg, IN  47567
                           Attn:  Jerry A. Church, Chief Executive Officer

                                     -A 31-
                  with a copy to:

                           Krieg DeVault Alexander & Capehart
                           One Indiana Square
                           Suite 2800
                           Indianapolis, Indiana  46204-2017
                           Attn:  Nicholas J. Chulos

or to such other address as any party may from time to time designate by notice to the other.

         Section 8.03. Non-survival of Representations and Agreements. No representation, warranty or covenant contained in this Agreement shall survive (and no claims for the breach or nonperformance thereof may be brought after) the Effective Time except the covenants of German American in Sections 5.04, 5.05, 5.06, 5.07, 5.10, 5.11, 5.12 and 5.13 which shall survive the Effective
Time. No representation, warranty or covenant contained in this Agreement shall survive (and, except for any intentional breach or nonperformance, no claims for the breach or nonperformance, thereof may be brought after) the termination of this Agreement pursuant to Article Seven hereof. The reliability and binding effect of any representation or warranty made by any party in this Agreement shall not be diminished or limited in any way by any review, or by the opportunity to conduct any review, by or on behalf of the intended beneficiary of the subject matter of the representation or warranty, whether before or after the date of this Agreement, unless and to the extent that the reviewing party and the other party expressly agree otherwise in writing.

         Section 8.04. Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties and supersede and cancel any and all prior discussions, negotiations, undertakings and agreements between the parties relating to the subject matter hereof, including, without limitation, the Second Amended and Restated Offer of Merger dated October 6, 1997 of German American accepted by CSB.

         Section 8.05. Headings and Captions. The captions of Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

         Section 8.06. Waiver, Amendment or Modification. The conditions of this Agreement which may be waived may only be waived by written notice specifically waiving such condition addressed to the party claiming the benefit of the waiver. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. This Agreement may not be amended or modified except by a written document duly executed by the parties hereto.

         Section 8.07. Rules of Construction. Unless the context otherwise requires (a) a term used herein has the meaning assigned to it, and (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles.

     Section 8.08. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

     Section 8.09. Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. There shall be no third party beneficiaries hereof.


                                     -A 32-

     Section 8.10. Governing Law; Assignment. This Agreement shall be governed by the laws of the State of Indiana. This Agreement may not be assigned by any of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written, with the unanimous approval of their respective Boards of Directors.


                             GERMAN AMERICAN BANCORP


                             By /s/ George W. Astrike
                                 George W. Astrike
                                 Chairman of the Board and
                                 Chief Executive Officer



                             GERMAN AMERICAN HOLDINGS
                             CORPORATION


                             By /s/ George W. Astrike
                                George W. Astrike
                                Chief Executive Officer



                             COMMUNITY TRUST BANK


                             By /s/ Paul G. Cooper
                                Paul G. Cooper
                                President



                                     -A 33-

                             CSB BANCORP

                             By /s/ Marion R. Klipsch
                               Marion R. Klipsch
                               President

                             By /s/ Jerry A. Church
                                Jerry A. Church
                                Executive Vice President



                             THE CITIZENS STATE BANK OF
                             PETERSBURG

                             By /s/ Jerry A. Church
                                Jerry A. Church
                                President


APPROVED BY THE MEMBERS OF THE BOARD OF DIRECTORS OF CSB BANCORP:

The undersigned Directors of CSB Bancorp hereby (a) agree in their capacities as Directors of CSB to recommend to CSB's shareholders the approval of this Agreement and the Holding Company Merger in accordance with 4.03 hereof, and (b) agree to vote their shares of CSB Common that are registered in their personal names (and agree to use their best efforts to cause all additional shares of CSB Common over which they have voting influence or control to be voted) in favor of the Holding Company Merger at the CSB Shareholders Meeting. Notwithstanding the foregoing, the execution of the Agreement by the undersigned Directors of CSB or anything herein to the contrary, German American, GAHC and Community hereby understand and agree, as evidenced by their execution of this Agreement above, that none of the undersigned Directors of CSB and Citizens will have any obligation or liability under this Agreement or otherwise to German American, GAHC, Community or any other person or entity, except as provided in the foregoing sentence and in Section 8.01 hereof.


/s/ Lester Nixon                             /s/ Marion R. Klipsch
Lester Nixon                                 Marion R. Klipsch

/s/ Jerry A. Church                          /s/ Michael J. Voyles
Jerry A. Church                              Michael J. Voyles

/s/ Robert C. Klipsch                        /s/ W. Wyatt Rauch
Robert C. Klipsch                            W. Wyatt Rauch

/s/ Robert D. Harris                         /s/ Gregory K. Willis
Robert D. Harris                             Gregory K. Willis


                                     -A 34-

                                   APPENDIX B
     ======================================================================


                      AGREEMENT AND PLAN OF REORGANIZATION


                                  by and among


                            FSB FINANCIAL CORPORATION
                             an Indiana corporation,



                                    FSB BANK
                         an Indiana banking corporation,



                            GERMAN AMERICAN BANCORP,
                             an Indiana corporation,



                      GERMAN AMERICAN HOLDINGS CORPORATION,
                             an Indiana corporation,


                                       and


                              COMMUNITY TRUST BANK
                         an Indiana banking corporation.


     ======================================================================


                                                              January 30, 1998

                                      -B 1-

                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made January 30, 1998, by and among FSB FINANCIAL CORPORATION, an Indiana corporation ("FSB"), FSB BANK, an Indiana banking corporation ("FSB Bank"), GERMAN AMERICAN BANCORP, an Indiana corporation ("German American"), GERMAN AMERICAN HOLDINGS CORPORATION, an Indiana corporation ("GAHC"), and COMMUNITY TRUST BANK, an Indiana banking corporation ("Community").

                                    Recitals

         A. FSB is a corporation duly organized and existing under the Indiana Business Corporation Law ("IBCL") that is duly registered with the Board of Governors of the Federal Reserve System ("FRB") as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHC Act"). FSB owns all of the outstanding capital stock of FSB Bank. The principal place of business of FSB is Francisco, Gibson County, Indiana.

         B. FSB Bank is a banking corporation duly organized and existing under the Indiana Financial Institutions Act ("IFIA"), chartered by the Indiana Department of Financial Institutions ("DFI"), which is not a member of the Federal Reserve System, with its principal banking offices located in Francisco, Gibson County, Indiana, and a branch located in Princeton, Gibson County, Indiana.

         C. German American is a corporation duly organized and existing under the IBCL that is duly registered as a bank holding company under the BHC Act. German American owns all of the outstanding capital stock of GAHC. The principal place of business of German American is Jasper, Dubois County, Indiana.

         D. GAHC is a corporation duly organized and existing under the IBCL that is duly registered as a bank holding company under the BHC Act with its principal place of business in Jasper, Dubois County, Indiana. GAHC owns all of the outstanding common stock of Community.

         E. Community is a banking corporation duly organized and existing under the IFIA, chartered by the DFI, which is not a member of the Federal Reserve System, with its principal banking office in Otwell, Pike County, Indiana.

         F. German American is also party to an agreement providing for the merger of Community with and into the Citizens State Bank of Petersburg, Petersburg, Pike County, Indiana ("Citizens").

         G. The parties desire to effect a transaction whereby FSB Bank will be merged with and into Community (or into Citizens if the planned merger of Community into Citizens has first occurred) and simultaneously FSB will be merged with and into GAHC in consideration of the issuance of German American Common Stock.

                                   Agreements

         In consideration of the premises and the mutual terms and provisions set forth in this Agreement, the parties agree as follows.

                                      -B 2-

                                   ARTICLE ONE
                         TERMS OF THE MERGERS & CLOSING

         Section 1.01. The Holding Company Merger. Pursuant to the terms and provisions of this Agreement, the IBCL and the Plan of Merger attached hereto as Appendix A and incorporated herein by reference (the "Holding Company Plan of Merger"), FSB shall merge with and into GAHC (the "Holding Company Merger")
simultaneously with the Bank Merger (as defined below). FSB shall be the "Merging Holding Company" in the Holding Company Merger and its corporate identity and existence, separate and apart from GAHC, shall cease on consummation of the Holding Company Merger. GAHC shall be the "Surviving Holding Company" in the Holding Company Merger, and its name shall not be changed pursuant to the Holding Company Merger.

     Section 1.02. Effect of the Holding Company Merger. The Holding Company Merger shall have all the effects provided by the IBCL.

         Section 1.03.  The Holding Company Merger - Conversion of Shares.

         (a) At the time of filing with the Indiana Secretary of State of appropriate Articles of Merger with respect to the Holding Company Merger or at such later time as shall be specified by such Articles of Merger (the "Effective Time"):

                  (i) Each of the not more than 48,916 shares of common stock, no par value, of FSB ("FSB Common") that are issued and outstanding immediately prior to the Effective Time shall thereupon and without further action be converted into shares of common stock, $10 par value, $1 stated value, of German American ("German American Common") at the Exchange Ratio which shall be calculated as set forth in this Section 1.03(a)(i). FSB's shareholders of record at the time the Merger shall become effective, for the shares of FSB Common then held by them, respectively, shall be allocated and entitled to receive (upon surrender of certificates representing said shares for cancellation) shares of German American Common, which total number of shares of German American Common shall have a value (as hereinafter determined) equal to 150% of the sum of (A) the shareholders' equity of FSB determined in accordance with generally accepted accounting principles consistently applied at June 30,1997 plus (or minus) (B) the amount of net income (loss) retained after payment of dividends, if any, but before securities transactions gains of FSB (as determined in accordance with generally accepted accounting principles consistently applied to the satisfaction of German American) from June 30, 1997, to the end of the month immediately preceding the Closing Date (as that term is defined in Section 1.09), plus (C) if the Board of Directors of FSB or its subsidiary FSB Bank shall establish the executive bonus pool described in Section 4.01(a)(vi)(B) of this Agreement (the "Bonus Pool"), and if FSB and FSB Bank shall thereby obtain a release from the Chief Executive Officer of all employment-related claims, the after-tax amount of any bonus payment (not exceeding $75,000, plus an allowance in lieu of vacation time not to exceed $4,060 pre-tax) that may be paid or payable to FSB Bank's present Chief Executive Officer thereunder. Fees and expenses incurred by FSB in connection with the transactions contemplated by this Agreement, regardless of whether such fees and expenses have been paid or accrued as of the end of the month preceding the Closing Date (but only to the extent that such fees and expenses exceed $15,000), and any amounts paid or payable before or after the Effective Time pursuant

                                      -B 3-
         to the Bonus Pool,  shall be considered in  determining  the net income
         (loss) of FSB for purposes of computing the consideration payable to FSB shareholders hereunder ("Merger Consideration").

                  For purposes of establishing the number of shares of German American Common into which each share of FSB Common shall be converted at the Effective Time (the "Exchange Ratio"), each share of German American Common shall be valued at the average of the lowest closing asked prices and highest closing bid prices of German American Common as reported by the NASDAQ National Market System for each trading day within the period of ten trading days that ends on the second business day preceding the Closing Date (as defined by Section 1.09 hereof) (such period being hereafter referred to as the "Valuation Period" and the value being hereafter referred to as the "Closing Value"). Such value shall then be divided into the aggregate Merger Consideration to establish (to the nearest whole share) the Exchange Ratio.

                  (ii) The shares of GAHC issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding shares of GAHC.

         (b) No fractional shares of German American Common shall be issued and, in lieu thereof, holders of shares of FSB Common who would otherwise be entitled to a fractional share interest (after taking into account all shares of FSB Common held by such holder) shall be paid an amount in cash equal to the product of such fractional share and the Closing Value.

         (c) At the Effective Time, all of the outstanding shares of FSB Common, by virtue of the Holding Company Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any certificate or certificates which immediately prior to the Effective Time represented outstanding shares of FSB Common (the "Certificates") shall thereafter cease to have any rights with respect to such shares, except the right of such holders to receive, without interest, the Merger Consideration upon the surrender of such Certificate or Certificates in accordance with Section 1.08.

         (d) At the Effective Time, each share of FSB Common, if any, held in the treasury of FSB or by any direct or indirect subsidiary of FSB (other than shares held in trust accounts for the benefit of others or in other fiduciary, nominee or similar capacities) immediately prior to the Effective Time shall be canceled.

         (e) At the Effective Time, the shares of common stock of Community outstanding immediately prior to the Effective Time shall be unchanged by the Holding Company Merger and shall be deemed owned by the Surviving Holding Company.

         (f) If any holders of FSB Common dissent from the Holding Company Merger and demand dissenters' rights under the IBCL, any issued and outstanding shares of FSB Common held by such dissenting holders shall not be converted as described in this Section 1.03 but shall from and after the Effective Time represent only the right to receive such consideration as may be determined to be due to such dissenting holders pursuant to the IBCL; provided, however, that each share of FSB Common outstanding immediately prior to the Effective Time and held by a dissenting holder who shall, after the Effective Time, withdraw his demand for dissenters' rights or lose his right to exercise dissenters' rights shall have only such rights as provided under the IBCL.

                                      -B 4-

         Section 1.04. The Bank Merger. Pursuant to the terms and provisions of this Agreement, the IFIA, and the Plan of Merger attached hereto as Appendix B and incorporated herein by reference (the "Bank Plan of Merger"), and simultaneously with the Holding Company Merger, FSB Bank shall merge with and into Community (or, if the merger of Community into Citizens has first occurred, into Citizens) (the "Bank Merger"). FSB Bank shall be the "Merging Bank" in the Bank Merger and its corporate identity and existence, separate and apart from Community (or Citizens, as the case may be), shall cease on consummation of the Bank Merger. Community (or Citizens as the case may be) shall be the "Surviving Bank" and shall continue its corporate existence under its charter under the provisions of the IFIA and the Bank Merger shall effect no change in the corporate name of Community.

     Section 1.05. Effect of the Bank Merger. The Bank Merger shall have all of the effects provided by the IFIA.

         Section 1.06. The Bank Merger - No Conversion of Shares. At the Effective Time, the shares of Community (or Citizens as the case may be) that were issued and outstanding immediately prior to the Bank Merger shall continue to be issued and outstanding, and the shares of FSB Bank shall be canceled.

     Section 1.07. The Closing. The closing of the Mergers (the "Closing") shall take place at the offices of Leagre Chandler & Millard (or at such other place as the parties may agree) at 9:00 A.M. Eastern Standard
Time on the Closing Date described in Section 1.09 of this Agreement.

         Section 1.08.  Exchange Procedures; Surrender of Certificates.

     (a) Fifth Third Bank, Cincinnati, Ohio, shall act as Exchange Agent in the Holding Company Merger (the "Exchange Agent").

         (b) As soon as reasonably practicable but in no event more than five working days after the Effective Time, the Exchange Agent shall mail to each record holder of any Certificate or Certificates whose shares were converted into the right to receive a pro rata portion of the Merger Consideration, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as German American may reasonably specify) (each such letter the "Merger Letter of Transmittal") and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consolidation. As soon as reasonably practical but in no event more than fifteen days after surrender to the Exchange Agent of a Certificate, together with a Merger Letter of Transmittal duly executed and any other required documents, the Exchange Agent shall transmit to the holder of such Certificate certificate(s) representing shares of German American Common in an aggregate amount computed at the Exchange Ratio plus a check representing any cash payable in lieu of issuance of a fractional share. No interest on the Merger Consideration issuable upon the surrender of the Certificates shall be paid or accrued for the benefit of holders of Certificates. If the Merger Consideration is to be issued to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to the Exchange Agent any required transfer or other taxes or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. German American reserves the right in all cases to require that a surety bond on terms and in an amount satisfactory to German American be provided to German American at the expense of

                                      -B 5-
the FSB shareholder in the event that such shareholder claims loss of a Certificate and requests that German American waive the requirement for surrender of such Certificate.

         (c) No dividends that are otherwise payable on shares of German American Common constituting the Merger Consideration shall be paid to persons entitled to receive such shares of German American Common until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the shares of German American Common shall be issued any dividends which shall have become payable with respect to such shares of German American Common (without interest and less the amount of taxes, if any, which may have been imposed thereon), between the Effective Time and the time of such surrender.

         Section 1.09. The Closing Date. The Closing shall take place on the last business day of the month during which each of the conditions in Sections 6.01(d) and 6.02(d) is satisfied or waived by the appropriate party, or on such later or earlier date as FSB and German American may agree (the "Closing Date"). The parties shall use their best efforts to cause the Effective Time of both Mergers to be as of the first day of the calendar month that follows the month in which the Closing occurs.

         Section 1.10.  Actions At Closing.

         (a)      At the Closing, FSB shall deliver to German American:

                  (i) a certified copy of the Articles of Incorporation and Bylaws of FSB, as amended, and a certified copy of the Articles of Incorporation and Bylaws of FSB Bank, as amended;

                  (ii) a certificate or certificates signed by the chief executive officer of FSB and FSB Bank stating, to the best of his knowledge and belief, after due inquiry, that (A) each of the representations and warranties contained in Article Two hereof is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing, and (B) FSB and FSB Bank have performed and complied in all material respects, unless waived by German American, with all of their obligations and agreements required to be performed hereunder prior to the Closing Date;

                  (iii) certified copies of the resolutions of FSB's Board of Directors and shareholders, approving and authorizing the execution of this Agreement and the Plan of Merger and authorizing the consummation of the Holding Company Merger;

                  (iv) a certified copy of the resolutions FSB Bank's Board of Directors and shareholder, as required for valid approval of the execution of this Agreement and the consummation of the Bank Merger;

                  (v) a certificate of the Indiana Secretary of State, dated a recent date, stating that FSB is duly organized and exists under the IBCL;

                  (vi) a certificate of the Indiana Secretary of State, dated a recent date, stating that FSB Bank is duly organized and exists under the IFIA; and


                                      -B 6-

                  (vii) the legal opinion of Bose McKinney & Evans, counsel for FSB to the effect set forth as Exhibit 1.10(a)(vii).

         (b) At the Closing, German American shall deliver to FSB:

                  (i) a certificate signed by the Chief Executive Officer of German American stating, to the best of his knowledge and belief, after due inquiry, that (A) each of the representations and warranties contained in Article Three is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing and (B) German American and Community have performed and complied in all material respects, unless waived by FSB with all of its obligations and agreements required to be performed hereunder prior to the Closing Date;

                  (ii) a certified copy of the resolutions of German American's Board of Directors authorizing the execution of this Agreement and the Plan of Merger and the consummation of the Holding Company Merger;

                  (iii) a certified copy of the resolutions of Community's (or Citizens', as the case may be) Board of Directors and shareholder, as required for valid approval of the execution of this Agreement and the consummation of the Bank Merger;

         (iv) the legal opinion of Leagre Chandler & Millard, counsel for German American, in the form attached hereto as Exhibit 1.10(b)(iv) ; and

                  (v) certificates of the Indiana Secretary of State, dated a recent date, stating that German American exists under the IBCL and that Community exists under the IFIA.

         (c) At the Closing, the parties shall insert the Exchange Ratio determined in accordance with Section 1.03 of this Agreement into the Plan of Merger, and shall execute and/or deliver to one another such Plan of Merger and such other documents and instruments and take such other actions as shall be necessary or appropriate to consummate the Mergers.

                                   ARTICLE TWO
               REPRESENTATIONS AND WARRANTIES OF FSB AND FSB BANK

         FSB and FSB Bank hereby severally make the following representations and warranties:

         Section 2.01.  Organization and Capital Stock.

         (a) FSB is a corporation duly organized and validly existing under the IBCL and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.


                                      -B 7-

         (b) FSB Bank is a corporation duly incorporated and validly existing under the IFIA and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

         (c) FSB has authorized capital stock of (i) 3,000,000 shares of FSB Common, no par value, of which, as of the date of this Agreement, 48,916 shares are issued and outstanding, and (ii) 2,000,000 shares of preferred stock, none of which have been issued. All such shares of FSB Common are duly and validly issued and outstanding, fully paid and non-assessable. None of the outstanding shares of FSB Common has been issued in violation of any preemptive rights of the current or past shareholders of FSB or in violation of any applicable federal or state securities laws or regulations.

         (d) FSB Bank has authorized capital stock of 49,000 shares of common stock, $.01 stated value, all of which shares are issued and outstanding ("FSB Bank Common"). All of such shares of FSB Bank Common are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of FSB Bank Common has been issued in violation of any preemptive rights of the current or past shareholders of FSB Bank or in violation of any applicable federal or state securities laws or regulations.

         (e) There are no shares of capital stock or other equity securities of FSB or FSB Bank authorized, issued or outstanding (except as set forth in this Section 2.01) and no outstanding options, warrants, rights to subscribe for, calls, puts, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of FSB or FSB Bank, or contracts, commitments, understandings or arrangements by which FSB or FSB Bank are or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

         Section 2.02. Authorization; No Defaults. The Boards of Directors of FSB and FSB Bank have each, by all appropriate action, approved this Agreement, the applicable Plan of Merger and the Merger contemplated thereby and have authorized the execution of this Agreement and the applicable Plan of Merger on their behalf by their duly authorized officers and the performance by FSB and FSB Bank of its obligations hereunder. Nothing in the Articles of Incorporation or Bylaws of FSB, as amended, or the Articles of Incorporation or Bylaws of FSB Bank, as amended, or in any material agreement or instrument, or any decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which FSB or FSB Bank is bound or subject, would prohibit FSB or FSB Bank from consummating, or would be violated or breached by FSB's or FSB Bank's consummation of, this Agreement and the Mergers and other transactions contemplated herein on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by FSB and FSB Bank and constitutes a legal, valid and binding obligation of FSB and FSB Bank, enforceable against FSB and FSB Bank in accordance with its terms. Neither FSB nor FSB Bank is, nor will be by reason of the consummation of the transactions contemplated herein, in material default under or in material violation of any provision of, nor will the consummation of the transactions contemplated herein afford any party a right to accelerate any indebtedness under, its articles of incorporation or bylaws, any material promissory note, indenture or other evidence of indebtedness or security therefor, or any material lease, contract, or other commitment or agreement to which it is a party or by which it or its property is bound.

     Section 2.03. Subsidiaries. Except as otherwise disclosed in a confidential writing delivered by FSB and FSB Bank to German American and executed by all the parties concurrently with the execution of this

                                      -B 8-

Agreement (the "Disclosure Schedule") and except for the ownership by FSB of all the capital stock of FSB Bank, neither FSB nor FSB Bank has (or has had at any time in the last ten years) any direct or indirect ownership interest in any corporation, partnership, limited liability company, joint venture or other business.

         Section 2.04.  Financial Information.

         (a) FSB has furnished to German American the consolidated balance sheets of FSB as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended. Such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be reflected in the notes thereto), and fairly present the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of FSB in all material respects as of the date and for the period indicated.

         (b) FSB Bank has furnished to German American its Consolidated Reports of Condition and Income as filed with the FFIEC for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 (the "Call Reports"). The Call Reports were prepared in accordance with the applicable regulatory instructions on a consistent basis with previous such reports, and fairly present the financial position and results of operations of FSB Bank in all material respects as of the dates and for the periods indicated, subject, however, to normal recurring year-end adjustments, none of which will be material.

         (c) Neither FSB nor FSB Bank has any material liability, fixed or contingent, except to the extent set forth in the financial statements and the Call Reports described in subsections (a) and (b) of this Section 2.04 (collectively, the "FSB Financial Statements") or incurred in the ordinary course of business since the date of the most recent balance sheet of FSB or FSB Bank included in the FSB Financial Statements.

         (d) FSB does not engage in the lending business (except by and through FSB Bank) or any other business or activity other than that which is incident to its ownership of all the capital stock of FSB Bank, and does not own any investment securities (except the capital stock of FSB Bank).

         Section 2.05. Absence of Changes. Since December 31, 1996, and except to the extent reflected in the Call Reports, there has not been any material adverse change in the financial condition, the results of operations or the business of FSB or FSB Bank, taken as a whole.

         Section 2.06. Absence of Agreements with Banking Authorities. Except as disclosed in the Disclosure Schedule, neither FSB nor FSB Bank is subject to any order (other than orders applicable to bank holding companies or banks generally) and neither is a party to any agreement or memorandum of understanding with any federal or state agency charged with the supervision or regulation of banks or bank holding companies, including without limitation, the Federal Deposit Insurance Corporation (the "FDIC"), the FRB, and the DFI.

         Section 2.07. Tax Matters. FSB and FSB Bank have filed all federal, state and local tax returns due in respect of any of its business, income and properties in a timely fashion and has paid or made provision for all amounts shown due on such returns. All such returns fairly reflect the information required to be presented therein in all material respects. All provisions for accrued but unpaid taxes contained in the FSB Financial Statements were made in accordance with generally accepted accounting principles.

                                      -B 9-

         Section 2.08. Absence of Litigation. There is no material litigation, claim or other proceeding pending or, to the knowledge of FSB, threatened, before any judicial, administrative or regulatory agency or tribunal, to which FSB or FSB Bank is a party or to which any of their properties are subject.

         Section 2.09.  Employment  Matters.

         (a) Except as disclosed in the Disclosure Schedule, neither FSB nor FSB Bank is a party to or bound by any material contract arrangement or understanding (written or otherwise) for the employment, retention or engagement of any past or present officer, employee, agent, consultant or other person or entity which, by its terms, is not terminable by FSB or FSB Bank, respectively, on thirty (30) days' written notice or less without the payment of any amount by reason of such termination.

         (b) FSB and FSB Bank are and have been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and (i) neither FSB nor FSB Bank is engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against FSB or FSB Bank pending or, to the knowledge of FSB, threatened before the National Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or, to the knowledge of FSB, threatened against or directly affecting FSB or FSB Bank; and (iv) neither FSB nor FSB Bank has experienced any material work stoppage or other material labor difficulty during the past five years.

         (c) Except as set forth in the Disclosure Schedule, neither the execution nor the delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby other than the Bonus Pool, will (i) result in any payment (including without limitation severance, unemployment compensation or golden parachute payment) becoming due to any director or employee of FSB or FSB Bank from either of such entities, (ii) increase any benefit otherwise payable under any of their employee plans or (iii) result in the acceleration of the time of payment of any such benefit. No amounts paid or payable by FSB or FSB Bank to or with respect to any employee or former employee of FSB of FSB Bank will fail to be deductible for federal income tax purposes by reason of
Section 280G of the Internal Revenue Code of 1986, as amended ("Code") or otherwise.

         Section 2.10. Reports. Since January 1, 1994, FSB and FSB Bank have filed all reports, notices and other statements, together with any amendments required to be made with respect thereto, if any, that they were required to file with (i) the Securities and Exchange Commission ("SEC"), (ii) the FRB,
(iii) the FDIC, (iv) the DFI and (v) any other governmental authority with jurisdiction over FSB or FSB Bank. As of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed.

         Section 2.11. Investment Portfolio. All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States and political subdivisions of the United States and other investment securities held by FSB Bank, as reflected in the Call Reports, are carried on the books of FSB Bank in accordance with generally accepted accounting principles, consistently applied. FSB Bank does not engage in activities that would require that it establish a trading account under applicable regulatory guidelines and interpretations.

                                     -B 10-

         Section 2.12. Loan Portfolio. All loans and discounts shown in the Call Reports, or which were entered into after September 30, 1997, but before the Closing Date, were and will be made in all material respects for good, valuable and adequate consideration in the ordinary course of the business of FSB Bank, in accordance in all material respects with FSB Bank's lending policies and practices unless otherwise approved by FSB Bank's Board of Directors, and are not, to FSB Bank's knowledge, subject to any material defenses, set offs or counterclaims, including without limitation any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity. The notes or other evidences of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are and will be, in all material respects, enforceable, valid, true and genuine and what they purport to be. FSB Bank has complied and will through the Closing Date continue to comply with all laws and regulations relating to such loans, or to the extent there has not been such compliance, such failure to comply will not materially interfere with the collection of any such loan. FSB Bank has not sold, purchased or entered into any loan participation arrangement except where such participation is on a pro rata basis according to the respective contributions of the participants to such loan amount. FSB has no knowledge that any condition of property in which FSB Bank has an interest as collateral to secure a loan or that is held as an asset of any trust violates the Environmental Laws (defined in Section 2.15) in any material respect or obligates FSB, or FSB Bank, or the owner or operator of such property to remedy, stabilize, neutralize or otherwise alter the environmental condition of such property.

         Section 2.13.  ERISA.


         (a) Except as disclosed in the Disclosure Schedule, no person participates in any "employee welfare benefit plan" or "employee pension benefit plan" (as those terms are respectively defined in Sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA")), nor may any person reasonably expect to participate in any such plan, in either case, on account of his or her past or present employment with FSB or FSB Bank. FSB and FSB Bank do not maintain any retirement or deferred compensation plan, savings, incentive, stock option or stock purchase plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements (referred to collectively hereinafter as "fringe benefit arrangements") for any past or present employee, consultant or agent of FSB or FSB Bank, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an "employee benefit plan" (as defined in Section 3(3) of ERISA), except as listed in the Disclosure Schedule.

         (b) During the past sixty months, FSB has not maintained any employee welfare benefit plans or employee pension benefit plans except for plans listed on the Disclosure Schedule. There have been no amendments to any of the employee pension benefit plans, employee welfare benefit plans or fringe benefit arrangements listed on the Disclosure Schedule since December 31, 1994.

         (c) All employee pension benefit plans, employee welfare benefit plans and fringe benefit arrangements listed on the Disclosure Schedule comply in form and in operation in all material respects with all applicable requirements of law and regulation. All employee pension benefit plans maintained by FSB and FSB Bank comply in form and in operation with all applicable requirements of Sections 401(a) and 401(k) of the Code. Except as disclosed in the Disclosure Schedule, neither FSB nor FSB Bank has (i) incurred any liability for tax under
Section 4971 of the Code on account of any accumulated funding deficiency and no plan or

                                     -B 11-
arrangement listed in the Disclosure Schedule has incurred any accumulated funding deficiency within the meaning of Section 412 or 418(B) of the Code; (ii) applied for or obtained a waiver by the IRS of any minimum funding requirement under Section 412 of the Code; (iii) become subject to any disallowance of deductions under Sections 419 or 419(A) of the Code; (iv) incurred any liability for excise tax under Sections 4972, 4975, or 4976 of the Code or any liability under Section 406 of ERISA; (v) incurred any liability to the Pension Benefit Guaranty Corporation; (vi) had a reportable event (within the meaning of Section 4043 of ERISA); or (vii) breached any of the duties or failed to perform any of the obligations imposed upon the fiduciaries or plan administrators under Title I or ERISA.

         (d) A true and correct copy of each of the plans and arrangements listed on the Disclosure Schedule as in effect on the date hereof and each trust agreement relating to each such plan and arrangement, has been supplied to German American. A true and correct copy of the annual report (as described in
Section 103 of ERISA) most recently filed for each plan listed in the Disclosure Schedule has been supplied to German American, and there have been no material changes in the financial condition in the respective plans from that stated in the annual reports supplied. In the case of any plan or arrangement which is not in written form, the Disclosure Schedule includes an accurate description of such plan or arrangement. Neither FSB nor FSB Bank would have any liability or contingent liability if any plan or arrangement listed on the Disclosure Schedule (including without limitation the payment by FSB Bank of premiums for health care coverage for active employees or retirees) were terminated or if FSB or FSB Bank were to cease its participation therein. Except as disclosed in the Disclosure Schedule, and to the best of the knowledge of the present non-employee members of the Board of Directors of FSB and of FSB Bank (without any independent review of the books and records of FSB and FSB Bank or the making of any other independent inquiry), and to the best of the knowledge of the President of FSB Bank (after review of the books and records of FSB Bank but without the obligation to make any further independent inquiry), neither FSB nor FSB Bank nor any of their affiliates or persons acting on their behalf have made any written or oral promises or statements to employees or retirees who are now living which might reasonably have been construed by them as promising "lifetime" or other vested rights to benefits under any plan or arrangement that cannot be unilaterally terminated or modified by FSB Bank or FSB at their discretion at any time without further obligation.

         (e) Except as disclosed in the Disclosure Schedule, in the case of each plan or arrangement listed in the Disclosure Schedule which is a defined benefit plan (within the meaning of Section 3(35) of ERISA), the net fair market value of the assets held to fund such plan or arrangement equals or exceeds the present value of all accrued benefits thereunder, both vested and nonvested, as determined in accordance with an actuarial costs method acceptable under section 3(31) of ERISA.

         (f) On a timely basis, FSB and FSB Bank have made all contributions or payments to or under each plan or arrangement listed in the Disclosure Schedule as required pursuant to each such plan or arrangement, any collective bargaining agreements or other provision for reserves to meet contributions and payments under such plans or arrangements which have not been made because they are not yet due.

         (g) None of the plans or arrangements listed in the Disclosure Schedule owns (or has owned within the past 60 months) any FSB Common or other securities of FSB, FSB Bank or a related entity.

     Section 2.14. Title to Properties; Insurance. FSB and FSB Bank have marketable title, insurable at standard rates, free and clear of all liens, charges and encumbrances (except taxes which are a lien but not yet

                                     -B 12-
payable and liens, charges or encumbrances reflected in the FSB Financial Statements and easements, rights-of-way, and other restrictions which are not material and, in the case of Other Real Estate Owned, as such real estate is internally classified on the books of FSB Bank, rights of redemption under applicable law) to all real properties reflected on the FSB Financial Statements as being owned by FSB or FSB Bank, respectively. All material leasehold interests used by FSB and FSB Bank in their respective operations are held pursuant to lease agreements which are valid and enforceable in accordance with their terms. All such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto and there are no condemnation proceedings pending or, to the knowledge of FSB, threatened with respect to such properties. FSB and FSB Bank have valid title or other ownership or use rights under licenses to all material intangible personal or intellectual property used by FSB and FSB Bank in their respective business free and clear of any claim, defense or right of any other person or entity which is material to such property, subject only to rights of the licensor pursuant to applicable license agreements, which rights do not materially adversely interfere with the use or enjoyment of such property. All insurable properties owned or held by FSB or FSB Bank are insured in such amounts, and against fire and other risks insured against by extended coverage and public liability insurance, as is customary with companies of the same size and in the same business.

         Section 2.15.  Environmental Matters.


         (a) As used in this Agreement, "Environmental Laws" means all local, state and federal environmental, health and safety laws and regulations in all jurisdictions in which FSB or FSB Bank has done business or owned property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act.

         (b) Except as disclosed the Disclosure Schedule, neither (i) the conduct by FSB and FSB Bank of operations at any property, nor (ii) any condition of any property owned by FSB or FSB Bank within the past ten (10) years and used in their business operations, nor (iii) to the knowledge of FSB the condition of any property owned by them within the past ten (10) years but not used in their business operations, nor (iv) to the knowledge of FSB the condition of any property held by them as a trust asset within the past ten (10) years, violates or violated Environmental Laws in any material respect, and no condition or event has occurred with respect to any such property that, with notice or the passage of time, or both, would constitute a material violation of Environmental Laws or obligate (or potentially obligate) FSB or FSB Bank to remedy, stabilize, neutralize or otherwise alter the environmental condition of any such property. Neither FSB nor FSB Bank has received any notice from any person or entity that FSB or FSB Bank or the operation of any facilities or any property owned by either of them, or held as a trust asset, are or were in violation of any Environmental Laws or that either of them is responsible (or potentially responsible) for the cleanup of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

         Section 2.16. Compliance with Law. FSB and FSB Bank each have all material licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct their respective businesses as presently conducted and are in compliance in all material respects with all applicable laws and regulations, the violation of which would be material.


                                     -B 13-

         Section 2.17. Brokerage. Except as set forth in the Disclosure Schedule, there are no claims, agreements, arrangements, or understandings (written or otherwise) for brokerage commissions, finders' fees or similar compensation in connection with the Mergers payable by FSB or FSB Bank.

         Section 2.18. Material Contracts. Except as set forth in the Disclosure Schedule, neither FSB nor FSB Bank is a party to or bound by any oral or written
(i) material agreement, contract or indenture under which it has borrowed or will borrow money (not including federal funds and money deposited, including without limitation, checking and savings accounts and certificates of deposit and borrowings from the FHLBB and the FRB); (ii) material guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and guarantees made in the ordinary course of business and letters of credit issued in the ordinary course of business; (iii) contract, arrangement or understanding with any present or former officer, director or shareholder (except for deposit or loan agreements entered into in the ordinary course of business); (iv) material license, whether as licensor or licensee; (v) contract or commitment for the purchase of materials, supplies or other real or personal property in an amount in excess of $10,000 or for the performance of services over a period of more than thirty days and involving an amount in excess of $10,000; (vi) joint venture or partnership agreement or arrangement;
(vii) contract arrangement or understanding with any present or former consultant, advisor, investment banker, broker, attorney or accountant; or
(viii) contract, agreement or other commitment not made in the ordinary course of business.

         Section 2.19. Compliance with Americans with Disabilities Act. (a) To the best of FSB's knowledge, FSB and FSB Bank and their respective properties (including those held by either of them in a fiduciary capacity) are in compliance with all applicable provisions of the Americans with Disabilities Act (the "ADA"), and (b) no action under the ADA against FSB, FSB Bank or any of its properties has been initiated nor, to the best of FSB's knowledge, has been threatened or contemplated.

         Section 2.20. Statements True and Correct. None of the information supplied or to be supplied by FSB or FSB Bank for inclusion in any documents to be filed with the FRB, the SEC, the DFI, the FDIC, or any other regulatory authority in connection with the Mergers will, at the respective times such documents are filed, be false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein not misleading.

         Section 2.21. FSB's Knowledge. With respect to representations and warranties herein that are made or qualified as being made "to the knowledge of FSB" or words of similar import, it is understood and agreed that matters within the knowledge of the directors and the officers of FSB and FSB Bank shall be considered to be within the knowledge of FSB.

                                  ARTICLE THREE
      REPRESENTATIONS AND WARRANTIES OF GERMAN AMERICAN, GAHC AND COMMUNITY

         German American, GAHC and Community hereby severally make the following representations and warranties:

         Section 3.01.  Organization and Capital Stock.


                                     -B 14-

         (a) German American is a corporation duly incorporated and validly existing under the IBCL and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

         (b) GAHC is a corporation duly incorporated and validly existing under the IBCL and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted. All of the capital stock of GAHC is owned by German American.


         (c) Community is a corporation duly incorporated and validly existing under the IFIA and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted. All of the capital stock of Community is owned by GAHC.

         (d) German American has authorized capital stock of (i) 20,000,000 shares of German American Common, $10 par value, $1 stated value, of which, as of the date of this Agreement, 5,096,209 shares are issued and outstanding, and approximately 254,810 shares are to be issued and delivered on December 20, 1997 pursuant to German American's 1997 five percent stock dividend, and (ii) 500,000 shares of preferred stock, $10.00 par value per share, of which no shares are issued and outstanding. All of the issued and outstanding shares of German American Common are duly and validly issued and outstanding, fully paid and non-assessable.

         (e) Community has authorized capital stock of 4,000 shares of common stock, $25.00 par value per share (the "Community Common"). As of the date of this Agreement, all of the shares of Community Common are duly and validly issued and outstanding, fully paid, and owned by German American.

         (f) The shares of German American Common that are to be issued to the shareholders of FSB pursuant to the Holding Company Merger have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued and outstanding, fully paid and non-assessable.

         Section 3.02. Authorization. The Boards of Directors of German American, GAHC and Community have each, by all appropriate action, approved this Agreement and the Mergers and authorized the execution hereof on their behalf by their duly authorized officers and the performance by each such entity of its obligations hereunder. Nothing in the Articles of Incorporation or Bylaws of German American, GAHC or Community, as amended, or any other agreement, instrument, decree, proceeding, law or regulation (except for the possible need for approval of the issuance of additional shares pursuant to the Merger by the shareholders of German American under the National Market System listing standards of NASDAQ, and except as specifically referred to in or contemplated by this Agreement) by or to which either of them or any of their subsidiaries is bound or subject would prohibit German American, GAHC or Community from entering into and consummating this Agreement and the Mergers on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by German American, GAHC and Community and constitutes a legal, valid and binding obligation of German American and Community enforceable against German American and Community in accordance with its terms and no other corporate acts or proceedings are required by law to be taken by German American, GAHC or Community to authorize the execution, delivery and performance of this Agreement. Except for any requisite approvals of the FRB, FDIC and DFI, and the SEC's order declaring effective German American's registration statement under the Securities Act of 1933 with

                                     -B 15-
respect to the Holding Company Merger, no notice to, filing with, authorization by, or consent or approval of, any federal or state regulatory authority is necessary for the execution and delivery of this Agreement or the consummation of the Mergers by German American, GAHC or Community.

         Section 3.03. Subsidiaries. Each of German American's subsidiaries is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted.

         Section 3.04. Financial Information. The consolidated balance sheet of German American and its subsidiaries as of December 31, 1996 and related consolidated statements of income, changes in shareholders' equity and cash flows for the year then ended together with the notes thereto, included in German American's most recent Annual Report on Form 10-K, as filed with the SEC (the "10-K"), and the unaudited consolidated balance sheets of German American and its subsidiaries as of March 31, June 30, and September 30, 1997 and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for the periods then ended included in German American's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1997 as filed with the SEC (the "10-Q Reports") (collectively the financial statements and notes thereto included in the 10-Q Reports and the 10-K are sometimes referred to as the "German American Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as disclosed therein) and fairly present the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of German American and its consolidated subsidiaries as of the dates and for the periods indicated
(subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which will be material).

         Section 3.05. Absence of Changes. Since December 31, 1996 (and except to the extent reflected in the 10-Q Reports), there has not been any material adverse change in the consolidated financial condition or the consolidated results of operations or the business of German American and its subsidiaries, taken as a whole.

         Section 3.06. Reports. Since January 1, 1994 (or, in the case of subsidiaries of German American, the date of acquisition thereof by German American, if later), German American and each of its subsidiaries have filed all reports, notices and other statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC,
(ii) the FRB, (iii) the FDIC, (iv) the DFI, (v) any applicable state securities or banking authorities, and (vi) any other governmental authority with jurisdiction over German American or any of its subsidiaries. As of their respective dates, each of such reports and documents, as amended, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed. None of the information included in such reports or documents was, at their respective dates of filing, false or misleading with respect to any material fact, or omitted to state any material fact necessary in order to make the statements therein not misleading, on a consolidated basis, taking into account the circumstances under which such reports or documents were filed and considering the total mix of information that was at the time publicly available concerning German American and its subsidiaries.

     Section 3.07. Absence of Litigation. There is no material litigation, claim or other proceeding pending or, to the knowledge of German American, threatened, before any judicial, administrative or regulatory agency

                                     -B 16-
or tribunal against German American or any of its subsidiaries, or to which the property of German American or any of its subsidiaries is subject, which is required to be disclosed in SEC reports under Item 103 of Regulation S-K, and which has not been so disclosed.

         Section 3.08. Absence of Agreements with Banking Authorities. Neither German American nor any of its subsidiaries is subject to any order (other than orders applicable to bank holding companies or banks generally) or is a party to any agreement or memorandum of understanding with any federal or state agency charged with the supervision or regulation of banks or bank holding companies, including without limitation the FDIC, the DFI and the FRB.

         Section 3.09. Compliance with Law. German American and its subsidiaries have all material licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses as presently conducted and are in compliance in all material respects with all applicable laws and regulations, the violation of which would be material.

                                  ARTICLE FOUR
                          COVENANTS OF FSB AND FSB BANK

         Section 4.01.  Conduct of Business.


         (a) FSB and FSB Bank shall continue to carry on their respective businesses, and shall discharge or incur obligations and liabilities, only in the ordinary course of business as heretofore conducted and, by way of amplification and not limitation with respect to such obligation, neither FSB nor FSB Bank will, without the prior written consent of German American:

               (i) declare or pay any dividend or make any other distribution to shareholders, whether in cash, stock or other property; or

                  (ii) issue (or agree to issue) any common or other capital stock or any options, warrants or other rights to subscribe for or purchase common or any other capital stock or any securities convertible into or exchangeable for any capital stock; or

                  (iii) directly or indirectly redeem, purchase or otherwise acquire (or agree to redeem, purchase or acquire) (except for shares acquired in satisfaction of a debt previously contracted) any of their own common or any other capital stock; or

                  (iv) effect a split, reverse split, reclassification, or other similar change in, or of, any common or other capital stock or otherwise reorganize or recapitalize; or

               (v) change the Articles of Incorporation or Bylaws of FSB or the Articles of Incorporation or Bylaws of FSB Bank; or

                 (vi) pay or agree to pay, conditionally or otherwise, any bonus (other than bonuses for calendar year 1997 that, when aggregated with other bonuses paid or payable with respect to 1997,

                                     -B 17-
         would not exceed the aggregate amount of bonuses paid for calendar year
         1996), additional compensation (other than ordinary and normal salary increases consistent with past practices) or severance benefit or otherwise make any changes out of the ordinary course of business with respect to the fees or compensation payable or to become payable to consultants, advisors, investment bankers, brokers, attorneys, accountants, directors, officers or employees or, except as required by law, adopt or make any change in any Employee Plan or other arrangement or payment made to, for or with any of such consultants, advisors, investment bankers, brokers, attorneys, accountants, directors, officers or employees; provided, however, that (A) FSB and FSB Bank may pay the fees, expenses and other compensation of consultants, advisors, investment bankers, brokers, attorneys and accountants when, if, and as earned in accordance with the terms of the contracts, arrangements or understandings of FSB or FSB Bank specifically disclosed on the Disclosure Schedule, and (B) FSB Bank may establish an executive bonus pool to secure the continued attention of the executive officers of FSB Bank to its affairs through the Effective Time (the "Bonus Pool") which Bonus Pool shall be funded entirely from net income (loss) of FSB Bank for periods ended on or before the last day of the month preceding the Closing Date;

                  (vii) borrow or agree to borrow any material amount of funds except in the ordinary course of business, or directly or indirectly guarantee or agree to guarantee any material obligations of others except in the ordinary course of business or pursuant to outstanding letters of credit; or

                  (viii) make or commit to make any new loan or issue or commit to issue any new letter of credit or any new or additional discretionary advance under any existing line of credit, or purchase or agree to purchase any interest in a loan participation, in aggregate principal amounts (A) in excess of $100,000 to any one borrower (or group of affiliated borrowers) or (B) that would cause FSB Bank's credit extensions or commitments to any one borrower (or group of affiliated borrowers) to exceed $250,000 (German American's consent to credit extensions in the ordinary course of business will not be unreasonably withheld); or

                  (ix) other than U.S. Treasury obligations or asset-backed securities issued or guaranteed by United States governmental agencies or financial institution certificates of deposit insured by the FDIC, in either case having an average remaining life of five years or less (except that maturities may extend to seven years on variable-rate securities), purchase or otherwise acquire any investment security for their own accounts, or sell any investment security owned by either of them which is designated as held-to-maturity, or engage in any activity that would require the establishment of a trading account for investment securities; or

                  (x) increase or decrease the rate of interest paid on time deposits, or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices; or

               (xi) enter into or amend any agreement, contract or commitment out of the ordinary course of business; or

                  (xii) except in the ordinary course of business, place on any of their assets or properties any mortgage, pledge, lien, charge, or other encumbrance; or


                                     -B 18-

                  (xiii) except in the ordinary course of business, cancel, release, compromise or accelerate any material indebtedness owing to FSB or FSB Bank, or any claims which either of them may possess, or voluntarily waive any material rights with respect thereto; or

                  (xiv) sell or otherwise dispose of any real property or any material amount of any personal property other than properties acquired in foreclosure or otherwise in the ordinary course of collection of indebtedness to FSB or FSB Bank; or

                  (xv) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon, prepared by a reliable and qualified person or firm acceptable to German American, which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials; provided, however, that neither FSB nor FSB Bank shall be required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has reason to believe that such property might contain such materials or otherwise might be contaminated; or

                  (xvi) commit any act or fail to do any act which will cause a material breach of any material agreement, contract or commitment; or

                  (xvii) violate any law, statute, rule, governmental regulation or order, which violation might have a material adverse effect on its business, financial condition, or earnings; or

                  (xviii) purchase any real or personal property or make any other capital expenditure where the amount paid or committed therefor is in excess of $100,000 other than purchases of property made in the ordinary course of business in connection with loan collection activities or foreclosure sales in connection with any of FSB's or FSB Bank's loans;

                  (xix) issue certificate(s) for shares of FSB Common to any FSB shareholder in replacement of certificate(s) claimed to have been lost or destroyed without first obtaining from such shareholder(s), at the expense of such shareholder(s), a surety bond from a recognized insurance company in an amount that would indemnify FSB (and its successors) against lost certificate(s) (but not less than 150% of the estimated per share value of the Merger Consideration under this Agreement) per share of FSB Common, and obtaining a usual and customary affidavit of loss and indemnity agreement from such shareholder(s); provided, however, that FSB may waive the surety bond requirement in connection with the issuance of replacement certificates to any shareholder if the number of shares of FSB Common so reissued (together with the number of shares previously reissued since October 1, 1997 to such shareholder and all other shareholders who are affiliated or associated with such shareholder) does not exceed an aggregate of 150 shares; or

                  (xx) hold a special, regular or annual meeting (or take action by consent in lieu thereof) of the Board of Directors or the sole shareholder of FSB Bank for the purpose of appointing or electing any new member to the Board of Directors of FSB Bank (whether to fill a vacancy or otherwise) unless such new member is approved in advance in writing by German American.


                                     -B 19-

         (b) Neither FSB nor FSB Bank shall, without the prior written consent of German American, engage in any transaction or take any other action that would render untrue in any material respect any of the representations and warranties of FSB or FSB Bank contained in Article Two hereof if such representations and warranties were given as of the date of such transaction or action.

         (c) FSB shall promptly notify German American in writing of the occurrence of any matter or event known to FSB or FSB Bank that is, or is likely to become, materially adverse to the business, operations, properties, assets or condition (financial or otherwise) of FSB or FSB Bank taken as a whole.

         (d) Neither FSB nor FSB Bank shall (a) directly or indirectly solicit, encourage or facilitate (nor shall they permit any of their respective officers, directors, employees or agents directly or indirectly to solicit, encourage or facilitate), including by way of furnishing information other than the terms of this Agreement, any inquiries or proposals from third parties for a merger, consolidation, share exchange or similar transaction involving FSB or FSB Bank or for the acquisition of the stock or substantially all of the assets or business of FSB or FSB Bank, or (b) subject to the fiduciary duties of the Directors of FSB as advised by counsel in a written opinion, discuss with or enter into conversations with any person concerning any such merger, consolidation, share exchange, acquisition or other transaction. FSB shall promptly notify German American orally (to be confirmed in writing as soon as practicable thereafter) of all of the relevant details concerning any inquiries or proposals that it may receive relating to any such matters, including actions it intends to take with respect to such matters.

         Section 4.02. Breaches. FSB shall, in the event it has knowledge of the occurrence of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date of this Agreement) of any of its or FSB Bank's representations or agreements contained or referred to in this Agreement, give prompt notice thereof to German American and use its best efforts to prevent or promptly remedy the same.

         Section 4.03. Submission to Shareholders. FSB shall cause to be duly called and held, on a date mutually selected by German American and FSB, a special meeting of its shareholders (the "FSB Shareholders' Meeting") for submission of this Agreement and the Holding Company Merger for approval of FSB shareholders as required by the IBCL. In connection with the FSB Shareholders' Meeting, (i) FSB shall cooperate with and assist German American in preparing and filing a Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") with the SEC in accordance with SEC requirements and FSB shall mail it to its shareholders, (ii) FSB shall furnish German American all information concerning itself that German American may reasonably request in connection with such Proxy Statement/Prospectus, and (iii) the Board of Directors of FSB shall (unless in the written opinion of counsel for FSB the fiduciary duties of the Board of Directors prohibit such a recommendation, in which event the individual members of the Board of Directors shall nevertheless remain personally obligated to support the Agreement and the Holding Company Merger pursuant to their personal undertakings on the signature page of this Agreement) unanimously recommend to its shareholders the approval of this Agreement and the Holding Company Merger contemplated hereby and use its best efforts to obtain such shareholder approval.

         Section 4.04. Consummation of Agreement. FSB shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the Mergers in accordance with the terms and provisions hereof. FSB shall furnish to German American in a timely

                                     -B 20-
manner all information, data and documents in the possession of FSB or FSB Bank requested by German American as may be required to obtain any necessary regulatory or other approvals of the Mergers or to file with the SEC a registration statement on Form S-4 (the "Registration Statement") relating to the shares of German American Common to be issued to the shareholders of FSB pursuant to the Mergers and this Agreement, and shall otherwise cooperate fully with German American to carry out the purpose and intent of this Agreement.

         Section 4.05. Financial Information. German American shall direct its independent accounting firm, at German American's expense, to prepare financial statements, Guide 3 statistical data, selected financial data, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" (Items 301, 302, and 303 of SEC Regulation S-K) ("MD&A") in compliance with SEC requirements for inclusion in the Registration Statement, including unaudited financial statements and related Guide 3 and MD&A as of and for the appropriate quarterly and year-to-date periods ending September 30, 1997. FSB shall cooperate with German American and its accounting firm in connection with the preparation of all such information, and FSB shall use its best efforts to provide such financial statements and data and MD&A to German American in EDGAR format as soon as practicable.

         Section 4.06. Environmental Reports. Except as German American shall otherwise consent with respect to any residential real estate (which consent will not be unreasonably withheld by German American), FSB shall, at German American's expense, cooperate with an environmental consulting firm designated by German American in connection with the conduct by such firm of a phase one environmental investigation on all real property owned or leased by FSB or its subsidiaries as of the date of this Agreement, and any real property acquired or leased by FSB or its subsidiaries after the date of this Agreement, except as otherwise provided in Section 4.01(a)(xv). If further investigation procedures are required as to any property by the report of the phase one investigation in German American's reasonable opinion, FSB shall as soon as practicable, at German American's expense, commission the taking of such further procedures and provide a report of the results of such further procedures to German American; provided, however, that should the costs of taking such further procedures be estimated to be greater than $10,000, and should FSB not agree to assume the excess amount of such costs, then German American may terminate its obligations under this Agreement by written notice to FSB. German American shall have fifteen (15) business days from the receipt of any such investigation report to notify FSB of any objection to the contents of any such report. Should the cost of taking all remedial and corrective actions and measures (i) required by applicable law, or (ii) recommended or suggested by such report or reports and prudent in light of the findings of such report, in the aggregate, exceed the sum of $100,000, as reasonably estimated by the environmental expert retained for such purpose by German American and reasonably acceptable to FSB, or if the cost of such actions and measures cannot be so reasonably estimated by such expert with any reasonable degree of certainty, then German American shall have the right pursuant to Section 7.03 hereof, for a period of 10 business days following receipt of such estimate or indication that the cost of such actions and measures cannot be so reasonably estimated, to terminate this Agreement without further obligation to FSB, which shall be German American's sole remedy in such event.

         Section 4.07. Restriction on Resales. FSB shall obtain and deliver to German American, at least thirty (30) days prior to the Closing Date, signed representations, in form reasonably acceptable to German American, of each shareholder who may reasonably be deemed an "affiliate" of FSB as of the date of the Shareholders' Meeting within the meaning of such term as used in Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), regarding their prospective compliance with the provisions of such Rule 145. FSB shall also

                                     -B 21-
obtain and deliver to German American at least 30 days prior to the Closing Date, the signed agreements of each shareholder who may reasonably be deemed an "affiliate" (as such term is described in the preceding sentence) of FSB as of the date of the Shareholders' Meeting agreeing not to sell any shares of German American Common or otherwise reduce his or her risk relative to such shares, until such time as financial results covering at least thirty (30) days of post-Merger combined operations have been filed by German American with the SEC in a quarterly report on Form 10-Q or in an annual report on Form 10-K.

         Section 4.08. Access to Information. FSB shall permit German American reasonable access, in a manner which will avoid undue disruption or interference with FSB's normal operations, to its and FSB Bank's properties and shall disclose and make available to German American all books, documents, papers and records relating to its and FSB Bank's assets, stock, ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including general ledgers), tax records, minute books of directors' and shareholders' meetings, organizational documents, material contracts and agreements, loan files, filings with any regulatory authority, accountants' workpapers, litigation files, plans affecting employees, and any other business activities or prospects in which German American may have an interest in light of the transactions contemplated by this Agreement. During the period from the date of this Agreement to the Effective Time, FSB will cause one or more of it or FSB Bank's designated representatives to confer on a regular basis with the President of German American, or any other person designated in a written notice given to FSB by German American pursuant to this Agreement, to report the general status of the ongoing operations of FSB and FSB Bank. FSB will promptly notify German American of any material change in the normal course of the operation of its business or properties and of any regulatory complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving FSB or FSB Bank, and will keep German American fully informed of such events.

         Section 4.09. Absence of Retiree Health Care Programs. As soon as practicable but in no event later than January 31, 1998, FSB and FSB Bank shall give to all employees, retirees and consultants, except for the single retiree disclosed to German American to whom FSB Bank has previously committed to make benefit payments on a special basis, written notice of the position of FSB and FSB Bank that they are not obligated to provide any retiree health care benefits to any active or inactive employee, retiree or consultant.





                                  ARTICLE FIVE
                COVENANTS OF GERMAN AMERICAN, GAHC AND COMMUNITY

         Section 5.01.  Regulatory Approvals and Registration Statement.

         (a) German American shall file (or cause Community and/or Citizens as the case may be to file or cooperate with FSB and FSB Bank in filing) all regulatory applications required in order to consummate the Mergers, including all necessary applications for the prior approvals of the FRB under the Bank Holding Company Act and the FDIC under the Bank Merger Act, and (if deemed appropriate or necessary) the DFI. German American shall use its best efforts to cause such banking agency regulatory applications to be filed on or before January 22, 1998. German American shall keep FSB reasonably informed as to the status of such

                                     -B 22-
applications and promptly send or deliver copies of such applications, and of any supplementally filed materials, to counsel for FSB.

         (b) German American shall file with the SEC the Registration Statement relating to the shares of German American Common to be issued to the shareholders of FSB pursuant to this Agreement, and shall use its best efforts to become effective as soon as practicable. At the time the Registration Statement becomes effective, the form of the Registration Statement shall comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading. At the time of the mailing thereof to the shareholders and at the time of any Shareholders' Meeting, the Proxy Statement/Prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement, shall not contain any untrue statement of a material fact or omit to state any material fact regarding German American, GAHC or the Holding Company Merger necessary to make the statements therein not false or misleading. German American shall timely file all documents required to obtain all necessary Blue Sky permits and approvals, if any, required to carry out the Merger, shall pay all expenses incident thereto and shall use its best efforts to obtain such permits and approvals on a timely basis. German American shall promptly and properly prepare and file any other filings required under the Securities Exchange Act of 1934 (the "Exchange Act") relating to the Mergers, or otherwise required of it under the Exchange Act prior to the Effective Time, and shall deliver copies thereof to FSB's counsel promptly upon the filing thereof with the SEC.

         Section 5.02. Breaches. German American shall, in the event it has knowledge of the occurrence of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date of this Agreement) of any of its representations or agreements contained or referred to in this Agreement, give prompt notice thereof to FSB and use its best efforts to prevent or promptly remedy the same.

         Section 5.03. Consummation of Agreement. German American shall use its best efforts to perform and fulfill all conditions and obligations to be performed or fulfilled under this Agreement and to effect the Mergers in accordance with the terms and conditions of this Agreement, and use its best efforts to cause the Closing to occur on March 31, 1998 or as soon thereafter as practicable.

         Section 5.04.  Directors' and Officers' Indemnification.


         (a) For six (6) years after the Effective Time, German American shall (and shall cause the Surviving Bank to) indemnify, defend and hold harmless the present and former officers and directors of FSB and FSB Bank (each, an
"Indemnified Party") against all losses, expenses, claims, damages or liabilities arising out of actions or omissions (arising from their present or former status as officers or directors) occurring on or prior to the Effective Time to the full extent then permitted under the applicable provisions of the IBCL and the IFIA, and public policy.

         (b) If during the six (6) year period after the Effective Time German American or the Surviving Bank or any of its or their successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such

                                     -B 23-
consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provision shall be made so that the successors and assigns of German American and/or the Surviving Bank shall assume the obligations set forth in this Section 5.04.

         Section 5.05. Board of Directors of Community. German American shall cause Michael B. McConnell to be appointed to the Board of Directors of Community (or, as the case may be, Citizens) promptly after the Effective Time.

         Section 5.06. Preservation of Business. German American shall: (a) conduct its business substantially in the manner as is presently being conducted and in the ordinary course of business and not amend its articles of incorporation in any manner that requires the approval of shareholders of German American under the IBCL; (b) file, and cause its subsidiaries to file, all required reports with applicable regulatory authorities; (c) comply with all laws, statutes, ordinances, rules or regulations applicable to it and to the conduct of its business, the noncompliance with which results or could result in a material adverse effect on the financial condition, results of operations, business, assets or capitalization of German American on a consolidated basis; and (d) comply in all material respects with each contract, agreement, commitment, obligation, understanding, arrangement, lease or license to which it is a party by which it is or may be subject or bound, the breach of which could result in a material adverse effect on the financial condition, results of operations, business, assets or capitalization of German American on a consolidated basis.

         Section 5.07. Securities and Exchange Commission Filings. German American will provide FSB with copies of all filings made by German American with the SEC under the Securities Exchange Act of 1934 ("1934 Act"), and the Securities Act of 1933 ("1933 Act") and the respective rules and regulations of the SEC thereunder as soon as practicable after such filings are made at any time prior to the Effective Time.

         Section 5.08. Rule 144(c) Information. For not less than the twelve months immediately following the Effective Time, German American shall make available adequate current public information about itself as that terminology is used in and as required by Rule 144(c) of the SEC under the 1933 Act.

         Section 5.09. Authorization of Common Stock. At the Effective Time and on such subsequent dates when the former shareholders of FSB surrender their FSB share certificates for cancellation, the shares of German American Common to be exchanged with former shareholders of FSB shall have been duly authorized and validly issued by German American and shall be fully paid and non-assessable and subject to no pre-emptive rights.

         Section 5.10. Past Service Credit. All employees of FSB Bank will be eligible to participate in German American's employee benefit plans (in accordance with the terms of the German American plans) as soon as practicable following the Effective Time. Employees of FSB Bank shall receive full vesting and eligibility credit under German American's defined contribution retirement plans and other benefit programs for their years of service to FSB Bank.



                                     -B 24-

                                   ARTICLE SIX

                       CONDITIONS PRECEDENT TO THE MERGERS

         Section 6.01. Conditions of German American's Obligations. The obligations of German American, GAHC and Community to effect the Mergers shall be subject to the satisfaction (or waiver by German American, GAHC and Community) prior to or on the Closing Date of the following conditions:

         (a) The representations and warranties made by FSB and FSB Bank in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date.

         (b) FSB and FSB Bank shall have performed and complied in all material respects with all of its obligations and agreements required to be performed on or prior to the Closing Date under this Agreement.

         (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers shall be in effect, nor shall any proceeding by any bank regulatory authority, governmental agency or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Mergers which makes the consummation of the Mergers illegal.

         (d) All necessary regulatory approvals, consents, authorizations and other approvals required by law or stock market requirements for consummation of the Mergers, including any approval of the Mergers by the shareholders of German American in order to comply with the NASDAQ NMS listing standards, shall have been obtained and all waiting periods required by law shall have expired.

         (e) German American shall have received the environmental reports required by Sections 4.06 and 4.01(a)(xv) hereof and shall not have elected, pursuant to Section 4.06 hereof, to terminate and cancel this Agreement.

         (f) German American shall have received all documents required to be received from FSB or FSB Bank on or prior to the Closing Date, all in form and substance reasonably satisfactory to German American.

         (g) German American shall have received a letter, dated as of the Effective Time, from Crowe, Chizek and Company LLP, its independent public accountants, to the effect that the Mergers will qualify for pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement.

         (h) The Registration Statement shall be effective under the Securities Act and no stop orders suspending the effectiveness of the Registration Statement shall be in effect or proceedings for such purpose pending before or threatened by the SEC.


                                     -B 25-

         (i) German American shall have received from its counsel, Leagre Chandler & Millard, an opinion to the effect that if the Mergers are consummated in accordance with the terms set forth in this Agreement, (i) the Holding Company Merger will constitute a reorganization within the meaning of Section
368(a) of the Code; (ii) no gain or loss will be recognized by the holders of shares of FSB Common upon receipt of the Merger consideration (except for cash received in lieu of fractional shares); (iii) the basis of shares of German American Common received by the shareholders of FSB will be the same as the basis of shares of FSB Common exchanged therefor; and (iv) the holding period of the shares of German American Common received by the shareholders of FSB will include the holding period of the shares of FSB Common exchanged therefor, provided such shares were held as capital assets as of the Effective Time.



         Section 6.02. Conditions of FSB's and FSB Bank's Obligations. FSB's and FSB Bank's obligations to effect the Mergers shall be subject to the satisfaction (or waiver by FSB and FSB Bank) prior to or on the Closing Date of the following conditions:


         (a) The representations and warranties made by German American, GAHC and Community in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on the Closing Date.

         (b) German American, GAHC and Community shall each have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date under this Agreement.

         (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers shall be in effect, nor shall any proceeding by any bank regulatory authority, other governmental agency or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, enforced or deemed applicable to the Mergers which makes the consummation of the Mergers illegal.

         (d) All necessary regulatory approvals, consents, authorizations and other approvals required by law for consummation of the Mergers, including the requisite approval of the Mergers by the shareholders of FSB, shall have been obtained and all waiting periods required by law shall have expired.

         (e) FSB shall have received all documents required to be received from German American, GAHC and Community on or prior to the Closing Date, all in form and substance reasonably satisfactory to FSB.

         (f) The Registration Statement shall be effective under the Securities Act and no stop orders suspending the effectiveness of the Registration Statement shall be in effect or proceedings for such purpose pending before or threatened by the SEC.

         (g) FSB shall have received from counsel for German American, Leagre Chandler & Millard, an opinion reasonably satisfactory to FSB to the effect that if the Mergers are consummated in accordance with the

                                     -B 26-
terms set forth in this Agreement, (i) the Holding Company Merger will constitute a reorganization within the meaning of Section 368(a) of the Code;
(ii) no gain or loss will be recognized by the holders of shares of FSB Common upon receipt of the Merger Consideration (except for cash received in lieu of fractional shares); (iii) the basis of German American Common received by the shareholders of FSB will be the same as the basis of FSB Common exchanged therefor; and (iv) the holding period of the shares of German American Common received by the shareholders of FSB will include the holding period of the shares of FSB Common exchanged therefor, provided such shares were held as capital assets as of the Effective Time.

         (h) FSB shall have received from Citizens representations, warranties and covenants of Citizens substantially the same as those made by Community in Articles Three and Five of this Agreement in a form reasonable satisfactory to FSB.


                                  ARTICLE SEVEN
                           TERMINATION OR ABANDONMENT

         Section 7.01. Mutual Agreement. This Agreement may be terminated by the mutual written agreement of the parties approved by their respective Boards of Directors at any time prior to the Effective Time, regardless of whether shareholder approval of this Agreement and the Mergers by the shareholders of FSB or German American shall have been previously obtained.

         Section 7.02.  Breach of Representations, Warranties or Covenants.


         (a) In the event that there is a material breach in any of the representations and warranties or covenants of the parties, which breach is not cured within thirty (30) days after notice to cure such breach is given by the non-breaching party, then the Board of Directors of the non-breaching party, regardless of whether approval by the shareholders of this Agreement and the Mergers shall have been previously obtained, and in addition to any other remedies to which the non-breaching party may be entitled, may terminate and cancel this Agreement effective immediately by providing written notice thereof to the other party hereto.

         (b) In the event that this Agreement is terminated due to the failure of the Holding Company Merger to be approved by the requisite vote of shareholders of FSB or the failure of FSB to cause the Holding Company Merger to be submitted to a vote of shareholders of FSB, following the making by any other person or entity not a party to this Agreement of a proposal to FSB or FSB Bank contemplating a merger, consolidation, plan of stock exchange, sale of all or substantially all assets, or other business combination with FSB or FSB Bank, if, but only if, FSB shall publicly announce within twelve months following a termination described by this clause (b) that FSB has accepted a proposal for a business combination with any third party, then, in lieu of specific performance but in addition to whatever other legal rights or remedies to which German
American may be entitled against any third party, FSB shall, upon German American's demand and not later than the second business day after the making of such demand, (i) pay to German American a termination fee of $40,000 and (ii) reimburse German American for all its out-of-pocket costs and expenses in connection with the Mergers incurred from and after October 1, 1997 (but not more than $100,000, including its legal, accounting, environmental and other consulting fees and expenses. If FSB should fail or refuse to pay any amount demanded by German American pursuant to the preceding sentence and German American recovers such

                                     -B 27-
disputed amount pursuant to a legal proceeding, FSB shall, in addition thereto, pay to German American all costs, charges, expenses (including without limitation the fees and expenses of counsel) and other amounts expended by German American in connection with or arising out of such legal proceeding. The parties agree that the actual damages and loss that would be caused to German American by reason of any such termination cannot be determined with certainty due to German American's "opportunity cost" in proceeding with the Mergers compared to proceeding with other opportunities that are available to German American and other factors. The parties therefore agree that the amounts payable pursuant to this Section 7.02 represent a reasonable estimate of German American's opportunity cost and other damages and loss that may be awarded as either a termination fee or as liquidated damages to German American if it chooses not to seek specific performance of this Agreement, and that such amounts represent the sole damages from FSB and FSB Bank to which German American would be entitled.

     Section 7.03. Adverse Environmental Reports. German American may terminate this Agreement as provided by Section 4.06 by giving written notice thereof to FSB.

         Section 7.04. Failure of Conditions. In the event any of the conditions to the obligations of either party are not satisfied or waived on or prior to the Closing Date, and if any applicable cure period provided in Section 7.02 (a) hereof has lapsed, then the Board of Directors of such party may, regardless of whether approval by its shareholders of this Agreement and the Mergers shall have been previously obtained, terminate and cancel this Agreement on the Closing Date by delivery of written notice thereof to the other party on such date.

         Section 7.05.  Termination Upon Adverse Regulatory Determination.
In connection with the filings that the German American, Community, FSB and/or FSB Bank may be required to make in connection with the Mergers with banking, securities, and antitrust regulatory agencies ("Agencies"), each party shall use their best efforts to obtain all necessary approvals of, or clearances from, the Agencies, and shall cause their respective agents and advisors to cooperate and use their best efforts in connection therewith. German American (or its subsidiaries) shall be responsible for making the required Merger filings (except to the limited extent that the applicable law, regulations, or forms specify that FSB (or FSB Bank) is the appropriate filing party) with the Agencies, and for discussing such filings with the Agencies and responding to comments thereon. If any required filing is disapproved by any of the Agencies, or any determination is made by any of the Agencies that either of the Mergers cannot be consummated except on terms and conditions that are materially adverse from a financial point of view to German American (an "Adverse Determination"), then German American shall promptly advise FSB of such Adverse Determination and German American's intended course of action with respect thereto. In the event that German American in its sole discretion determines to seek a judicial or regulatory appeal or review (formal or informal) of the Adverse Determination, FSB and FSB Bank (and their agents and advisors) shall continue to cooperate with such appeal and review procedure and use its best efforts to assist in connection with obtaining reversal or modification of such Adverse Determination. In the event that (a) German American in its sole discretion elects not to seek an appeal or review of the Adverse Determination or elects in its sole discretion at any time after seeking such an appeal or review to discontinue that effort, or (b) German American seeks such an appeal or review but all avenues for such appeal or review are exhausted without the Adverse Determination having been vacated or overruled or modified in such a manner that the Adverse Determination is no longer materially adverse ("Relief Determination"), then either German American or FSB may terminate this Agreement without obligation to the other on account of the Adverse Determination.

                                     -B 28-

         Section 7.06. Shareholder Approval Denial. If this Agreement and consummation of the Holding Company Merger is not approved by the shareholders of FSB, or if the issuance of the additional German American Common Stock is required to be approved by the shareholders of German American pursuant to the NASDAQ NMS listing standards and is not so approved at the meeting of German American's shareholders called to consider such issuance, then either party may terminate this Agreement by giving written notice thereof to the other party, subject to Section 7.02(b).

         Section 7.07. Regulatory Enforcement Matters. In the event that FSB or FSB Bank shall become a party or subject to any memorandum of understanding, cease and desist order, or civil money penalties imposed by any federal or state agency charged with the supervision or regulation of banks or bank holding companies after the date of this Agreement, then German American may terminate this Agreement by giving written notice thereof to FSB.

         Section 7.08. Lapse of Time. If the Closing Date does not occur on or prior to June 30, 1998, then this Agreement may be terminated by the Board of Directors of either FSB or German American by giving written notice thereof to the other party.

                                  ARTICLE EIGHT
                               GENERAL PROVISIONS

         Section 8.01. Liabilities. In the event that this Agreement is terminated or the Mergers are abandoned pursuant to the provisions of Article Seven hereof, no party hereto shall have any liability to any other party for costs, expenses, damages, termination fees, or otherwise except to the extent specifically set forth in Section 7.02(b). Directors, officers and employees of each party hereto shall have no personal liability under this Agreement with respect to the representations and warranties of their respective parties except for fraud or for their personal intentional and knowing participation in the making of false or misleading statements in such representation and warranties.

         Section 8.02. Notices. Any notice or other communication hereunder shall be in writing and shall be deemed to have been given or made (a) on the date of delivery, in the case of hand delivery, or (b) three (3) business days after deposit in the United States Registered or Certified Mail, with mailing receipt postmarked by the Postal Service to show date of mailing, postage prepaid, or (c) upon actual receipt if transmitted during business hours by facsimile (but only if receipt of a legible copy of such transmission is confirmed by the recipient); addressed (in any case) as follows:


         (a)      If to German American or Community:
                              German American Bancorp
                              711 Main Street
                              Box 810
                              Jasper, Indiana 47546
                              Attn:  George W. Astrike, Chairman of the Board

                  with a copy to:
                              Leagre Chandler & Millard

                                     -B 29-

                              9100 Keystone Crossing
                              Suite 800
                              P. O. Box 40609
                              Indianapolis, Indiana 46240-0609
                              Attn:  Mark B. Barnes
and
         (b)      If to FSB or FSB Bank:

                              FSB Financial Corporation
                              102 Main Street
                              Francisco, Indiana  47659
                              Attn: __________________________

                  with a copy to:

                              Bose McKinney & Evans
                              2700 First Indiana Plaza
                              135 North Pennsylvania Street
                              Indianapolis, Indiana  46204
                              Attn: R.J. McConnell

or to such other address as any party may from time to time designate by notice to the other.

         Section 8.03. Non-survival of Representations and Agreements. No representation, warranty or covenant contained in this Agreement shall survive (and no claims for the breach or nonperformance thereof may be brought after) the Effective Time except the covenants of German American in Sections 5.04, 5.05, 5.08, 5.09, and 5.10 which shall survive the Effective Time. No representation, warranty or covenant contained in this Agreement shall survive (and no claims for the breach or nonperformance thereof may be brought after) the termination of this Agreement pursuant to Article Seven hereof. The reliability and binding effect of any representation or warranty made by any party in this Agreement shall not be diminished or limited in any way by any review, or by the opportunity to conduct any review, by or on behalf of the intended beneficiary of the subject matter of the representation or warranty, whether before or after the date of this Agreement, unless and to the extent that the reviewing party and the other party expressly agree otherwise in writing.

         Section 8.04. Entire Agreement. Except for that certain confidentiality agreement previously executed among the parties hereto, this Agreement constitutes the entire agreement between the parties and supersedes and cancels any and all prior discussions, negotiations, undertakings and agreements between the parties relating to the subject matter hereof, including, without limitation, the letter of intent signed October 6, 1997 by German American and accepted by FSB on October 9, 1997.

         Section 8.05. Headings and Captions. The captions of Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.


                                     -B 30-

         Section 8.06. Waiver, Amendment or Modification. The conditions of this Agreement which may be waived may only be waived by written notice specifically waiving such condition addressed to the party claiming the benefit of the waiver. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. This Agreement may not be amended or modified except by a written document duly executed by the parties hereto.

         Section 8.07. Rules of Construction. Unless the context otherwise requires (a) a term used herein has the meaning assigned to it, and (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles.

     Section 8.08. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

         Section 8.09. Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors including, but not limited to Citizens if it should be the surviving bank in a merger of Community into Citizens. There shall be no third party beneficiaries hereof.

     Section 8.10. Governing Law; Assignment. This Agreement shall be governed by the laws of the State of Indiana. This Agreement may not be assigned by any of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written, with the unanimous approval of their respective Boards of Directors.





                             GERMAN AMERICAN BANCORP


                             By /s/ George W. Astrike
                               George W. Astrike
                               Chairman of the Board and
                               Chief Executive Officer


                             GERMAN AMERICAN HOLDINGS
                             CORPORATION

                             By /s/ George W. Astrike
                                George W. Astrike
                                Chief Executive Officer



                                     -B 31-

                            COMMUNITY TRUST BANK


                             By /s/ Paul G. Cooper
                                Paul G. Cooper
                                President



                            FSB FINANCIAL CORPORATION


                             By /s/ Glenn A. Young
                                Glenn A. Young
                                President



                             FSB BANK


                             By /s/ Glenn A. Young
                                Glenn A. Young
                                President



APPROVED BY THE MEMBERS OF THE BOARD OF DIRECTORS OF FSB FINANCIAL
CORPORATION:

The undersigned Directors of FSB Financial Corporation hereby (a) evidence their approval of this Agreement and the Mergers contemplated thereby, and (b) agree to vote their shares of FSB Common that are registered in their personal names (and agree to use their best efforts to cause all additional shares of FSB Common over which they have voting influence or control to be voted) in favor of the Holding Company Merger at the FSB Shareholders Meeting.


/s/ Michael B. McConnell                      /s/ Wynn W. Hopkins


/s/ Bobby J. Hill                            /s/ Glenn A. Young


/s/ J.R. McConnell


/s/ John W. Wells






                                     -B 32-

                                   APPENDIX C

                     INDIANA CODE 23-1-44 DISSENTERS RIGHTS


Ind. Code 23-1-44-1. "Corporation" defined

   As used in this chapter, "corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.


Ind. Code 23-1-44-2. "Dissenter" defined

   As used in this chapter, "dissenter" means a shareholder who is entitled to dissent from corporate action under section 8 [IC 23-1-44-8] of this chapter and who exercises that right when and in the manner required by sections 10 through 18 [IC 23-1-44-10 through IC 23-1-44-18] of this chapter.



Ind. Code 23-1-44-3. "Fair value" defined

   As used in this chapter, "fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.


Ind. Code 23-1-44-4. "Interest" defined

   As used in this chapter, "interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

Ind. Code 23-1-44-5. "Record shareholder" defined

   As used in this chapter, "record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent that treatment as a record shareholder is provided under a recognition procedure or a disclosure procedure established under IC 23-1-30-4.



Ind. Code 23-1-44-6. "Beneficial shareholder" defined

                                      -C 1-

   As used in this chapter, "beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.


Ind. Code 23-1-44-7. "Shareholder" defined

   As used in this chapter, "shareholder" means the record shareholder or the beneficial shareholder.


Ind. Code 23-1-44-8. Shareholder dissent

   (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

      (1) Consummation of a plan of merger to which the corporation is a party if:

         (A) Shareholder approval is required for the merger by IC 23-1-40-3 or the articles of incorporation; and

         (B) The shareholder is entitled to vote on the merger.

      (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

      (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one
(1) year after the date of sale.

        (4) The approval of a control share acquisition under IC 23-1-42.

      (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.



                                      -C 2-

   (b) This section does not apply to the holders of shares of any class or series if, on the date fixed to determine the shareholders entitled to receive notice of and vote at the meeting of shareholders at which the merger, plan of share exchange, or sale or exchange of property is to be acted on, the shares of that class or series were:

         (1) Registered on a United States securities exchange registered under the Exchange Act (as defined in IC 23-1-43-9); or

         (2) Traded on the National Association of Securities Dealers, Inc. Automated Quotations System Over-the-Counter Markets ---- National Market Issues or a similar market.

   (c) A shareholder:

         (1) Who is entitled to dissent and obtain payment for the shareholder's shares under this chapter; or

         (2) Who would be so entitled to dissent and obtain payment but for the provisions of subsection (b);

may not challenge the corporate action creating (or that, but for the provisions of subsection (b), would have created) the shareholder's entitlement.


Ind. Code 23-1-44-9. Beneficial shareholder dissent

   (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.

   (b) A beneficial shareholder may assert dissenters' rights as to shares held on the shareholder's behalf only if:

         (1) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         (2) The beneficial shareholder does so with respect to all the beneficial shareholder's shares or those shares over which the beneficial shareholder has power to direct the vote.


Ind. Code 23-1-44-10. Notice of dissenters' rights preceding shareholder vote

   (a) If proposed corporate action creating dissenters' rights under section 8 [IC 23-1-44-8] of this chapter is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter.

                                      -C 3-

   (b) If corporate action creating dissenters' rights under section 8 of this chapter is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 12 [IC 23-1-44-12] of this chapter.


Ind. Code 23-1-44-11. Notice of intent to dissent

   (a) If proposed corporate action creating dissenters' rights under section 8 [IC 23-1-44-8] of this chapter is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

      (1) Must deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated; and

      (2) Must not vote the shareholder's shares in favor of the proposed action.

   (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for the shareholder's shares under this chapter.


Ind. Code 23-1-44-12. Notice of dissenters' rights following action creating rights

   (a) If proposed corporate action creating dissenters' rights under section 8 [IC 23-1-44-8] of this chapter is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 11 [IC 23-1-44-11] of this chapter.

   (b) The dissenters' notice must be sent no later than ten (10) days after approval by the shareholders, or if corporate action is taken without approval by the shareholders, then ten (10) days after the corporate action was taken. The dissenters' notice must:

         (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

         (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

         (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date the subsection (a) notice is delivered; and

         (5) Be accompanied by a copy of this chapter.


                                      -C 4-

Ind. Code 23-1-44-13. Demand for payment by dissenter

   (a) A shareholder sent a dissenters'  notice described in IC 23-1-42-11 or in section 12 [IC 23-1-44-12] of this chapter must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice under section 12(b)(3) [IC 23-1-44-12(b)(3)] of this chapter, and deposit the shareholder's certificates in accordance with the terms of the notice.

   (b) The shareholder who demands payment and deposits the shareholder's shares under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

   (c) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter and is considered, for purposes of this article, to have voted the shareholder's shares in favor of the proposed corporate action.

Ind. Code 23-1-44-14. Transfer of shares restricted after demand for payment

   (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 16 [IC 23-1-44-16] of this chapter.

   (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.


Ind. Code 23-1-44-15. Payment to dissenter

   (a) Except as provided in section 17 [IC 23-1-44-17] of this chapter, as soon as the proposed corporate action is taken, or, if the transaction did not need shareholder approval and has been completed, upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 13 [IC 23-1-44-13] of this chapter the amount the corporation estimates to be the fair value of the dissenter's shares.

   (b) The payment must be accompanied by:

         (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

         (2) A statement of the corporation's estimate of the fair value of the shares; and

         (3) A  statement  of the  dissenter's  right to  demand  payment  under section 18 [IC 23-1-44-18] of this chapter.



                                      -C 5-

Ind. Code 23-1-44-16. Return of shares and release of restrictions

   (a) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

   (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 12 [IC 23-1-44-12] of this chapter and repeat the payment demand procedure.


Ind. Code 23-1-44-17. Offer of fair value for shares obtained after first announcement

   (a) A corporation may elect to withhold payment required by section 15 [IC 23-1-44-15] of this chapter from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

   (b) To the extent the corporation elects to withhold payment under subsection
(a), after taking the proposed corporate action, it shall estimate the fair value of the shares and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares and a statement of the dissenter's right to demand payment under section 18 [IC 23-1-44-18] of this chapter.


Ind. Code 23-1-44-18. Dissenter demand for fair value under certain conditions

   (a) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and demand payment of the dissenter's estimate (less any payment under section 15 [IC 23-1-44-15] of this chapter), or reject the corporation's offer under section 17 [IC 23-1-44-17] of this chapter and demand payment of the fair value of the dissenter's shares, if:

         (1) The dissenter believes that the amount paid under section 15 of this chapter or offered under section 17 of this chapter is less than the fair value of the dissenter's shares;

         (2) The corporation fails to make payment under section 15 of this chapter within sixty (60) days after the date set for demanding payment; or

         (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

   (b) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (a) within thirty (30) days after the corporation made or offered payment for the dissenter's shares.

                                      -C 6-

Ind. Code 23-1-44-19. Effect of failure to pay demand -- Commencement of judicial appraisal proceeding

   (a) If a demand for payment under IC 23-1-42-11 or under section 18 [IC 23-1-44-18] of this chapter remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares. If the corporation does not commence the proceeding within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

   (b) The corporation shall commence the proceeding in the circuit or superior court of the county where a corporation's principal office (or, if none in Indiana, its registered office) is located. If the corporation is a foreign corporation without a registered office in Indiana, it shall commence the proceeding in the county in Indiana where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

   (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

   (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

   (e) Each dissenter made a party to the proceeding is entitled to judgment:

         (1) For the amount,  if any, by which the court finds the fair value of
the  dissenter's  shares,  plus  interest,   exceeds  the  amount  paid  by  the
corporation; or

         (2) For the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under section 17 [IC 23-1-44-17] of this chapter.


Ind. Code 23-1-44-20. Judicial determination and assessment of costs

   (a) The court in an appraisal proceeding commenced under section 19 [IC 23-1-44-19] of this chapter shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against such parties and in such amounts as the court finds equitable.

   (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:


                                      -C 7-

         (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 10 through 18 [IC 23-1-44-10 through IC 23-1-44-18] of this chapter; or

         (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.




                                      -C 8-

                    [OLIVE CORPORATE FINANCE, LLC LETTERHEAD]

_____________,1998

Board of Directors
CSB Bancorp
Main and Seventh Streets
Petersburg, IN 47567

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of CSB Bancorp ("CSB") of the merger ("Merger") of CSB with a wholly owned interim subsidiary of German American Bancorp ("German American"), as set forth in the Agreement and Plan of Reorganization ("Agreement") among CSB and German American dated December 8, 1997.

The terms of the Agreements provide, among other things, that subject to the Merger receiving approvals from the shareholders of CSB; from the Federal Reserve Board and the Indiana Department of Financial Institutions; approval of the Registration Statement by the Securities and Exchange Commission relating to the shares of German American Common Stock to be issued to the shareholders of CSB pursuant to the Agreement; and subject to the satisfaction of certain other conditions, each of the 160,000 issued and outstanding shares of CSB common stock, no par value, shall be converted into shares of German American Common Stock, $10 par value, which total number of shares of German American common stock shall have a value of at least $22,750,000, or $142.1875 per CSB common share, with cash payment in lieu of fractional shares, and after which each share of CSB common stock shall be canceled and extinguished. The terms provide further that German American will issue no more than 1,137,500 shares or fewer than 928,572 shares (subject to adjustment, if any, as provided in the Agreement, Section 1.03(f)).

In connection with our opinion, we have reviewed, among other things, the Agreement; the Proxy Statement relating to the Special Meeting of Shareholders of CSB to be held in connection with the merger; Annual Reports to shareholders for CSB for each of the five years ended December 31, 1992 through December 31, 1996; Annual Reports on Form 10-K for German American for each of the three years ended December 31, 1994, 1995, and 1996; Quarterly Reports on Form 10-Q for the periods ended March, June, and September, 1997; Draft of the
Registration Statement on Form S-4 relating to this transaction; certain communications in the form of press releases from German American to its shareholders; each of German American's filings on Form 8-K during the year ended December 31, 1997; audited financial statements of CSB for the five years ended December 31, 1992 through December 31, 1996, and unaudited financial statements of CSB dated September 30, 1997; Uniform Bank Performance Reports dated December 31, 1992 through December 31, 1996, and September 30, 1997; Consolidated Reports of Condition and Income filed with the Federal Deposit
                                      -D 1-

Board of Directors
CSB Bancorp
____________________, 1998
Page 2


Insurance Corporation dated December 31, 1996, September 30, 1997 and December 31 1997; various internal financial reports regarding the operations and the financial condition of CSB; reported market prices, trading activity and yields of the common stock of CSB for recent years, as well as the prices, trading activity and yields of comparably-traded and/or sized companies and their securities. In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all financial and other information provided to us without independent verification. We have not made any independent valuation or appraisal of the assets or reserves against future liabilities or losses of CSB or German American.

We have held discussions with members of the senior management of CSB regarding past and current business operations, financial condition and future prospects of the company. In addition, we have reviewed the reported price and trading activity of the common stock of German American, reviewed the financial terms of certain recent business combinations of Indiana commercial banking companies and performed such other studies and analyses as we considered appropriate. We have also taken into account our assessment of general economic, market, and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally.

Olive, as part of its investment banking business, is engaged in the valuation of commercial banks and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for various purposes.

Olive has never acted as a market maker for the common stock of CSB or German American. Except for this engagement, CSB has not had any material or compensable relationship with Olive or its affiliates during the past two years. Neither Olive nor any of its affiliates has a material financial interest in CSB or German American.

Based upon and subject to the foregoing and such other matters we considered relevant, it is our opinion that as of the date hereof, the terms and consideration of the Transaction are fair to CSB's shareholders from a financial point of view.

Sincerely,

OLIVE CORPORATE FINANCE LLC



                                     -D 2-

                    [OLIVE CORPORATE FINANCE, LLC LETTERHEAD]

_______________, 1998

Board of Directors
FSB Financial Corporation
102 Main Street
Francisco, IN 47659

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of FSB Financial Corporation ("FSB") of the merger ("Merger") of FSB with a wholly owned interim subsidiary of German American Bancorp ("German American"), as set forth in the Agreement and Plan of Reorganization ("Agreement") among FSB and German American dated December ___, 1998.

The terms of the Agreements provide, among other things, that subject to the Merger receiving approvals from the shareholders of FSB; from the Federal Reserve Board and the Indiana Department of Financial Institutions; approval of the Registration Statement by the Securities and Exchange Commission relating to the shares of German American to be issued to the shareholders of FSB pursuant to the Agreement; and subject to the satisfaction of certain other conditions, each of the 48,916 issued and outstanding shares of FSB common stock, no par value, shall be converted into shares of German American Common Stock, $10 par value, which total number of shares of German American common stock shall have a value equal to 150% of the sum of June 30, 1997 shareholders equity plus (or minus) the amount of net income (loss) retained after dividends, if any, but before securities transaction gains of FSB from June 30, 1997, to the end of the month immediately preceding the Closing Date, with cash payment in lieu of fractional shares, and after which each share of FSB common stock shall be canceled and extinguished.

In connection with our opinion, we have reviewed, among other things, the Agreement; the Proxy Statement relating to the Special Meeting of Shareholders of FSB to be held in connection with the merger; Annual Reports on Form 10-K for German American for each of the three years ended December 31, 1994, 1995, and 1996, and the Quarterly Report on Form 10-Q for the periods ended March, June, and September, 1997; Draft of the Registration Statement on Form S-4 relating to this transaction; certain communications in the form of press releases from German American to its shareholders; each of German American's filings on Form 8-K during the year ended December 31, 1997; audited financial statements of FSB for the six years ended September 30, 1992 through September 30, 1996, and a draft of audited financial statements of FSB dated September 30, 1997; Uniform Bank Performance Reports dated December, 1992 through December 31, 1996, and September 30, 1997; Call Reports dated December 31, 1996, September 30, 1997 and December 31, 1997, and various internal financial and policy reports regarding the operations and the financial condition of FSB; and prices, trading activity and yields for comparably-traded and/or sized

                                     -E 1-

Board of Directors
FSB Financial Corp.
_____________, 1998
Page 2

companies and their securities. In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all financial and other information provided to us without independent verification. We have not made any independent valuation or appraisal of the assets or reserves against future liabilities or losses of FSB or German American.

We have held discussions with members of the senior management of FSB regarding past and current business operations, financial condition including recent years earnings losses, and future prospects of the company. In addition, we have reviewed the reported price and trading activity of the common stock of German American, reviewed the financial terms of certain recent business combinations of Indiana commercial banking companies and performed such other studies and analyses as we considered appropriate. We have also taken into account our assessment of general economic, market, and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally.

Olive, as part of its investment banking business, is engaged in the valuation of commercial banks and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for various purposes.

Olive has never acted as a market maker for the common stock of FSB or German American. Except for this engagement, FSB has not had any material or compensable relationship with Olive or its affiliates during the past two years. Neither Olive nor any of its affiliates has a material financial interest in FSB or German American.

Based upon and subject to the foregoing and such other matters we considered relevant, it is our opinion that as of the date hereof, the terms and consideration of the Transaction are fair to FSB's shareholders from a financial point of view.

Sincerely,

OLIVE CORPORATE FINANCE LLC



                                     -E 2-

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Officers and Directors.

                  Under the Indiana Business Corporation Law and Article IV of German American's Restated Bylaws, German American's officers, Directors, and employees are entitled to indemnification against all liability and expense with respect to any civil or criminal claim, action, suit or proceeding in which they are wholly successful. If they are not wholly successful and even if they are adjudged liable or guilty, they are entitled to indemnification if it is determined, with respect to a civil action, by disinterested Directors, a special legal counsel, or a majority vote of the shares of German American's voting stock held by disinterested shareholders, that they acted in good faith in what they reasonably believed to be the best interests of German American. With respect to any criminal action, it must also be determined that they had no reasonable cause to believe their conduct unlawful.

                  Under the Indiana Business Corporation Law, a Director of German American cannot be held liable for actions that do not constitute wilful misconduct or recklessness. The Articles of Incorporation of German American provide that Directors of German American shall be immune from personal liability for any action taken as a Director, or any failure to take any action, to the fullest extent permitted by the applicable provisions of the Indiana Business Corporation Law from time to time in effect and by general principles of corporate law. In addition, a Director of German American against whom a shareholders' derivative suit has been filed cannot be held liable if a committee of disinterested Directors of German American, after a good faith investigation, determines either that the shareholder has no right or remedy or that pursuit of that right or remedy will not serve the best interests of German American.

                  At present, there are no claims, actions, suits or proceedings pending where indemnification would be required under the above, and German American does not know of any threatened claims, actions, suits or proceedings which may result in a request for such indemnification.

                  In addition, officers and Directors of German American are entitled to indemnification under an insurance policy of German American for expenditures incurred by them in connection with certain acts in their capacities as such, and providing reimbursement to German American for expenditures in indemnifying such Directors and officers for such acts. The maximum aggregate coverage for German American and insured individuals is $2,000,000 for claims made during each policy year, with the policies subject to self-retention and deductible provisions.

Item 21.  Exhibits and Financial Statement.

                  The exhibits described in the Exhibit List immediately following the "Signatures" page of this Registration Statement (which Exhibit List is incorporated by reference) are hereby filed as part of this Registration Statement.

Item 22.  Undertakings.


                                     -II 1-

                  The undersigned registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

                  The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately proceeding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, 13 or 18 of this form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
                                     -II 2-

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



                                     -II 3-

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No.1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jasper, State of Indiana, on March 9, 1998.




                                  GERMAN AMERICAN BANCORP




                                  By /s/ George W. Astrike
                                    George W. Astrike, Chairman of the Board and
                                    Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Pre-Effective Amendment No.1 to Registration Statement has been signed on March 9, 1998 by the following persons in the capacities indicated.


Principal Executive Officer:

/s/ George W. Astrike
George W. Astrike                                  Chairman of the Board
                                                   and Chief Executive Officer

Principal Financial Officer:

/s/ Richard Trent
Richard Trent                                      Chief Financial Officer


Principal Accounting Officer:

/s/ John M. Gutgsell
John M. Gutgsell                                   Vice President and Controller


/s/ George W. Astrike
George W. Astrike                                  Director

/s/ David G. Buehler
David G. Buehler                                   Director


                                     -II 4-

---------------------------
David B. Graham                                    Director


/s/ William R. Hoffman
William R. Hoffman                                 Director


---------------------------
Michael B. Lett                                    Director


/s/ Gene C. Mehne
Gene C. Mehne                                      Director


/s/ A. Wayne ("Skip") Place, Jr.
A. Wayne ("Skip") Place, Jr.                       Director


---------------------------
Robert L. Ruckriegel                               Director


/s/ Mark A. Schroeder
Mark A. Schroeder                                  Director


---------------------------
Larry J. Seger                                     Director


/s/ Joseph F. Steurer
Joseph F. Steurer                                  Director


---------------------------
Chet L. Thompson                                   Director



                                     -II 5-

                                  EXHIBIT INDEX


Exhibit
Number                             Description

2.1 Agreement and Plan of Reorganization between German American and CSB (included as Appendix A to the Prospectus/Proxy Statement).

2.2 Agreement and Plan of Reorganization between German American and FSB (included as Appendix B to the Prospectus/Proxy Statement).

3.1 Restated Articles of Incorporation of German American Bancorp, as amended April 24, 1995. The copy of this exhibit filed as Exhibit 3.1 to German American's Report on Form 10-K for the year ended December 31, 1995, is incorporated herein by reference.

3.2 Restated Bylaws of German American Bancorp, as amended August 14, 1990. The copy of this exhibit filed as Exhibit 3.2 to German American's Report on Form 10-K for the year ended December 31, 1995, is incorporated herein by reference.

5   *     Opinion of Leagre Chandler & Millard regarding  legality of securities being offered, including consent.

8.1 * Opinion of Leagre Chandler & Millard regarding federal income tax consequences of CSB Merger, including consent.

8.2 * Opinion of Leagre Chandler & Millard regarding federal income tax consequences of FSB Merger, including consent.

10.1 German American Bancorp 1992 Stock Option Plan. The copy of this exhibit filed as Exhibit 10.1 to Amendment No. 1 to German American's Registration Statement on Form S-4 filed January 21, 1993 (No. 33-55170) is incorporated herein by reference.

10.2 Executive Deferred Compensation Agreement dated December 1, 1992 between The German American Bank and George W. Astrike. The copy of this exhibit filed as Exhibit 10.3 to Amendment No. 1 to German American's Registration Statement on Form S-4 filed January 21, 1993 (No. 33-55170) and is incorporated herein by reference.

10.3 Director Deferred Compensation Agreement between The German American Bank and all but one of its Directors. The documents filed as Exhibit
          10.4 to Amendment No. 1 to German American's Registration Statement on Form S-4 filed January 21, 1993 (No. 33-55170) are incorporated herein by reference. (The Agreement entered into by George W. Astrike, a copy of which was filed as Exhibit 10.4 to the S-4, is substantially identical to the Agreements entered into by the other Directors.) The schedule following Exhibit 10.4 to the S-4 lists the Agreements with the other

                                     -II 6-

          Directors and sets forth the material detail in which such Agreements differ from the Agreement filed as Exhibit 10.4 to the Unibancorp S-4.

10.4 Sublease entered by and between Buehler Foods, Inc. and The German American Bank, dated January 2, 1987 (Huntingburg Banking Center
          Branch). The copy of this exhibit filed as Exhibit 10.5 to the Registrant's Registration Statement on Form S-4 filed February 28, 1994 (No. 33-75762) (the "Otwell S-4") is incorporated herein by reference.

10.5 Sublease entered by and between Buehler Foods, Inc. and The German American Bank dated August 1, 1990 (The Crossing Shopping Center Branch). The copy of this exhibit filed as Exhibit 10.5 to the Registrant's Registration Statement on Form S-4 filed November 19, 1996 (No. 333-16331) is incorporated herein by reference.

10.6 Letter dated January 5, 1995 from the German American Bank to Buehler Foods, Inc. notifying Buehler Foods, Inc. of exercise of renewal option on The Crossing Shopping Center Branch. The copy of this exhibit filed as Exhibit 10.4 of the Registrant's Report on Form 10-K for the year ended December 31, 1994 is incorporated herein by reference.

10.7 Incentive stock option agreement between German American and George W. Astrike dated April 20, 1993. The copy of this exhibit filed as
          Exhibit 10.6 to the Otwell S-4 is incorporated herein by reference.

10.8 Form of Incentive Stock Option Agreement. The copy of this exhibit filed as Exhibit 10.7 to the Otwell S-4 is incorporated herein by reference. The Incentive Stock Option Agreement between German American Bancorp and Mark A. Schroeder dated April 20, 1993, is substantially identical to the Form of Incentive Stock Option Agreements entered into by German American and the following other executive officers of German American, all on April 20, 1993: James E. Essany (1,500 shares); Urban R. Giesler (1,500 shares); Stan J. Ruhe (3,000 shares) (all numbers and prices unadjusted for subsequent stock splits).

13        Annual Report to  Shareholders  for the year ended  December 31, 1996.
          The copy of this exhibit filed as Exhibit 13 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 10-K") is incorporated herein by reference. This exhibit, except to the extent specifically incorporated by reference into the 1996 10-K, is furnished for the information of the Commission only and is not to be deemed "filed" as a part of the 1996 10-K or this Registration Statement.


21   *    Subsidiaries of German American.

23.1 *    Consent of Crowe, Chizek and Company, LLP.

23.2 *    Consent of Crowe, Chizek and Company, LLP.

23.3 *    Consent of Gaither Rutherford & Co., LLP.

23.4 * Consents of counsel are filed as part of Exhibits 5 and 8 to this Registration Statement.

                                     -II 7-

23.5 *    Consent of Olive Corporate Finance, LLC.

23.6 *    Consent of Olive Corporate Finance, LLC.

99.1 *    Form of Proxy (CSB).

99.2 *    Form of Proxy (FSB).

99.3 *    Form of Cover Letter to Shareholders (CSB).

99.4 *    Form of Cover Letter to Shareholders (FSB).


* Filed as part of original Registration Statement on February 26, 1998.

                                     -II 8-